     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 2005
                                                 REGISTRATION NO. 333-121895-02


===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                        AMERICAN EXPRESS ISSUANCE TRUST
                             (Issuer of the Notes)



                                AMERICAN EXPRESS
                     RECEIVABLES FINANCING CORPORATION V LLC




                   (Originator of the Trust described herein)
            (Exact Names of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Organization)
                                   20-2007139
                    (I.R.S. Employer Identification Number)

                                200 VESEY STREET
                            NEW YORK, NEW YORK 10285
                                 (212) 640-2000
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Office)

                             LOUISE M. PARENT, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            AMERICAN EXPRESS COMPANY
                                200 VESEY STREET
                            NEW YORK, NEW YORK 10285
                                 (212) 640-2000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)



                                   Copies To:
     CAROL
 SCHWARTZ, ESQ.
 GROUP COUNSEL
    AMERICAN
    EXPRESS
    COMPANY         KEVIN J. COOPER, ESQ.
   200 VESEY            GROUP COUNSEL                 ALAN M. KNOLL, ESQ.
     STREET        AMERICAN EXPRESS COMPANY   ORRICK, HERRINGTON & SUTCLIFFE LLP
 NEW YORK, NEW         200 VESEY STREET                666 FIFTH AVENUE
   YORK 10285      NEW YORK, NEW YORK 10285        NEW YORK, NEW YORK 10103
 (212) 640-2000         (212) 640-2000                  (212) 506-5077


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS DETERMINED BY MARKET CONDITIONS.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_| ________________

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_| ____________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED MAXIMUM      PROPOSED MAXIMUM
               TITLE OF SECURITIES                   AMOUNT TO BE      AGGREGATE PRICE PER    AGGREGATE OFFERING       AMOUNT OF
                TO BE REGISTERED                   REGISTERED(A)(B)       CERTIFICATE(C)           PRICE(C)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
 Notes..........................................    $5,000,000,000             100%             $5,000,000,000         $588,500
-----------------------------------------------------------------------------------------------------------------------------------


(a) With respect to any asset backed notes issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(b) With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.
(c) Estimated solely for the purpose of calculating the registration fee.

   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL SUBSEQUENTLY BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

                               INTRODUCTORY NOTE


This Registration Statement includes:

   o a form of base prospectus relating to asset-backed notes of the American Express Issuance Trust; and

   o a representative form of prospectus supplement to the base prospectus relating to the offering by American Express Issuance Trust of a series of asset-backed notes.

                    REPRESENTATIVE FORM OF PROSPECTUS SUPPLEMENT

                     SUBJECT TO COMPLETION, DATED JUNE 24, 2005


                PROSPECTUS SUPPLEMENT DATED [________], 2005 TO
                        PROSPECTUS DATED [_______], 2005

                        AMERICAN EXPRESS ISSUANCE TRUST
                                     ISSUER




            AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC
                                   TRANSFEROR



             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
                                    SERVICER


                                SERIES 2005-[__]
             $[__________] CLASS A FLOATING RATE ASSET BACKED NOTES $[__________] CLASS B FLOATING RATE ASSET BACKED NOTES $[__________] CLASS C FLOATING RATE ASSET BACKED NOTES



THE ISSUER WILL ISSUE AND SELL:

                              CLASS A NOTES                      CLASS B NOTES                      CLASS C NOTES
                              -------------                      -------------                      -------------
 Stated principal amount      $[_________]                       $[_________]                       $[_________]
 Note interest rate           One-month LIBOR plus [__]% per     One-month LIBOR plus [__]% per     One-month LIBOR plus [__]% per
                              year                               year                               year
 Interest payment dates       15th day of each calendar          15th day of each calendar          15th day of each calendar
                              month, beginning in [____],        month, beginning in [____],        month, beginning in [____],
                              2005                               2005                               2005
 Expected final payment       [__________]                       [__________]                       [__________]
 date
 Legal maturity date          [__________]                       [__________]                       [__________]
 Price to public              $[_________] (____)%               $[_________] (____)%               $[_________] (____)%
 Underwriting discount        $[_________] (____)%               $[_________] (____)%               $[_________] (____)%
 Proceeds to the issuer       $[_________] (____)%               $[_________] (____)%               $[_________] (____)%



The primary assets of the issuer are receivables arising in designated consumer and small business charge accounts owned by American Express Travel Related Services Company, Inc., American Express Centurion Bank, American Express Bank, FSB or any of their affiliates. In the future, the assets of the issuer may include receivables arising in designated commercial charge accounts owned by American Express Travel Related Services Company, Inc. or any of its affiliates.

YOU SHOULD CONSIDER THE DISCUSSION UNDER ``RISK FACTORS'' BEGINNING ON PAGE 17 OF THE ACCOMPANYING PROSPECTUS BEFORE YOU PURCHASE ANY SERIES 2005-[__] NOTES.

The Series 2005-[__] notes are obligations of the issuer only and are not obligations of American Express Travel Related Services Company, Inc., American Express Centurion Bank, American Express Bank, FSB, American Express Receivables Financing Corporation V LLC or any other person. The Series 2005- [__] notes are secured by only some of the assets of the issuer. Noteholders will have no recourse to any other assets of the issuer for the payment of interest on and principal of the Series 2005-[__] notes.

The Series 2005-[__] notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL, ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  Underwriters

[A Co.]
                                    [B Co.]
                                                                        [C Co.]


[GRAPHIC OMITTED]












The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the SEC is effective and we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any jurisdiction where the offer or sale is prohibited.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS



   We provide information to you about the Series 2005-[__] notes in two separate documents that progressively provide more detail: (i) this prospectus supplement, which will describe the specific terms of the Series 2005-[__] notes and (ii) the accompanying prospectus, which provides general information about each series of notes which may be issued by American Express Issuance Trust, some of which may not apply to the Series 2005-[__] notes.

   This prospectus supplement may be used to offer and sell the Series 2005- [__] notes only if accompanied by the prospectus.

   This prospectus supplement may supplement disclosure in the accompanying prospectus. If the description of the terms of the Series 2005-[__] notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.


   You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information.


   We are not offering the Series 2005-[__] notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.


   We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

                              TRANSACTION SUMMARY



Issuer:                            American Express Issuance
                                   Trust

Transferor:                        American Express Receivables
                                   Financing Corporation V LLC

Servicer:                          American Express Travel
                                   Related Services Company,
                                   Inc.

Originators of the Receivables:    American Express Travel
                                   Related Services Company,
                                   Inc., American Express
                                   Centurion Bank and American
                                   Express Bank, FSB

Owner Trustee:                     Wilmington Trust Company

Indenture Trustee:                 The Bank of New York

Expected Issuance Date:            [________], 2005

Servicing Fee Rate:                2.00%

Clearance and Settlement:          DTC/Clearstream/Euroclear

Groups:                            Reallocation Group A

                                   Shared Excess Available
                                   Finance Charge Collections
                                   Group A

                                   Shared Excess Available
                                   Principal Collections Group A



                                             CLASS A NOTES                     CLASS B NOTES
                                             -------------                     -------------

Stated Principal Amount                      $[_______]                        $[_______]

Anticipated Ratings: *
 (Moody's/Standard &
 Poor's/Fitch)                               Aaa/AAA/AAA                       A2/A/A

Credit Enhancement:                          Subordination of Class B          Subordination of Class C
                                             notes and Class C notes           notes

Note Interest Rate:                          One-month LIBOR plus [__]%        One-month LIBOR plus [__]%
                                             per year                          per year

Interest Accrual Method:                     Actual/360                        Actual/360

Interest Payment Dates:                      Monthly (15th)                    Monthly (15th)

First Interest Payment Date:                 [________], 2005                  [________], 2005

LIBOR Determination Date:                    2 London business days before     2 London business days before
                                             each interest payment date        each interest payment date

Expected Final Payment Date:                 [________]                        [________]

Legal Maturity Date:                         [________]                        [________]

ERISA Eligibility (investors are             Yes, subject to important         Yes, subject to important
cautioned to consult with their counsel):    considerations described in       considerations described in
                                             "Benefit Plan Investors" in       "Benefit Plan Investors" in
                                             the accompanying prospectus       the accompanying prospectus

Debt for United States Federal Income Tax    Yes, subject to important         Yes, subject to important
Purposes (investors are cautioned to         considerations described in       considerations described in
consult with their tax counsel):             "Federal Income Tax               "Federal Income Tax
                                             Consequences" in the              Consequences" in the
                                             accompanying prospectus           accompanying prospectus


                                             CLASS C NOTES
                                             -------------

Stated Principal Amount                      $[_______]

Anticipated Ratings: *
 (Moody's/Standard &
 Poor's/Fitch)                               Baa2/BBB/BBB

Credit Enhancement:                          Class C reserve account

Note Interest Rate:                          One-month LIBOR plus [__]%
                                             per year

Interest Accrual Method:                     Actual/360

Interest Payment Dates:                      Monthly (15th)

First Interest Payment Date:                 [________], 2005

LIBOR Determination Date:                    2 London business days before
                                             each interest payment date

Expected Final Payment Date:                 [________]

Legal Maturity Date:                         [________]

ERISA Eligibility (investors are             Yes, subject to important
cautioned to consult with their counsel):    considerations described in
                                             "Benefit Plan Investors" in
                                             the accompanying prospectus

Debt for United States Federal Income Tax    Yes, subject to important
Purposes (investors are cautioned to         considerations described in
consult with their tax counsel):             "Federal Income Tax
                                             Consequences" in the
                                             accompanying prospectus



---------------
* It is a condition to the issuance of the Series 2005-[__] notes that at least one of these ratings be obtained.

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Prospectus Supplement Summary.......................................         S-1
Glossary............................................................        S-15
Use of Proceeds.....................................................        S-15
Introduction........................................................        S-15
The Total Portfolio.................................................        S-15
 General ...........................................................        S-15
 Loss and Delinquency Experience ...................................        S-16
 Revenue Experience ................................................        S-20
 Payment Rates .....................................................        S-21
The Trust Portfolio.................................................        S-22
The Notes...........................................................        S-24
 Stated Principal Amount,
   Outstanding Dollar Principal
   Amount, Adjusted Outstanding
   Dollar Principal Amount and
   Nominal Liquidation Amount.......................................        S-25
 Interest Payments .................................................        S-28
 Principal Payments ................................................        S-29
 Early Amortization of the Notes ...................................        S-32
 Subordination .....................................................        S-32
 Sources of Funds to Pay the Notes .................................        S-33
Deposit and Application of Funds....................................        S-35
 Allocation of Finance Charge
   Collections, Principal
   Collections, the Default Amount
   and the Servicing Fee............................................        S-35
 Reallocations Among Different Series Within Reallocation Group A ..        S-36
 Payments of Interest, Fees and
   Other Items......................................................        S-37




                                                                            PAGE
                                                                            ----
 Reductions in the Series 2005-[__]
   Nominal Liquidation Amount
   due to Charge-Offs and
   Reallocated Principal Collections................................        S-38
 Payments of Principal .............................................        S-39
 Limit on Allocations of Series
   2005-[__] Available Principal
   Collections and Series 2005-[__]
   Available Finance Charge
   Collections......................................................        S-40
 Sale of Assets ....................................................        S-41
 Targeted Deposits to the Class C
   Reserve Account..................................................        S-42
 Withdrawals from the Class C
   Reserve Account..................................................        S-43
 Targeted Deposits to the
   Accumulation Reserve Account.....................................        S-43
 Withdrawals from the
   Accumulation Reserve Account.....................................        S-44
 Final Payment of the Notes ........................................        S-44
 Shared Excess Available Finance
   Charge Collections...............................................        S-45
 Shared Excess Available Principal
   Collections......................................................        S-46
 Servicer Compensation .............................................        S-47
Underwriting........................................................        S-47
Glossary of Defined Terms...........................................        S-50
Annex I: Outstanding Series, Classes and Tranches of Notes..........         A-1

                         PROSPECTUS SUPPLEMENT SUMMARY




THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU MAY NEED TO MAKE AN INFORMED INVESTMENT DECISION. YOU SHOULD READ THE ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.


RISK FACTORS


Investment in the Series 2005-[__] notes involves risks. You should consider carefully the risk factors beginning on page 17 of the accompanying prospectus.


THE ISSUER


American Express Issuance Trust, a Delaware statutory trust, is the issuer of the notes. Its address is American Express Issuance Trust, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600, and its telephone number is (302) 651-1000.

We refer to the American Express Issuance Trust as the "issuance trust" or the "issuer."

THE TRANSFEROR, THE ACCOUNT OWNERS AND THE SERVICER

American Express Receivables Financing Corporation V LLC is the transferor to the issuance trust. American Express Travel Related Services Company, Inc. is the servicer and the administrator of the issuer.

American Express Travel Related Services Company, Inc., American Express Centurion Bank and American Express Bank, FSB are the account owners of the designated accounts in the trust portfolio.

We refer to American Express Receivables Financing Corporation V LLC as "RFC V" or the "transferor." We refer to American Express Travel Related Services Company, Inc. as "TRS," an "account owner" or the "servicer," as the context requires. We refer to American Express Centurion Bank as "Centurion" or an "account owner." We refer to American Express Bank, FSB as "FSB" or an "account owner." We refer to TRS, Centurion and FSB collectively as the "account owners."


SECURITIES OFFERED

$[_____] of Class A notes;

$[_____] of Class B notes; and

$[_____] of Class C notes.

Credit enhancement for the Class A notes is provided by the subordination of the Class B notes and the Class C notes. Credit enhancement for the Class B notes is provided by the subordination of the Class C notes. Credit enhancement for the Class C notes is provided by the Class C reserve account. See "--Subordination; Credit Enhancement" and "The Notes--Subordination" in this prospectus supplement.


The Series 2005-[__] notes are issued by, and obligations of, the issuer. The issuer expects to issue other series of notes which may have different stated principal amounts, interest rates, interest payment dates, expected final payment dates, legal maturity dates and other characteristics. See "The Notes--Issuances of New Series, Classes and Tranches of Notes" in the accompanying prospectus.

ONLY THE SERIES 2005-[__] NOTES ARE BEING OFFERED THROUGH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THE ISSUER'S ASSETS

As of the date of this prospectus supplement, the issuer's primary assets are receivables arising in designated consumer and small business charge accounts owned by TRS, Centurion and FSB and funds on deposit in the issuer trust accounts. The receivables consist of principal receivables and finance charge receivables.


The following information is as of [_______], 2005:


o    Receivables in the issuance trust: $[______________]

o    Accounts designated to the issuance trust: [____________]

See "The Total Portfolio" and "The Trust Portfolio" in this prospectus supplement.

In the future, the issuance trust may include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates and receivables arising in additional designated consumer and small business charge accounts owned by TRS, Centurion, FSB or any of their affiliates. See "The Total Portfolio" in this prospectus supplement and "Sources of Funds to Pay the Notes--Addition of Assets" in the accompanying prospectus. All receivables included in the issuance trust must satisfy certain eligibility criteria. See "Sources of Funds to Pay the Notes--Addition of Assets" and "--Representations and Warranties" in the accompanying prospectus.

Additionally, in the future, the issuance trust may include collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates. Any collateral certificate included in the issuance trust must satisfy certain eligibility criteria. See "Sources of Funds to Pay the Notes--Addition of Assets" and "--Representations and Warranties" in the accompanying prospectus.

                            Key Operating Documents

                     ----------------------------------------

                                 Account Owners

                     ----------------------------------------


                     ----------------------------------------
                                                               Receivables
                                  Receivables                  Purchase
                                                               Agreements
                     ----------------------------------------


                     ----------------------------------------

                        American Express Travel Related
                             Services Company, Inc.

                     ----------------------------------------

                     ----------------------------------------
                                                               Receivables
                                  Receivables                  Purchase
                                                               Agreements
                     ----------------------------------------


                     ----------------------------------------

                          American Express Receivables
                          Financing Corporation V LLC

                     ----------------------------------------

                     ----------------------------------------
                                                               Transfer and
                                  Receivables                  Servicing
                                                               Agreement
                     ----------------------------------------

                     ----------------------------------------

                                 Issuance Trust                Indenture

                     ----------------------------------------

                     ----------------------------------------
                                  Series 2005-                 Series 2005-
                                       |_|                     |_|
                                                               Indenture
                                                               Supplement
                     ----------------------------------------


                     ----------------------------------------

                                  Noteholders

                     ----------------------------------------
                                      S-3

INTEREST


The Class A notes will accrue interest at an annual rate equal to one-month LIBOR as determined on the related LIBOR determination date plus [__]%.

The Class B notes will accrue interest at an annual rate equal to one-month LIBOR as determined on the related LIBOR determination date plus [__]%.

The Class C notes will accrue interest at an annual rate equal to one-month LIBOR as determined on the related LIBOR determination date plus [__]%.


Interest on these Series 2005-[__] notes will begin to accrue on the issuance date for the Series 2005-[__] notes, expected to be [_______], 2005, and will be calculated on the basis of a 360-day year and the actual number of days in the related interest period. Each interest period will begin on and include a payment date and end on but exclude the next payment date. The first interest period, however, will begin on the issuance date and will end on but exclude [_______], 2005, which is the first payment date for the Series 2005-[__] notes.

Interest on each class of Series 2005-[__] notes for any payment date will equal the product of:


o    the note interest rate for that class for the related interest period;
     times

o    the actual number of days in that interest period divided by 360; times

o the outstanding dollar principal amount of that class as of the related record date.


The issuer will make interest payments on these Series 2005-[__] notes on the 15th day of each month, beginning in [____]. Interest payments due on a day that is not a business day in New York, New York will be made on the following business day.

No payment of interest will be made on the Class B notes until the required payment of interest has been made to the Class A notes. Similarly, no payment of interest will be made on the Class C notes until the required payment of interest has been made to the Class A notes and the Class B notes. However, funds on deposit in the Class C reserve account will be available only for the Class C notes to cover shortfalls of interest on any payment date. See "--Subordination; Credit Enhancement" and "The Notes--Subordination" in this prospectus supplement.


PRINCIPAL


The issuer expects to pay the stated principal amount of the Series 2005-[__] notes in one payment on [_______], which is the expected final payment date, and is obligated to do so if funds are available for that purpose in accordance with the provisions of the indenture, the transfer and servicing agreement and the Series 2005-[__] indenture supplement. However, no principal will be paid on the Class B notes until the Class A notes are paid in full, and, generally, no principal will be paid on the Class C notes until the Class A notes and the Class B notes are paid in full. However, funds on deposit in the Class C reserve account will be available only for the Class C notes to cover certain shortfalls of principal on specified payment dates.


If the stated principal amount of the Series 2005-[__] notes is not paid in full on the expected final payment date due to insufficient funds, noteholders generally will not have any remedies against the issuer until [_______], which is the Series 2005-[__] legal maturity date.

If the stated principal amount of the Series 2005-[__] notes is not paid in full on the expected final payment date, then an early amortization event will occur with respect to the Series 2005-[__] notes. As a result, the issuer will use Series 2005-[__] available principal collections, Series 2005-[__] available finance charge collections and other specified amounts to make monthly principal and interest payments on the Series 2005-[__] notes until the earliest of (i) the date on which the Series 2005-[__] notes are paid in full, (ii) the date on which assets in the issuance trust are sold following an event of default and acceleration of the Series 2005-[__] notes and (iii) the seventh business day following the Series 2005-[__] legal maturity date.

Principal of the Series 2005-[__] notes may be paid earlier than the expected final payment date if any other early amortization event or an event of default and acceleration occurs with respect to the Series 2005-[__] notes. See "The Indenture--Early Amortization Events" and "--Events of Default" in the accompanying prospectus and "The Notes--Early Amortization of the Notes" in this prospectus supplement.


NOMINAL LIQUIDATION AMOUNT


The initial Series 2005-[__] nominal liquidation amount is $[_______], which is also the initial dollar principal amount of the Series 2005-[__] notes.

The Series 2005-[__] nominal liquidation amount is a U.S. dollar amount based on the initial dollar principal amount after deducting:


o charge-offs resulting from any uncovered Series 2005-[__] default amount;

o reallocated principal collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005- [__] servicing fee;

o    the amount on deposit in the principal funding account; and


o    principal payments made on the Series 2005-[__] notes;

and adding back Series 2005-[__] available finance charge collections and shared excess available finance charge collections allocated from other series of notes, if any, which are used to reimburse reductions in the nominal liquidation amount due to:

o prior charge-offs resulting from any uncovered Series 2005-[__] default amount; or

o reallocated principal collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005- [__] servicing fee.

If the Series 2005-[__] nominal liquidation amount is reduced, the amount of principal collections and finance charge collections allocated to Series 2005- [__] will be reduced, which may result in a reduction in the amounts allocated to pay principal of and interest on the Series 2005-[__] notes. If the Series 2005-[__] nominal liquidation amount is less than the outstanding dollar principal amount of the Series 2005-[__] notes, the principal of and interest on the Series 2005-[__] notes may not be paid in full.

For a more detailed discussion of nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal

Liquidation Amount" in this prospectus supplement and in the accompanying prospectus.


SUBORDINATION; CREDIT ENHANCEMENT

The subordination of the Class C notes provides credit enhancement for the Class A notes and the Class B notes. The subordination of the Class B notes and the Class C notes provides credit enhancement for the Class A notes. The Class C reserve account provides credit enhancement for the Class C notes.


The Class C notes are subordinated to the Class A notes and the Class B notes. Interest payments generally will be made on the Class A notes and the Class B notes before they are made on the Class C notes. Principal payments on the Class C notes generally will not begin until the Class A notes and the Class B notes have been paid in full. If the Series 2005-[__] nominal liquidation amount is reduced due to charge-offs resulting from any uncovered Series 2005- [__] default amount or due to reallocated principal collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] servicing fee, the principal of and interest on the Class C notes may not be paid in full. If there is a sale of assets in the issuance trust following (i) an event of default and acceleration of the Series 2005-[__] notes or (ii) the Series 2005-[__] legal maturity date as described in "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus, the net proceeds of that sale which are available to pay principal of and interest on the Series 2005-[__] notes will be paid first to the Class A notes and the Class B notes before any remaining net proceeds will be available for payments due to the Class C notes.

The Class B notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes before they are made on the Class B notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. If the Series 2005-[__] nominal liquidation amount is reduced due to charge-offs resulting from any uncovered Series 2005-[__] default amount or due to reallocated principal collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series 2005- [__] servicing fee, the principal of and interest on the Class B notes may not be paid in full. If there is a sale of assets in the issuance trust following
(i) an event of default and acceleration of the Series 2005-[__] notes or (ii) the Series 2005-[__] legal maturity date as described in "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus, the net proceeds of that sale which are available to pay principal of and interest on the Series 2005-[__] notes will be paid first to the Class A notes before any remaining net proceeds will be available for payments due to the Class B notes.

The issuer will establish a Class C reserve account to provide credit enhancement solely for the Class C noteholders. Funds on deposit in the Class C reserve account will be available to Class C noteholders to cover shortfalls in interest payable on payment dates. If, on and after the earliest to occur of (i) the date on which assets in the issuance trust are sold following an event of default and acceleration of the Series 2005-[__] notes, (ii) any date on or after the expected final payment date on which the amount on deposit in the principal funding account (to the extent such amount exceeds the outstanding dollar principal amount of the Class A notes and the Class B notes) plus the aggregate amount on deposit in the Class C reserve account for the Class C notes equals or exceeds the outstanding dollar principal amount of the Class C notes and (iii) the Series 2005-[__] legal maturity date, the amount on deposit in the principal funding account is insufficient to pay in full the Class C notes, the amount of the deficiency will be withdrawn from the Class C reserve account and applied to pay principal of the Class C notes. See
"Deposit and Application of Funds--Withdrawals from the Class C Reserve Account" in this prospectus supplement.

Initially, the Class C reserve account will not be funded. It will be funded, however, if the quarterly excess spread percentage falls below the levels described in the following table, if the quarterly principal payment rate is equal to or less than 60% or if an early amortization event or event of default occurs with respect to the Series 2005-[__] notes.

The excess spread percentage for a monthly period is determined by subtracting the base rate from the Series 2005-[__] portfolio yield for that monthly period. See "Glossary of Defined Terms" in this prospectus supplement for a description of base rate, the Series 2005-[__] portfolio yield, the excess spread percentage and the quarterly excess spread percentage.

The principal payment rate for a monthly period is determined by dividing the aggregate amount of principal collections received during that monthly period by the aggregate principal amount of billed balances as of the first day of that monthly period. See "Glossary of Defined Terms" in this prospectus supplement for a description of the principal payment rate and the quarterly principal payment rate.

For any monthly period, the amount targeted to be deposited in the Class C reserve account for the Class C notes is the applicable funding percentage times the initial dollar principal amount of the Series 2005-[__] notes.





         QUARTERLY EXCESS                               FUNDING
          SPREAD PERCENTAGE                           PERCENTAGE
         ------------------                           ----------
          4.01% or greater                               0.00%
          3.51% to 4.00%                                 1.00%
          3.01% to 3.50%                                 1.50%
          2.01% to 3.00%                                 2.00%
          1.01% to 2.00%                                 3.00%
          0.00% to 1.00%                                 4.00%





The amount targeted to be deposited in the Class C reserve account will adjust monthly as the quarterly excess spread percentage rises or falls. For any monthly period with respect to which the quarterly principal payment rate is equal to or less than 60%, the funding percentage will be the greater of (i) 1.00% and (ii) the applicable funding percentage specified in the table above. If an early amortization event or event of default occurs with respect to the Series 2005-[__] notes, the targeted Class C reserve account amount will be the outstanding dollar principal amount of the Class C notes. See "Deposit and Application of Funds--Targeted Deposits to the Class C Reserve Account" in this prospectus supplement.

Credit enhancement for the Series 2005-[__] notes is for the benefit of Series 2005-[__] only and you are not entitled to the benefits of any credit enhancement available to any other series of notes.

EARLY AMORTIZATION OF NOTES


If an early amortization event with respect to Series 2005-[__] occurs, the issuer will use Series 2005-[__] available principal collections, Series 2005- [__] available finance charge collections and other specified amounts allocated to Series 2005-[__] to make monthly principal and interest payments on the Series 2005-[__] notes until the earliest of (i) the date on which the Series 2005-[__] notes are paid in full, (ii) the date on which assets in the issuance trust are sold following an event of default and acceleration of the Series 2005-[__] notes and (iii) the seventh business day following the Series 2005-[__] legal maturity date.

In addition to the early amortization events applicable to all notes, including the Series 2005-[__] notes, described in the accompanying prospectus, an early amortization event for the Series 2005-[__] notes will occur if any of the following events occur:

o for any monthly period, the quarterly excess spread percentage is less than the required excess spread percentage for such monthly period;

o when required to do so, the transferor is unable to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the invested amount of an existing collateral certificate included in the issuance trust; and

o any servicer default, as described in the accompanying prospectus, occurs that would have a material adverse effect on the Series 2005-[__] noteholders.


See "The Notes--Early Amortization of the Notes" in this prospectus supplement and "The Indenture--Early Amortization Events" in the accompanying prospectus.

EVENTS OF DEFAULT


The Series 2005-[__] notes are subject to certain events of default described in "The Indenture--Events of Default" in the accompanying prospectus. Some events of default result in an automatic acceleration of the Series 2005-[__] notes, and other events of default result in the right of the Series 2005-[__] noteholders to demand acceleration after an affirmative vote by holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of the Series 2005-[__] notes. For a description of the remedies upon an event of default, see "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement and "The Indenture--Events of Default Remedies" and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus.


OPTIONAL REDEMPTION BY THE ISSUER


The issuer or the transferor, if the transferor is the servicer or an affiliate of the servicer, may redeem the Series 2005-[__] notes in whole but not in part on any day on or after the date on which the outstanding dollar principal amount of the Series 2005-[__] notes is reduced to less than 10% of their highest outstanding dollar principal amount. This redemption option is referred to as a clean-up call.

If the issuer is directed to redeem the Series 2005-[__] notes, it will notify the registered holders at least 30 days prior to the redemption date. The redemption price of the Series 2005-[__] notes will equal 100% of the outstanding dollar principal amount, plus accrued, past due and additional interest on the Series 2005-[__] notes to but excluding the date of redemption.

If the issuer is unable to pay the redemption price in full on the redemption date, monthly payments on the Series 2005-[__] notes will thereafter be made until the earlier to occur of (i) the date on which the Series 2005-[__] notes are paid in full and (ii) the Series 2005-[__] legal maturity date. Any funds on deposit in the collection account allocable to Series 2005-[__], the principal funding account and, with respect to the Class C notes, the Class C reserve account, will be applied to make principal and interest payments on the Series 2005-[__] notes on the redemption date.

ALLOCATIONS OF COLLECTIONS

TRS, as servicer, will receive collections on the receivables and collateral certificates, if any, included in the issuance trust and will deposit those collections into the collection account for the issuance trust. It will keep track of those collections that are principal collections, those that are finance charge collections and those that are written off as uncollectible, referred to as the default amount.


Each month, the servicer will allocate collections received among:


o Series 2005-[__], based on the size of its nominal liquidation amount (which initially is $[________], but may be reduced);

o other outstanding series of notes, based on the size of their respective nominal liquidation amounts at that time; and

o    the transferor amount.


See "Deposit and Application of Funds" in this prospectus supplement.


Series 2005-[__] noteholders are entitled to receive payments of principal and interest only from their allocable share of collections of receivables and other assets included in the issuance trust. If the Series 2005-[__] nominal liquidation amount is reduced, the amount of principal collections and finance charge collections allocated to Series 2005-[__] will be reduced, which may result in a reduction in the amounts allocated to pay principal of and interest on the Series 2005-[__] notes. If the Series 2005-[__] nominal liquidation amount is less than the outstanding dollar principal amount of the Series 2005-[__] notes, the principal of and interest on the Series 2005-[__] notes may not be paid in full. See "Deposit and Application of Funds--Reductions in the Series 2005-[__] Nominal Liquidation Amount due to Charge-Offs and Reallocated Principal Collections" in this prospectus supplement and "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in this prospectus supplement and the accompanying prospectus.


REALLOCATED FINANCE CHARGE COLLECTIONS


Finance charge collections allocated to the Series 2005-[__] notes as described above in "--Allocations of Collections" will be combined with the finance charge collections allocated to each other series in reallocation group A and then reallocated among each such series. Reallocation group A is a group of series of notes which share finance charge collections pro rata, based on the relative size of the required payments to each series in reallocation group A as compared to the total required payments of all series in reallocation group A. See "Deposit and Application of Funds--Reallocations

Among Different Series Within Reallocation Group A" in this prospectus supplement.

As of the issuance date, Series 2005-[__] is the [___] series that is in reallocation group A. While any series of notes may be included in reallocation group A, there can be no assurance that any other series will be included in reallocation group A. Any issuance of a new series in reallocation group A may reduce or increase the amount of finance charge collections allocated to Series 2005-[__]. See "Risk Factors--Issuance of additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you" in the accompanying prospectus.


APPLICATION OF COLLECTIONS

Payments of Interest, Fees and Other Items


Each month, the indenture trustee will apply Series 2005-[__] available finance charge collections, which are the Series 2005-[__]'s share of reallocation group A's total finance charge collections plus certain other amounts, in the following order of priority:


o    first, to pay interest due on the Class A notes;

o    second, to pay interest due on the Class B notes;

o    third, to pay interest due on the Class C notes;


o fourth, to pay the Series 2005-[__] servicing fee and past due amounts thereon to the servicer;

o    fifth, to cover the Series 2005-[__] default amount;

o sixth, to cover reductions in the Series 2005-[__] nominal liquidation amount due to charge-offs resulting from any uncovered Series 2005-[__] default amount or due to reallocated principal collections, in each case that have not been reimbursed;


o seventh, to make targeted deposits, if any, to the accumulation reserve account;

o eighth, to make targeted deposits, if any, to the Class C reserve account;


o ninth, following an event of default and acceleration of the Series 2005- [__] notes, the balance, if any, up to the outstanding dollar principal amount of the Series 2005-[__] notes will be treated as Series 2005-[__] available principal collections for that payment date; and

o tenth, to other series in shared excess available finance charge collections group A or to the holder of the transferor interest.


See "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement.

Payments of Principal


Each month, the indenture trustee will apply Series 2005-[__] available principal collections as follows:

o during the revolving period, no principal will be paid in respect of the Series 2005-[__] notes or accumulated in the principal funding account. Instead, Series 2005-[__] available principal collections will be treated as shared excess available principal collections and made available to make principal payments for other series in shared excess available principal collections group A.

o during the controlled accumulation period, Series 2005-[__] available principal collections will be deposited in the principal funding account, up to the controlled deposit amount. On the expected final payment date (or earlier if an early amortization event occurs), amounts on deposit in the principal funding account will be paid first, in respect of the Class A notes until they are paid in full, second, in respect of the Class B notes until they are paid in full and third, in respect of the Class C notes until they are paid in full. The controlled accumulation period is scheduled to begin on [________], but may begin at a later date. See "The Notes--Principal Payments-- Controlled Accumulation Period" and "--Postponement of Controlled Accumulation Period" in this prospectus supplement.

o if an early amortization event occurs, the early amortization period will begin. During the early amortization period, Series 2005-[__] available principal collections (including any principal collections previously accumulated as described above) will be paid first, in respect of the Class A notes until they are paid in full, second, in respect of the Class B notes until they are paid in full and third, in respect of the Class C notes until they are paid in full.

o during any of the revolving period, the controlled accumulation period or the early amortization period, principal collections allocated to the Series 2005-[__] notes may be reallocated, if necessary, and used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] servicing fee, in each case to the extent those payments have not been made from Series 2005-[__] available finance charge collections and shared excess available finance charge collections, if any, allocated from other series of notes. For any payment date, however, these reallocated principal collections cannot exceed [__]% of the initial Series 2005-[__] nominal liquidation amount, minus any reductions due to charge-offs resulting from any uncovered Series 2005-[__] default amount and due to reallocated principal collections previously used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] servicing fee, in each case that have not been reimbursed.

o any remaining principal collections first will be made available to other series in shared excess available principal collections group A and then will be paid to the holder of the transferor interest or, if necessary, deposited into the overconcentration account or the excess funding account.

See "Deposit and Application of Funds--Payments of Principal," "--Shared Excess Available Principal Collections," "The Notes--Principal Payments" and "--Sources of Funds to Pay the Notes--The Issuer Trust Accounts" in this prospectus supplement.


SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS


Series 2005-[__] is included in shared excess available finance charge collections group A. As of the issuance date, the Series 2005-[__] notes are the [__] series of notes included in shared excess available finance charge collections group A.

To the extent that Series 2005-[__] available finance charge collections are available after all required deposits and payments described in "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement, those excess finance charge collections will be applied to cover any shortfalls in amounts payable from finance charge collections allocated to other series of notes in shared excess available finance charge collections group A. In addition, the Series 2005-[__] notes may receive the benefits of shared excess available finance charge collections from other series of notes in shared excess available finance charge collections group A to the extent the finance charge collections allocated to such other series remain after making all required deposits and payments for those series.

Shared excess available finance charge collections from series in shared excess available finance charge collections group A will not be available for application by other series of notes that are not in shared excess available finance charge collections group A.

While any series of notes may be included in shared excess finance charge collections group A, there can be no assurance that any other series will be included in shared excess finance charge collections group A or that there will be any shared excess finance charge collections.


See "Deposit and Application of Funds--Shared Excess Available Finance Charge Collections" in this prospectus supplement and "Sources of Funds to Pay the Notes-- General" and "--Deposit and Allocation of Funds in the Issuance Trust" in the accompanying prospectus.

SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS


Series 2005-[__] is included in shared excess available principal collections group A. As of the issuance date, the Series 2005-[__] notes are the [__] series of notes included in shared excess available principal collections group A.

To the extent that Series 2005-[__] available principal collections are available after all required deposits and payments described in "Deposit and Application of Funds--Payments of Principal" in this prospectus supplement, those excess principal collections will be applied to cover any shortfalls in required principal deposits or payments payable from principal collections allocated to other series of notes in shared excess available principal collections group A. In addition, the Series 2005-[__] notes may receive the benefits of shared excess available principal collections from other series of notes in shared excess available principal collections group A to the extent the principal collections allocated to such other series remain after making all required deposits and payments for those series.

Shared excess available principal collections from series in shared excess available principal collections group A will not be available for application by other series of notes that are not in shared excess available principal collections group A.

While any series of notes may be included in shared excess principal collections group A, there can be no assurance that any other series will be included in shared excess principal collections group A or that there will be any shared excess principal collections.


See "Deposit and Application of Funds--Shared Excess Available Principal

Collections" in this prospectus supplement and "Sources of Funds to Pay the Notes--General" and "--Deposit and Allocation of Funds in the Issuance Trust" in the accompanying prospectus.

ISSUER TRUST ACCOUNTS


For a description of the issuer trust accounts established for the benefit of all series of outstanding notes, including the collection account, the overconcentration account and the excess funding account, see "Sources of Funds to Pay the Notes" in the accompanying prospectus.

In connection with the Series 2005-[__] notes, the issuer will establish a principal funding account, an accumulation reserve account and a Class C reserve account. The principal funding account and the accumulation reserve account are solely for the benefit of the Series 2005-[__] noteholders, and the Class C reserve account is solely for the benefit of the Class C noteholders.

Each month, collections on the receivables and any other assets included in the issuance trust will be deposited into the collection account and allocated among each series of notes, including Series 2005-[__], and the holder of the transferor interest. The amounts allocated to Series 2005-[__], plus any other amounts to be treated as finance charge collections and principal collections for Series 2005-[__], after giving effect to any reallocations, including reallocations of finance charge collections among series included in reallocation group A, will then be allocated to:


o    the principal funding account;

o    the accumulation reserve account;

o    the Class C reserve account; and

o other required deposits or payments as described in this prospectus supplement.

See "The Notes--Principal Payments," "--Sources of Funds to Pay the Notes--The Issuer Trust Accounts," "Deposit and Application of Funds--Targeted Deposits to the Accumulation Reserve Account" and "--Targeted Deposits to the Class C Reserve Account" in this prospectus supplement.


STOCK EXCHANGE LISTING

The issuer will apply to list the Series 2005-[__] notes on the Luxembourg Stock Exchange. The issuer cannot guarantee that the application for the listing will be accepted or that, if accepted, such listing will be maintained. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for these Series 2005-[__] notes, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether the Series 2005-[__] notes are listed on the Luxembourg Stock Exchange.


RATINGS

At issuance, the Class A notes will be rated at least "AAA" or its equivalent by at least one nationally recognized rating agency, the Class B notes will be rated at least "A" or its equivalent by at least one nationally recognized rating agency and the Class C notes will be rated at least "BBB" or its equivalent by at least one nationally recognized rating agency.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its expected final payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early amortization event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See "Risk Factors--The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn" in the accompanying prospectus.

FEDERAL INCOME TAX CONSEQUENCES


Subject to important considerations described in "Federal Income Tax Consequences" in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuer, is of the opinion that under existing law your Series 2005-[__] notes will be characterized as debt for federal income tax purposes, and that the issuance trust will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Series 2005-[__] note, you will agree to treat your Series 2005-[__] note as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.


ERISA CONSIDERATIONS


Subject to important considerations described in "Benefit Plan Investors" in the accompanying prospectus, the Series 2005-[__] notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. By purchasing the notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA and/or
Section 4975 of the Internal Revenue Code. A fiduciary or other person contemplating purchasing the Series 2005-[__] notes on behalf of someone with "plan assets" of any plan or account should consult with its counsel regarding whether the purchase or holding of the Series 2005-[__] notes could give rise to a transaction prohibited or not otherwise permissible under ERISA and/or
Section 4975 of the Internal Revenue Code.

                                    GLOSSARY


   This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page S-50 in this prospectus supplement and beginning on page 135 in the accompanying prospectus.


                                USE OF PROCEEDS


   The net proceeds from the sale of the Series 2005-[__] notes offered by this prospectus supplement and the accompanying prospectus, before deduction of expenses, will be paid to the transferor and used by the transferor for the general corporate purposes of the transferor, including the repayment of amounts owed to TRS or certain of its affiliates.


                                  INTRODUCTION


   The following provisions of this prospectus supplement contain more detailed information concerning the notes offered hereby. The notes will be issued pursuant to the indenture and an indenture supplement for Series 2005-[__], referred to as the Series 2005-[__] indenture supplement. Each of the indenture and the Series 2005-[__] indenture supplement is between the issuer and The Bank of New York, as indenture trustee.

   On or about [__________], 2005, the issuer will issue $[______] of Class A Series 2005-[__] Floating Rate Asset Backed Notes, $[_________] of Class B Series 2005-[__] Floating Rate Asset Backed Notes and $[__________] Class C Series 2005-[__] Floating Rate Asset Backed Notes.

                              THE TOTAL PORTFOLIO


GENERAL


   The Total Portfolio consists of three segments of accounts, each of which have individual yield, loss, delinquency and payment rate characteristics: (i) the Consumer Segment, consisting of consumer charge accounts, (ii) the Small Business Segment, consisting of small business charge accounts and (iii) the Commercial Segment, consisting of commercial charge accounts. We refer to each of the Consumer Segment, the Small Business Segment and the Commercial Segment individually as a "Segment" and collectively as the "Segments." The accounts constituting each Segment are owned by one or more of TRS, Centurion and FSB and, in the future, may be owned by any of their affiliates. As of [_____], 2005, [__]% of the receivables in the Total Portfolio arose in accounts in the Consumer Segment, [__]% of receivables in the Total Portfolio arose in accounts in the Small Business Segment and [__]% of receivables in the Total Portfolio arose in accounts in the Commercial Segment. There is no limitation on the percentage of the Total Portfolio comprised by any Segment and, as a result, the composition of the Total Portfolio has changed, and will continue to change, over time. See "Domestic Charge Card Business" in the accompanying prospectus for a description of the material terms and characteristics that generally apply to the accounts in the Total Portfolio.

   The initial accounts in the Trust Portfolio were selected from Eligible Accounts in the Total Portfolio. See the definition of "Eligible Account" in the "Glossary of Defined Terms" in the accompanying prospectus and "Sources of Funds to Pay the

Notes--Representations and Warranties" in the accompanying prospectus. Additional Accounts will consist of Eligible Accounts from the Total Portfolio which may or may not currently be in existence and which may have been originated using different credit criteria from those used in originating the accounts already included in the Trust Portfolio. Consequently, yield, loss, delinquency and payment experience with respect to the initial accounts and the Additional Accounts may be different from the historical experience of the Total Portfolio or any Segment thereof. See "Sources of Funds to Pay the Notes--Addition of Assets" in the accompanying prospectus.

   Set forth below is certain information with respect to each Segment of the Total Portfolio. As of the date of this prospectus supplement, only accounts in the Consumer Segment and the Small Business Segment are included in the Trust Portfolio. In the future, the Trust Portfolio may include accounts in the Commercial Segment. The accounts in a Segment included in the Trust Portfolio may not be representative of that entire Segment. In addition, the Trust Portfolio includes accounts from multiple Segments. As such, the yield, loss, delinquency and payment rate experience with respect to the accounts in the Trust Portfolio, which represents the combined experience of the portion of each Segment constituting the Trust Portfolio, will be different from that set forth below for any individual Segment of the Total Portfolio.


LOSS AND DELINQUENCY EXPERIENCE


   The following tables set forth the loss and delinquency experience for each of the Consumer Segment, the Small Business Segment and, although not currently included in the Trust Portfolio, the Commercial Segment for each of the periods shown. Each of the Consumer Segment and the Small Business Segment includes accounts owned by TRS, Centurion and FSB and, in the future, may be owned by any of their affiliates. The receivables in accounts owned by TRS generally will be charged off after the account remains unpaid for twelve contractual payment dates, approximately 360 days from the date of the billing statement on which a delinquent charge first appeared. The receivables in accounts owned by Centurion and FSB generally will be charged off after the account remains unpaid for six contractual payment dates, approximately 180 days from the date of the billing statement on which a delinquent charge first appeared. The following tables report charge-offs in accordance with the applicable account owner's charge-off policies. As of [_____], 2005, [__]%, [__]% and [__]% of the accounts in the Consumer Segment were owned by TRS, Centurion and FSB, respectively. As of [_____], 2005, [__]%, [__]% and [__]% of the accounts in the Small Business Segment were owned by TRS, Centurion and FSB, respectively. As of [_____], 2005, all of the accounts in the Commercial Segment were owned by TRS. There is no limitation on the number of accounts owned by any account owner in any Segment and, as a result, the composition of the account ownership of the accounts in any Segment has changed, and will continue to change, over time.

                    LOSS EXPERIENCE OF THE CONSUMER SEGMENT
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)






                                                                                                 YEAR ENDED DECEMBER 31,
                                                                THREE MONTHS ENDED    ---------------------------------------------
                                                                  MARCH 31, 2005       2004      2003     2002      2001      2000
                                                                  --------------       ----      ----     ----      ----      ----
Average Receivables Outstanding(1) ..........................                         $        $         $         $         $

Total Gross Charge-Offs(2) ..................................

Total Recoveries ............................................

Total Net Charge-Offs(3) ....................................                         $        $         $         $         $

                                                                      -----           ------   ------    ------    ------    ------
Total Net Charge-Offs as a Percentage of Average Receivables
  Outstanding................................................                               %         %        %         %         %

---------------
(1) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.
(2) Total Gross Charge-Offs for each indicated period include charge-offs of principal, finance charges and certain fees for such period.
(3) Total Net Charge-Offs for each indicated period is equal to Total Gross Charge-Offs for such period, net of recoveries during such period.


                 LOSS EXPERIENCE OF THE SMALL BUSINESS SEGMENT
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)





                                                                                                 YEAR ENDED DECEMBER 31,
                                                                THREE MONTHS ENDED    ---------------------------------------------
                                                                  MARCH 31, 2005       2004      2003     2002      2001      2000
                                                                  --------------       ----      ----     ----      ----      ----
Average Receivables Outstanding(1) ..........................                         $        $         $         $         $

Total Gross Charge-Offs(2) ..................................

Total Recoveries ............................................

Total Net Charge-Offs(3) ....................................                         $        $         $         $         $

                                                                      -----           ------   ------    ------    ------    ------
Total Net Charge-Offs as a Percentage of Average Receivables
  Outstanding................................................                               %         %        %         %         %

---------------
(1) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.
(2) Total Gross Charge-Offs for each indicated period include charge-offs of principal, finance charges and certain fees for such period.
(3) Total Net Charge-Offs for each indicated period is equal to Total Gross Charge-Offs for such period, net of recoveries during such period.

                   LOSS EXPERIENCE OF THE COMMERCIAL SEGMENT
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)






                                                                                                 YEAR ENDED DECEMBER 31,
                                                                THREE MONTHS ENDED    ---------------------------------------------
                                                                  MARCH 31, 2005       2004      2003     2002      2001      2000
                                                                  --------------       ----      ----     ----      ----      ----
Average Receivables Outstanding(1) ..........................                         $        $         $         $         $

Total Gross Charge-Offs(2) ..................................

Total Recoveries ............................................

Total Net Charge-Offs(3) ....................................                         $        $         $         $         $

                                                                      -----           ------   ------    ------    ------    ------
Total Net Charge-Offs as a Percentage of Average Receivables
  Outstanding................................................                               %         %        %         %         %

---------------
(1) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.
(2) Total Gross Charge-Offs for each indicated period include charge-offs of principal, finance charges and certain fees for such period.
(3) Total Net Charge-Offs for each indicated period is equal to Total Gross Charge-Offs for such period, net of recoveries during such period.


   AVERAGE RECEIVABLES DELINQUENT AS A PERCENTAGE OF THE CONSUMER SEGMENT(1)
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)





                                                                            YEAR ENDED DECEMBER 31,
                    THREE MONTHS ENDED      ---------------------------------------------------------------------------------------
                      MARCH 31, 2005                  2004                       2003                       2002              2001
                 -----------------------    -----------------------    -----------------------     -----------------------   ------
                            PERCENTAGE                 PERCENTAGE                 PERCENTAGE                  PERCENTAGE
                            OF AVERAGE                 OF AVERAGE                 OF AVERAGE                  OF AVERAGE
                 DOLLAR     RECEIVABLES     DOLLAR     RECEIVABLES     DOLLAR     RECEIVABLES     DOLLAR     RECEIVABLES     DOLLAR
                 AMOUNT   OUTSTANDING(2)    AMOUNT   OUTSTANDING(2)    AMOUNT   OUTSTANDING(2)    AMOUNT    OUTSTANDING(2)   AMOUNT
                 ------   --------------    ------   --------------    ------   --------------    ------    --------------   ------
Average
 Receivables
 Outstanding
 (3).........     $                %         $                %         $                %         $                %         $

Average
 Receivables
 Delinquent:

 31 to 60
 Days........     $                %         $                %         $                %         $                %         $

 61 to 90
 Days........                      %                          %                          %                          %

 91 Days or
 More........                      %                          %                          %                          %

                  ---           --           ---           --           ---           --           ---           --           ---
Total........     $                %         $                %         $                %         $                %         $

                  ===           ==           ===           ==           ===           ==           ===           ==           ===



                                                                                                   YEAR ENDED DECEMBER 31,
                                                                                          -----------------------------------------
                                                                                               2001                  2000
                                                                                          --------------    -----------------------
                                                                                            PERCENTAGE                 PERCENTAGE
                                                                                            OF AVERAGE                 OF AVERAGE
                                                                                            RECEIVABLES     DOLLAR     RECEIVABLES
                                                                                          OUTSTANDING(2)    AMOUNT   OUTSTANDING(2)
                                                                                          --------------    ------   --------------
Average Receivables
 Outstanding (3)......................................................................            %          $               %

Average Receivables
 Delinquent:

 31 to 60 Days........................................................................            %          $               %

 61 to 90 Days........................................................................            %                          %

 91 Days or More......................................................................            %                          %

                                                                                                --           ---           --
Total.................................................................................            %          $               %

                                                                                                ==           ===           ==

---------------
(1) Average Receivables Delinquent for each indicated period is calculated as the average of month-end delinquent amounts for such period.
(2) The resulting percentages are the result of dividing the Average Receivables Delinquent for the indicated period by the Average Receivables Outstanding for such period.
(3) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.

      AVERAGE RECEIVABLES DELINQUENT AS A PERCENTAGE OF THE SMALL BUSINESS
                                   SEGMENT(1)
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)




                                                                            YEAR ENDED DECEMBER 31,
                    THREE MONTHS ENDED      ---------------------------------------------------------------------------------------
                      MARCH 31, 2005                  2004                       2003                       2002              2001
                 -----------------------    -----------------------    -----------------------     -----------------------   ------
                            PERCENTAGE                 PERCENTAGE                 PERCENTAGE                  PERCENTAGE
                            OF AVERAGE                 OF AVERAGE                 OF AVERAGE                  OF AVERAGE
                 DOLLAR     RECEIVABLES     DOLLAR     RECEIVABLES     DOLLAR     RECEIVABLES     DOLLAR     RECEIVABLES     DOLLAR
                 AMOUNT   OUTSTANDING(2)    AMOUNT   OUTSTANDING(2)    AMOUNT   OUTSTANDING(2)    AMOUNT    OUTSTANDING(2)   AMOUNT
                 ------   --------------    ------   --------------    ------   --------------    ------    --------------   ------
Average
 Receivables
 Outstanding
 (3).........     $                %         $                %         $                %         $                %         $

Average
 Receivables
 Delinquent:

 31 to 60
 Days........     $                %         $                %         $                %         $                %         $

 61 to 90
 Days........                      %                          %                          %                          %

 91 Days or
 More........                      %                          %                          %                          %

                  ---           --           ---           --           ---           --           ---           --           ---
Total........     $                %         $                %         $                %         $                %         $

                  ===           ==           ===           ==           ===           ==           ===           ==           ===



                                                                                                   YEAR ENDED DECEMBER 31,
                                                                                          -----------------------------------------
                                                                                               2001                  2000
                                                                                          --------------    -----------------------
                                                                                            PERCENTAGE                 PERCENTAGE
                                                                                            OF AVERAGE                 OF AVERAGE
                                                                                            RECEIVABLES     DOLLAR     RECEIVABLES
                                                                                          OUTSTANDING(2)    AMOUNT   OUTSTANDING(2)
                                                                                          --------------    ------   --------------
Average Receivables
 Outstanding (3)......................................................................            %          $               %

Average Receivables
 Delinquent:

 31 to 60 Days........................................................................            %          $               %

 61 to 90 Days........................................................................            %                          %

 91 Days or More......................................................................            %                          %

                                                                                                --           ---           --
Total.................................................................................            %          $               %

                                                                                                ==           ===           ==

---------------
(1) Average Receivables Delinquent for each indicated period is calculated as the average of month-end delinquent amounts for such period.
(2) The resulting percentages are the result of dividing the Average Receivables Delinquent for the indicated period by the Average Receivables Outstanding for such period.
(3) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.


  AVERAGE RECEIVABLES DELINQUENT AS A PERCENTAGE OF THE COMMERCIAL SEGMENT(1)
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)





                                                                            YEAR ENDED DECEMBER 31,
                    THREE MONTHS ENDED      ---------------------------------------------------------------------------------------
                      MARCH 31, 2005                  2004                       2003                       2002              2001
                 -----------------------    -----------------------    -----------------------     -----------------------   ------
                            PERCENTAGE                 PERCENTAGE                 PERCENTAGE                  PERCENTAGE
                            OF AVERAGE                 OF AVERAGE                 OF AVERAGE                  OF AVERAGE
                 DOLLAR     RECEIVABLES     DOLLAR     RECEIVABLES     DOLLAR     RECEIVABLES     DOLLAR     RECEIVABLES     DOLLAR
                 AMOUNT   OUTSTANDING(2)    AMOUNT   OUTSTANDING(2)    AMOUNT   OUTSTANDING(2)    AMOUNT    OUTSTANDING(2)   AMOUNT
                 ------   --------------    ------   --------------    ------   --------------    ------    --------------   ------
Average
 Receivables
 Outstanding
 (3).........     $                %         $                %         $                %         $                %         $

Average
 Receivables
 Delinquent:

 31 to 60
 Days........     $                %         $                %         $                %         $                %         $

 61 to 90
 Days........                      %                          %                          %                          %

 91 Days or
 More........                      %                          %                          %                          %

                  ---           --           ---           --           ---           --           ---           --           ---
Total........     $                %         $                %         $                %         $                %         $

                  ===           ==           ===           ==           ===           ==           ===           ==           ===



                                                                                                   YEAR ENDED DECEMBER 31,
                                                                                          -----------------------------------------
                                                                                               2001                  2000
                                                                                          --------------    -----------------------
                                                                                            PERCENTAGE                 PERCENTAGE
                                                                                            OF AVERAGE                 OF AVERAGE
                                                                                            RECEIVABLES     DOLLAR     RECEIVABLES
                                                                                          OUTSTANDING(2)    AMOUNT   OUTSTANDING(2)
                                                                                          --------------    ------   --------------
Average Receivables
 Outstanding (3)......................................................................            %          $               %

Average Receivables
 Delinquent:

 31 to 60 Days........................................................................            %          $               %

 61 to 90 Days........................................................................            %                          %

 91 Days or More......................................................................            %                          %

                                                                                                --           ---           --
Total.................................................................................            %          $               %

                                                                                                ==           ===           ==

---------------
(1) Average Receivables Delinquent for each indicated period is calculated as the average of month-end delinquent amounts for such period.
(2) The resulting percentages are the result of dividing the Average Receivables Delinquent for the indicated period by the Average Receivables Outstanding for such period.
(3) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.


   Because the loss and delinquency experience of the Trust Portfolio represents the combined loss and delinquency experience of the portion of each Segment constituting the

Trust Portfolio, the loss and delinquency experience of the Trust Portfolio may not be similar to the loss and delinquency experience of any individual Segment of the Total Portfolio set forth in the tables above. The actual loss and delinquency experience will vary month to month due to variations in accountholder charge and payment behavior.


REVENUE EXPERIENCE


   Receivables generated under the accounts in the Total Portfolio, consisting of amounts charged by accountholders for merchandise and services, annual membership fees and certain other administrative fees billed to accountholders on the accounts, generally are not subject to monthly finance charge assessments. As a result, in order to provide yield to the issuance trust with respect to those receivables, pursuant to the transfer and servicing agreement, on any Date of Processing, a portion of the receivables existing and arising in all or a specified portion of the accounts in the Trust Portfolio equal to the product of the Discount Option Percentage and the receivables for that Date of Processing are deemed to be Discount Option Receivables and treated as finance charge receivables and collections received with respect to such receivables are treated as Finance Charge Collections. The remainder of such receivables are treated as principal receivables and collections received with respect to such receivables are treated as Principal Collections.

   The exercise of the discount option by the transferor results in a larger amount of finance charge receivables and a smaller amount of principal receivables, thereby reducing the likelihood that an early amortization event will occur with respect to the Series 2005-[__] notes due to insufficient Finance Charge Collections, but increasing the likelihood that the transferor will be required to transfer additional assets to the issuance trust. See "Sources of Funds to Pay the Notes--Addition of Assets" in the accompanying prospectus. There is no guarantee that any account owner, the transferor or their affiliates would be able, or have enough receivables, to transfer to the issuance trust or the related master trusts or other securitization special purpose entities, or would be able to transfer additional collateral certificates to the issuance trust. This could result in an early amortization event with respect to the Series 2005-[__] notes and an acceleration of or reduction in payments on the Series 2005-[__] notes.

   The dollar amounts representing Finance Charge Collections in the tables below for each of the Consumer Segment, the Small Business Segment and, although not currently included in the Trust Portfolio, the Commercial Segment, have been derived by applying a Discount Option Percentage of 3% (which is, as of the date of this prospectus supplement, the Discount Option Percentage under the transfer and servicing agreement), to historical monthly collections of receivables (excluding recoveries on charged-off receivables) in the accounts for each period shown.

                   REVENUE EXPERIENCE OF THE CONSUMER SEGMENT
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)





                                                                                                       YEAR ENDED DECEMBER 31,
                                                                           THREE MONTHS ENDED    ----------------------------------
                                                                             MARCH 31, 2005      2004   2003    2002    2001   2000
                                                                             --------------      ----   ----    ----    ----   ----
Finance Charge Collections .............................................           $             $       $      $       $      $

Finance Charge Collections as
  a Percentage of Average
  Receivables Outstanding...............................................              %              %      %       %      %       %





                REVENUE EXPERIENCE OF THE SMALL BUSINESS SEGMENT
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)





                                                                                                       YEAR ENDED DECEMBER 31,
                                                                           THREE MONTHS ENDED    ----------------------------------
                                                                             MARCH 31, 2005      2004   2003    2002    2001   2000
                                                                             --------------      ----   ----    ----    ----   ----
Finance Charge Collections .............................................           $             $       $      $       $      $

Finance Charge Collections as
  a Percentage of Average
  Receivables Outstanding...............................................              %              %      %       %      %       %






                  REVENUE EXPERIENCE OF THE COMMERCIAL SEGMENT
                                TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)





                                                                                                      YEAR ENDED DECEMBER 31,
                                                                          THREE MONTHS ENDED    ----------------------------------
                                                                            MARCH 31, 2005      2004   2003    2002    2001   2000
                                                                            --------------      ----   ----    ----    ----   ----
Finance Charge Collections .............................................          $             $       $      $       $      $


Finance Charge Collections as
  a Percentage of Average
  Receivables Outstanding...............................................             %              %      %       %      %       %






   Because the revenue experience of the Trust Portfolio represents the combined revenue experience of the portion of each Segment constituting the Trust Portfolio, the revenue experience of the Trust Portfolio may not be similar to the revenue experience of any individual Segment of the Total Portfolio set forth in the tables above. The actual revenue experience will vary month to month due to variations in accountholder charge and payment behavior. Pursuant to the transfer and servicing agreement, the transferor has the ability to change the Discount Option Percentage, subject to the satisfaction of certain conditions, including satisfaction of the Rating Agency Condition. The transferor may not change the Discount Option Percentage if an early amortization event has occurred and is continuing or if, as a result of that change, the transferor reasonably expects that an early amortization event would occur. See "Sources of Funds to Pay the Notes--Discount Option" and "Risk Factors--A change in the discount option percentage may result in the payment of principal earlier or later than expected" in the accompanying prospectus.


PAYMENT RATES


   The accounts are designed for use as a method of payment for the purchase of merchandise and services and account balances generally are due in full each month. Therefore, accounts generally cannot be used by accountholders for the purpose of financing these purchases. In contrast to revolving credit plan products which do not require payment in full each month, the general requirement that account balances be paid in full each month creates a high monthly payment rate and, therefore, account balances turn over rapidly relative to charge volume. The following table illustrates the historical payment rate experience for each of the Consumer Segment, the Small Business Segment and, although not currently included in the Trust Portfolio, the Commercial Segment. See "Domestic Charge Card Business" in the accompanying prospectus.

         ACCOUNTHOLDER MONTHLY PAYMENT RATES OF THE CONSUMER SEGMENT(1)
                                TOTAL PORTFOLIO





                                                                                                       YEAR ENDED DECEMBER 31,
                                                                           THREE MONTHS ENDED    ----------------------------------
                                                                             MARCH 31, 2005      2004   2003    2002    2001   2000
                                                                             --------------      ----   ----    ----    ----   ----
Lowest Month ...........................................................              %             %       %      %       %       %

Highest Month ..........................................................              %             %       %      %       %       %

Monthly Average ........................................................              %             %       %      %       %       %


---------------
(1) Monthly Payment Rate is calculated by dividing total collections received (excluding recoveries on charged-off receivables) during each month by that month's opening billed balance.


      ACCOUNTHOLDER MONTHLY PAYMENT RATES OF THE SMALL BUSINESS SEGMENT(1)
                                TOTAL PORTFOLIO





                                                                                                       YEAR ENDED DECEMBER 31,
                                                                           THREE MONTHS ENDED    ----------------------------------
                                                                             MARCH 31, 2005      2004   2003    2002    2001   2000
                                                                             --------------      ----   ----    ----    ----   ----
Lowest Month ...........................................................              %             %       %      %       %       %

Highest Month ..........................................................              %             %       %      %       %       %

Monthly Average ........................................................              %             %       %      %       %       %


---------------
(1) Monthly Payment Rate is calculated by dividing total collections received (excluding recoveries on charged-off receivables) during each month by that month's opening billed balance.


        ACCOUNTHOLDER MONTHLY PAYMENT RATES OF THE COMMERCIAL SEGMENT(1)
                                TOTAL PORTFOLIO





                                                                                                       YEAR ENDED DECEMBER 31,
                                                                           THREE MONTHS ENDED    ----------------------------------
                                                                             MARCH 31, 2005      2004   2003    2002    2001   2000
                                                                             --------------      ----   ----    ----    ----   ----
Lowest Month ...........................................................              %             %       %      %       %       %

Highest Month ..........................................................              %             %       %      %       %       %

Monthly Average ........................................................              %             %       %      %       %       %


---------------
(1) Monthly Payment Rate is calculated by dividing total collections received (excluding recoveries on charged-off receivables) during each month by that month's opening billed balance.

   Because the monthly payment rate experience of the Trust Portfolio represents the combined monthly payment rate experience of the portion of each Segment constituting the Trust Portfolio, the monthly payment rate experience of the Trust Portfolio may not be similar to the monthly payment rate experience of any individual Segment of the Total Portfolio set forth in the tables above. The actual monthly payment rate experience will vary month to month due to variations in accountholder charge and payment behavior.

                              THE TRUST PORTFOLIO

   The primary assets of the issuance trust initially will consist of receivables generated from time to time in a portfolio, referred to as the Trust Portfolio, of designated accounts in the Consumer Segment and the Small Business Segment. In the future, designated accounts in the Commercial Segment may, subject to certain conditions, be included in the Trust Portfolio. See "Domestic Charge Card Business" in the accompanying prospectus for a description of the material terms and characteristics that generally apply to the accounts in the Total Portfolio from which the designated accounts in the Trust Portfolio are selected.

   As of [_______], 2005, the receivables in the accounts included in the Trust Portfolio totaled $[__________], comprised of $[_________] of principal receivables and $[_________] of finance charge receivables.

   As of [_______], 2005, [__]% of the receivables in the issuance trust arose in accounts in the Consumer Segment and [__]% of the receivables in the issuance trust arose in accounts in the Small Business Segment. Accounts in the Commercial Segment are not currently included in the Trust Portfolio, but may be included in the future. There is no limitation on the percentage of the Trust Portfolio comprised by any Segment and, as a result, the composition of the Trust Portfolio can and will change over time.

   The following tables, together with the last paragraph of this section, summarize the Trust Portfolio by various criteria as of [_____], 2005. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any time subsequent to [_____], 2005.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO




                                                                                           PERCENTAGE                   PERCENTAGE
                                                                                            OF TOTAL                     OF TOTAL
                           ACCOUNT BALANCE RANGE                              NUMBER OF     NUMBER OF    RECEIVABLES    RECEIVABLES
                           ---------------------                               ACCOUNTS     ACCOUNTS     OUTSTANDING    OUTSTANDING

                                                                              ---------    ----------    -----------   ------------
Credit Balance ............................................................

Zero Balance ..............................................................

$1 to $1,000 ..............................................................

$1,001 to $5,000 ..........................................................

$5,001 to $10,000 .........................................................

$10,001 to More ...........................................................

    Total .................................................................



                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO





                                                                                            PERCENTAGE                   PERCENTAGE
                                                                                             OF TOTAL                     OF TOTAL
                            PERIOD OF DELINQUENCY                              NUMBER OF     NUMBER OF    RECEIVABLES   RECEIVABLES
                       (DAYS CONTRACTUALLY DELINQUENT)                          ACCOUNTS     ACCOUNTS     OUTSTANDING   OUTSTANDING
                       --------------------------------                        ---------    ----------    -----------   -----------
Current to 30 Days .........................................................

31 to 60 Days ..............................................................

61 to 90 Days ..............................................................

91 or More Days ............................................................

    Total ..................................................................

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO



                                                                                           PERCENTAGE                   PERCENTAGE
                                                                                            OF TOTAL                     OF TOTAL
                                                                              NUMBER OF     NUMBER OF    RECEIVABLES    RECEIVABLES
                                ACCOUNT AGE                                    ACCOUNTS     ACCOUNTS     OUTSTANDING    OUTSTANDING
                                -----------                                   ---------    ----------    -----------   ------------
Not More than 12 Months ...................................................

12 Months to 17 Months ....................................................

18 Months to 23 Months ....................................................

24 Months to 35 Months ....................................................

36 Months to 47 Months ....................................................

48 Months to 59 Months ....................................................

60 Months to 71 Months ....................................................

72 Months or More .........................................................

Total .....................................................................



   As of [_________], 2005, approximately [___]%,[___]%,[___]%,[___]% and
[___]% of the receivables related to accountholders having billing addresses in [_________],[_________],[_________],[_________] and [_________],
respectively. Not more than [__]% of the receivables related to accountholders having billing addresses in any other single state.


                                   THE NOTES

   The following discussion and the discussion under "The Notes," "Sources of Funds to Pay the Notes" and "The Indenture" in the accompanying prospectus summarize the material terms of the notes, the indenture, the transfer and servicing agreement and the Series 2005-[__] indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the transfer and servicing agreement and the Series 2005-[__] indenture supplement. The Series 2005-[__] notes will be issued in classes. References to the Class A notes, the Class B notes or the Class C notes in this prospectus supplement include, respectively, only the Class A notes, the Class B notes or the Class C notes of Series 2005-[__].

   For each Monthly Period, the Series 2005-[__] notes will be allocated a portion of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee. See "Deposit and Application of Funds--Allocations of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee" in this prospectus supplement. Finance Charge Collections allocated to Series 2005-[__], after giving effect to any reallocations of Finance Charge Collections among series included in Reallocation Group A, along with certain other amounts, will be treated as Series 2005-[__] Available Finance Charge Collections and applied in accordance with "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement. Principal Collections allocated to Series 2005-[__], after giving effect to any reallocations of such Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon, along with certain other amounts, will be treated as Series 2005-[__] Available

Principal Collections and applied in accordance with "Deposit and Application of Funds--Payments of Principal" in this prospectus supplement. Any Default Amount allocated to Series 2005-[__] may reduce the Series 2005-[__] Nominal Liquidation Amount as described in "Deposit and Application of Funds--Reductions in the Series 2005-[__] Nominal Liquidation Amount due to Charge-Offs and Reallocated Principal Collections" in this prospectus supplement.

   The issuer will pay principal of and interest on the notes solely from the portion of Series 2005-[__] Available Principal Collections and Series 2005- [__] Available Finance Charge Collections and from other amounts which are available to the Series 2005-[__] notes under the indenture, the transfer and servicing agreement and the Series 2005-[__] indenture supplement after giving effect to all allocations and reallocations. If these sources are not sufficient to pay principal of and interest on the notes, noteholders will have no recourse to any other assets of the issuer or any other person or entity.

   The indenture allows the issuer to "reopen" or later increase the amount of Series 2005-[__] notes without notice by selling additional Series 2005-[__] notes subject to the same terms. Any additional Series 2005-[__] notes will be treated, for all purposes, like the Series 2005-[__] notes that we are offering by this prospectus supplement, except that any new Series 2005-[__] notes may begin to bear interest on a different date. Additional Series 2005- [__] notes may be issued only if the conditions to issuance described in "The Notes--Issuances of New Series, Classes and Tranches of Notes" in the accompanying prospectus are satisfied.


STATED PRINCIPAL AMOUNT, OUTSTANDING DOLLAR PRINCIPAL AMOUNT, ADJUSTED OUTSTANDING DOLLAR PRINCIPAL AMOUNT AND NOMINAL LIQUIDATION AMOUNT


   Series 2005-[__] has a stated principal amount, an outstanding dollar principal amount, an Adjusted Outstanding Dollar Principal Amount and a Nominal Liquidation Amount. Each class of Series 2005[__] notes has a stated principal amount and an outstanding dollar principal amount.


   STATED PRINCIPAL AMOUNT


   The stated principal amount of Series 2005-[__] is $[___________]. The stated principal amount of the Class A notes is $[___________], of the Class B notes is $[__________] and of the Class C notes is $[___________].


   OUTSTANDING DOLLAR PRINCIPAL AMOUNT


   For Series 2005-[__] and any class of Series 2005-[__] notes, the outstanding dollar principal amount is the initial dollar principal amount of the series or class, less any principal payments made to the noteholders of the series or class.


   ADJUSTED OUTSTANDING DOLLAR PRINCIPAL AMOUNT


   The Adjusted Outstanding Dollar Principal Amount of the Series 2005-[__] is the outstanding dollar principal amount of the Series 2005-[__] notes, less any amounts on deposit in the principal funding account.

   NOMINAL LIQUIDATION AMOUNT


   The Series 2005-[__] Nominal Liquidation Amount is a U.S. dollar amount based on the initial dollar principal amount of the Series 2005-[__], but with some reductions and increases described below.

   The Series 2005-[__] Nominal Liquidation Amount may be reduced as follows:

   o If Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes are insufficient to cover the Series 2005-[__] Default Amount, the Series 2005-[__] Nominal Liquidation Amount will be reduced as described in "Deposit and Application of Funds--Reductions in the Series 2005-[__] Nominal Liquidation Amount due to Charge-Offs and Reallocated Principal Collections" in this prospectus supplement.

   o Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005- [__] Servicing Fee and past due amounts thereon will reduce the Series 2005-[__] Nominal Liquidation Amount by the amount of such Reallocated Principal Collections as described in "Deposit and Application of Funds--Reductions in the Series 2005-[__] Nominal Liquidation Amount due to Charge-Offs and Reallocated Principal Collections" in this prospectus supplement.

   o The Series 2005-[__] Nominal Liquidation Amount will be reduced by the amount on deposit in the principal funding account.

   o The Series 2005-[__] Nominal Liquidation Amount will be reduced by the amount of all payments of principal of the Series 2005-[__] notes.

   Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes will be applied to cover the Series 2005-[__] Default Amount after payments of interest on the Series 2005-[__] notes, payment of the Series 2005-[__] Servicing Fee and past due amounts thereon, as described in "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement. If insufficient Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes are available to cover the Series 2005-[__] Default Amount for any Monthly Period, the Series 2005-[__] Nominal Liquidation Amount will be reduced by the amount of such shortfall.

   If, on each Payment Date, the sum of Class A Monthly Interest, Class A Additional Interest, Class B Monthly Interest, Class B Additional Interest, the Series 2005-[__] Servicing Fee and past due amounts thereon cannot be paid from Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, as such payments are described in "Deposit and Application of Funds--Payments of Interest, Fees and Other Items," then Reallocated Principal Collections will be used to pay these amounts and the Series 2005-[__] Nominal Liquidation Amount will be reduced by the amount of such Reallocated Principal Collections. However, with respect to Class A Monthly Interest, Class A Additional Interest, the Series 2005-[__] Servicing Fee and past due amounts thereon, the amount of these Reallocated Principal Collections cannot exceed [__]% of the initial Series 2005-[__] Nominal Liquidation Amount, minus reductions due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount and due to Reallocated Principal Collections previously used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon, in each case that have not been reimbursed, and with respect to Class B Monthly Interest, Class B Additional Interest and past due amounts thereon, the amount of these Reallocated Principal Collections cannot exceed [__]% of the initial Series 2005-[__] Nominal Liquidation Amount, minus any reductions due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount and due to Reallocated Principal Collections previously used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon, in each case that have not been reimbursed.

   The Series 2005-[__] Nominal Liquidation Amount can be increased if Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes are available and applied to reimburse earlier reductions in the Series 2005-[__] Nominal Liquidation Amount due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon, as such reimbursements are described in "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement. Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes that are used to cover the Series 2005-[__] Default Amount or used to reimburse earlier reductions in the Series 2005-[__] Nominal Liquidation Amount will be treated as Series 2005-[__] Available Principal Collections.

   In most circumstances, the Series 2005-[__] Nominal Liquidation Amount, together with any accumulated Series 2005-[__] Available Principal Collections held in the principal funding account, will be equal to the outstanding dollar principal amount of the Series 2005-[__] notes. However, if reductions in the Series 2005-[__] Nominal Liquidation Amount due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon are not reimbursed through the subsequent application of Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, the stated principal amount of the Series 2005-[__] notes may not be paid in full. This will occur because the amount of dollars allocated to pay the Series 2005-[__] notes is less than the stated principal amount of the Series 2005-[__] notes.

   If there is a sale of assets in the issuance trust following (i) an event of default and acceleration of the Series 2005-[__] notes or (ii) the Series 2005-[__] Legal Maturity Date, the Series 2005-[__] Nominal Liquidation Amount will be reduced to zero. See "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement.

   The Series 2005-[__] Nominal Liquidation Amount may not be reduced below zero, and may not be increased above the Adjusted Outstanding Dollar Principal Amount.

   The amount of reductions in the Series 2005-[__] Nominal Liquidation Amount due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon will be limited as described in "Deposit and Application of Funds--Reductions in the Series 2005- [__] Nominal Liquidation Amount due to Charge-Offs and Reallocated Principal Collections" in this prospectus supplement.


INTEREST PAYMENTS

   The Class A notes will accrue interest from and including the issuance date through but excluding [________], and for each following Interest Period, at a rate of [__]% per year above LIBOR for the related LIBOR Determination Date with respect to each Interest Period.

   The Class B notes will accrue interest from and including the issuance date through but excluding [________], and for each following Interest Period, at a rate of [__]% per year above LIBOR for the related LIBOR Determination Date with respect to each Interest Period.

   The Class C notes will accrue interest from and including the issuance date through but excluding [________], and for each following Interest Period, at a rate of [__]% per year above LIBOR for the related LIBOR Determination Date with respect to each Interest Period.

   The indenture trustee will determine LIBOR for each Interest Period on the LIBOR Determination Date.

   The Class A note interest rate, the Class B note interest rate and the Class C note interest rate applicable to the then current and immediately preceding Interest Periods may be obtained by telephoning the indenture trustee at its corporate trust office at (212) 815-6258.

   Interest on the Class A notes, the Class B notes and the Class C notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year.


   Interest will be paid on each Payment Date, which will be [________] and the 15th day of each following month or, if the 15th day is not a Business Day, the following Business Day.

   Interest payments on the Class A notes, the Class B notes and the Class C notes on any Payment Date will be calculated on the outstanding dollar principal amount of the Class A notes, the Class B notes and the Class C notes, as applicable, as of the preceding Record Date, except that interest for the first Payment Date will accrue at the applicable note interest rate on the initial dollar principal amount of the Class A notes, the Class B notes and the Class C notes, as applicable, from the issuance date.

   Interest due on the Class A notes, the Class B notes and the Class C notes but not paid on any Payment Date will be payable on the following Payment Date, together with additional interest on that amount at the applicable note interest rate. Additional interest on any class of the Series 2005-[__] notes will accrue on the same basis as interest on such class of notes, and will accrue from the Payment Date on which the overdue interest became due, to but excluding the Payment Date on which the additional interest is paid.

   Interest payments on the Class A notes and the Class B notes on any Payment Date will be paid from Series 2005-[__] Available Finance Charge Collections for the related Monthly Period and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes and Reallocated Principal Collections, to the extent available, for the related Monthly Period. Interest payments on the Class C notes on any Payment Date will be paid from Series 2005-[__] Available Finance Charge Collections for the related Monthly Period and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes for the related Monthly Period and funds on deposit in the Class C reserve account, if any, for the related Monthly Period.


PRINCIPAL PAYMENTS


   The issuer expects to pay the stated principal amount of the Series 2005- [__] notes in one payment on [_________], which is the expected final payment date. However, you may receive principal payments earlier if the early amortization period begins or later if the payment rate deteriorates or insufficient Series 2005-[__] Available Principal Collections are accumulated in the principal funding account. The holders of the Class B notes will not begin to receive principal payments until the Class A notes have been paid in full. The holders of the Class C notes will not begin to receive principal payments until the Class A notes and the Class B notes have been paid in full. However, funds on deposit in the Class C reserve account will be available only for the Class C notes to cover certain shortfalls of principal on specified Payment Dates. See "Deposit and Application of Funds--Withdrawals from the Class C Reserve Account" in this prospectus supplement.


   REVOLVING PERIOD


   The revolving period begins on the issuance date and ends on the date before the commencement of the controlled accumulation period or, if earlier, the early amortization period. During the revolving period, no principal payments will be made to or for the benefit of the Series 2005-[__] noteholders. Instead, the Series 2005-[__] Available Principal Collections will be treated as Shared Excess Available Principal Collections and used to pay principal to other series in Shared Excess Available Principal Collections Group A or paid to the holder of the transferor interest.


   CONTROLLED ACCUMULATION PERIOD

   During the controlled accumulation period, principal will be deposited into the principal funding account. The controlled accumulation period is scheduled to begin at the close of business on the last day of the [_______] Monthly Period, but may be delayed as described in "--Postponement of Controlled Accumulation Period" in this prospectus supplement and ends on the earlier to occur of:

   o the commencement of the early amortization period; and

   o the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, the Series 2005-[__] notes.

   If an early amortization event occurs with respect to Series 2005-[__] before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.


   On each Payment Date during the controlled accumulation period, the indenture trustee will deposit in the principal funding account an amount equal to the least of:


   o Series 2005-[__] Available Principal Collections and Shared Excess Available Principal Collections, if any, allocated from other series of notes with respect to that Payment Date;


   o the applicable Controlled Deposit Amount; and


   o the Series 2005-[__] Nominal Liquidation Amount (after taking into account any adjustments on that date).

   Amounts on deposit in the principal funding account will be paid on the expected final payment date first, to Class A noteholders (in an amount not to exceed the stated principal amount of the Class A notes), second, to Class B noteholders (to the extent such funds exceed the stated principal amount of the Class A notes and in an amount up to the stated principal amount of the Class B notes) and third, to Class C noteholders (to the extent such funds exceed the sum of the stated principal amounts of the Class A notes and the Class B notes and in an amount up to the stated principal amount of the Class C notes), in each case on the expected final payment date, unless paid earlier due to the occurrence of an early amortization event.

   During the controlled accumulation period, the portion of Series 2005-[__] Available Principal Collections not deposited to the principal funding account for payment of principal of the Series 2005-[__] notes on a Payment Date generally will be treated as Shared Excess Available Principal Collections and made available for other series in Shared Excess Available Principal Collections Group A.


   We expect, but cannot assure you, that the amounts available in the principal funding account on the expected final payment date will be sufficient to pay in full the stated principal amounts of the Class A notes, the Class B notes and the Class C notes. If there are insufficient funds on deposit in the principal funding account on the expected final payment date, an early amortization event will occur and the early amortization period will begin.

   POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD


   The controlled accumulation period currently is scheduled to begin at the close of business on the last day of the [_______] Monthly Period. However, the date on which the controlled accumulation period actually begins may be delayed if--after making a calculation prescribed by the Series 2005-[__] indenture supplement--the servicer determines, in effect, that enough Shared Excess Available Principal Collections are expected to be available for Series 2005-[__] from other series in Shared Excess Available Principal Collections Group A that will be in their revolving period during the controlled accumulation period for Series 2005-[__], and that such delay will not affect the payment in full of the Series 2005-[__] notes by the expected final payment date. The servicer's calculation will take into account the then-current principal payment rate on the assets in the issuance trust and the stated principal amounts of other series in Shared Excess Available Principal Collections Group A that are entitled to share Principal Collections with Series 2005-[__]. In no case will the controlled accumulation period be reduced to less than one month.


   EARLY AMORTIZATION PERIOD


   The early amortization period for the Series 2005-[__] notes will begin at the close of business on the Business Day immediately preceding the date on which an early amortization event with respect to Series 2005-[__] is deemed to have occurred, and ending upon the earliest to occur of:

   o the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, all classes of the Series 2005-[__] notes;

   o the date on which a sale of assets in the issuance trust has taken place following (i) an event of default and acceleration of the Series 2005- [__] notes or (ii) the Series 2005-[__] Legal Maturity Date; and

   o the seventh Business Day following the Series 2005-[__] Legal Maturity
     Date,

   in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on such date.

   If the Class A notes have not been paid in full, Series 2005-[__] Available Principal Collections and Shared Excess Available Principal Collections, if any, allocated from other series of notes will be paid to the Class A noteholders on each Payment Date until the earliest of:

   o the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, the Class A notes;

   o the date on which a sale of assets in the issuance trust has taken place following an event of default and acceleration of the Series 2005-[__] notes; and

   o the Series 2005-[__] Legal Maturity Date.

   After the Class A notes have been paid in full, and if the Series 2005-[__] Legal Maturity Date has not occurred, Series 2005-[__] Available Principal Collections and Shared Excess Available Principal Collections, if any, allocated from other series of notes will be paid to the Class B noteholders on each Payment Date until the earliest of:

   o the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, the Class B notes;

   o the date on which a sale of assets in the issuance trust has taken place following an event of default and acceleration of the Series 2005-[__] notes; and

   o the Series 2005-[__] Legal Maturity Date.

   After the Class B notes have been paid in full, and if the Series 2005-[__] Legal Maturity Date has not occurred, Series 2005-[__] Available Principal Collections and

Shared Excess Available Principal Collections, if any, allocated from other series of notes will be paid to the Class C noteholders on each Payment Date until the earliest of:

   o the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, the Class C notes;

   o the date on which a sale of assets in the issuance trust has taken place following an event of default and acceleration of the Series 2005-[__] notes; and

   o the Series 2005-[__] Legal Maturity Date.


   If an early amortization event occurs during the controlled accumulation period, on the next Payment Date, any amount on deposit in the principal funding account will be paid to the Class A noteholders and, after the Class A notes have been paid in full, any remaining amount will be paid to the Class B noteholders and, after the Class B notes have been paid in full, any remaining amount will be paid to the Class C noteholders.

   For a discussion of events that might lead to the commencement of the early amortization period, see "--Early Amortization of the Notes" below and "The Notes--Redemption and Early Amortization of Notes" and "The Indenture--Early Amortization Events" in the accompanying prospectus.

EARLY AMORTIZATION OF THE NOTES


   In addition to the early amortization events applicable to all notes, including the Series 2005-[__] notes, described in the accompanying prospectus, each of the following events will be an early amortization event for the Series 2005-[__] notes:

     -- if, for any Monthly Period, the Quarterly Excess Spread Percentage is less than the Required Excess Spread Percentage for such Monthly Period;

     -- if, when required to do so, the transferor is unable to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the Invested Amount of an existing collateral certificate included in the issuance trust; and

     -- any Servicer Default, as described in "Sources of Funds to Pay the Notes--Servicer Default" in the accompanying prospectus, occurs that would have a material adverse effect on the Series 2005-[__] noteholders;


   See "The Notes--Redemption and Early Amortization of Notes" and "The Indenture--Early Amortization Events" in the accompanying prospectus.

SUBORDINATION


   The Class C notes are subordinated to the Class A notes and the Class B notes. Interest payments generally will be made on the Class A notes and the Class B notes before they are made on the Class C notes. Principal payments on the Class C notes generally will not begin until the Class A notes and the Class B notes have been paid in full. If the Series 2005-[__] Nominal Liquidation Amount is reduced due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon, the principal of and interest on the Class C notes may not be paid in full. If there is a sale of assets in the issuance trust following (i) an event of default and acceleration of the Series 2005-[__] notes or (ii) the Series 2005-[__] legal maturity date, as described in "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus, the net proceeds of that sale which are available to pay principal of and interest on the Series 2005-[__] notes will be paid first to the Class A notes and the Class B notes before any remaining net proceeds will be available for payments due to the Class C notes.

   The Class B notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes before they are made on the Class B notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. If the Series 2005-[__] Nominal Liquidation Amount is reduced due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series 2005- [__] Servicing Fee and past due amounts thereon, the principal of and interest on the Class B notes may not be paid in full. If there is a sale of assets in the issuance trust following (i) an event of default and acceleration of the Series 2005-[__] notes or (ii) the Series 2005-[__] legal maturity date, as described in "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus, the net proceeds of that sale which are available to pay principal of and interest on the Series 2005-[__] notes will be paid first to the Class A notes before any remaining net proceeds will be available for payments due to the Class B notes.


SOURCES OF FUNDS TO PAY THE NOTES


   THE ASSETS OF THE ISSUER

   As of the date of this prospectus supplement, the issuer's primary assets are receivables arising in designated consumer and small business charge accounts owned by TRS, Centurion and FSB and funds on deposit in the issuer trust accounts. In the future, the issuer's assets may also include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates and receivables arising in additional consumer and small business charge accounts owned by TRS, Centurion, FSB or any of their affiliates. Additionally, in the future, the issuer's assets may include collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates. In addition, the Invested Amount of any existing collateral certificate included in the issuance trust may be increased or decreased from time to time.

   The sole source of payment for the principal of and interest on the Series 2005-[__] notes is provided by:

   o the portion of Principal Collections and Finance Charge Collections allocated to Series 2005-[__] and available, after giving effect to any reallocations, including reallocations of Finance Charge Collections among series, if any, included in Reallocation Group A (see "Deposit and Application of Funds--Reallocations

     Among Different Series Within Reallocation Group A" in this prospectus supplement);

   o Series 2005-[__]'s allocable share of funds on deposit in the collection account, the excess funding account and the overconcentration account; and

   o funds on deposit in the principal funding account and the accumulation reserve account established for Series 2005-[__] and, with respect to the Class C notes only, funds on deposit in the Class C reserve account established for the benefit of the Class C notes.

   The Series 2005-[__] noteholders will have no recourse to any other assets of the issuer (other than Shared Excess Available Finance Charge Collections, if any, from other series in Shared Excess Available Finance Charge Collections Group A and Shared Excess Available Principal Collections, if any, from other series in Shared Excess Principal Collections Group A) or recourse to any other person or entity for payment of principal of and interest on the Series 2005-[__] notes. In addition to the Series 2005-[__] notes, the issuer may issue other series of notes.


   THE ISSUER TRUST ACCOUNTS


   For a description of the issuer trust accounts established for the benefit of all series of notes, including the collection account, the overconcentration account and the excess funding account, see "Sources of Funds to Pay the Notes" in the accompanying prospectus.

   In connection with Series 2005-[__], the issuer will establish a principal funding account and an accumulation reserve account for the benefit of the Series 2005-[__] noteholders. In addition, in connection with Series 2005- [__], the issuer will establish a Class C reserve account solely for the benefit of the Class C noteholders.


   PRINCIPAL FUNDING ACCOUNT


   The issuer will establish a principal funding account into which Series 2005-[__] Available Principal Collections and Shared Excess Available Principal Collections, if any, allocated from other series of notes will be deposited during the controlled accumulation period. Those principal collections will be used to make payments of principal of the Series 2005-[__] notes when due. For a discussion of the timing and amount of principal to be deposited into the principal funding account, see "--Principal Payments" in this prospectus supplement.


   ACCUMULATION RESERVE ACCOUNT

   The issuer will establish an accumulation reserve account to cover shortfalls in investment earnings on amounts on deposit in the principal funding account.


   The required amount to be deposited in the accumulation reserve account for the Series 2005-[__] notes is zero. However, if more than one deposit is required to be deposited into the principal funding account to pay the principal of the Series 2005-[__] notes on the expected final payment date, the amount required to be deposited will be [0.50]% of the initial dollar principal amount of the Series 2005-[__] notes, or such other amount designated by the issuer. See "Deposit and Application of Funds--Targeted Deposits to the Accumulation Reserve Account" in this prospectus supplement.

   CLASS C RESERVE ACCOUNT


   The issuer will establish a Class C reserve account to provide credit enhancement solely for the Class C noteholders. Funds on deposit in the Class C reserve account will be available to Class C noteholders to cover shortfalls in interest payable on Payment Dates. If, on and after the earliest to occur of (i) the date on which assets in the issuance trust are sold following an event of default and acceleration of the Series 2005-[__] notes, (ii) any date on or after the expected final payment date on which the amount on deposit in the principal funding account (to the extent such amount exceeds the outstanding dollar principal amount of the Class A notes and the Class B notes) plus the aggregate amount on deposit in the Class C reserve account for the Class C notes equals or exceeds the outstanding dollar principal amount of the Class C notes and (iii) the Series 2005-[__] Legal Maturity Date, the amount on deposit in the principal funding account is insufficient to pay in full the Class C notes, the amount of the deficiency will be withdrawn from the Class C reserve account and applied to pay principal of the Class C notes. Only the holders of Class C notes will have the benefit of this Class C reserve account. The Class C reserve account for the Class C notes will be funded (provided that there are sufficient Series 2005-[__] Available Finance Charge Collections and, to the extent available, Shared Excess Available Finance Charge Collections) if the Quarterly Excess Spread Percentage or the Quarterly Principal Payment Rate fall below certain levels or an early amortization event or event of default occurs. See "Prospectus Supplement Summary--Subordination; Credit Enhancement" and "Deposit and Application of Funds--Withdrawals from the Class C Reserve Account" in this prospectus supplement.


                        DEPOSIT AND APPLICATION OF FUNDS



   The Series 2005-[__] indenture supplement specifies how Series 2005-[__] Available Finance Charge Collections, Series 2005-[__] Available Principal Collections and other amounts allocated to the Series 2005-[__] notes will be deposited into the issuer trust accounts established for the Series 2005-[__] notes to provide for the payment of interest on and principal of Series 2005- [__] notes as payments become due. The following sections summarize those provisions.

ALLOCATIONS OF FINANCE CHARGE COLLECTIONS, PRINCIPAL COLLECTIONS, THE DEFAULT AMOUNT AND THE SERVICING FEE

   Pursuant to the transfer and servicing agreement, with respect to each Monthly Period, the servicer will allocate among Series 2005-[__] and all other series of notes outstanding Finance Charge Collections, Principal Collections, the Default Amount, the Servicing Fee and amounts withdrawn from the overconcentration account, each with respect to such Monthly Period as described in "Sources of Funds to Pay the Notes--Deposit and Allocation of Funds in the Issuance Trust" in the accompanying prospectus and, with respect to Series 2005-[__] specifically, as described below.

   With respect to each Monthly Period, the indenture trustee will, at the direction of the servicer, allocate to the Series 2005-[__] notes the product of:

   o the Series 2005-[__] Floating Allocation Percentage, and

   o the amount of Finance Charge Collections.

   The finance charge collections allocated to Series 2005-[__] described above are referred to in this prospectus supplement as "Series 2005-[__] Finance Charge Collections."

   In addition, with respect to each Monthly Period, the indenture trustee will, at the direction of the servicer, allocate to the Series 2005-[__] notes:

   o the product of the Series 2005-[__] Principal Allocation Percentage and the amount of Principal Collections with respect to such Monthly Period,

   o the product of the Series 2005-[__] Floating Allocation Percentage and the Default Amount with respect to such Monthly Period,

   o the product of the Series 2005-[__] Floating Allocation Percentage and the Servicing Fee with respect to such Monthly Period, and

   o the product of (i) a fraction, the numerator of which is the Series 2005- [__] Nominal Liquidation Amount as of the last day of such Monthly Period and the denominator of which is the sum of the Series 2005-[__] Nominal Liquidation Amount and the aggregate Nominal Liquidation Amounts of all outstanding series, in each case as of the last day of such Monthly Period and (ii) the amount withdrawn from the overconcentration account and treated as available Principal Collections pursuant to the transfer and servicing agreement.

   The Principal Collections, Default Amount and Servicing Fee allocated to Series 2005-[__] described above are referred to in this prospectus supplement as "Series 2005-[__] Principal Collections," the "Series 2005-[__] Default Amount" and the "Series 2005-[__] Servicing Fee," respectively.

   For a detailed description of the percentage used by the indenture trustee in allocating Finance Charge Collections, the Default Amount and the Servicing Fee to the Series 2005-[__] notes, see the definition of "Series 2005-[__] Floating Allocation Percentage" in the "Glossary of Defined Terms" in this prospectus supplement. For a detailed description of the percentage used by the indenture trustee in allocating Principal Collections to the Series 2005- [__] notes, see the definition of "Series 2005-[__] Principal Allocation Percentage" in the "Glossary of Defined Terms" in this prospectus supplement.


REALLOCATIONS AMONG DIFFERENT SERIES WITHIN REALLOCATION GROUP A


   Following the allocation of Finance Charge Collections to the Series 2005- [__] notes as described in "--Allocations of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee," Series 2005- [__] Finance Charge Collections with respect to each Monthly Period will be combined with Finance Charge Collections allocated to each other series in Reallocation Group A with respect to such Monthly Period, collectively referred to as Reallocation Group A Finance Charge Collections.

   Reallocation Group A is a group of series of notes which share Reallocation Group A Finance Charge Collections pro rata, based on the relative size of the required payments to each series in Reallocation Group A as compared to the total required payments of all series in Reallocation Group A. For each Monthly Period, the servicer will calculate the

Reallocation Group A Finance Charge Collections and, on the following Payment Date, will allocate such amount among all series in Reallocation Group A in the following priority:


      (i) Reallocation Group A Interest;

      (ii) Reallocation Group A Default Amount;

      (iii) Reallocation Group A Fees;

      (iv) Reallocation Group A Additional Amounts; and

      (v) the balance pro rata among each series in Reallocation Group A based on the Nominal Liquidation Amount of each such series.


   In the case of clauses (i), (ii), (iii) and (iv) above, if the amount of Reallocation Group A Finance Charge Collections is not sufficient to cover each such amount in full, the amount available will be allocated among the series in Reallocation Group A pro rata based on the claim that each series has under the applicable clause. This means, for example, that if the amount of Reallocation Group A Finance Charge Collections is not sufficient to cover Reallocation Group A Interest, each series in Reallocation Group A, including Series 2005-[__], will share such amount pro rata based on the amount of that series's required interest payment and any other series in Reallocation Group A with a claim in respect of interest, including overdue and additional interest, if applicable, which is larger than the claim for such amounts for any other series in Reallocation Group A (for example, due to a higher note interest rate) will receive a proportionately larger allocation. While any series of notes may be included in Reallocation Group A, there can be no assurance that any other series will be included in Reallocation Group A. Any issuance of a new series in Reallocation Group A may reduce or increase the amount of Reallocation Group A Finance Charge Collections allocated to Series 2005-[__]. See "Risk Factors--Issuance of additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you" in the accompanying prospectus.


PAYMENTS OF INTEREST, FEES AND OTHER ITEMS


   On each Payment Date, Reallocation Group A Finance Charge Collections allocated to the Series 2005-[__] notes as described in "--Reallocations Among Different Series Within Reallocation Group A," along with certain other amounts described in the definition of "Series 2005-[__] Available Finance Charge Collections" in the "Glossary of Defined Terms" will be applied by the indenture trustee in the following order and priority:


   o first, an amount equal to the Class A Monthly Interest plus Class A Additional Interest due for the related Payment Date and past due for any prior Payment Dates, will be paid to the Class A noteholders on that Payment Date;

   o second, an amount equal to the Class B Monthly Interest plus Class B Additional Interest due for the related Payment Date and past due for any prior Payment Dates, will be paid to the Class B noteholders on that Payment Date;

   o third, an amount equal to the Class C Monthly Interest plus Class C Additional Interest due for the related Payment Date and past due for any prior Payment Dates, will be paid to the Class C noteholders on that Payment Date;


   o fourth, an amount equal to the Series 2005-[__] Servicing Fee due for the related Payment Date and past due for any prior Payment Date, will be paid to the servicer;

   o fifth, an amount equal to the Series 2005-[__] Default Amount for such Payment Date will be treated as Series 2005-[__] Available Principal Collections;

   o sixth, an amount equal to the unreimbursed reductions in the Series 2005- [__] Nominal Liquidation Amount due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon will be treated as Series 2005-[__] Available Principal Collections;


   o seventh, to make targeted deposits, if any, to the accumulation reserve account;

   o eighth, to make targeted deposits, if any, to the Class C reserve account;


   o ninth, following an event of default and acceleration of the Series 2005- [__] notes, the balance, if any, up to the outstanding dollar principal amount of the Series 2005-[__] notes less the amount of Series 2005-[__] Available Principal Collections allocated to Series 2005-[__] on that Payment Date will be treated as Series 2005-[__] Available Principal Collections; and

   o tenth, all remaining amounts will be treated as Shared Excess Available Finance Charge Collections and will be available to cover any shortfalls in Finance Charge Collections allocated to other series in Shared Excess Available Finance Charge Collections Group A and, after payment of these shortfalls, the remaining amount will be paid to the holder of the transferor interest.

   If Series 2005-[__] Available Finance Charge Collections are not sufficient to make all required payments and applications as described above, Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes will be available to make such required payments. Shared Excess Available Finance Charge Collections allocated to the Series 2005-[__] notes will be allocated in the same manner and priority as Series 2005-[__] Available Finance Charge Collections described above. While any series of notes may be included in Shared Excess Available Finance Charge Collections Group A, there can be no assurance that any other series will be included in Shared Excess Available Finance Charge Collections Group A or that there will be any Shared Excess Available Finance Charge Collections. See "--Shared Excess Available Finance Charge Collections" in this prospectus supplement and "The Notes--Groups--Shared Excess Available Finance Charge Collections Group" in the accompanying prospectus.

REDUCTIONS IN THE SERIES 2005-[__] NOMINAL LIQUIDATION AMOUNT DUE TO CHARGE-OFFS AND REALLOCATED PRINCIPAL COLLECTIONS

   The Series 2005-[__] Default Amount represents the Series 2005-[__]'s share of losses from the Trust Portfolio. On the Business Day prior to each Payment Date, the servicer will calculate the Series 2005-[__] Default Amount, if any, for the prior Monthly Period. If the

Series 2005-[__] Default Amount exceeds the amount of Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes for such Monthly Period and available to fund this amount, then the Series 2005-[__] Nominal Liquidation Amount will be reduced by the excess. This excess is referred to as a "charge-off."

   On each Payment Date, if the sum of Class A Monthly Interest, Class A Additional Interest, Class B Monthly Interest, Class B Additional Interest, the Series 2005-[__] Servicing Fee and past due amounts thereon cannot be paid from Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, as described in "--Payments of Interest, Fees and Other Items" in this prospectus supplement, then Reallocated Principal Collections will be used to pay these amounts and the Series 2005-[__] Nominal Liquidation Amount will be reduced accordingly. However, with respect to Class A Monthly Interest, Class A Additional Interest, the Series 2005-[__] Servicing Fee and past due amounts thereon, the amount of these Reallocated Principal Collections cannot exceed [__]% of the initial Series 2005-[__] Nominal Liquidation Amount, minus any reductions due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount and due to Reallocated Principal Collections previously used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon, in each case that have not been reimbursed. With respect to Class B Monthly Interest, Class B Additional Interest and past due amounts thereon, the amount of these Reallocated Principal Collections cannot exceed [__]% of the initial Series 2005-[__] Nominal Liquidation Amount, minus any reductions due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount and due to Reallocated Principal Collections previously used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon, in each case that have not been reimbursed.

   In no event will the Series 2005-[__] Nominal Liquidation Amount be reduced below zero. Reductions in the Series 2005-[__] Nominal Liquidation Amount due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon may be reimbursed from subsequent Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes and available to fund this amount. A reduction in the Series 2005-[__] Nominal Liquidation Amount will reduce the allocation of Finance Charge Collections and Principal Collections to Series 2005-[__]. If the Series 2005- [__] Nominal Liquidation Amount is reduced to zero, Series 2005-[__] will not receive any further allocations of Finance Charge Collections and Principal Collections.


PAYMENTS OF PRINCIPAL


   On each Payment Date, the indenture trustee will apply Series 2005-[__] Available Principal Collections in the following order and priority:

   o first, on each Payment Date with respect to the revolving period, all Series 2005-[__] Available Principal Collections will be treated as Shared Excess Available

     Principal Collections and applied as described in "--Shared Excess Available Principal Collections" in this prospectus supplement.

   o second, on each Payment Date with respect to the controlled accumulation period and the early amortization period, all Series 2005-[__] Available Principal Collections will be distributed or deposited in the following priority:


          --during the controlled accumulation period, an amount equal to the Monthly Principal will be deposited in the principal funding account in an amount not to exceed the Controlled Deposit Amount;

          --during the early amortization period, an amount equal to the Monthly Principal will be paid first, to the Class A noteholders until the Class A notes have been paid in full, second, to the Class B noteholders until the Class B notes have been paid in full and third, to the Class C noteholders until the Class C notes have been paid in full; and


          --on each Payment Date during the controlled accumulation period and the early amortization period, the balance of Series 2005-[__] Available Principal Collections not applied as described above will be treated as Shared Excess Available Principal Collections and applied as described in "--Shared Excess Available Principal Collections" in this prospectus supplement.


   On the earlier to occur of (i) the first Payment Date with respect to the early amortization period and (ii) the expected final payment date, the indenture trustee will withdraw from the principal funding account and distribute first, to the Class A noteholders until the Class A notes have been paid in full, second, to the Class B noteholders until the Class B notes have been paid in full, and third, to the Class C noteholders until the Class C notes have been paid in full, the amounts deposited into the principal funding account.


LIMIT ON ALLOCATIONS OF SERIES 2005-[__] AVAILABLE PRINCIPAL COLLECTIONS AND SERIES 2005-[__] AVAILABLE FINANCE CHARGE COLLECTIONS

   The Series 2005-[__] notes will be allocated Series 2005-[__] Principal Collections and Series 2005-[__] Finance Charge Collections solely to the extent of the Series 2005-[__] Nominal Liquidation Amount. Therefore, if the Series 2005-[__] Nominal Liquidation Amount has been reduced due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon, the Series 2005-[__] notes will not be allocated Principal Collections or Finance Charge Collections to the extent of such reductions. However, any funds in the principal funding account, any funds in the accumulation reserve account and, in the case of the Class C notes, any funds in the Class C reserve account, will still be available to pay principal of and interest on the Series 2005-[__] notes. If the Series 2005-[__] Nominal Liquidation Amount has been reduced due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon, it is possible for the Series 2005-[__] Nominal Liquidation Amount to be increased by subsequent allocations of Series 2005-[__] Available Finance Charge Collections and

Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes that are allocated to fund this amount. However, there are no assurances that there will be any Series 2005-[__] Available Finance Charge Collections or Shared Excess Available Finance Charge Collections available to increase the Series 2005-[__] Nominal Liquidation Amount.


SALE OF ASSETS


   Assets in the issuance trust may be sold following (i) an event of default and acceleration of the Series 2005-[__] notes and (ii) the Series 2005-[__] Legal Maturity Date. See "The Indenture--Events of Default" in the accompanying prospectus.

   If an event of default occurs and the Series 2005-[__] notes are accelerated before the Series 2005-[__] Legal Maturity Date, the issuer may sell assets if the conditions described in "The Indenture--Events of Default" and "--Events of Default Remedies" in the accompanying prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of the Series 2005-[__] notes. However, a sale will only be permitted if at least one of the following conditions is met:


   o the holders of 90% of the aggregate outstanding dollar principal amount of the Series 2005-[__] notes consent;


   o the net proceeds of such sale, plus amounts on deposit in the issuer trust accounts would be sufficient to pay all amounts due on the Series 2005-[__] notes; or

   o if the indenture trustee determines that the funds to be allocated to the Series 2005-[__] notes, including (i) Series 2005-[__] Available Finance Charge Collections and Series 2005-[__] Available Principal Collections and (ii) amounts on deposit in the issuer trust accounts may not be sufficient on an ongoing basis to make all payments on the Series 2005- [__] notes as such payments would have become due if such obligations had not been declared due and payable, and 66 2/3% of the noteholders of the Series 2005-[__] notes consent to the sale.

   If the Series 2005-[__] Nominal Liquidation Amount is greater than zero on the Series 2005-[__] Legal Maturity Date, after giving effect to any allocations, deposits and payments to be made on such date, the sale of assets in the issuance trust will take place no later than seven Business Days following the Series 2005-[__] Legal Maturity Date.

   The principal amount of assets designated for sale will be an amount not to exceed the sum of (i) the Series 2005-[__] Nominal Liquidation Amount and (ii) the product of the Series 2005-[__] Nominal Liquidation Amount and the Discount Option Percentage. Proceeds from such a sale will be paid first, to the Class A noteholders until payment in full of the stated principal amount of, and all accrued, unpaid and additional interest on, the Class A notes, then to the Class B noteholders until payment in full of the stated principal amount of, and all accrued, unpaid and additional interest on, the Class B notes and finally to the Class C noteholders.

   The Series 2005-[__] Nominal Liquidation Amount will be reduced to zero upon such sale even if the proceeds of that sale and amounts on deposit in the issuer trust accounts for the Series 2005-[__] notes are not enough to pay all remaining amounts due on the Series

2005-[__] notes. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated to Series 2005-[__]. Noteholders will receive the proceeds of the sale, but no more than the outstanding dollar principal amount of the Series 2005-[__] notes, plus all accrued, unpaid and additional interest. The Series 2005-[__] notes will no longer be outstanding under the indenture or any supplement thereto once the noteholders have directed the sale of assets.

   After giving effect to a sale of assets for the Series 2005-[__] notes, the amount of proceeds on deposit in the principal funding account may be less than the outstanding dollar principal amount of the Series 2005-[__] notes. This deficiency can arise because of unreimbursed reductions in the Series 2005-[__] Nominal Liquidation Amount or if the sale price for the assets was less than the outstanding dollar principal amount of the Series 2005-[__] notes. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the Class C reserve account.


TARGETED DEPOSITS TO THE CLASS C RESERVE ACCOUNT


   The Class C reserve account will not be funded unless and until the Quarterly Excess Spread Percentage falls below the levels described in the following table, the Quarterly Principal Payment Rate is equal to or less than 60% or an early amortization event or event of default occurs with respect to the Series 2005-[__] notes.





        QUARTERLY EXCESS                                                        FUNDING
        SPREAD PERCENTAGE                                                     PERCENTAGE
        -----------------                                                     ----------

        4.01% or greater ..................................................      0.00%

        3.51% to 4.00% ....................................................      1.00%

        3.01% to 3.50% ....................................................      1.50%

        2.01% to 3.00% ....................................................      2.00%

        1.01% to 2.00% ....................................................      3.00%

        0.00% to 1.00% ....................................................      4.00%





   The Class C reserve account will be funded in each Monthly Period, as necessary, from Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, as described in "--Payments of Interest, Fees and Other Items" in this prospectus supplement. For any Monthly Period in which the Class C reserve account is required to be funded, the amount targeted to be deposited in the Class C reserve account for the Class C notes is the applicable funding percentage times the initial dollar principal amount of the Series 2005-[__] notes. The amount targeted to be deposited in the Class C reserve account will adjust monthly as the Quarterly Excess Spread Percentage rises or falls. For any Monthly Period with respect to which the Quarterly Principal Payment Rate is equal to or less than 60%, the amount targeted to be deposited in the Class C reserve account will be the greater of (i) 1.00% and
(ii) the applicable funding percentage specified in the table above. If an early amortization event or event of default occurs with respect to the Series 2005-[__] notes, the targeted Class C reserve account amount will be the outstanding dollar principal amount of the Class C notes.

   Only the holders of the Class C notes will have the benefit of the Class C reserve account. The percentage and methodology for calculating the amount targeted to be on deposit in the Class C reserve account may change without the consent of any Series 2005-[__] noteholders, including the Class C noteholders, if the Rating Agency Condition is satisfied with respect to that change and if the issuer has delivered to each rating agency and the indenture trustee an Issuer Tax Opinion.


WITHDRAWALS FROM THE CLASS C RESERVE ACCOUNT

   Withdrawals will be made from the Class C reserve account, but in no event more than the amount on deposit therein, in the following order:

   o Payments of Interest. If the amount available and allocated to pay interest on the Class C notes is insufficient to pay in full the amounts due to the Class C noteholders, the amount of the deficiency will be withdrawn from the Class C reserve account and applied to pay interest on the Class C notes.


   o Payments of Principal. If, on and after the earliest to occur of (i) the date on which assets are sold following an event of default and acceleration of the Series 2005-[__] notes, (ii) any date on or after the expected final payment date on which the amount on deposit in the principal funding account (to the extent such amount exceeds the sum of the outstanding dollar principal amount of the Class A notes and the Class B notes) plus the aggregate amount on deposit in the Class C reserve account for the Class C notes equals or exceeds the outstanding dollar principal amount of the Class C notes and (iii) the Series 2005- [__] Legal Maturity Date, the amount on deposit in the principal funding account is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the Class C reserve account and applied to pay principal of the Class C notes.

   o Withdrawals of Excess Amounts. If on any Payment Date with respect to which the Series 2005-[__] notes have not been accelerated, the amount on deposit in the Class C reserve account is greater than the amount required to be on deposit therein, the excess will be withdrawn and paid to the holder of the transferor interest; provided that, on any day following an event of default and acceleration of the Series 2005-[__] notes, funds available in the Class C reserve account will be used to fund any amounts owed to the Class C noteholders. After payment in full of the Class C notes, any amount remaining on deposit in the Class C reserve account will be applied first, to pay all amounts due and payable on the Class A notes and Class B notes, if any, and second, to the holder of the transferor interest.


TARGETED DEPOSITS TO THE ACCUMULATION RESERVE ACCOUNT


   If more than one deposit of principal is targeted for the Series 2005-[__] notes, the accumulation reserve account will be funded on the Payment Date prior to the Payment Date on which a deposit is first targeted as described above in "--Payments of Principal." The accumulation reserve account will be funded from Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, as described above in "--Payments of Interest, Fees and Other Items."

WITHDRAWALS FROM THE ACCUMULATION RESERVE ACCOUNT

   Withdrawals will be made from the accumulation reserve account, but in no event more than the amount on deposit in the accumulation reserve account, in the following order:


   o Interest. If, on or prior to each Payment Date, the net investment earnings for amounts on deposit in the principal funding account are less than the sum of (i) the product of (a) the balance of such principal funding account, up to the outstanding dollar principal amount of the Class A notes, on the last day of the Monthly Period immediately preceding that Payment Date, (b) the Class A note interest rate for the related interest period and (c) the number of days in the related interest period divided by 360, (ii) the product of (a) the lesser of (1) the balance of such principal funding account in excess of the outstanding dollar principal amount of the Class A notes and (2) the outstanding dollar principal amount of the Class B notes on the last day of the Monthly Period immediately preceding that Payment Date, (b) the Class B note interest rate for the related interest period and (c) the number of days in the related interest period divided by 360, and (iii) the product of (a) the lesser of (1) the balance of such principal funding account in excess of the outstanding dollar principal amount of the Class A notes and the Class B notes and (2) the outstanding dollar principal amount of the Class C notes on the last day of the Monthly Period immediately preceding that Payment Date, (b) the Class C note interest rate for the related interest period and (c) the number of days in the related interest period divided by 360, then the indenture trustee will withdraw the shortfall from the accumulation reserve account, to the extent required and available, for treatment as Series 2005-[__] Available Finance Charge Collections with respect to the related Monthly Period.

   o Withdrawals of Excess Amounts. If on any Payment Date, the amount on deposit in the accumulation reserve account exceeds the amount required to be on deposit, the amount of such excess will be withdrawn from the accumulation reserve account and paid to the owner trustee for distribution pursuant to the trust agreement; provided that, on the earliest of (i) the day on which the Series 2005-[__] Nominal Liquidation Amount is reduced to zero, (ii) an event of default and acceleration of the Series 2005-[__] notes, (iii) the first Payment Date with respect to an Early Amortization Period, (iv) the expected final payment date and
     (v) the termination of the issuance trust pursuant to the trust agreement, funds available in the accumulation reserve account will be used to fund any amounts owed to the Series 2005-[__] noteholders that are payable from the accumulation reserve account as provided in this "--Withdrawals from the Accumulation Reserve Account." After payment in full of all such amounts, funds available in the accumulation reserve account will be paid to the holder of the transferor interest.


FINAL PAYMENT OF THE NOTES


   Series 2005-[__] noteholders are entitled to payment of principal in an amount equal to the stated principal amount of their notes. However, Series 2005-[__] Available Principal Collections will be allocated to pay principal on the Series 2005-[__] notes only up to the Series 2005-[__] Nominal Liquidation Amount, which will be reduced due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount or due to Reallocated

Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon. In addition, if there is a sale of assets following
(i) an event of default and acceleration of the Series 2005-[__] notes or (ii) the Series 2005-[__] legal maturity date, as described in "--Sale of Assets" in this prospectus supplement, the amount of assets sold will not exceed the sum of (i) the Series 2005-[__] Nominal Liquidation Amount and (ii) the product of the Series 2005-[__] Nominal Liquidation Amount and the Discount Option Percentage. If the Series 2005-[__] Nominal Liquidation Amount has been reduced, Series 2005-[__] noteholders will receive full payment of principal and interest only to the extent proceeds from the sale of assets and amounts which have been previously deposited into the issuer trust accounts for the Series 2005-[__] notes are sufficient to pay the stated principal amount.

   Any class of Series 2005-[__] notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

   o the date of payment in full of the stated principal amount of, and all accrued, past due and additional interest on, that class of notes;

   o the date on which a sale of assets in the issuance trust has taken place with respect to Series 2005-[__], as described in "--Sale of Assets" in this prospectus supplement; and

   o the seventh Business Day following the Series 2005-[__] Legal Maturity
     Date,

in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on such date.


SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS


   Series 2005-[__] is included in a group of series designated as Shared Excess Available Finance Charge Collections Group A. Series 2005-[__] Available Finance Charge Collections in excess of the amount required to make all required deposits and payments for Series 2005-[__] will be made available to other series included in Shared Excess Available Finance Charge Collections Group A whose allocation of Finance Charge Collections is not sufficient to make its required deposits and payments. If Series 2005-[__] Available Finance Charge Collections are insufficient to make all required deposits and payments, Series 2005-[__] will have access to Shared Excess Available Finance Charge Collections, if any, from other series of notes in Shared Excess Available Finance Charge Collections Group A. Shared Excess Available Finance Charge Collections allocated to Series 2005-[__] will be allocated in the same manner and priority as Series 2005-[__] Available Finance Charge Collections as described in "--Payments of Interest, Fees and Other Items" in this prospectus supplement.

   Shared Excess Available Finance Charge Collections will be allocated to cover shortfalls in Finance Charge Collections allocated to other series of notes in Shared Excess Available Finance Charge Collections Group A, if any. If these shortfalls exceed Shared Excess Available Finance Charge Collections for any Monthly Period, Shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series of notes in Shared Excess Available Finance Charge Collections Group A based on the relative amounts of those shortfalls. Shared Excess Available Finance Charge Collections not needed to cover shortfalls and not required to be deposited in the overconcentration account or the excess funding account will be paid to the holder of the transferor interest. See "The Notes--Groups--Shared Excess Available Principal Collections Group" in the accompanying prospectus.

   Shared Excess Available Finance Charge Collections will not be available for application by other series of notes that are not included in Shared Excess Available Finance Charge Collections Group A.

   The sharing of Shared Excess Available Finance Charge Collections will be discontinued if the issuer delivers to the indenture trustee a certificate to the effect that the continued sharing of Shared Excess Available Finance Charge Collections would have adverse regulatory implications for any account owner or the transferor. Following the delivery by the issuer of any such certificate to the indenture trustee, there will not be any further sharing of Shared Excess Available Finance Charge Collections.

   While any series of notes may be included in Shared Excess Available Finance Charge Collections Group A, there can be no assurance that:


   --any other series will be included in such group,

   --there will be any Shared Excess Available Finance Charge Collections for any Monthly Period, or

   --the issuer will not at any time deliver the certificate discontinuing sharing described above.


   While the issuer does not believe that, based on the applicable rules and regulations as currently in effect, the sharing of Shared Excess Available Finance Charge Collections will have an adverse regulatory implication for any account owner or the transferor, there can be no assurance that this will continue to be true in the future.


SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS


   Series 2005-[__] is included in a group of series designated as Shared Excess Available Principal Collections Group A. Series 2005-[__] Available Principal Collections for any Monthly Period will first be used to cover, during the controlled accumulation period, deposits of the applicable Controlled Deposit Amount to the principal funding account, and during the early amortization period, payments to the Series 2005-[__] noteholders. Any remaining Series 2005-[__] Available Principal Collections for such Monthly Period will be made available to other series included in Shared Excess Available Principal Collections Group A whose allocation of Principal Collections is not sufficient to make its required principal deposits and payments. If Series 2005-[__] Available Principal Collections are not sufficient to make all required deposits and payments, Series 2005-[__] will have access to Shared Excess Available Principal Collections, if any, allocated from other series of notes. Shared Excess Available Principal Collections allocated to Series 2005-[__] will be allocated in the same manner and priority as Series 2005-[__] Available Principal Collections as described in "--Payments of Principal" in this prospectus supplement.

   Shared Excess Available Principal Collections will be allocated to cover shortfalls in Principal Collections allocated to other series of notes in Shared Excess Available Principal Collections Group A, if any. If these shortfalls exceed Shared Excess Available Principal Collections for any Monthly Period, Shared Excess Available Principal Collections will be allocated pro rata among the applicable series of notes in Shared Excess Available Principal Collections Group A based on the relative amounts of those shortfalls. Shared Excess Available Principal Collections not needed to cover shortfalls will be paid to the holder of the transferor interest.

   Shared Excess Available Principal Collections will not be available for application by other series of notes that are not included in Shared Excess Available Principal Collections Group A.

   While any series of notes may be included in Shared Excess Available Principal Collections Group A, there can be no assurance that any other series will be included in Shared Excess Available Principal Collections Group A or that there will be any Shared Excess Available Principal Collections.


SERVICER COMPENSATION


   The servicer is entitled to receive a monthly servicing fee, referred to as the Servicing Fee, as compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer. For each month, the Servicing Fee will equal the sum of (i) the amount of the servicing fee for the receivables included in the issuance trust, referred to as the Receivables Servicing Fee and (ii) the amount of the servicing fee for each collateral certificate included in the issuance trust. The portion of the Servicing Fee allocated to the Series 2005-[__] noteholders, referred to as the Series 2005- [__] Servicing Fee, will be paid from Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, as described in "--Payments of Interest, Fees and Other Items" in this prospectus supplement.


                                  UNDERWRITING



   Subject to the terms and conditions of the underwriting agreement for these Series 2005-[__] notes, the issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A notes, the Class B notes and the Class C notes set forth opposite its name:



                                                                             PRINCIPAL
      UNDERWRITERS OF THE CLASS A NOTES                                       AMOUNT
      ------------------------------------                                   ---------

      [A Co.]............................................................       $

      [B Co.]............................................................

      [C Co.]............................................................

                                                                                --
                                                                                $

                                                                                ==


                                                                             PRINCIPAL
      UNDERWRITERS OF THE CLASS B NOTES                                       AMOUNT
      ------------------------------------                                   ---------

      [A Co.]............................................................       $

      [B Co.]............................................................

      [C Co.]............................................................

                                                                                --
                                                                                $

                                                                                ==


                                                                             PRINCIPAL
      UNDERWRITERS OF THE CLASS C NOTES                                       AMOUNT
      ------------------------------------                                   ---------

      [A Co.]............................................................       $

      [B Co.]............................................................

      [C Co.]............................................................

                                                                                --
                                                                                $

                                                                                ==



   The underwriting agreement provides that the obligation of the Class A underwriters to pay for and accept delivery of the Class A notes, the obligation of the Class B underwriters to pay for and accept delivery of the Class B notes and the obligation of the Class C underwriters to pay for and accept delivery of the Class C notes are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Series 2005-[__] notes offered hereby will be issued if any are issued.


   The Class A underwriters have advised the issuer that the several underwriters propose initially to offer the Class A notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [___]% of the principal amount of the Class A notes. The Class A underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [___]% of the principal amount of the Class A notes.

   The Class B underwriters have advised the issuer that the several underwriters propose initially to offer the Class B notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [___]% of the principal amount of the Class B notes. The Class B underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [___]% of the principal amount of the Class B notes.

   The Class C underwriters have advised the issuer that the several underwriters propose initially to offer the Class C notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [___]% of the principal amount of the Class C notes. The Class C underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [___]% of the principal amount of the Class C notes.

   After the public offering, the public offering price and other selling terms may be changed by the underwriters.


   Each underwriter of these Series 2005-[__] notes has agreed that:

   o it has not offered or sold, and will not offer or sell any Series 2005- [__] notes to persons in the United Kingdom prior to the expiration of the period six months from the date of their issuance, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations") and the Financial Services and Markets Act 2000 (the "FSMA");

   o it has complied and will comply with all applicable provisions of the Regulations and FSMA with respect to anything done by it in relation to the Series 2005-[__] notes in, from or otherwise involving the United Kingdom; and

   o it has only and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Series 2005-[__] notes in circumstances in which
     Section 21(1) of the FSMA does not apply to the issuer.

   In connection with the sale of these Series 2005-[__] notes, the underwriters may engage in:

   o over-allotments, in which members of the syndicate selling these Series 2005-[__] notes sell more notes than the issuer actually sold to the syndicate, creating a syndicate short position;

   o stabilizing transactions, in which purchases and sales of these Series 2005-[__] notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

   o syndicate covering transactions, in which members of the selling syndicate purchase these Series 2005-[__] notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

   o penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Series 2005-[__] notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

   These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Series 2005-[__] notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

   The issuer, the transferor and TRS will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

   The issuer will receive proceeds of approximately $[________] from the sale of these Series 2005-[__] notes. This amount represents [____]% of the principal amount of those notes. The issuer will receive this amount net of the underwriting discount of $[______]. The underwriting discount represents [____]% of the principal amount of those notes. Additional offering expenses are estimated to be $[_____]. The issuer will pay those proceeds to the transferor, who will use the proceeds as described in "Use of Proceeds" in this prospectus supplement.

                           GLOSSARY OF DEFINED TERMS



   "ADJUSTED OUTSTANDING DOLLAR PRINCIPAL AMOUNT" means, for any date of determination, the outstanding dollar principal amount of the Series 2005-[__] notes as of that date, less any amounts on deposit in the principal funding account.

   "BASE RATE" means, for any Monthly Period, the sum of (i) the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest for such Monthly Period and the denominator of which is the outstanding dollar principal amount of the Series 2005-[__] notes as of the last day of the preceding Monthly Period and (ii) the Servicing Fee Percentage for the Monthly Period.

   "CLASS A ADDITIONAL INTEREST" means, for any Payment Date, the product of:

      o the excess of Class A Monthly Interest for that Payment Date and any unpaid Class A Monthly Interest for a prior Payment Date over the aggregate amount of funds allocated and available to pay Class A Monthly Interest for that Payment Date;

      o the sum of (i) the Class A note interest rate in effect for the Interest Period related to the current Payment Date and (ii) 2.0% per year; and


      o the actual number of days in that Interest Period divided by 360.


   "CLASS A MONTHLY INTEREST" means, for any Payment Date, the product of:

      o the Class A note interest rate in effect for the Interest Period related to the current Payment Date;

      o the actual number of days in that Interest Period divided by 360; and


      o the outstanding dollar principal amount of the Class A notes as of the related Record Date;


provided, however, that for the first Payment Date, Class A Monthly Interest shall be equal to the interest accrued on the initial dollar principal amount of the Class A notes at the Class A note interest rate for the period from and including the issuance date to but excluding the first Payment Date.

   "CLASS B ADDITIONAL INTEREST" means, for any Payment Date, the product of:

      o the excess of Class B Monthly Interest for that Payment Date and any unpaid Class B Monthly Interest for a prior Payment Date over the aggregate amount of funds allocated and available to pay Class B Monthly Interest for that Payment Date;

      o the sum of (i) Class B note interest rate in effect for the Interest Period related to the current Payment Date and (ii) 2.0% per year; and


      o the actual number of days in that Interest Period divided by 360.

   "CLASS B MONTHLY INTEREST" means, for any Payment Date, the product of:

      o the Class B note interest rate in effect for the Interest Period related to the current Payment Date;

      o the actual number of days in that Interest Period divided by 360; and


      o the outstanding dollar principal amount of the Class B notes as of the related Record Date;


provided, however, that for the first Payment Date, Class B Monthly Interest shall be equal to the interest accrued on the initial dollar principal amount of the Class B notes at the Class B note interest rate for the period from and including the issuance date to but excluding the first Payment Date.

   "CLASS C ADDITIONAL INTEREST" means, for any Payment Date, the product of:

      o the excess of Class C Monthly Interest for that Payment Date and any unpaid Class C Monthly Interest for a prior Payment Date over the aggregate amount of funds allocated and available to pay Class C Monthly Interest for that Payment Date;

      o the sum of (i) Class C note interest rate in effect for the Interest Period related to the current Payment Date and (ii) 2.0% per year; and


      o the actual number of days in that Interest Period divided by 360.


   "CLASS C MONTHLY INTEREST" means, for any Payment Date, the product of:

      o the Class C note interest rate in effect for the Interest Period related to the current Payment Date;

      o the actual number of days in that Interest Period divided by 360; and


      o the outstanding dollar principal amount of the Class C notes as of the related Record Date;


provided, however, that for the first Payment Date, Class C Monthly Interest shall be equal to the interest accrued on the initial dollar principal amount of the Class C notes at the Class C note interest rate for the period from and including the issuance date to but excluding the first Payment Date.


   "CONTROLLED ACCUMULATION AMOUNT" means, for any Payment Date relating to the controlled accumulation period, $[_______]; provided, however, that if the commencement of the controlled accumulation period is delayed as described in "The Notes--Principal Payments--Postponement of Controlled Accumulation
Period" in this prospectus supplement, the Controlled Accumulation Amount will be $[________].

   "CONTROLLED DEPOSIT AMOUNT" means, for any Payment Date relating to the controlled accumulation period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any Deficit Controlled Accumulation Amount for the immediately preceding Payment Date.

   "DEFICIT CONTROLLED ACCUMULATION AMOUNT" means:

      o on the first Payment Date for the controlled accumulation period, the excess, if any, of the Controlled Accumulation Amount for such Payment Date over the amount deposited in the principal funding account on such Payment Date, and

      o on each subsequent Payment Date for the controlled accumulation period, the excess, if any, of the Controlled Deposit Amount for such Payment Date and any then existing Deficit Controlled Accumulation Amount over the amount deposited in the Principal Funding Account on such Payment Date.


   "EXCESS SPREAD PERCENTAGE" means, with respect to each Payment Date, as determined on the Business Day prior to such Payment Date, the amount, if any, by which the Series 2005-[__] Portfolio Yield for the related Monthly Period exceeds the Base Rate for such Monthly Period.

   "INTEREST PERIOD" means the period beginning on and including any Payment Date and ending on but excluding the next Payment Date; provided that the first Interest Period will begin on and include the issuance date and end on but exclude the [__________] Payment Date.

   "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period (commencing on the first day of the relevant Interest Period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four reference banks in the London interbank market for a one-month period (commencing on the first day of the relevant Interest Period). The servicer will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Period). If the banks selected by the servicer are not quoting rates as provided in the immediately preceding sentence, LIBOR for such Interest Period will be LIBOR for the immediately preceding Interest Period.


   "LIBOR DETERMINATION DATE" means, for each of the Class A note interest rate, the Class B note interest rate and the Class C note interest rate, (i) for the initial Interest Period, the second London Business Day prior to the issuance date and (ii) for each Interest Period following the initial Interest Period, the second London Business Day prior to the first day of such Interest Period. For purposes of the LIBOR Determination Date, a London Business Day is any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

   "MONTHLY PRINCIPAL" means, for any Payment Date during the controlled accumulation period and the early amortization period, an amount equal to the least of:

      o the Series 2005-[__] Available Principal Collections on deposit in the collection account with respect to that Payment Date;


      o for each Payment Date with respect to the controlled accumulation period, the Controlled Deposit Amount for that Payment Date; and


      o the Series 2005-[__] Nominal Liquidation Amount (as adjusted for any charge-offs resulting from any uncovered Series 2005-[__] Default Amount and Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon on that Payment Date).

   "PRINCIPAL PAYMENT RATE" means, for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Principal Collections received during such Monthly Period and the denominator of which is the aggregate principal amount of billed balances as of the first day of such Monthly Period.


   "MONTHLY SUBORDINATION AMOUNT" means, for any Monthly Period, the sum of:

      (i) the lower of:


         (a) the excess of the amounts needed to pay current and past due Class A Monthly Interest and Class A Additional Interest as described in the first clause of "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement and the Series 2005-[__] Servicing Fee as described in the fourth clause of "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement over the Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes that are allocated to cover these amounts; and

         (b) [___]% of the initial Series 2005-[__] Nominal Liquidation Amount minus the amount of unreimbursed charge-offs resulting from any uncovered Series 2005-[__] Default Amount and unreimbursed Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past amounts due thereon; plus


      (ii) the lower of:


         (a) the excess of the amounts needed to pay current and past due
      Class B Monthly Interest and Class B Additional Interest, as described in the second clause of "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement over the Series 2005-[__] Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes that are allocated to cover these amounts; and

         (b) [___]% of the initial Series 2005-[__] Nominal Liquidation Amount minus the amount of unreimbursed charge-offs resulting from any uncovered Series 2005-[__] Default Amount and unreimbursed Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon, including any amounts allocated pursuant to clause (i) above with respect to the related Payment Date.

   "PAYMENT DATE" means (i) with respect to Series 2005-[__], [______], 2005 and the 15th day of each calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day and (ii) with respect to any other series of notes, the meaning specified in the applicable indenture supplement for such series of notes.

   "QUARTERLY EXCESS SPREAD PERCENTAGE" means (a) with respect to the [_______] Payment Date, the Excess Spread Percentage with respect to the immediately preceding Monthly Period, (b) with respect to the [__________] Payment Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Excess Spread Percentages for the immediately preceding two Monthly
Periods and the denominator of which is two and (c) with respect to the [_________] Payment Date and each Payment Date thereafter, the percentage equivalent of a fraction, the numerator of which is the sum of the Excess Spread Percentages for the immediately preceding three Monthly Periods and the denominator of which is three.

   "QUARTERLY PRINCIPAL PAYMENT RATE" means (a) with respect to the [_______] Payment Date, the Principal Payment Rate with respect to the immediately preceding Monthly Period, (b) with respect to the [__________] Payment Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Principal Payment Rates for the immediately preceding two Monthly Periods and the denominator of which is two and (c) with respect to the [_________] Payment Date and each Payment Date thereafter, the percentage equivalent of a fraction, the numerator of which is the sum of the Principal Payment Rates for the immediately preceding three Monthly Periods and the denominator of which is three.

   "REALLOCATED PRINCIPAL COLLECTIONS" means, for any Monthly Period, Series 2005-[__] Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon, in an amount equal to the lesser of:

      o the Monthly Subordination Amount for such Monthly Period; and

      o Series 2005-[__] Principal Collections for such Monthly Period.

   "REALLOCATION GROUP A ADDITIONAL AMOUNTS" means, for any Payment Date, the sum of the amounts determined with respect to each series in Reallocation Group A equal to the amount by which the Nominal Liquidation Amount of any such series has been reduced due to charge-offs resulting from any uncovered default amount or due to reallocations of available principal collections to pay shortfalls in interest and any other amounts specified in the related prospectus supplement.


   "REALLOCATION GROUP A DEFAULT AMOUNT" means, for any Payment Date, the sum of the amounts determined with respect to each series in Reallocation Group A equal to the product of:


      o the Default Amount, and


      o the applicable Floating Allocation Percentage for each series for that Payment Date.

   "REALLOCATION GROUP A FEES" means, for any Payment Date, the sum of the amounts determined with respect to each series in Reallocation Group A equal to the product of:


      o the Servicing Fee with respect to the related Monthly Period and any other similar fees with respect to such Monthly Period which are paid out of Reallocation Group A Finance Charge Collections for that series pursuant to the related prospectus supplement, and


      o the applicable Floating Allocation Percentage for each series for that Payment Date.

   "REALLOCATION GROUP A FINANCE CHARGE COLLECTIONS" means, for any Payment Date, the sum of the amounts determined with respect to each series in Reallocation Group A equal to the product of:


      o Finance Charge Collections with respect to the related Monthly Period, and


      o the applicable Floating Allocation Percentage for each series for that Payment Date.

   "REALLOCATION GROUP A INTEREST" means, for any Payment Date, the sum of the aggregate amount of monthly interest, including overdue monthly interest and any additional interest, if applicable, for all series in Reallocation Group A.


   "RECEIVABLES SERVICING FEE" means, for any Monthly Period, one-twelfth of the product of (i) the Servicing Fee Percentage and (ii) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period.


   "REQUIRED EXCESS SPREAD PERCENTAGE" means 0%.


   "SEGMENT" has the meaning described in "The Total Portfolio--General" in this prospectus supplement.

   "SERIES 2005-[__] AVAILABLE FINANCE CHARGE COLLECTIONS" means, for any Monthly Period, an amount equal to the sum of:

      o the amount of Reallocation Group A Finance Charge Collections allocated to Series 2005-[__] for such Monthly Period as described in "Deposit and Application of Funds--Reallocations Among Different Series Within Reallocation Group A" in this prospectus supplement;

      o if such Monthly Period relates to a Payment Date with respect to the controlled accumulation period, net investment earnings, if any, on amounts on deposit in the principal funding account;

      o amounts, if any, to be withdrawn from the accumulation reserve account that must be included in Series 2005-[__] Available Finance Charge Collections pursuant to the Series 2005-[__] indenture supplement with respect to the related Payment Date; and

      o any other amounts specified in the Series 2005-[__] indenture supplement.

   "SERIES 2005-[__] AVAILABLE PRINCIPAL COLLECTIONS" means, for any Monthly Period, Series 2005-[__] Principal Collections, minus Reallocated Principal Collections, plus any

Series 2005-[__] Available Finance Charge Collections available to cover the Series 2005-[__] Default Amount or to reimburse reductions in the Series 2005- [__] Nominal Liquidation Amount due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount and due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon, plus, following an event of default and acceleration of the Series 2005-[__] notes, Series 2005-[__] Available Finance Charge Collections, if any, available in the ninth clause in "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement, plus any amounts withdrawn from the overconcentration account that are allocated to the Series 2005-[__] notes.

   "SERIES 2005-[__] DEFAULT AMOUNT" means, for any Monthly Period, an amount equal to the Series 2005-[__] Floating Allocation Percentage times the Default Amount for such Monthly Period.

   "SERIES 2005-[__] FINANCE CHARGE COLLECTIONS" has the meaning specified in "Deposit and Application of Funds--Allocations of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee" in this prospectus supplement.

   "SERIES 2005-[__] FLOATING ALLOCATION PERCENTAGE" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

      o the numerator of which is the Series 2005-[__] Nominal Liquidation Amount as of the beginning of the first day of such Monthly Period (or, for the first Monthly Period, the initial dollar principal amount of the Series 2005-[__] notes); and

      o the denominator of which is the greater of:

         (i) the Pool Balance as of the beginning of the first day of such Monthly Period (or, for the first Monthly Period, the Pool Balance as of the issuance date), and

         (ii) the sum of the Nominal Liquidation Amounts as of the last day of the preceding Monthly Period for all series of notes as of the beginning of the first day of such Monthly Period;

However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by (a) the aggregate amount of principal receivables or additional collateral certificates added to the issuance trust during such Monthly Period or (b) the aggregate amount by which the Invested Amount of an existing collateral certificate included in the issuance trust was increased during such Monthly Period and shall be decreased by the aggregate amount of principal receivables or collateral certificates removed from the issuance trust during such Monthly Period, as though such receivables or collateral certificates had been added to or removed from, as the case may be, the issuance trust as of the beginning of the first day of such Monthly Period.

   "SERIES 2005-[__] LEGAL MATURITY DATE" means the [________] Payment Date.

   "SERIES 2005-[__] NOMINAL LIQUIDATION AMOUNT" means, as of the issuance date of the Series 2005-[__] notes, the initial dollar principal amount of the Series 2005-[__] notes and on any date of determination thereafter, the sum of, without duplication,

      o the Series 2005-[__] Nominal Liquidation Amount determined on the immediately prior date of determination, plus

      o all reimbursements of reductions in the Series 2005-[__] Nominal Liquidation Amount due to charge-offs resulting from any uncovered Series 2005-[__] Default Amount and due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon since the prior date of determination, minus

      o any reductions in the Series 2005-[__] Nominal Liquidation Amount from an allocation of charge-offs resulting from any uncovered Series 2005- [__] Default Amount since the prior date of determination, minus

      o any reductions in the Series 2005-[__] Nominal Liquidation Amount due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series 2005-[__] Servicing Fee and past due amounts thereon since the prior date of determination, minus

      o the amount deposited in the principal funding account or paid to the Series 2005-[__] noteholders (in each case, after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day);

provided, however, that (i) the Series 2005-[__] Nominal Liquidation Amount may never be less than zero, (ii) the Series 2005-[__] Nominal Liquidation Amount may never be greater than the Adjusted Outstanding Dollar Principal Amount; and provided further that, if there is a sale of assets in the issuance trust following (i) an event of default and acceleration of the Series 2005-[__] notes or (ii) the Series 2005-[__] Legal Maturity Date as described in "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus, the Series 2005-[__] Nominal Liquidation Amount will be reduced to zero upon such sale.

   "SERIES 2005-[__] PORTFOLIO YIELD" means, for any Monthly Period, the annualized percentage equivalent of a fraction:

      o the numerator of which is equal to the sum of:

         (i) Series 2005-[__] Available Finance Charge Collections for such Monthly Period, minus

         (ii) the Series 2005-[__] Default Amount for such Monthly Period; and

      o the denominator of which is the Series 2005-[__] Nominal Liquidation Amount as of the last day of the preceding Monthly Period.

   "SERIES 2005-[__] PRINCIPAL ALLOCATION PERCENTAGE" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

      o the numerator of which is (i) during the revolving period, the Series 2005-[__] Nominal Liquidation Amount as of the beginning of the first day of such Monthly Period (or, for the first Monthly Period, the initial dollar principal amount of the Series 2005-[__] notes) and (ii) during the controlled accumulation period or the early amortization period, the Series 2005-[__] Nominal Liquidation Amount as of the close of business on the last day of the revolving period; and

      o the denominator of which is the greater of:

         (i) the Pool Balance as of the beginning of the first day of such Monthly Period (or, for the first Monthly Period, the Pool Balance as of the issuance date), and

         (ii) the sum of the Nominal Liquidation Amounts as of the beginning of the first day of such Monthly Period for all series of notes for such Monthly Period;

However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by (a) the aggregate amount of principal receivables or additional collateral certificates added to the issuance trust during such Monthly Period or (b) the aggregate amount by which the Invested Amount of an existing collateral certificate included in the issuance trust was increased during such Monthly Period and shall be decreased by the aggregate amount of principal receivables or collateral certificates removed from the issuance trust during such Monthly Period, as though such receivables or collateral certificates had been added to or removed from, as the case may be, the issuance trust as of the first day of such Monthly Period.

   "SERIES 2005-[__] PRINCIPAL COLLECTIONS" has the meaning specified in "Deposit and Application of Funds--Allocations of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee" in this prospectus supplement.

   "SERIES 2005-[__] SERVICING FEE" means, for any Monthly Period, the Servicing Fee for such Monthly Period times the Series 2005-[__] Floating Allocation Percentage for such Monthly Period.

   "SERVICING FEE" has the meaning described in "Deposit and Application of Funds--Servicer Compensation" in this prospectus supplement.

   "SERVICING FEE PERCENTAGE" means 2.00%.

   "SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS" means, for any Monthly Period, as of the related date of determination, with respect to any series of notes in Shared Excess Available Finance Charge Collections Group A, the sum of (i) the amount of Series 2005-[__] Available Finance Charge Collections with respect to such Monthly Period, available in the tenth clause in "Deposit and Application of Funds--Payments of Interest, Fees and Other Items" in this prospectus supplement and (ii) the Finance Charge Collections remaining after all required deposits and payments from all other series identified as belonging to Shared Excess Available Finance Charge Collections Group A which the applicable indenture supplements for those series specify are to be treated as "Shared Excess Available Finance Charge Collections."

   "SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS GROUP A" means the various series - including the Series 2005-[__] notes - that have been designated as a single group for the purpose of sharing Shared Excess Available Finance Charge Collections.

   "SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS" means, for any Monthly Period, the sum of (i) with respect to the Series 2005-[__] notes, the amount of Series 2005-[__] Available Principal Collections remaining after all deposits and payments described in "Deposit and Application of Funds--Payments of Principal" in this prospectus supplement and (ii) with respect to any other series of notes in Shared Excess Available Principal Collections Group A, the Principal Collections allocated to that series of notes remaining after all required deposits and payments that are specified to be treated as Shared Excess Available Principal Collections in the applicable indenture supplement.

   "SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS GROUP A" means the various series of notes - including the Series 2005-[__] notes - that have been designated as a single group for the purpose of sharing Shared Excess Available Principal Collections.


   "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).


   "TOTAL PORTFOLIO" means the portfolio of consumer, small business and commercial charge accounts owned by TRS, Centurion, FSB or any of their affiliates from which the accounts designated to be included in the Trust Portfolio are selected.

   "TRUST PORTFOLIO" means the initial accounts and any Additional Accounts selected from the Total Portfolio to have their receivables included in the issuance trust based on the eligibility criteria specified in the transfer and servicing agreement.

                                                                        ANNEX I



               OUTSTANDING SERIES, CLASSES AND TRANCHES OF NOTES

   The information provided in this Annex I is an integral part of the prospectus supplement. Series 2005-[__] is the first series of notes issued by the issuer.

                   SUBJECT TO COMPLETION, DATED JUNE 24, 2005

                       Prospectus dated [_________], 2005


[GRAPHIC OMITTED]

                        AMERICAN EXPRESS ISSUANCE TRUST
                                     ISSUER




            AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC
                                   TRANSFEROR




             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
                                    SERVICER


THE ISSUER--

   o will periodically issue notes in one or more series, classes or tranches;


   o owns receivables that arise in designated consumer and small business charge accounts owned by American Express Travel Related Services Company, Inc., American Express Centurion Bank, American Express Bank, FSB or any of their affiliates;

   o owns payments due on those receivables; and


   o may own--


          -- receivables that arise in designated commercial charge accounts owned by American Express Travel Related Services Company, Inc. or any of its affiliates; and

          -- one or more collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by American Express Travel Related Services Company, Inc., American Express Centurion Bank, American Express Bank, FSB or any of their affiliates; and


          -- other property described in this prospectus and in the related prospectus supplement.

THE NOTES OFFERED BY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT--


   o will be paid only from the issuer's assets;

   o will be rated in one of the four highest rating categories by at least one nationally recognized rating agency;

   o may have one or more forms of supplemental credit enhancement; and


   o will be issued as part of a designated series and class and may be issued as part of a designated tranche within a class.


YOU SHOULD CONSIDER THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.

The notes are obligations of the issuer only and are not obligations of American Express Travel Related Services Company, Inc., American Express Centurion Bank, American Express Bank, FSB, American Express Receivables Financing Corporation V LLC or any other person.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL, ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



The information in this prospectus and the related prospectus supplement is not complete and may be amended. We may not sell these securities until the registration statement filed with the SEC is effective and we deliver a final prospectus and related prospectus supplement. This prospectus and the related prospectus supplement are not an offer to sell nor are they seeking an offer to buy these securities in any jurisdiction where the offer or sale is prohibited.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT


   We provide information to you about the notes in two separate documents that progressively provide more detail: (i) this prospectus, which provides general information, some of which may not apply to a particular series, class or tranche of notes, including your notes, and (ii) the related prospectus supplement, which will describe the specific terms of your notes, including:

   o financial and other information about the issuer's assets;

   o the timing of interest and principal payments;

   o information about the enhancement for your notes;

   o the ratings of your notes; and

   o the method for selling your notes.

   This prospectus may be used to offer and sell any series, class or tranche of notes only if accompanied by the prospectus supplement for that series, class or tranche.

   If the description of the terms of a particular series, class or tranche of notes varies between this prospectus and the related prospectus supplement, you should rely on the information in the related prospectus supplement.

   You should rely only on the information provided in this prospectus and the related prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information.

   We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the related prospectus supplement as of any date other than the dates stated on their respective covers.

   We include cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus and in the related prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----
Prospectus Summary .....................................................       1
Risk Factors ...........................................................      17
Glossary ...............................................................      38
Use of Proceeds ........................................................      38
The Issuer .............................................................      38
The Transferor and Related Parties .....................................      40
 RFC V .................................................................      40
 TRS ...................................................................      40
 Centurion .............................................................      41
 FSB ...................................................................      41
 Credco ................................................................      41
Domestic Charge Card Business ..........................................      41
 Consumer Charge Business ..............................................      41
 OPEN: The Small Business
   Network .............................................................      44
 Commercial Charge Business ............................................      48
 Distinctions between Charge
   Accounts and Revolving Credit
   Plan Products .......................................................      50
The Notes ..............................................................      51
 General ...............................................................      51
 Stated Principal Amount,
   Outstanding Dollar Principal
   Amount, Adjusted Outstanding
   Dollar Principal Amount and
   Nominal Liquidation Amount ..........................................      53
 Interest ..............................................................      57
 Principal .............................................................      58
 Subordination of Interest and
   Principal ...........................................................      58
 Required Subordinated Amount ..........................................      59
 Groups ................................................................      59
 Redemption and Early Amortization
   of Notes ............................................................      61
 Final Payment of the Notes ............................................      62
 Issuances of New Series, Classes
   and Tranches of Notes ...............................................      63
 Payments on Notes; Paying Agent .......................................      66
 Denominations .........................................................      66
 Record Date ...........................................................      66
 Governing Law .........................................................      67
 Form, Exchange and Registration
   and Transfer of Notes ...............................................      67
 Book-Entry Notes ......................................................      67
 The Depository Trust Company ..........................................      69
 Clearstream, Luxembourg ...............................................      69
 Euroclear System ......................................................      70
 Distributions on Book-Entry Notes .....................................      71




                                                                            PAGE
                                                                            ----
 Global Clearance and Settlement
   Procedures ..........................................................      71
 Definitive Notes ......................................................      72
 Replacement of Notes ..................................................      73
Sources of Funds to Pay the Notes ......................................      73
 General ...............................................................      73
 Deposit and Allocation of Funds in
   the Issuance Trust ..................................................      75
 Deposits in Collection Account ........................................      76
 Required Transferor Amount ............................................      78
 Required Pool Balance .................................................      79
 Allocations of Amounts to the
   Overconcentration Account and
   Allocations of Amounts on
   Deposit in the Overconcentration
   Account .............................................................      80
 Allocations of Amounts to the
   Excess Funding Account and
   Allocations of Amounts on
   Deposit in the Excess Funding
   Account .............................................................      80
 Increases in the Invested Amount of
   an Existing Collateral Certificate ..................................      81
 Addition of Assets ....................................................      82
 Removal of Assets .....................................................      85
 Discount Option .......................................................      85
 Issuer Trust Accounts .................................................      87
 Derivative Agreements .................................................      87
 Supplemental Credit Enhancement
   Agreements and Supplemental
   Liquidity Agreements ................................................      87
 Sale of Assets ........................................................      88
 Representations and Warranties ........................................      89
 Certain Matters Regarding the
   Servicer and the Administrator of
   the Issuance Trust ..................................................      92
 Servicer Covenants ....................................................      93
 Servicer Default ......................................................      94
 Evidence as to Compliance .............................................      95
 Indemnification .......................................................      96
 Collection and Other Servicing
   Procedures ..........................................................      97
 Merger of Consolidation of the
   Transferor or the Servicer ..........................................      97

                                                                            PAGE
                                                                            ----
 Assumption of the Transferor's
   Obligations .........................................................      98
The Indenture ..........................................................      99
 Indenture Trustee .....................................................     100
 Securities Intermediary ...............................................     102
 Issuer Covenants ......................................................     102
 Early Amortization Events .............................................     103
 Events of Default .....................................................     104
 Events of Default Remedies ............................................     105
 Meetings ..............................................................     108
 Voting ................................................................     108
 Amendments to the Indenture and
   the Indenture Supplements ...........................................     108
 Tax Opinions for Amendments ...........................................     112
 Addresses for Notices .................................................     112
 Issuer's Annual Compliance
   Statement ...........................................................     112
 Indenture Trustee's Annual Report .....................................     112
 List of Noteholders ...................................................     113
 Reports ...............................................................     113
Certain Legal Aspects of the
   Receivables .........................................................     114
 Certain Matters Relating to the
   Transfer of the Receivables .........................................     114
 Certain Matters Relating to
   Conservatorship or Receivership .....................................     115
 Certain Regulatory Matters ............................................     117
 Consumer Protection Laws ..............................................     118
Description of the Receivables Purchase Agreements and the Sale
   Agreements ..........................................................     119
 Sale of Receivables ...................................................     119




                                                                            PAGE
                                                                            ----
 Representations and Warranties ........................................     120
 Repurchase Obligations ................................................     120
 Reassignment of Other Receivables .....................................     121
 Amendments ............................................................     121
 Termination ...........................................................     121
 Sale from Credco ......................................................     122
Federal Income Tax Consequences ........................................     122
 General ...............................................................     122
 Tax Characterization of the Issuer
   and the Notes .......................................................     123
 Consequences to Holders of an
   Interest in the Offered Notes .......................................     125
 State and Local Tax Consequences ......................................     127
Benefit Plan Investors .................................................     128
 Prohibited Transactions ...............................................     128
 Potential Prohibited Transactions
   from Investment in Notes ............................................     128
 Prohibited Transactions between the
   Benefit Plan and a Party in
   Interest ............................................................     128
 Prohibited Transactions between the
   Issuer and a Party in Interest ......................................     129
 Investment by Benefit Plan
   Investors ...........................................................     130
 Tax Consequences to Benefit Plans .....................................     130
Plan of Distribution ...................................................     130
Legal Matters ..........................................................     131
Where You Can Find More
   Information .........................................................     132
Forward-Looking Statements .............................................     133
Glossary of Defined Terms ..............................................     135

                               PROSPECTUS SUMMARY

THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU MAY NEED TO MAKE AN INFORMED INVESTMENT DECISION. YOU SHOULD READ THE ENTIRE PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT BEFORE YOU PURCHASE ANY NOTES. THE DISCLOSURE IN THIS PROSPECTUS IS SUPPLEMENTED BY THE RELATED PROSPECTUS SUPPLEMENT.

RISK FACTORS


Investment in the notes involves risks. You should consider carefully the risk factors beginning on page 17 in this prospectus.


ISSUER

American Express Issuance Trust, a Delaware statutory trust, is the issuer of the notes. Its address is American Express Issuance Trust, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600 and its telephone number is (302) 651-1000.

We refer to the American Express Issuance Trust as the "issuance trust" or the "issuer."

ACCOUNT OWNERS


The receivables owned by the issuer will arise in designated charge accounts owned by American Express Travel Related Services Company, Inc., American Express Centurion Bank, American Express Bank, FSB or any of their affiliates.

TRS

American Express Travel Related Services Company, Inc., a New York corporation, owns consumer, small business and commercial charge accounts from which receivables are transferred to American Express Receivables Financing Corporation V LLC, which receivables American Express Receivables Financing Corporation V LLC may then, subject to certain conditions, add to the issuance trust. See "Sources of Funds to Pay the Notes--Addition of Assets" and "Description of the Receivables Purchase Agreements and the Sale Agreements" in this prospectus. American Express Travel Related Services Company, Inc. may also be an account owner with respect to master trusts or other securitization special purpose entities which issue collateral certificates that are included in the issuance trust.

We refer to American Express Travel Related Services Company, Inc. as "TRS" or, as the context requires, an "account owner."

CENTURION

American Express Centurion Bank, a Utah industrial bank, owns consumer and small business charge accounts (and, in the future, may own commercial charge accounts) from which receivables are transferred to TRS, which receivables are then transferred by TRS to American Express Receivables Financing Corporation V LLC. American Express Receivables Financing Corporation V LLC may then, subject to certain conditions, add those receivables to the issuance trust. See "Sources of Funds to Pay the Notes--Addition of Assets" and "Description of the Receivables Purchase Agreements and the Sale Agreements" in this prospectus. American Express Centurion Bank may also be an account owner with respect to master trusts or other securitization special purpose entities which issue collateral certificates that are included in the issuance trust.

We refer to American Express Centurion Bank as "Centurion" or an "account owner."

FSB

American Express Bank, FSB, a federal savings bank, owns consumer and small business charge accounts (and, in the future, may own commercial charge accounts) from which receivables are transferred to TRS, which receivables are then transferred by TRS to American Express Receivables Financing Corporation V LLC. American Express Receivables Financing Corporation V LLC may then, subject to certain conditions, add those receivables to the issuance trust. See "Sources of Funds to Pay the Notes--Addition of Assets" and "Description of the Receivables Purchase Agreements and the Sale Agreements" in this prospectus. American Express Bank, FSB may also be an account owner with respect to master trusts or other securitization special purpose entities which issue collateral certificates that are included in the issuance trust.

We refer to American Express Bank, FSB as "FSB" or an "account owner." We refer to TRS, Centurion and FSB collectively as the "account owners." Unless the context otherwise requires, references to "account owner" and the "account owners" in this prospectus and in the related prospectus supplement include any additional account owner so designated in accordance with the transfer and servicing agreement.

On an ongoing basis, American Express Credit Corporation purchases from TRS, Centurion and FSB receivables arising in unsecuritized consumer and small business charge accounts owned by each of TRS, Centurion and FSB. In connection with the designation of the initial accounts to the issuer's portfolio, American Express Credit Corporation entered into a sale agreement with TRS, pursuant to which American Express Credit Corporation sold to TRS all of its right, title and interest in the receivables existing in the initial accounts at the initial cut-off date and in the receivables thereafter arising in those accounts, including all recoveries allocable to such receivables, all monies due or to become due, all amounts received or receivable and all collections and all proceeds, each as it relates to such receivables. In connection with the designation of aggregate addition accounts to the issuer's portfolio, American Express Credit Corporation and TRS may enter into additional sale agreements with substantially similar terms. With respect to any such sale of receivables to TRS, American Express Credit Corporation has filed and will file appropriate UCC financing statements to evidence such sale to TRS.

We refer to American Express Credit Corporation as "Credco."

TRANSFEROR

American Express Receivables Financing Corporation V LLC is the transferor of the receivables to the issuance trust. It is a limited liability company formed under the laws of the State of Delaware on December 14, 2004 and is a wholly-owned subsidiary of TRS. Pursuant to a receivables purchase agreement with TRS, American Express Receivables Financing Corporation V LLC purchases receivables arising in charge accounts owned by TRS, Centurion and FSB. See "Description of the Receivables Purchase Agreements and the Sale Agreements" in this prospectus.

American Express Receivables Financing Corporation V LLC may then, subject to certain conditions, add those receivables to the issuance trust. See "Sources of Funds to Pay the Notes--Addition of Assets" in this prospectus. American Express Receivables Financing Corporation V LLC or any of its affiliates may be a transferor to master trusts or other securitization special purpose entities which issue collateral certificates that are included in the issuance trust.

We refer to American Express Receivables Financing Corporation V LLC as "RFC V" or the "transferor." Unless the context otherwise requires, any reference in this prospectus or the related prospectus supplement to "transferor" includes any additional transferor so designated in accordance with the transfer and servicing agreement.


SERVICER AND ADMINISTRATOR


TRS is the servicer and the administrator of the issuer. As servicer, TRS is responsible for servicing, managing and making collections on the receivables in the issuance trust. As administrator, it also performs certain administrative functions on behalf of the issuer. TRS or an affiliate also may be the servicer of master trusts or other securitization special purpose entities which may issue collateral certificates to be included in the issuance trust.

In limited cases, the servicer may resign or be removed, and either the indenture trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the issuer, and each series is obligated to pay a portion of that fee.


We refer to TRS, as the context may require, as the "servicer."

OWNER TRUSTEE

Wilmington Trust Company is the owner trustee under the trust agreement. Its address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600. Its telephone number is (302) 651-1000.

INDENTURE TRUSTEE

The Bank of New York is the indenture trustee under the indenture for each series, class and tranche of notes issued by the issuer. Its address is 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Asset-Backed Securities Unit. Its telephone number is (212) 815-6258.

Under the terms of the indenture, the role of the indenture trustee is limited. See "The Indenture--Indenture Trustee" in this prospectus.

ASSETS OF THE ISSUER


As of the date of this prospectus, the issuer's primary assets consist of receivables arising in designated consumer and small business charge accounts owned by TRS, Centurion and FSB. These receivables include receivables which are in existence at the initial cut-off date and receivables which are created from time to time thereafter. In the future, the issuer's assets may include receivables in designated commercial charge accounts owned by TRS or any of its affiliates and receivables arising in additional designated consumer and small business charge accounts owned by TRS, Centurion, FSB or any of their affiliates.

The issuer has acquired and will acquire the receivables from the transferor pursuant to the transfer and servicing agreement. The transferor has and will have acquired receivables from TRS pursuant to a receivables purchase agreement between TRS and the transferor. TRS has and will have acquired receivables from Centurion pursuant to a receivables purchase agreement between Centurion and TRS, from FSB pursuant to a receivables purchase agreement between FSB and TRS and from Credco pursuant to sale agreements between Credco and TRS. See "Description of the Receivables Purchase Agreements and the Sale Agreements" in this prospectus.

In addition to receivables arising in designated charge accounts, the issuer's assets may include one or more collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates.

Payment of principal of and interest on each series, class or tranche of notes is secured by the issuer's assets.

See "Sources of Funds to Pay the Notes" in this prospectus.

Additional assets may be transferred to the issuer as described under "Sources of Funds to Pay the Notes--Addition of Assets" in this prospectus. The transferor may also remove receivables that it transferred to the issuer as described under "--Removal of Assets" in this prospectus. The composition of the assets in the issuance trust will change over time due to:

o changes in the composition and amount of the receivables in the issuance trust, including changes in the relative proportion of consumer, small business and commercial receivables, or in the master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust, as new receivables are created, existing receivables are paid off or charged off, additional accounts are designated to have their receivables included in the issuance trust, master trust or other securitization special purpose entity and removed accounts are designated to have their receivables removed from the issuance trust, master trust or other securitization special purpose entity;

o the ability of the transferor to cause to be increased and decreased the invested amount of an existing collateral certificate included in the issuance trust; and

o the ability of the transferor to transfer additional collateral certificates to the issuance trust.


See "Sources of Funds to Pay the Notes--Addition of Assets," "--Removal of Assets" and "--Increases in the Invested Amount of an Existing Collateral Certificate" in this prospectus.


In addition, the occurrence of a pay out event or early amortization event with respect to a collateral certificate included in the issuance trust will result in the early amortization of that collateral certificate and may result in the early amortization of the notes. To the extent that principal collections allocated to that collateral certificate upon the occurrence of a pay out event or early amortization event remain after making all required deposits and payments for the notes, those excess principal collections may be reinvested in another collateral certificate included in the issuance trust.

SERIES, CLASSES AND TRANCHES OF NOTES


The issuer is offering notes. The notes are issued pursuant to an indenture and an indenture supplement for each series. Each of the indenture and the indenture supplement for each series is between the issuer and the indenture trustee.

The prospectus supplement for a particular issuance of notes will specify the series of which those notes are part. Each series of notes is entitled to its allocable share of the issuer's assets.


It is expected that most series of notes will consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and exposure to reductions in the nominal liquidation amount of the related series of notes. For example, subordinated notes of a series provide credit enhancement for senior notes of that same series. See "The Notes--Subordination of Interest and Principal" in this prospectus.

Some series of notes may be multiple tranche series, meaning that multiple tranches of notes may be issued within each class of notes. Tranches of notes within a class of notes of a multiple tranche series may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, expected final payment dates, legal maturity dates and other varying characteristics as described, if applicable, in the related prospectus supplement.

For a multiple tranche series, the expected final payment dates and the legal maturity dates of the tranches of senior and subordinated notes of that series likely will be different. As such, certain tranches of subordinated notes may have expected final payment dates and legal maturity dates earlier than some or all of the tranches of senior notes of that series. However, a tranche of subordinated notes will not be repaid before its legal maturity date unless, after payment of that tranche of subordinated notes, the remaining subordinated notes provide the required enhancement for the senior notes. In addition, a tranche of senior notes will not be issued unless, after issuance, there are enough outstanding subordinated notes to provide the required subordinated amount for that tranche of senior notes. See "The Notes--Issuances of New Series, Classes and Tranches of Notes" in this prospectus.

Some series will not be multiple tranche series. For these series, each class will consist of a single tranche and each class will generally be issued on the same date. The expected final payment dates and legal maturity dates of the subordinated notes of that series will either be the same as or later than those of the senior notes of that series.

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an adjusted outstanding dollar principal amount and a nominal liquidation amount. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in this prospectus.


The nominal liquidation amount of a series, class or tranche of notes corresponds to the portion of the assets in the issuance trust that has been pledged to secure the obligation of that series, class or tranche. The remaining portion of the assets in the issuance trust that is not securing note obligations is referred to as the transferor amount.

The terms of any future series, class or tranche of notes will not be subject to your prior review or consent. We cannot assure you that the terms of any future series, class or tranche might not have an impact on the timing or amount of payments received by a noteholder.


REQUIRED TRANSFEROR AMOUNT


The transferor amount represents the amount of assets included in the issuance trust not securing any series, class or tranche of notes. For any monthly period, the transferor amount equals the pool balance as of the close of business on the last day of such monthly period minus the aggregate nominal liquidation amount of all notes as of the close of business on such day.

Increases or decreases in the pool balance without a corresponding increase or decrease in the nominal liquidation amount of any notes will result in an increase or decrease in the transferor amount. The transferor amount fluctuates to reflect changes in the amount of principal receivables included in the issuance trust. The transferor amount generally decreases as a result of the issuance of new notes. The transferor amount generally increases if there are reductions in the nominal liquidation amount of any notes, for example, due to payments of principal of those notes or a deposit into the principal funding account with respect to those notes.

The issuance trust has a minimum transferor amount requirement, referred to as the required transferor amount. For any monthly period, the required transferor amount equals a designated percentage, referred to as the required transferor amount percentage, of the amount of principal receivables included in the issuance trust at the end of that monthly period. The required transferor amount percentage currently is 15%, although the transferor may change that percentage at any time, subject to the conditions described in "Sources of Funds to Pay the Notes--Required Transferor Amount" in this prospectus.

If, at the end of any monthly period, the transferor amount for such monthly period and for the prior monthly period is less than the required transferor amount for each such monthly period, the transferor is required to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the invested amount of an existing collateral certificate included in the issuance trust as described in "Sources of Funds to Pay the Notes--Addition of Assets" and "--Increases in the Invested Amount of an Existing Collateral Certificate" in this prospectus.

If, when required to do so, the transferor is unable to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the invested amount of an existing collateral certificate included in the issuance trust, an early amortization event will occur with respect to the notes. See "Sources of Funds to Pay the Notes--Required Transferor Amount" and "The Indenture--Early Amortization Events" in this prospectus.

The interest in the transferor amount initially is held by the transferor. The transferor's interest in the transferor amount, referred to in this prospectus and the related prospectus supplement as the transferor interest, may be held either in certificated form represented by a transferor certificate or in uncertificated form. A holder of an interest in the transferor amount may sell all or a portion of that interest. The transferor amount does not provide credit enhancement to any notes.


REQUIRED POOL BALANCE


For any monthly period, the pool balance equals the sum of (i) the amount of principal receivables, (ii) the aggregate invested amount of the collateral certificates, if any, and (iii) any amount on deposit in the excess funding account.

The issuance trust has a minimum pool balance requirement, referred to as the required pool balance. For any monthly period, the required pool balance is an amount equal to the sum of (i) for all notes in their revolving period, the sum of the nominal liquidation amounts of those notes at the end of such monthly period, and (ii) for all other notes, the sum of the nominal liquidation amounts of those notes at the end of the most recent revolving period for each of those notes, excluding any notes which will be paid in full on the applicable payment date for those notes in the following monthly period and any notes that will have a nominal liquidation amount of zero on the applicable payment date for those notes in the following monthly period. See "Sources of Funds to Pay the Notes--Required Pool Balance" in this prospectus.

If, at the end of any monthly period, the pool balance for such monthly period is less than the required pool balance for such monthly period, the transferor is required to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the invested amount of an existing collateral certificate included in the issuance trust as described in "Sources of Funds to Pay the Notes--Addition of Assets" and "--Increases in the Invested Amount of an Existing Collateral Certificate" in this prospectus.

If, when required to do so, the transferor is unable to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the invested amount of an existing collateral certificate included in the issuance trust, an early amortization event will occur with respect to the notes. See "Sources of Funds to Pay the Notes--Required Pool Balance" and "The Indenture--Early Amortization Events" in this prospectus.


STATED PRINCIPAL AMOUNT, OUTSTANDING DOLLAR PRINCIPAL AMOUNT, ADJUSTED OUTSTANDING DOLLAR PRINCIPAL AMOUNT AND NOMINAL LIQUIDATION AMOUNT OF NOTES

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an adjusted outstanding dollar principal amount and a nominal liquidation amount.

o Stated Principal Amount. The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holders of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

o Outstanding Dollar Principal Amount. For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount, as described in the related prospectus supplement, of that series, class or tranche of notes, less principal payments made to noteholders of that series, class or tranche, plus increases due to issuances of additional notes of that series, class or tranche. The outstanding dollar principal amount for foreign currency notes or discount notes is determined as described in "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in this prospectus.

o Adjusted Outstanding Dollar Principal Amount. The adjusted outstanding dollar principal amount of any series, class or tranche of notes is equal to the outstanding dollar principal amount of that series, class or tranche of notes, less any funds on deposit in the principal funding account for that series, class or tranche.

o Nominal Liquidation Amount. The nominal liquidation amount of a series, class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount of that series, class or tranche, but after deducting:

     - that series's, class's or tranche's share of charge-offs resulting from any uncovered default amount allocated to that series, class or tranche;

     - that series's, class's or tranche's share of reallocations of principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, referred to as reallocated principal collections;

     - amounts on deposit in the principal funding account for that series, class or tranche; and

     - the amount of all payments of principal of that series, class or tranche of notes;

and adding back all reimbursements from finance charge collections allocated to the related series of notes to cover reductions in that series's, class's or tranche's nominal liquidation amount due to:

     - that series's, class's or tranche's share of charge-offs resulting from any uncovered default amount allocated to that series, class or tranche of notes, or

     - that series's, class's or tranche's share of reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

In addition, for a series, class or tranche of discount notes, the nominal liquidation amount of that series, class or tranche will increase over time as principal accretes.


The nominal liquidation amount of a series, class or tranche of notes will also be increased if additional notes of that series, class or tranche are issued after the initial issuance of notes of that series, class or tranche or if amounts on deposit in the principal funding account for that series, class or tranche are deposited into the principal funding account for another series, class or tranche of notes or paid to the holder of the transferor interest.

Upon a sale of assets in the issuance trust following (i) an event of default and acceleration of a series, class or tranche of notes or (ii) the legal maturity date of a series, class or tranche of notes, as described in "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus, the nominal liquidation amount of that series, class or tranche of notes will be reduced to zero.


For a multiple tranche series, the nominal liquidation amount of a series of notes is equal to the sum of the nominal liquidation amounts of all the classes or tranches of notes of that series.

For a detailed discussion of the stated principal amount, the outstanding dollar principal amount, the adjusted outstanding dollar principal amount and the nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in this prospectus.

INTEREST PAYMENTS

Each series, class or tranche of notes, other than a series, class or tranche of discount notes, will bear interest from its issuance date at the rate described and as calculated or determined in the related prospectus supplement. Interest on each series, class or tranche of notes will be paid on the interest payment dates specified in the related prospectus supplement.


Each class or tranche of notes may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes.

See "The Notes--Interest" in this prospectus.


PRINCIPAL PAYMENTS

Unless otherwise specified in the related prospectus supplement, the issuer expects to pay the stated principal amount of each series, class or tranche of notes in one payment on the expected final payment date of that series, class or tranche of notes. The legal maturity date is the date on which a series, class or tranche of notes is legally required to be fully paid in accordance with its terms. The expected final payment date and legal maturity date of a series, class or tranche of notes will be specified in the related prospectus supplement.

A series, class or tranche of notes may be paid before its expected final payment date if an early amortization event occurs with respect to that series, class or tranche of notes or upon an optional or mandatory redemption with respect to that series, class or tranche of notes.

The issuer is obligated to pay the stated principal amount of a series, class or tranche of notes on its expected final payment date or upon the occurrence of an early amortization event or an optional or mandatory redemption with respect to that series, class or tranche of notes, only to the extent that funds are available for that purpose. Additionally, in the case of a tranche of subordinated notes of a multiple tranche series, these payments will be made only to the extent that payment is permitted by the subordination provisions of the senior notes of that series.

The remedies a noteholder may exercise following an event of default and acceleration or on its legal maturity date are limited and are described in "The Indenture--Events of Default Remedies" and "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus.

SUBORDINATION

Unless otherwise specified in the related prospectus supplement, payment of principal of and interest on subordinated notes will be subordinated to the payment of principal of and interest on senior notes of that series.

Finance charge collections allocated to a series of notes will be used to pay interest due on senior notes of that series before being available to pay interest due on subordinated notes of that series.


The nominal liquidation amount of a series will be reduced due to charge-offs resulting from any uncovered default amount allocated to that series and due to reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

Within each series, unless otherwise specified in the related prospectus supplement, subordinated notes bear the risk before senior notes of a reduction in the nominal liquidation amount of that series due to charge-offs resulting from any uncovered default amount allocated to that series or due to reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement. For a multiple tranche series, charge-offs resulting from any uncovered default amount allocated to that series will initially be allocated to each tranche of that series and then reallocated to the tranches of subordinated notes of that series to the extent credit enhancement in the form of subordination is still available to the tranches of senior notes.

In addition, principal collections allocated to a series of notes, after giving effect to any reallocations, will first be used to fund targeted deposits into the principal funding accounts of senior notes of that series before being applied to the principal funding accounts of the subordinated notes of that series.

For a multiple tranche series, a tranche of subordinated notes that reaches its expected final payment date, or that has an early amortization event or optional or mandatory redemption, will not be paid principal if such tranche is necessary to provide the required subordination for tranches of senior notes of that series. If a tranche of subordinated notes cannot be paid because of the subordination provisions of the senior notes of that series, prefunding of the principal funding accounts for tranches of senior notes of that series will begin as described in the related prospectus supplement. After that time, such tranche of subordinated notes will be paid only to the extent that:

o the principal funding accounts for tranches of senior notes of that series are prefunded in an amount such that the tranche of subordinated notes that has reached its expected final payment date is not necessary to provide the required subordination; or

o new tranches of subordinated notes of that series are issued so that the tranche of subordinated notes of that series that has reached its expected final payment date is no longer necessary to provide the required subordination; or

o enough tranches of senior notes of that series are repaid so that the tranche of subordinated notes of that series that has reached its expected final payment date is no longer necessary to provide the required subordination; or

o    that tranche of subordinated notes reaches its legal maturity date.


For a multiple tranche series, if the nominal liquidation amount of a tranche of subordinated notes is greater than zero on its legal maturity date, principal collections, if any, allocated to that tranche of notes, certain funds on deposit in the applicable issuer trust accounts allocated to that tranche of notes and proceeds from any sale of assets will be paid to the noteholders of that tranche of notes, even if payment would reduce the amount of available subordination below the required subordination for the senior notes of that series.


LIMIT ON REPAYMENT OF ALL NOTES

You may not receive the stated principal amount of your notes if:

o the nominal liquidation amount of your notes has been reduced due to charge-offs resulting from any uncovered default amount allocated to your series or due to reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement and those amounts have not been reimbursed from finance charge collections allocated to your series of notes; or


o assets in the issuance trust are sold following (i) an event of default and acceleration of your notes or (ii) the legal maturity date of your notes, and the proceeds from the sale of those assets, plus any funds on deposit in the applicable issuer trust accounts allocated to your notes, and any other amounts available to your notes, are insufficient to provide the full repayment of your notes. See "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus.


REDEMPTION AND EARLY AMORTIZATION OF NOTES


If so specified in the related prospectus supplement, under certain circumstances, the issuer or the transferor, if the transferor is the servicer or an affiliate of the servicer, may redeem the notes of any series, class or tranche before the applicable expected final payment date. The related prospectus supplement will specify the terms of that redemption.


In addition, unless otherwise specified in the related prospectus supplement, the issuer is required to repay any note upon the occurrence of an early amortization event with respect to that note, but only to the extent funds are available for repayment after giving effect to all allocations and reallocations and, in the case of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series.

Early amortization events include, unless otherwise provided in the related prospectus supplement, the following:

o for any series, class or tranche of notes, the occurrence of an event of default and acceleration of the notes of that series, class or tranche;

o for any series, class or tranche of notes, the occurrence of the expected final payment date of that series, class or tranche if that series, class or tranche is not fully repaid on or prior to that date;

o the issuer becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended;


o the bankruptcy, insolvency, conservatorship or receivership of the transferor or an account owner;

o an account owner is unable for any reason to transfer receivables to TRS, TRS is unable for any reason to transfer receivables to the transferor, or the transferor is unable for any reason to transfer receivables to the issuance trust; or


o for any series, class or tranche of notes, any additional early amortization events specified in the related prospectus supplement.

An early amortization event with respect to one series, class or tranche of notes will not necessarily be an early amortization event with respect to any other series, class or tranche of notes.

For a more complete description of early amortization events, see "The Notes--Redemption and Early Amortization of Notes" and "The Indenture--Early Amortization Events" in this prospectus.

EVENTS OF DEFAULT

The documents that govern the terms and conditions of the notes include a list of adverse events known as events of default. These events of default are described in "The Indenture--Events of Default" in this prospectus. Some events of default result in an automatic acceleration of the notes of the affected series, class or tranche, and others result in the right of the indenture trustee or the holders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected series, class or tranche.

Events of default include the following:

o the issuer's failure, for a period of 35 days, to pay interest on any series, class or tranche of notes when that interest becomes due and payable;

o the issuer's failure to pay the stated principal amount of any series, class or tranche of notes on the applicable legal maturity date of that series, class or tranche;


o the issuer's default in the performance, or breach, of any other of its covenants or warranties in the indenture for a period of 90 days after either the indenture trustee or the holders of at least 25% of the outstanding dollar principal amount of the notes of the affected series, class or tranche has provided written notice requesting the remedy of that breach if, as a result of that default, the interests of those noteholders are materially and adversely affected and continue to be materially and adversely affected during that 90-day period;


o the occurrence of certain events of bankruptcy or insolvency of the issuer; and

o with respect to any series, class or tranche of notes, any additional events of default specified in the related prospectus supplement.

An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

It is not an event of default if the issuer fails to repay a series, class or tranche of notes prior to the legal maturity date of those notes because it does not have sufficient funds available or, in the case of subordinated notes of a multiple tranche series, if payment of principal of a tranche of subordinated notes is delayed because that tranche is necessary to provide required subordination for senior notes.

EVENTS OF DEFAULT REMEDIES

Following an event of default and acceleration of a series, class or tranche of notes, funds on deposit in the applicable issuer trust accounts for the affected notes will be applied to pay principal of and interest on those notes to the extent permitted by law. Then, in each following monthly period, principal collections and finance charge collections allocated to that series, class or tranche of notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full and the legal maturity date of those notes. However, subordinated notes of a multiple tranche series will receive payment of principal prior to their legal maturity date only if, and to the extent that, funds are available for that payment and, after giving effect to that payment, the required subordination will be maintained for senior notes of that series.


Following an event of default and acceleration of a series, class or tranche of notes, the indenture trustee may, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the accelerated series, class or tranche of notes will, cause the issuer to sell assets. However, this sale of assets may occur only if:


o the conditions specified in the related prospectus supplement are satisfied and, in the case of tranches of subordinated notes of a multiple tranche series, only to the extent that payments are permitted by the subordination provisions of the senior notes of that series; or

o the legal maturity date of the accelerated series, class or tranche of notes has occurred.

The holders of the accelerated series, class or tranche of notes will be paid their allocable share of the proceeds of a sale of those assets and amounts previously deposited in issuer trust accounts for that series, class or tranche of accelerated notes. Upon the sale of those assets and payment of the proceeds from the sale and any other amounts available to such noteholders, the nominal liquidation amount of the accelerated series, class or tranche of notes will be reduced to zero. See "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus.


CREDIT ENHANCEMENT

Some notes may have the benefit of one or more derivative agreements, including interest rate or currency swaps, or other similar agreements with various counterparties. TRS, Centurion, FSB or any of their affiliates may be counterparties to a derivative agreement. A description of the specific terms of each derivative agreement and each derivative counterparty will be included in the related prospectus supplement.

Some notes may have the benefit of one or more additional forms of supplemental credit enhancement, referred to in this prospectus and the related prospectus supplement as supplemental credit enhancement agreements, such as a letter of credit or surety bond or other similar arrangement with various credit enhancement providers. In addition, some notes may have the benefit of one or more forms of supplemental liquidity arrangements, such as a liquidity facility or other similar arrangements with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or any supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the related prospectus supplement. TRS, Centurion, FSB or any of their affiliates may be the provider of any supplemental credit enhancement agreement or supplemental liquidity agreement.

See "Sources of Funds to Pay the Notes--Derivative Agreements" and "--Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements" in this prospectus.


COLLECTIONS AND ALLOCATIONS


The servicer will receive collections on the receivables and any collateral certificates in the issuance trust. It will deposit those collections into the collection account and keep track of those collections that are principal collections and those that are finance charge collections.

The servicer will then allocate those collections among each series of notes outstanding and the holder of the transferor interest. The servicer will allocate principal collections and finance charge collections, and receivables in accounts written off as uncollectible, to each series based on varying percentages. The related prospectus supplement will describe the allocation percentages applicable to your series.

Noteholders are only entitled to amounts allocated to their series, class or tranche equal to the interest and principal payments on their notes.

See "Sources of Funds to Pay the Notes--Deposit and Allocation of Funds in the Issuance Trust" in this prospectus.


GROUPS


A series of notes may be included in one or more groups of series that share principal collections or finance charge collections. The related prospectus supplement will identify whether your series has been included in one or more of the following groups:

o Reallocation Group. A series of notes may be included in a group of series, called a reallocation group, that reallocates finance charge collections among the series in that group. Finance charge collections which would otherwise be allocated to each series based on the floating allocation percentage of that series will instead be combined and will be available for required payments, described in the related prospectus supplement, for all series in the same reallocation group. Any issuance of a new series in a reallocation group may reduce or increase the amount of finance charge collections allocated to any other series of notes in that group. For a more detailed discussion, see "The Notes--Groups-- Reallocation Group" and "Risk Factors--Issuance of additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you" in this prospectus.

o Shared Excess Available Finance Charge Collections Group. A series of notes may be included in a group of series, called a shared excess available finance charge collections group, that shares excess finance charge collections for each series in that group. To the extent that finance charge collections allocated to a series remain after making all required deposits and payments for that series, those excess finance charge collections will be applied to cover any shortfalls in amounts payable from finance charge collections allocated to other series of notes in the same shared excess finance charge collections group. See "The Notes--Groups--Shared Excess Available Finance

     Charge Collections Group" in this prospectus.

o Shared Excess Available Principal Collections Group. A series of notes may be included in a group of series, called a shared excess available principal collections group, that shares excess principal collections for each series in that group. To the extent that principal collections allocated to a series remain after making all required deposits and payments for that series, those excess principal collections will be applied to cover any shortfalls in principal deposits or payments payable from principal collections allocated to other series of notes in the same shared excess available principal collections group. See "The Notes--Groups--
     Shared Excess Available Principal Collections Group" in this prospectus.

REGISTRATION, CLEARANCE AND SETTLEMENT


The notes offered by this prospectus and the related prospectus supplement will be registered in the name of The Depository Trust Company or its nominee, and purchasers of those notes will not be entitled to receive physical delivery of those notes in definitive paper form except under limited circumstances. Owners of those notes may elect to hold their notes through The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear system in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "The Notes--Book-Entry Notes" in this prospectus.

ERISA ELIGIBILITY


Pension plans and other investors subject to the Employee Retirement Income Security Act of 1974, as amended, referred to in this prospectus and the related prospectus supplement as ERISA, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, may acquire notes of every series, class or tranche offered pursuant to this prospectus and the related prospectus supplement, subject to specified conditions. The acquisition and holding of the notes could be treated as an indirect prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code. Accordingly, by purchasing the notes, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA and/or
Section 4975 of the Internal Revenue Code. For further information regarding the application of ERISA, see "Benefit Plan Investors" in this prospectus.


TAX STATUS

Subject to important considerations described under "Federal Income Tax Consequences" in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuer, is of the opinion that, in connection with each issuance of a series, class or tranche of notes offered by this prospectus and a related prospectus supplement, for United States federal income tax purposes (i) the notes of that series, class or tranche will be treated as indebtedness and (ii) the issuer will not be an association or a publicly traded partnership taxable as a corporation.

In addition, holders of interests in the notes will agree, by acquiring notes of any series, class or tranche, to treat those notes as debt for federal, state and local income and franchise tax purposes.

NOTE RATINGS

Any note offered by this prospectus and a related prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

The ratings of the notes of any series, class or tranche address the likelihood of the timely payment of interest on and the ultimate payment of principal of the notes. The rating agencies have not rated the ability to pay principal of any series, class or tranche of notes on the related expected final payment date or any other date prior to the legal maturity date of that series, class or tranche of notes.


Each rating should be evaluated independently of any other rating. See "Risk Factors--The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn" in this prospectus.


DENOMINATIONS

The notes offered by this prospectus will be issued in denominations of $5,000 and multiples of $1,000 in excess of that amount, unless otherwise specified in the related prospectus supplement.

RECORD DATE


The record date for payment of the notes will be the last day of the monthly period immediately preceding the related payment date, unless otherwise specified in the related prospectus supplement.

                                  RISK FACTORS



         The risk factors disclosed in this section describe the principal risk factors of an investment in the notes. You should consider the following risk factors before you decide whether or not to purchase the notes.

         SOME INTERESTS MAY BE GIVEN PRIORITY OVER YOUR NOTES, WHICH COULD CAUSE YOUR RECEIPT OF PAYMENTS TO BE DELAYED OR
         REDUCED.

         Each of Centurion and FSB represents and warrants that its transfer of receivables to TRS is an absolute sale of those receivables. TRS, in turn, represents and warrants that its transfer of receivables to RFC V is an absolute sale of those receivables, and RFC V represents and warrants that its transfer of receivables to the issuer is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. In addition, in the event that a collateral certificate is issued by a master trust or other securitization special purpose entity and transferred to the issuer, the transferor will represent and warrant that the transfer of that collateral certificate to the issuer is either (i) an absolute sale of that collateral certificate or (ii) the grant of a security interest in that collateral certificate. For a description of the issuer's and the indenture trustee's rights if these representations and warranties are not true, see "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus.

         Each of Centurion and FSB takes steps under the Uniform Commercial Code to perfect TRS's interest in the receivables. TRS, in turn, takes steps under the UCC to perfect RFC V's interest in the receivables. RFC V takes steps under the UCC to perfect the issuer's interest in the receivables, and the issuer takes steps under the UCC to perfect the indenture trustee's interest in the receivables. In addition, in the event that a collateral certificate is issued by a master trust or other securitization special purpose entity and transferred to the issuer, the transferor will take steps under the UCC to perfect the issuer's interest in that collateral certificate, and the issuer will take steps under the UCC to perfect the indenture trustee's interest in that collateral certificate. Nevertheless, if the UCC does not govern these transfers or if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

         Each of TRS, Centurion, FSB, RFC V and the issuer represents, warrants and covenants that its transfer of receivables is free and clear of the lien or interest of any other entity, except for certain tax and other nonconsensual liens. In addition, in the event that a collateral certificate is issued by a master trust or other securitization special purpose entity and transferred to the issuer, the transferor and the issuer will represent, warrant, and covenant that the transfer of that collateral certificate is free and clear of the lien or interest of any other entity, except for certain tax and other nonconsensual liens. If any of these representations, warranties, or covenants is not true, however, the interest of the indenture trustee in the receivables and any applicable collateral certificate could be impaired, and payments to you could be delayed or reduced. For instance,


o a prior or subsequent transferee of receivables could claim an interest in the receivables superior to the interest of the indenture trustee, or a prior or subsequent transferee of any applicable collateral certificate could claim an interest in that collateral certificate superior to the interest of the indenture trustee;


o a tax, governmental, or other nonconsensual lien that attaches to the property of TRS, Centurion, FSB, RFC V, an applicable master trust or other securitization special purpose entity, or the issuer could have priority over the interest of the indenture trustee in the receivables and any applicable collateral certificate;

o the administrative expenses of a bankruptcy trustee for TRS or a conservator or receiver for Centurion or FSB could be paid from collections on the receivables or any applicable collateral certificate before noteholders receive any payments; and


o if insolvency proceedings were commenced by or against TRS, or if certain time periods were to pass, the indenture trustee may lose any perfected interest in collections held by TRS and commingled with its other funds.


         REGULATORY ACTION COULD RESULT IN ACCELERATED, DELAYED OR REDUCED PAYMENTS TO YOU.

         If TRS or any of its affiliates were to become a debtor in a bankruptcy case, a court could exercise control over the transferred assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, TRS or any of its affiliates as debtor-in-possession or another interested party could argue that:

o TRS did not sell the transferred assets to RFC V but instead borrowed money from RFC V and granted a security interest in the transferred assets;

o RFC V and its assets (including the transferred assets) should be substantively consolidated with the bankruptcy estate of TRS or any of its affiliates; or

o the transferred assets are necessary for TRS or any of its affiliates to reorganize.

         If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

         If TRS or any of its affiliates were to enter bankruptcy, moreover, the transferor, the servicer, the issuer, the indenture trustee and the noteholders could be prohibited from taking any action to enforce the Centurion receivables purchase agreement, the FSB receivables purchase agreement, the RFC V receivables purchase agreement, the transfer and servicing agreement or any other applicable transaction document against TRS or those affiliates without the permission of the bankruptcy court. In addition, with the authorization of the bankruptcy court, TRS or any of those affiliates may be able to reject any transaction document to which it is a party. That rejection would excuse TRS or the affiliate from performing its obligations (including payment obligations) under the applicable transaction document, and any right under that document that has been assigned to the indenture trustee may be limited or terminated. That rejection also could excuse the other parties to the applicable transaction document from performing their obligations. Noteholders also may be required to return payments already received if TRS were to become a debtor in a bankruptcy case.

         Centurion is chartered as a Utah industrial bank and is regulated and supervised by the Utah Department of Financial Institutions, which is authorized to appoint the Federal Deposit Insurance Corporation as conservator or receiver for Centurion if certain events occur relating to Centurion's financial condition or the propriety of its actions. FSB is a federal savings bank and is regulated and supervised by the Office of Thrift Supervision, which is authorized to appoint the FDIC as conservator or receiver for FSB if certain events occur relating to FSB's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Centurion or FSB.


         The FDIC as conservator or receiver for Centurion or FSB could seek to reclaim, recover, or recharacterize Centurion's or FSB's transfer of receivables or any applicable collateral certificate (collectively referred to in this risk factor as the "transferred assets"). If the FDIC were successful, the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for Centurion or FSB. The FDIC, moreover, could delay its decision whether to seek to reclaim, recover, or recharacterize the transfer of the transferred assets by Centurion or FSB for a reasonable period following its appointment as conservator or receiver.

         Therefore, if the FDIC were to reclaim, recover, or recharacterize the transfer of the transferred assets by Centurion or FSB, payments to you could be delayed or reduced.


         Even if the FDIC did not reclaim, recover, or recharacterize the transfer of the transferred assets by Centurion or FSB, you could suffer a loss on your investment in the notes if
         (i) the related receivables purchase agreement or any other applicable transaction document, or the transfer of the transferred assets by Centurion or FSB were found to violate the regulatory requirements of the FDIA, (ii) the transferor, the servicer, or another transferor affiliate of Centurion or FSB, the issuer, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the transferred assets, (iii) the FDIC were to request a stay of any action by the transferor, the servicer, the issuer, or the indenture trustee to enforce the related receivables purchase agreement or any other applicable transaction document or the notes, or
         (iv) the FDIC were to repudiate other parts of the related receivables purchase agreement or any other applicable transaction document.

         In addition, regardless of the terms of the indenture or any other applicable securitization document, and regardless of the instructions of those authorized to direct the issuer's or the indenture trustee's actions, a court overseeing the bankruptcy case of TRS or any of its affiliates or the FDIC as conservator or receiver for Centurion or FSB may have the power (i) to prevent or require the commencement of an early amortization period, (ii) to prevent, limit, or require the early liquidation of transferred assets and termination of the issuer, or (iii) to require, prohibit, or limit the continued transfer of transferred assets. Furthermore, regardless of the terms of the indenture or any other applicable transaction document, a bankruptcy court or the FDIC (i) could prevent the appointment of a successor servicer or administrator of the transferor or the issuer or
         (ii) could authorize TRS, Centurion or FSB to stop servicing the receivables or providing administrative services to the transferor or the issuer. If any of these events were to occur, payments to you could be delayed or reduced.

         Regardless of any ruling made by a court or decision made by the FDIC, the fact that a bankruptcy case has been commenced by or against TRS or its affiliates or that Centurion or FSB has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.


         Furthermore, at any time, if the appropriate banking regulatory authorities were to conclude that any obligation under a receivables purchase agreement, the transfer and servicing agreement, or any other applicable transaction document, were an unsafe or unsound practice or violated any law, regulation, or written condition or agreement applicable to Centurion, FSB, or any of their affiliates, such regulatory authority has the power to order Centurion, FSB, or the related affiliate, among other things, to rescind the agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation, or take such other action as the regulatory authority determines to be appropriate. If such an order were issued, payments to you could be delayed or reduced. In addition, Centurion, FSB, or the related affiliate may not be liable to you for contractual damages for complying with such an order, and you may have no recourse against the relevant regulatory authority. See "Certain Legal Aspects of the Receivables--Certain Regulatory Matters" in this prospectus.

         Payments to you also could be delayed or reduced because of related risks to distributions being made by a master trust or other securitization special purpose entity on a collateral certificate that has been transferred to the issuer.

         CHANGES TO CONSUMER PROTECTION LAWS MAY IMPEDE COLLECTION EFFORTS OR ALTER TIMING AND AMOUNT OF COLLECTIONS, WHICH MAY RESULT IN ACCELERATION OF OR REDUCTION IN PAYMENT ON YOUR NOTES.


         Charge receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those receivables.

         Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including charge receivables. The United States Congress and the states could further regulate the charge card and consumer credit industry in ways that make it more difficult for the servicer to collect payments on the receivables or that reduce the annual membership fees and other fees that TRS, Centurion, FSB, or any of their affiliates can assess on the accounts, resulting in reduced collections. See "The Indenture--Early Amortization Events" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in this prospectus.


         If an accountholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the accountholder's obligations to repay amounts due on its account. As a result, the related receivables arising in that account would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and collections allocated to the notes are insufficient to cover the applicable default amount.

         POTENTIAL EFFECT OF NON-COMPLIANCE WITH THE BANK HOLDING
         COMPANY ACT COULD REQUIRE TRS AND AMERICAN EXPRESS COMPANY EITHER TO DIVEST CONTROL OF CENTURION OR TO COMPLY WITH OTHER PROVISIONS OF THE STATUTE.

         The Bank Holding Company Act of 1956, as amended, contains provisions that prohibit certain overdrafts by Centurion on its account at a Federal Reserve Bank on behalf of an affiliate or by an affiliate of its account at Centurion. Violation of these provisions would result in Centurion being deemed to be a "bank" under the statute, requiring TRS and American Express Company either to divest control of Centurion or to comply with other provisions of the statute.

         COMPETITION IN THE CHARGE AND CREDIT CARD INDUSTRY MAY RESULT IN A DECLINE IN ABILITY TO GENERATE NEW RECEIVABLES. THIS MAY RESULT IN REDUCED PAYMENT OF PRINCIPAL OR RECEIPT OF
         PRINCIPAL EARLIER OR LATER THAN EXPECTED.

         The consumer, small business and commercial charge and credit card industry is highly competitive. The charge and credit card programs operated by American Express Company and its affiliates face substantial and increasingly intense competition from other financial institutions that have VISA and/or MasterCard credit card programs that issue general-purpose cards, primarily under revolving credit plans. As a network, American Express Company and its affiliates also face intense competition from card systems like VISA(R), MasterCard(R), Diners Club(R), Morgan Stanley's Discover(R)/ NOVUS(R) Network and JCB.

         Many United States banks issue credit cards under revolving credit plans that have an annual fee in addition to interest charges where permitted by state law, while issuers of the Discover Card on the Discover/NOVUS Network, as well as many issuers of VISA and MasterCard cards, generally charge no annual fees. Limited competition also exists from businesses that issue their own cards or extend credit in other ways to their customers, such as retailers and airline associations. As a result of continuing consolidation among banking and financial services companies and credit card portfolio acquisitions by major card issuers, there are now a smaller number of significant issuers and the largest issuers have continued to grow using their greater resources, economies of scale and brand recognition to compete. Consequently, a smaller number of dominant issuers has emerged.

         There has also been an increased use of debit cards for point of sale purchases as many banks have replaced traditional ATM cards with general purpose debit cards bearing a VISA or MasterCard logo. Some bank debit cards also offer rewards programs and other benefits.

         Card issuers compete with each other by offering a variety of products and services, including premium cards with enhanced services or lines of credit, airline frequent flyer program mileage credits and other reward or rebate programs, "teaser" promotional interest rates for both credit card acquisition and balance transfers, and co-branded arrangements with partners that offer benefits to cardholders. Target customers are segmented based on factors such as financial needs and preferences, brand loyalty, interest in rewards programs and creditworthiness, and specific products are tailored to specific customer segments.

         In the commercial card business, Diners Club is a significant global competitor and both VISA and MasterCard have increased efforts to support card issuers who are willing to build and support data collection and reporting necessary to satisfy business customer requirements. In the past few years, MasterCard has promoted enhanced web-based support for its corporate card issuing members, and VISA International has supported the creation of a joint venture by a number of its member banks from around the world to compete for the business of multinational companies.

         The principal competitive factors that affect the card business of American Express Company and its affiliates are--

o the features and the quality of the services and products, including rewards programs, to accountholders;

o the number, spending characteristics and credit performance of accountholders;

o        the quantity and quality of the establishments that accept the card;

o        the cost of cards to accountholders;

o        the terms of payment available to accountholders;

o the nature and quality of expense management data capture and reporting capability;

o the number and quality of other payment instruments available to accountholders;

o        the success of targeted marketing and promotion campaigns;

o        reputation and brand recognition;

o        the ability of issuers to implement operational and cost efficiencies;
         and

o        the quality of customer service.

         Key competitive factors in the commercial charge business include:

o the ability to capture and deliver detailed transaction data and expense management reports that help customers to maximize control over spending by their employees;

o        pricing;

o the range and innovativeness of products and services to suit business needs; and

o        global presence.


         The competitive nature of the charge and credit card industry may result in a reduced amount of receivables collected and available to pay principal of and interest on your notes. The ability of the account owners to compete in this environment may affect their ability to generate new receivables and might also affect payment patterns on the receivables. If the rate at which account owners generate new receivables declines significantly, for any reason, including termination of a significant affinity or co-branding program or termination of a significant commercial card relationship, the account owners may become unable to transfer additional receivables or additional collateral certificates or designate additional accounts to the transferor, who may in turn become unable to transfer such assets to the issuance trust, and an early amortization event with respect to your notes could occur, resulting in payment of principal sooner than expected or in reduced amounts. If the rate at which the account owners generate new receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned or in reduced amounts.

         CHANGES IN CO-BRANDING ARRANGEMENTS MAY AFFECT THE
         PERFORMANCE OF THE TRUST'S RECEIVABLES AND CARDHOLDER USAGE, AND, CONSEQUENTLY, THE TIMING AND AMOUNT OF PAYMENTS ON YOUR NOTES.

         The account owners may enter into co-branding arrangements with certain unaffiliated consumer products and services companies. Under these arrangements, participating cardholders earn "points" or other benefits, such as frequent flyer miles, hotel loyalty points and cash back, that may be redeemed with the co-branding partner. These arrangements are entered into for a fixed period, generally ranging from five to ten years, and terminate in accordance with their terms unless extended or renewed at the option of the parties.

         If one or more of any account owner's significant co-branding arrangements were to experience reduced volume or termination for any reason, including a general decline in the business of any of its co-branding partners, it could affect the performance of the trust's receivables, including repayment patterns, and cardholder usage of the co-branded accounts. The account owners cannot predict what effect, if any, changes in a significant co-branding arrangement would have on the performance of the trust's receivables or cardholder usage and, consequently, the timing and amount of payments on your notes. Any reductions in the amount or timing of interest or principal payments on these receivables will reduce the amount available for payment on your notes.


         SOCIAL, LEGAL AND ECONOMIC FACTORS CAN AFFECT ACCOUNTHOLDER PAYMENT PATTERNS AND MAY RESULT IN REDUCED PAYMENT OF
         PRINCIPAL OR RECEIPT OF PAYMENT OF PRINCIPAL EARLIER OR LATER THAN EXPECTED.

         Principal collections available to your notes on any principal payment date or available to make deposits into an issuer trust account when required will depend on many factors, including:


o the rate of repayment of billed amounts, which may be slower or faster than expected and which may cause payment on the notes to be earlier or later than expected;


o the extent to which accountholders use their cards, and the creation of additional receivables; and

o        the rate of default by accountholders.

         Changes in payment patterns and card usage result from a variety of economic, competitive, social and legal factors. Economic factors include the rate of inflation and unemployment levels and relative interest rates. Incentive or other award programs may also affect accountholders' actions. Social factors include consumer confidence levels and the public's attitude about the use of credit or charge cards and incurring debt and the consequences of personal bankruptcy. Moreover, adverse changes in economic conditions in states where accountholders are located, terrorist acts against the United States or other nations, or the commencement of hostilities between the United States and a foreign nation or nations could have a direct impact on the timing and amount of payments on your notes. We cannot predict how these or other factors will affect repayment patterns or card use and, consequently, the timing and amount of payments on your notes. Any reductions in the amount or timing of payments by accountholders will reduce the amount available for distribution on the notes.

         ALLOCATIONS OF DEFAULT AMOUNTS ON PRINCIPAL RECEIVABLES AND REALLOCATION OF PRINCIPAL COLLECTIONS COULD RESULT IN A
         REDUCTION IN PAYMENT ON YOUR NOTES.


         TRS, as servicer, or any other servicer of assets or receivables related to or included in the issuance trust, will write off the receivables arising in accounts in the related portfolio if those receivables become uncollectible. Your notes will be allocated a portion of these default amounts on receivables and collateral certificates included in the issuance trust. In addition, principal collections otherwise allocable to subordinated notes may be reallocated to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement. You may not receive full repayment of your notes and full payment of interest due if the nominal liquidation amount of your notes has been reduced due to charge-offs resulting from any uncovered default amount allocated to your notes or due to reallocated principal collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, and those amounts have not been reimbursed from subsequently received finance charge collections. For a discussion of nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in this prospectus.


         A CHANGE IN THE DISCOUNT OPTION PERCENTAGE MAY RESULT IN THE PAYMENT OF PRINCIPAL EARLIER OR LATER THAN EXPECTED.


         The receivables generated under the accounts in the issuer's portfolio generally are not subject to monthly finance charge assessments. The transferor may, at any time and from time to time, reclassify a percentage of receivables existing and arising in all or a specified portion of the accounts in the issuer's portfolio to be treated as finance charge receivables and collections received with respect to such receivables are treated as finance charge collections. The remainder of such receivables are treated as principal receivables and collections received with respect to such receivables are treated as principal collections. This option is referred to as a discount option, and the percentage is referred to as a discount option percentage. The transferor uses the discount option to provide yield to the issuance trust. Exercise by the transferor of the discount option results in a larger amount of finance charge receivables and finance charge collections and a smaller amount of principal receivables and principal collections. By doing so, the transferor reduces the likelihood that an early amortization event would occur with respect to the notes due to insufficient finance charge collections, but, at the same time, increases the likelihood that the transferor will have to transfer additional assets to the issuance trust. There is no guarantee that any account owner, the transferor or their affiliates would be able to transfer enough receivables to the issuance trust or the related master trusts or other securitization special purpose entities, or would be able to transfer additional collateral certificates to the issuance trust. This could result in an early amortization event with respect to the notes and an acceleration of or reduction in payments on the notes.

         The discount option percentage currently is 3% under the transfer and servicing agreement, but the transferor may change the discount option percentage without your approval or the approval of any noteholder if certain conditions are satisfied as specified in "Sources of Funds to Pay the Notes--Discount Option" in this prospectus.

         YIELD AND PAYMENTS ON THE RECEIVABLES COULD DECREASE,
         RESULTING IN RECEIPT OF PRINCIPAL PAYMENTS EARLIER THAN THE EXPECTED FINAL PAYMENT DATE.

         There is no assurance that the stated principal amount of your notes will be paid on the expected final payment date.

         A significant decrease for any reason in the amount of receivables included in the issuance trust or any master trust or securitization special purpose entity that has transferred a collateral certificate to the issuance trust could result in an early amortization event and in early payment of your notes, as well as decreased protection to you against defaults on the assets in the issuance trust. In addition, the effective yield on the receivables included in the issuance trust or any master trust or securitization special purpose entity that has transferred a collateral certificate to the issuance trust could decrease due to, among other things, an increase in the level of delinquencies. This could reduce the amount of available finance charge collections allocated to your series.


         ISSUANCE OF ADDITIONAL NOTES OR MASTER TRUST INVESTOR
         CERTIFICATES MAY AFFECT YOUR VOTING RIGHTS AND THE TIMING AND AMOUNT OF PAYMENTS TO YOU.


         The issuer expects to issue notes from time to time, and a master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust may issue new investor certificates (including collateral certificates) from time to time. New notes and master trust investor certificates (including collateral certificates) may be issued without notice to existing noteholders, and without your or their consent, and may have different terms from outstanding notes and outstanding master trust investor certificates (including collateral certificates). For a description of the conditions that must be satisfied before the issuer can issue new notes, see "The Notes--Issuances of New Series, Classes and Tranches of Notes" in this prospectus.

         The issuance of new notes and, to the extent a master trust or other securitization special purpose entity has issued a collateral certificate included in the issuance trust, new master trust investor certificates (including collateral certificates) could adversely affect the timing and amount of payments on outstanding notes. For example, for a series which belongs to a reallocation group, certain notes issued after your notes and belonging to the same reallocation group may have a higher note interest rate than your notes and, therefore, finance charge collections available to pay interest on your notes could be reduced. Also, when new notes or, to the extent a master trust or other securitization special purpose entity has issued a collateral certificate included in the issuance trust, new master trust investor certificates (including collateral certificates) are issued, the voting rights of your notes will be diluted. See "--You may have limited or no ability to control actions under the indenture, the transfer and servicing agreement or a master trust pooling and servicing agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected final payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal" in this prospectus.

         SUBORDINATED NOTES BEAR LOSSES BEFORE SENIOR NOTES. IF YOU OWN SUBORDINATED NOTES, THE PRIORITY OF ALLOCATIONS AMONG CLASSES OF NOTES MAY RESULT IN PAYMENT ON YOUR NOTES BEING REDUCED OR DELAYED.

         Notes may be subordinated in right of payment of principal of and interest on senior notes.

         Available finance charge collections allocated to a series and shared excess available finance charge collections, if any, allocated from other series of notes are first used to pay interest due on senior notes and then to pay interest due on subordinated notes. If the available finance charge collections and shared excess available finance charge collections are not sufficient to pay such amounts for all classes of notes of a series, the notes of a series may not receive full payment of interest if, in the case of the senior notes, reallocated principal collections, and in the case of subordinated notes, amounts on deposit in any supplemental accounts for those subordinated notes, are insufficient to cover the shortfall.

         The nominal liquidation amount of a series will be reduced due to charge-offs resulting from any uncovered default amount allocated to that series. In addition, principal collections allocated to a series may be reallocated to pay shortfalls in interest on the senior notes of that series or shortfalls in the servicing fee allocated to that series and past due amounts thereon to the extent that available finance charge collections allocated to that series and shared excess available finance charge collections, if any, allocated from other series of notes are not sufficient to make such payments. Such reallocated principal collections also will reduce the nominal liquidation amount of a series. If these reductions in the nominal liquidation amount of a series are not reimbursed from subsequent available finance charge collections allocated to such series and shared excess available finance charge collections, if any, allocated from other series of notes, the stated principal amount of the subordinated notes may not be paid in full. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount" in this prospectus.

         If there is a sale of assets in the issuance trust following
         (i) an event of defaultand acceleration of a series, class or tranche of notes or (ii) the legal maturity date of a series, class or tranche of notes, as described in "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus, the net proceeds of the sale allocable to a series, class or tranche of notes will be used first to pay all amounts due to the senior noteholders and then to pay all amounts due to the subordinated noteholders. This could cause a loss to noteholders if the amount available is not enough to pay the notes in full.

         THE COMPOSITION OF THE ISSUER'S ASSETS MAY CHANGE, WHICH MAY DECREASE THE CREDIT QUALITY OF THE ASSETS SECURING YOUR
         NOTES. IF THIS OCCURS, YOUR RECEIPT OF PAYMENTS OF PRINCIPAL AND INTEREST MAY BE REDUCED, DELAYED OR ACCELERATED.

         The assets in the issuance trust will change every day. These assets may include receivables arising in designated charge accounts owned by the account owners and one or more collateral certificates issued by master trusts or other securitization special purpose entities, whose assets consist primarily of receivables arising in designated charge accounts owned by the account owners. An account owner may choose, or may be required, to transfer additional assets to TRS or to the transferor, as applicable, so that the transferor may then transfer those additional assets to the issuance trust.

         As of the date of this prospectus, the issuer's primary assets are receivables arising in designated consumer and small business charge accounts owned by TRS, Centurion and FSB, referred to as the initial accounts, and funds on deposit in the issuer trust accounts. All newly generated receivables in the initial accounts will be transferred to the issuance trust. In the future, the issuer's assets may include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates, receivables arising in additional designated consumer and small business charge accounts owned by TRS, Centurion, FSB or any of their affiliates and collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates. In addition, each day, certain eligible accounts called new accounts may be added to the issuance trust. The composition, including the relative proportion of consumer, small business and commercial receivables, and the amount of receivables included in the issuance trust or in a master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust, will change over time as new receivables are created, existing receivables are paid off or charged off, additional accounts are designated to have their receivables included in the issuance trust, master trust or other securitization special purpose entity, and removed accounts are designated to have their receivables removed from the issuance trust, master trust or other securitization special purpose entity. We cannot guarantee the credit quality of any receivables in the issuance trust or any master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust, and with respect to the assets included in the issuance trust, we cannot guarantee that new receivables will be of the same credit quality as the receivables arising in the initial accounts.

         In addition, if the issuance trust contains one or more collateral certificates, principal collections and other amounts treated as principal collections that are not required to be deposited into a principal funding account for the benefit of a series, class or tranche of notes, paid to the noteholders of a series, class or tranche, deposited into the overconcentration account or the excess funding account or used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, need not be reinvested in that collateral certificate to maintain its invested amount, but instead may be (i) invested or reinvested in another collateral certificate included or to be included in the issuance trust or (ii) paid to the holder of the transferor interest. The transferor, on behalf of the issuer, will direct such reinvestment of excess principal collections. Reinvestment may result in increases or decreases in the relative amounts of different types of assets included in the issuance trust. In addition, there is no obligation on the part of a master trust or other securitization special purpose entity that has transferred a collateral certificate to the issuance trust to maintain or increase the invested amount of that collateral certificate.

         Additional receivables and additional collateral certificates may be transferred to the issuance trust or the invested amount of an existing collateral certificate included in the issuance trust may be increased without the payment of cash if the conditions to that transfer or increase have been satisfied.

         New assets included in the issuance trust, either through a transfer of assets or the reinvestment of excess principal collections and other amounts treated as principal collections, may have characteristics, terms and conditions that are different from those of the receivables or collateral certificates initially included in the issuance trust and may be of different credit quality due to differences in underwriting criteria and payment terms. If the credit quality of the assets included in the issuance trust were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See "Sources of Funds to Pay the Notes" in this prospectus.

         The occurrence of a pay out event or early amortization event with respect to a collateral certificate will result in the early amortization of that collateral certificate. The occurrence of such pay out event or early amortization event may cause an early amortization of all of the notes.


         THE ACCOUNT OWNERS MAY NOT BE ABLE TO GENERATE NEW RECEIVABLES, OR THE TRANSFEROR MAY NOT BE ABLE TO TRANSFER ADDITIONAL COLLATERAL CERTIFICATES OR MAINTAIN OR INCREASE THE INVESTED AMOUNT OF AN EXISTING COLLATERAL CERTIFICATE, WHEN REQUIRED. THIS INABILITY COULD RESULT IN AN ACCELERATION OF OR REDUCTION IN PAYMENTS ON YOUR NOTES.


         The issuer's ability to make payments on the notes will be impaired if sufficient new receivables are not generated by the account owners. Because of regulatory restrictions or for other reasons, an account owner may be prevented from generating sufficient new receivables, or the transferor may be prevented from transferring additional assets to the issuance trust or to a master trust or other securitization special purpose entity that issued a collateral certificate included in the issuance trust. None of the account owners guarantee that new receivables will be created, that any receivables will be transferred to the issuance trust or to a master trust or securitization special purpose entity that issued a collateral certificate included in the issuance trust, that the invested amount of the collateral certificates or receivables included in the issuance trust will be maintained or that receivables will be repaid at a particular time or with a particular pattern.

         Similarly, if the transferor amount falls below the required transferor amount or the pool balance falls below its required pool balance, the transferor is required to add additional receivables or additional collateral certificates to the issuance trust, or to cause to be increased the invested amount of an existing collateral certificate. There is no guarantee that any account owner, the transferor or any of their affiliates would be able to add enough receivables to the issuance trust or the related master trusts or other securitization special purpose entities, or will be able to add additional collateral certificates to the issuance trust, or would be able to cause to be increased the invested amount of an existing collateral certificate included in the issuance trust. This could result in an early amortization event with respect to the notes and an acceleration of or reduction in payments on the notes. See "Sources of Funds to Pay the Notes--Required Transferor Amount," "--Required Pool Balance," "--Increases in the Invested Amount of an Existing Collateral Certificate" and "--Addition of Assets" in this prospectus.


         AN ACCOUNT OWNER MAY CHANGE THE TERMS OF THE ACCOUNTS IN A WAY THAT REDUCES OR SLOWS COLLECTIONS. THESE CHANGES MAY
         RESULT IN REDUCED, ACCELERATED OR DELAYED PAYMENTS TO YOU.

         As account owners, TRS, Centurion, FSB and their affiliates retain the right to change various terms and conditions of the accounts. Changes in the terms of those accounts may reduce (i) the amount of receivables arising under those accounts, (ii) the amount of collections on those receivables, (iii) the size of a collateral certificate issued by a master trust or other securitization special purpose entity to which those accounts have been designated and their receivables transferred or (iv) the amount of collections allocated to a collateral certificate. If payment rates decrease significantly at a time when you are scheduled to receive payments of principal, you might receive principal more slowly than expected.


         Unless required to do so by applicable law, an account owner may not change the terms of the accounts designated to have their receivables included in the issuance trust or a master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust or its policies relating to the operation of its charge card businesses, including the calculation of the amount or the timing of fees and charge-offs, unless the related account owner reasonably believes such a change would not cause an early amortization event to occur with respect to the notes or the related collateral certificates, and the related account owner takes the same action on its other substantially similar charge accounts, to the extent permitted by those accounts.

         An account owner has no restrictions on its ability to change the terms of the accounts except as described above or in the related prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause an account owner to change account terms.

         IF REPRESENTATIONS AND WARRANTIES RELATING TO THE RECEIVABLES OR COLLATERAL CERTIFICATES ARE BREACHED, PAYMENTS ON YOUR NOTES MAY BE REDUCED.


         The transferor makes representations and warranties relating to the validity and enforceability of the receivables arising under the designated accounts in the issuer's portfolio or any collateral certificates included in the issuance trust, and as to the perfection and priority of the issuer's interests in those receivables and collateral certificates. In the related receivables purchase agreements, each of Centurion, FSB and TRS make similar representations and warranties regarding the receivables that are transferred by each of them to TRS or RFC V, as applicable. However, the indenture trustee does not examine the receivables, any collateral certificates or the related assets for the purpose of determining the presence of defects, compliance with the representations and warranties or for any other purpose.

         If a representation or warranty relating to the receivables or any collateral certificates in the issuance trust is violated, the related obligors may have defenses to payment or offset rights, or creditors of the transferor may claim rights to the issuer's assets. If a representation or warranty is violated, the transferor may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described under "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus, the transferor must accept reassignment of each receivable or collateral certificate affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment amount. See "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus. Any such reassignment may result in the transferor amount falling below the required transferor amount or the pool balance falling below the required pool balance. In either case, the transferor would be required to add additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the invested amount of existing collateral certificates in the issuance trust. There is no guarantee that any account owner, the transferor or any of their affiliates would be able to add enough receivables to the issuance trust or the related master trusts or other securitization special purposes entities, or would be able to add additional collateral certificates to the issuance trust, or would be able to cause to be increased the invested amount of an existing collateral certificate included in the issuance trust. This could result in an early amortization event with respect to the notes and an acceleration of or reduction in payments on those notes.


         THERE IS NO PUBLIC MARKET FOR THE NOTES. AS A RESULT YOU MAY BE UNABLE TO SELL YOUR NOTES OR THE PRICE OF THE NOTES MAY SUFFER.

         The underwriters of the notes may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

         In addition, some notes may have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for the notes or your ability to sell the notes. You should not purchase notes unless you understand and know you can bear the investment risks.

         YOU MAY NOT BE ABLE TO REINVEST ANY PROCEEDS FROM AN EARLY AMORTIZATION OF YOUR NOTES IN A COMPARABLE SECURITY.

         If your notes are repaid at a time when prevailing interest rates are relatively low, you may not be able to reinvest the proceeds of that repayment in a comparable security with an effective interest rate equivalent to that of your notes.

         THE MARKET VALUE OF THE NOTES COULD DECREASE IF THE RATINGS OF THE NOTES ARE LOWERED OR WITHDRAWN.


         The initial rating of a series, class or tranche of notes addresses the likelihood of the payment of interest on that series, class or tranche when due and the ultimate payment of principal of that series, class or tranche by its legal maturity date. The ratings do not address the likelihood of payment of principal of that series, class or tranche on its expected final payment date. In addition, the ratings do not address the following:


o the likelihood that principal on your notes will be prepaid, paid on the expected final payment date, or paid on any particular date before the legal maturity date of your notes;

o the possibility that your notes will be paid early or the possibility of the imposition of United States withholding tax for non-U.S. noteholders (see "The Indenture--Early Amortization Events" and "--Events of Default" in this prospectus);

o        the marketability of the notes or any market price; or

o that an investment in the notes is a suitable investment for you.


         The ratings of a series, class or tranche of notes are not a recommendation to buy, hold or sell that series, class or tranche. Any rating may be lowered or withdrawn entirely at any time by a rating agency. The market value of that series, class or tranche is likely to decrease if one or more of the ratings are lowered or withdrawn.


         YOU MAY HAVE LIMITED OR NO ABILITY TO CONTROL ACTIONS UNDER THE INDENTURE, THE TRANSFER AND SERVICING AGREEMENT OR A MASTER TRUST POOLING AND SERVICING AGREEMENT. THIS MAY RESULT IN, AMONG OTHER THINGS, PAYMENT OF PRINCIPAL BEING ACCELERATED WHEN IT IS BENEFICIAL TO YOU TO RECEIVE PAYMENT OF PRINCIPAL ON THE EXPECTED FINAL PAYMENT DATE, OR IT MAY RESULT IN PAYMENT OF PRINCIPAL NOT BEING ACCELERATED WHEN IT IS BENEFICIAL TO YOU TO RECEIVE EARLY PAYMENT OF PRINCIPAL.


         Under the indenture and the transfer and servicing agreement (and any related supplement), some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or tranche or all of the notes of that series, class or tranche. These actions include directing the appointment of a successor servicer following a servicer default, amending the indenture or the transfer and servicing agreement (or any related supplement) and consenting to amendments relating to the collateral certificates included in the issuance trust. In the case of votes by series, the outstanding dollar principal amount of the most senior notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated notes. Consequently, the noteholders of the most senior notes will generally have the ability to determine whether and what actions should be taken. The holders of subordinated notes generally will need the concurrence of the holders of senior notes to cause actions to be taken. In addition, the noteholders of any series may need the consent or approval of a specified percentage of the outstanding dollar principal amount of other series to take or direct certain actions, including to require the appointment of a successor servicer after a servicer default and to direct a repurchase of all outstanding series after certain breaches of the transferor's representations and warranties. The interests of the noteholders of any such series may not all coincide, making it more difficult for any particular noteholder to achieve the desired results from such vote.

         Each collateral certificate included in the issuance trust will be an investor certificate under the applicable trust agreement or pooling and servicing agreement, and noteholders will have indirect consent rights under such trust agreement or pooling and servicing agreement. See "The Indenture--Voting" in this prospectus. Generally, under a trust agreement or pooling and servicing agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. These actions include consenting to amendments to the applicable trust agreement or pooling and servicing agreement. In the case of votes by holders of all of the investor certificates, the outstanding principal amount of the collateral certificate is and may continue to be substantially smaller than the outstanding principal amount of the other series of investor certificates issued by the related master trust or securitization special purpose entity. Consequently, the holders of investor certificates--other than the related collateral certificate--will generally have the ability to determine whether and what actions should be taken. The noteholders, in exercising their voting powers under the related collateral certificate, will generally need the concurrence of the holders of the other investor certificates to cause action to be taken. In addition, with respect to any vote to liquidate the assets in a master trust or securitization special purpose entity, the noteholders will be deemed to have voted against any such liquidation.


         IF AN EVENT OF DEFAULT OCCURS, YOUR REMEDY OPTIONS ARE
         LIMITED AND YOU MAY NOT RECEIVE FULL PAYMENT OF PRINCIPAL AND ACCRUED INTEREST.


         Your remedies will be limited if an event of default affecting your series, class or tranche of notes occurs. Following an event of default affecting your series, class or tranche of notes and an acceleration of your notes, any funds in an issuer trust account with respect to your series, class or tranche of notes will be applied to pay principal of and interest on your series, class or tranche of notes. Then, in each following month, principal collections and finance charge collections will be deposited into the applicable issuer trust accounts and applied to make monthly principal and interest payments on your series, class or tranche of notes until the legal maturity date of your notes.


         However, prior to the legal maturity date of your notes, if your notes are subordinated notes of a multiple tranche series, you generally will receive payment of principal of such notes only if and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior notes of that series.


         Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of the assets in the issuance trust only under the limited circumstances as described in "The Indenture--Events of Default" and "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus.

         However, following an event of default and acceleration with respect to subordinated notes of a multiple tranche series, if the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected class or tranche direct the sale of a portion of the assets in the issuance trust, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes of that series by the remaining notes or if such sale occurs following the legal maturity date. If the nominal liquidation amount of a tranche of notes is greater than zero on its legal maturity date, the sale will take place no later than seven business days following that legal maturity date regardless of the subordination requirements of any senior notes.

         A series, class or tranche of notes will be considered to be paid in full, the holders of that series, class or tranche of notes will have no further right or claim, and the issuer will have no further obligation or liability for principal of and interest on those notes, on the earliest to occur of (i) the date of the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, that series, class or tranche of notes, as applicable,
         (ii) the date on which a sale of assets in the issuance trust has taken place with respect to that series, class or tranche of notes, as described in "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus and (iii) the seventh business day following the legal maturity date of that series, class or tranche of notes, in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on that date.

         Even if a sale of assets in the issuance trust is permitted, we can give no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

                                    GLOSSARY


   This prospectus uses defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page 135 of this prospectus. Some of the defined terms may be modified as described in the related prospectus supplement.


                                USE OF PROCEEDS


   Unless otherwise specified in the related prospectus supplement, the net proceeds from the sale of each series, class and tranche of notes offered hereby will be paid to the transferor and used by the transferor for the general corporate purposes of the transferor, including the repayment of amounts owed to TRS or certain of its affiliates.


                                   THE ISSUER


   American Express Issuance Trust, also referred to as the issuance trust or the issuer, is a statutory trust created under the laws of the State of Delaware on May 18, 2005. The issuer's principal offices are in Delaware, in case of Wilmington Trust Company, as owner trustee, at the following address:
Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600. Its phone number is (302) 651-1000.

   RFC V is the transferor to the issuance trust. Pursuant to receivables purchase agreements, each of Centurion and FSB sells to TRS its right, title and interest in the receivables in the accounts designated to be included in the issuer's Portfolio, and TRS sells its right, title and interest in the receivables in those accounts and receivables in accounts owned by TRS to RFC
V. See "Description of the Receivables Purchase Agreements and the Sale Agreements" in this prospectus. Those receivables are then transferred, subject to certain conditions, by RFC V to the issuer. See "Sources of Funds to Pay the Notes--Addition of Assets" in this prospectus. RFC V or any of its affiliates may also be a transferor to master trusts or other securitization special purpose entities which issue collateral certificates that are included in the issuance trust.

   Uniform Commercial Code financing statements have been and will be filed, to the extent appropriate, to perfect the ownership or security interests of the issuer and the indenture trustee described herein.

   The issuer operates under a trust agreement, dated as of May 18, 2005, as amended from time to time, between RFC V, as transferor, and Wilmington Trust Company. The issuer does not have any officers or directors. Currently, its sole beneficiary is RFC V, although affiliates of RFC V may be beneficiaries in the future. As beneficiary, RFC V generally will direct the actions of the issuer.

   RFC V and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment is not reasonably expected to (i) adversely affect in any material respect the interests of the noteholders or (ii) significantly change the permitted activities of the issuer, as set forth in the trust agreement. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

   In addition, RFC V and the owner trustee may amend the trust agreement if holders of not less than (i) in the case of a significant change in the permitted activities of the issuer which the issuer does not reasonably expect to have a material adverse effect on the noteholders, a majority of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, and (ii) in all other cases, 66 2/3% of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent; however, unless all of the holders of the aggregate outstanding dollar principal amount of the notes consent, the trust agreement may not be amended for the purpose of (a) increasing or reducing the amount of, or accelerating or delaying the timing of, collections of payments in respect of the assets of the issuance trust or distributions that are required to be made for the benefit of the noteholders or (b) reducing the percentage of holders of the outstanding dollar principal amount of the notes the holders of which are required to consent to any amendment.


   See "The Indenture--Tax Opinions for Amendments" in this prospectus for additional conditions to amending the trust agreement.


   TRS or any of its affiliates will be the administrator and servicer of any receivables owned by the issuer and will perform certain administrative functions on behalf of the issuer. In addition, TRS or any of its affiliates may also be the servicer of master trusts or securitization special purpose entities which issue collateral certificates that are included in the issuance trust.


   The issuer's activities will include, but not be limited to:

   o acquiring and holding the receivables, collateral certificates and other assets of the issuer and the proceeds from these assets;

   o issuing notes;

   o making payments on the notes; and

   o engaging in other activities that are necessary or incidental to accomplish these limited purposes.


   As of the date of this prospectus, the issuer's primary assets are:


   o receivables arising in designated consumer and small business charge accounts owned by TRS, Centurion and FSB; and


   o funds on deposit in the issuer trust accounts.

In the future, the issuance trust may include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates, receivables arising in additional designated consumer and small business accounts owned by TRS, Centurion, FSB or any of their affiliates and collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates.

   The issuer has established a collection account for the purpose of receiving collections on receivables and any other assets included in the issuance trust, including collections on any collateral certificates included in the issuance trust. The issuer also has established an overconcentration account for the purpose of holding Principal Collections that would otherwise be paid to the holder of the transferor interest at a time when the Commercial Obligor Overconcentration Amount is greater than zero and the Available Overconcentration Account Amount is, or as a result of a payment would become, less than the Required Overconcentration Account Amount. In addition, the issuer has established an excess funding account for the purpose of holding Principal Collections that would otherwise be paid to the holder of the transferor interest at a time when (i) the Transferor Amount is, or as a result of a payment would become, less than the Required Transferor Amount or (ii) the Pool Balance is, or as a result of a payment would become, less than the Required Pool Balance.

   As described in the related prospectus supplement, receivables originated under the designated charge accounts included in the issuer's Portfolio consist of amounts charged by accountholders for merchandise and services, annual membership fees and certain other administrative fees billed to accountholders on the accounts. These receivables generally are not subject to monthly finance charge assessments. See "Domestic Charge Card Business" in this prospectus. As a result, in order to provide yield to the issuance trust with respect to the related receivables, pursuant to the transfer and servicing agreement, a portion of the receivables in the accounts included in the issuer's Portfolio are treated as finance charge receivables and collections received with respect to such receivables are treated as Finance Charge Collections. The remainder of such receivables are treated as principal receivables and collections received with respect to such receivables are treated as Principal Collections. See "Sources of Funds to Pay the Notes--Discount Option" and "Risk Factors--A change in the discount option percentage may result in the payment of principal earlier or later than expected" in this prospectus.

                       THE TRANSFEROR AND RELATED PARTIES


RFC V


   RFC V, the transferor, was formed as a limited liability company under the laws of the State of Delaware on December 14, 2004. Its sole member is TRS. RFC V was formed for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as sole member of RFC V, nor RFC V's board of directors intends to change the business purpose of RFC V. RFC V's executive offices are located at 200 Vesey Street, Room 507A, New York, New York 10285.

TRS

   TRS, an account owner, the servicer and the administrator, was incorporated under the laws of the State of New York on May 3, 1982. It is a wholly-owned subsidiary of American Express Company. TRS is the direct parent company of Centurion, FSB and American Express Credit Corporation, and the sole member of RFC V. TRS, directly or through its subsidiaries, provides a variety of products and services, including charge and credit card accounts, consumer loans, American Express(R) Travelers Cheques, corporate and consumer travel products and services, magazine publishing, database marketing and management and insurance. TRS's principal office is located at 200 Vesey Street, New York, New York 10285-4405.


CENTURION


   Centurion, an account owner, is an industrial bank incorporated under the laws of the State of Utah in 1987. It received FDIC insurance in 1989. Its principal office is located at 4315 South 2700 West, Salt Lake City, Utah 84184. Centurion is a wholly-owned subsidiary of TRS. Centurion is the surviving company of a 1996 merger with an affiliated bank which also was named American Express Centurion Bank. In connection with the merger, Centurion assumed all of the rights and obligations of the affiliated bank with respect to the accounts owned by it.


FSB

   FSB, an account owner, was chartered by the Office of Thrift Supervision under the laws of the United States of America as a federal savings bank in 2000 and received FDIC insurance in 2000. Its principal office is located at 4315 South 2700 West, Salt Lake City, Utah 84184. FSB is a wholly owned subsidiary of TRS. In December 2003, FSB and certain of its affiliates received OTS approval to, among other things, transfer ownership of FSB from American Express Financial Corporation to TRS, relocate its headquarters from Minneapolis, Minnesota to Salt Lake City, Utah, and amend its business plan to permit FSB to offer certain credit, charge and consumer lending products, small business loans, mortgages and mortgage-related products and a transactional Internet site. The implementation of the changes to FSB's business plan began in the first quarter of 2004 with the transfer of certain credit card and charge accounts from Centurion to FSB.

CREDCO

   American Express Credit Corporation, or Credco, is a wholly owned subsidiary of TRS primarily engaged in the business of purchasing charge account receivables generated by TRS, Centurion and FSB. In the future, Credco may purchase certain revolving credit account receivables generated by TRS, Centurion, FSB or one of their affiliates. Its principal office is located at One Christina Center, 301 N. Walnut Street, Wilmington, Delaware 19801.


                         DOMESTIC CHARGE CARD BUSINESS


CONSUMER CHARGE BUSINESS

   GENERAL

   Consumer charge card receivables are generated from transactions made by accountholders. TRS, Centurion and FSB, as account owners of the consumer charge accounts, offer various consumer charge card products, including but not limited to the American Express Card, the American Express Gold Card, the American Express Rewards Card, the American Express Rewards Gold Card, the American Express Preferred Rewards Card, the American Express Preferred Rewards Gold Card, the American Express Rewards Plus Gold Card, the Platinum Card and the Centurion Card. The consumer charge products are collectively referred to in this "--Consumer Charge Business" section as consumer cards. Each consumer card is associated with an account owned by TRS, Centurion or FSB and is issued pursuant to an account agreement between the applicable account owner and the individual accountholder.


   Consumer cards are accepted at service establishments worldwide and may be used for the purchase of merchandise and services. The cards are designed for use as a method of payment, not as a means of financing the purchase of merchandise and services. As such, the full receivables balance of each account generally is due upon receipt of a monthly billing statement. The accounts generally are not subject to finance charge assessments, although they may be subject to delinquency fees. The accounts generally do not have pre-set spending limits. See "--Consumer Charge Business--Billing and Fees" and "Domestic Charge Card Business--Distinctions between Charge Accounts and Revolving Credit Plan Products" below. Accounts may be combined, or be part of, multifeatured accounts that offer the accountholders other credit products, including revolving credit products, the receivables of which will not be Eligible Receivables and will not be conveyed to the issuance trust.


   UNDERWRITING AND AUTHORIZATION PROCEDURES

   Accounts are originated primarily through pre-approved, direct mail solicitations and through an application process that consists of making applications available to the public through a variety of channels, including service establishments, financial institutions, publications and over the Internet and telephone. The pre-approved process involves determining in advance that a person may qualify for an account. The applicable account owner selects certain persons on the basis of such person's activities (e.g., holding credit cards, magazine or newspaper subscriptions, club memberships, college enrollment). Typically, these names are submitted to credit bureaus, and the applicable account owner provides the bureaus with screening criteria. These criteria have been developed from proprietary risk and profitability models and commercially available risk evaluation scores. Persons who meet these criteria are solicited to become accountholders. Additional screening is conducted on applicants who reply to pre-approved offers.

   The application process is used for evaluation of unsolicited applications and certain other categories of applicants. The primary sources of unsolicited applications are the "inbound" telemarketing program featuring the 1-800-THE-CARD telephone number and Internet channels. The application process entails receiving a completed application, evaluating the application using proprietary scoring models and credit bureau information, screening out prior incidents of fraud with TRS, Centurion or FSB or any of their affiliates, and verifying that the information on the application is both accurate and provided by the true applicant. When applicant information supplemented by credit bureau data is insufficient for the applicable account owner to make a credit decision, that account owner requests further information from the applicant. The additional information used in the credit decision may include bank information and/or verification of employment.

   In addition to the credit review performed in connection with origination of accounts, utilization of the accounts is subject to authorization at the time of such utilization based upon the accountholder's past spending and payment activity, credit history and personal resources. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts, charges to delinquent accounts and accounts that the applicable account owner determines to have a higher credit risk, are subject to closer credit scrutiny.

   BILLING AND FEES

   Each accountholder is subject to an agreement with the applicable account owner governing the terms and conditions of the account. Each account owner reserves the right to add, change or terminate any terms or conditions of the account (including increasing or decreasing fees). The ability of an account owner to make such changes is subject to the requirements of applicable laws and to certain limitations in the securitization agreements and the receivables purchase agreements. Pursuant to account agreements, accountholders are charged an annual membership fee generally ranging from $55
- $150 depending on the type of consumer card, although the annual membership fee for the Platinum Card is $395 and for the Centurion Card is $2,500. Accountholders enrolled in the Senior Membership program are charged an annual membership fee generally ranging from $35 - $55. Except as described under "--Consumer Charge Business--Collection Efforts" in this prospectus, no monthly finance charges are assessed on the accounts and the full receivables balance is due upon receipt of each month's billing statement. The accounts are grouped into billing cycles for purposes of administrative efficiency. In accordance with TRS's usual servicing procedures, the payment status of an account is determined by reference to the cycle billing date for such account.

   Other fees associated with the accounts include:

   o a fee for each additional consumer card generally ranging from $30 - $35 depending on the type of consumer card ($20 - $25 if the accountholder is enrolled in the Senior Membership program), although there is a fee of $175 for the first additional Platinum Card and $600 for the first additional Centurion Card;

   o returned payment fees; and

   o delinquency fees.

   These fees, along with annual membership fees, are included in the issuer's assets.

   COLLECTION EFFORTS

   Each account owner will consider an account delinquent after a charge first appears as part of an unpaid previous balance on any monthly billing statement. Efforts to collect delinquent account balances are made by TRS, as servicer of each account owner, and, under appropriate circumstances, by collection agencies and attorneys retained by such collection agencies. Under current practice, the applicable account owner includes a request for payment of any overdue amounts on all billing statements following delinquency. The applicable account owner uses proprietary risk and profitability evaluation systems to determine the appropriate collection strategy. Accountholders considered to be high risk may be contacted by either a letter or a telephone call when an account becomes delinquent, or prior to delinquency based on a number of factors, including the accountholder's tenure and the amount owed in relation to prior spending and payment behavior. If it is determined that the accountholder may be unable to pay the outstanding balance, charge privileges are suspended, the account is cancelled and a more intensive collection action is initiated. For other accountholders with delinquent balances, charge privileges are generally suspended 90 days from the date of the billing statement on which a delinquent charge first appeared. For cancelled accounts and those reaching the 90 days delinquency status, demand letters generally will be sent. If an account remains delinquent, it may be referred to a collection agency to continue with the telephone calls and letters. Legal action may be instituted against the accountholder by attorneys retained by outside collection agencies. Arrangements may be made with accountholders to extend or otherwise change payment schedules to maximize collections. In some cases, an account owner and a delinquent accountholder may agree to an arrangement, called a recovery arrangement, that will simultaneously suspend the charge privileges associated with that accountholder's account and obligate that accountholder to repay delinquent balances in his or her account in installments according to an agreed-upon installment plan.


   Pursuant to the transfer and servicing agreement, receivables will be charged off on the Date of Processing on which such receivable is recorded as charged-off on the servicer's computer file of accounts. The receivables in accounts owned by TRS generally will be charged off after the account remains unpaid for twelve contractual payment dates, approximately 360 days from the date of the billing statement on which a delinquent charge first appeared. The receivables in accounts owned by Centurion and FSB generally will be charged off after the account remains unpaid for six contractual payment dates, approximately 180 days from the date of the billing statement on which a delinquent charge first appeared. Bankrupt accountholders' accounts generally will be charged off upon verification by the applicable account owner or TRS, as servicer of each account owner, of the bankruptcy petition. In any case, charge-offs may be made earlier in some circumstances. The credit evaluation, servicing, charge-off and collection practices of any account owner and the servicer, as applicable, may change over time in accordance with its business judgment and applicable law.


OPEN: THE SMALL BUSINESS NETWORK

   GENERAL


   OPEN: The Small Business Network (OSBN) charge card receivables are generated from transactions made by accountholders. Most OSBN accountholders are employed by companies meeting the definition of a small business by the Small Business Administration (SBA) with fewer than 100 employees and less than $10 million in annual revenue. TRS and FSB, as account owners for OSBN charge accounts, offer various OSBN charge card products, including but not limited to the Business Rewards Green Card, the Business Costco Card, the Business Gold Card, the Executive Business Card, the Business Platinum Card, and the Business Centurion Card. The OSBN charge card products are collectively referred to in this "--OPEN: The Small Business Network" section as OSBN cards. Each OSBN card is associated with an account owned by TRS or FSB or, in the future, any of their affiliates, and is issued pursuant to an account agreement between (i) the applicable account owner and (ii) the company and the primary cardmember on the account.


   OSBN cards are accepted at service establishments worldwide and are designed to be used solely for the purchase of merchandise and services related to the operation of small businesses. The cards are designed for use as a method of payment for a wide range of business expenses, not as a means of financing the purchase of business merchandise and services. As such, the full receivables balance of each account generally is due upon receipt of a monthly billing statement. The accounts generally are not subject to finance charge assessments, although they may be subject to delinquency fees. The accounts generally do not have pre-set spending limits. See "--OPEN: The Small Business Network--Billing and Fees" and "Domestic Charge Card Business--Distinctions between Charge Accounts and Revolving Credit Plan Products" below. Accounts may be combined, or be part of, multifeatured accounts that offer the accountholders other credit products, including revolving credit products, the receivables of which will not be Eligible Receivables and will not be conveyed to the issuance trust.


   OSBN CHARGE CARD LIABILITY STRUCTURE


   Liability for charges made on accounts is joint and several between the primary cardmember on the account and the company, which means that the applicable account owner may pursue payment for all charges from both the primary cardmember on the account and other business owners and authorizing officers representing the company. If an accountholder has added additional cardmembers, the applicable account owner also may pursue payment from those additional cardmembers for all personal charges made on the account. Applications for OSBN cards are made on behalf of both the company and a business owner or officer authorized to apply for credit on behalf of the company. When making a credit decision, the applicable account owner may consider the credit information of the business owner and authorizing officer as well as the company. See "--OPEN: The Small Business Network--Underwriting and Authorization Procedures" and "--Collection Efforts" below.


   UNDERWRITING AND AUTHORIZATION PROCEDURES

   Accounts are originated through a variety of acquisition channels. Acquisition channels include, but are not limited to, the following: direct mail, telemarketing, Internet and American Express "Take-One" boxes located in a variety of public establishments. Direct mail includes pre-approved and non-pre-approved offers made through a mail solicitation. "Outbound" telemarketing includes pre-approved and non-pre-approved offers made through telephone solicitations. Internet, "inbound" telemarketing, and "Take-One" are considered unsolicited and all unsolicited applicants are treated as non-pre-approved.

   In the pre-approved process, the account owner selects certain persons on the basis of such persons' activities (e.g., likelihood of owning a small business, holding credit cards, magazine or newspaper subscriptions, club memberships). Typically, these names are submitted to credit bureaus, and the related account owner provides the bureaus with screening criteria. These criteria have been developed from proprietary risk and profitability models and commercially available risk evaluation scores. Persons who meet these criteria are solicited to become accountholders. The account owner may also screen existing customers for pre-approved charge card offers. For existing customers, similar criteria was developed from proprietary risk and profitability models and commercially available risk evaluation scores using historical internal behavior and consumer and commercial credit bureau data. Additional screening is conducted on applicants who reply to pre-approved offers.

   For non pre-approved process, the account owner receives a completed application, evaluates the application using proprietary scoring models and consumer and commercial credit bureau information, screening out prior incidents of fraud with TRS, Centurion, FSB or any of their affiliates, and verifying that the information on the application is accurate, provided by the true applicant and that the person submitting the application on behalf of the company is authorized to do so.

   When applicant information supplemented by consumer and commercial credit bureau data is insufficient for the applicable account owner to make a credit decision, that account owner requests additional information from the applicant. The additional information used in the credit decision may include business entity financial statements, tax returns, bank information, and/or other public information. The applicable account owner will then make a credit decision based on both the primary accountholder's personal credit information and the company's credit information.

   In addition to the credit review performed in connection with origination of accounts, utilization of the accounts is subject to authorization at the time of such utilization based upon the accountholder's past spending and payment activity, credit history and personal resources. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts, charges to delinquent accounts and accounts that the applicable account owner determines to have a higher credit risk, are subject to closer credit scrutiny.

   BILLING AND FEES

   The primary cardmember on the account and the company together are subject to an agreement with the applicable account owner governing the terms and conditions of the account. Each account owner reserves the right to add, change or terminate any terms or conditions of the account (including increasing or decreasing fees). The ability of an account owner to make such changes is subject to the requirements of applicable laws and to certain limitations in the securitization agreements and the receivables purchase agreements. Pursuant to account agreements, accountholders are charged an annual membership fee generally ranging from $95 - $150 depending on the type of OSBN card, although the annual membership fee for the Business Platinum Card is $300 and for the Business Centurion Card is $2,500.


   Except as described under "--OPEN: The Small Business Network--Collection Efforts" below, no monthly finance charges are assessed on the accounts and the full receivables balance is due upon receipt of each month's billing statement. The accounts are grouped into billing cycles for purposes of administrative efficiency. In accordance with TRS's usual servicing procedures, the payment status of an account is determined by reference to the cycle billing date for such account.


   Other fees associated with the accounts include:

   o a fee for each additional OSBN card generally ranging from $35 - $40 depending on the type of OSBN card, although there is a fee of $150 for each additional Executive Business Card and Business Platinum Card and $1,500 for each additional Business Centurion Card;

   o returned payment fees; and

   o delinquency fees.

   These fees, along with annual membership fees, are included in the issuer's assets.

   COLLECTION EFFORTS

   Each account owner will consider an account delinquent after a charge first appears as part of an unpaid previous balance on any monthly billing statement. Efforts to collect delinquent account balances are made by TRS, as servicer of each account owner, and, under appropriate circumstances, by collection agencies and attorneys retained by such collection agencies. Under current practice, the applicable account owner includes a request for payment of any overdue amounts on all billing statements following delinquency. The applicable account owner uses proprietary risk and profitability evaluation systems to determine the appropriate collection strategy, which may include collection efforts against the primary cardmember on the account, the company or both. Accountholders considered to be high risk may be contacted by either a letter or a telephone call when an account becomes delinquent, or prior to delinquency based on a number of factors, including the accountholder's tenure and the amount owed in relation to prior spending and payment behavior. If collection efforts against the company are deemed appropriate, the account owner may contact the board of directors, officers, partners or agents of the company to inform them of the status of the account. If it is determined that the accountholder may be unable to pay the outstanding balance, charge privileges are suspended, the account is cancelled and a more intensive collection action is initiated. For other accountholders with delinquent balances, charge privileges are generally suspended 1 to 60 days from the date of the billing statement on which a delinquent charge first appeared. For cancelled accounts and those reaching the 1 to 60 days delinquency status, demand letters generally will be sent. If an account remains delinquent, it may be referred to a collection agency to continue with the telephone calls and letters. Legal action may be instituted against the primary cardmember on the account, the company or both by attorneys retained by the outside collection agencies. Arrangements may be made with accountholders to extend or otherwise change payment schedules to maximize collections. In some cases, the applicable account owner and a delinquent accountholder may agree to an arrangement, called a recovery arrangement, that will simultaneously suspend the charge privileges associated with that accountholder's account and obligate that accountholder to repay delinquent balances in his or her account in installments according to an agreed-upon installment plan.


   Pursuant to the transfer and servicing agreement, receivables will be charged-off on the Date of Processing on which such receivable is recorded as charged-off on the servicer's computer file of accounts. The receivables in accounts owned by TRS generally will be charged off after the account remains unpaid for twelve contractual payment dates, approximately 360 days from the date of the billing statement on which a delinquent charge first appeared. The receivables in accounts owned by FSB generally will be charged off after the account remains unpaid for six contractual payment dates, approximately 180 days from the date of the billing statement on which a delinquent charge first appeared. Bankrupt accountholders' accounts will be charged off upon verification by FSB or TRS, as applicable, of the bankruptcy petition of the primary cardmember on the account or the company. In any case, charge-offs may be made earlier in some circumstances. The credit evaluation, servicing, charge-off and collection practices of any account owner and the servicer, as applicable, may change over time in accordance with its business judgment and applicable law.



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
COMMERCIAL CHARGE BUSINESS

   GENERAL


   Commercial charge card receivables are generated from transactions made by accountholders. Most commercial card accountholders are employed by companies that, in general, have annual revenue over $10 million. TRS, as the account owner for commercial charge card accounts, offers two primary commercial charge card products: the American Express Corporate Card and the American Express Corporate Purchasing Card. The commercial charge card products are collectively referred to in this "--Commercial Charge Business" section as commercial cards. Commercial cards generally are issued to individuals pursuant to a corporate account agreement between TRS and the company that employs such individuals. Generally, an agreement with a company permits either TRS or the company to terminate the relationship at any time by giving 30 to 60 days prior written notice to the other party. In addition, TRS may suspend the charge privileges of or cancel any individual cardmember's account at any time with or without cause and without prior notice.

   Commercial cards are accepted at service establishments worldwide and are designed to be used solely for the purchase of merchandise and services related to business expenses. The cards are designed for use as a method of payment for a wide range of business expenses. As such, the full receivables balance of each account generally is due upon receipt of a monthly billing statement. The accounts generally are not subject to finance charge assessments, although they may be subject to delinquency fees. The accounts generally do not have pre-set spending limits, although companies can choose to set spending limits on their commercial cards. See "--Commercial Charge Business--Commercial Card Liability Structure and Billing Arrangements" below.


   COMMERCIAL CARD LIABILITY STRUCTURE AND BILLING ARRANGEMENTS

   Commercial card accounts provide two primary liability options, though a particular company may use both liability options to meet various needs. Under the combined liability program, the individual cardmember and the company are both responsible for business charges, with the company either obligated to reimburse the cardmember for business charges or responsible for directly paying them to TRS. Cardmembers who (i) incur personal charges, (ii) never file for reimbursement or (iii) do not repay reimbursed business charges are generally solely liable for payment. In contrast, under the central bill liability program, the company is solely responsible for charges.

   TRS offers various billing programs for the commercial cards. Under the individual billing program, each cardmember receives a monthly billing statement detailing his or her charges during the previous period. The company can choose from 10 billing cycles to coordinate billing dates with its payroll periods or reimbursement schedules. Payment options within the individual billing program include (i) individual payment, whereby each cardmember receives reimbursement from his or her employer for all legitimate business charges and that cardmember then remits payments for all charges directly to TRS, and (ii) company payment, whereby each cardmember submits an expense report to his or her employer and the company issues a single check to TRS for all legitimate business charges while the cardmember directly pays TRS for all business charges not reimbursed by his or her employer and for all personal charges. Under the central billing program, monthly


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
billing statements are sent to a central address at the company and the company is solely responsible for all charges.

   UNDERWRITING AND AUTHORIZATION PROCEDURES

   Commercial charge accounts are underwritten at both the company and the individual cardmember level. At the company level, TRS evaluates the company using proprietary scoring models, audited financial statements and other public information, third party checks, bank references, verification of application information and commercial credit bureau information to determine which commercial cards will be made available to the company and the appropriate liability structure. Once a company has been approved for a commercial card relationship, individual employees are required to submit applications for commercial cards and undergo a risk assessment based on their application information and personal credit history. In some cases, an individual employee may not be approved for a commercial card on the basis of his or her personal credit history. In other cases, an individual employee may be approved for a commercial card only if his or her employer guarantees the payment of charges incurred on that account or if a spending limit is applied to that account.

   In addition to the credit review performed in connection with origination of accounts, utilization of the accounts is subject to authorization at the time of such utilization based upon the accountholder's past spending and payment activity and credit history. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts, charges to delinquent accounts, and accounts that TRS determines to have a higher credit risk, are subject to closer credit scrutiny.

   FEES

   Each accountholder is subject to an individual accountholder agreement with TRS governing the terms and conditions of the account. TRS reserves the right to add, change or terminate any terms or conditions of the account (including increasing or decreasing fees). The ability of TRS to make such changes is subject to the requirements of applicable laws and to certain limitations in the securitization agreements and the receivables purchase agreements. Pursuant to account agreements, accountholders are charged an annual membership fee of $0 - $55 per commercial card, depending on the company's annual charge volume with TRS and other factors.

   Other fees associated with the accounts include:

   o returned payment fees; and

   o delinquency fees.

   These fees, along with annual membership fees, are included in the issuer's assets.

   COLLECTION EFFORTS

   TRS will consider an account delinquent after a charge first appears as part of an unpaid previous balance on any monthly billing statement. Efforts to collect delinquent account balances are made by TRS, as servicer, and collection agencies and attorneys retained by such collection agencies. Under current practice, TRS includes a request for payment of any overdue amounts on all billing statements following delinquency. TRS uses

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
proprietary risk and profitability evaluation systems to determine the appropriate collection strategy. Accountholders considered to be high risk may be contacted by either a letter or a telephone call when an account becomes delinquent, or prior to delinquency based on a number of factors, including the cardmember's tenure, behavioral scoring and the amount owed in relation to prior spending and payment behavior. If it is determined that the accountholder may be unable to pay the outstanding balance, charge privileges are suspended, the account is cancelled and a more intensive collection action is initiated. For other cardmembers with delinquent balances, charge privileges are generally suspended 90 days from the date of the billing statement on which a delinquent charge first appeared. For cancelled accounts and those reaching the 90 days delinquency status, attorney demand letters may also be sent. If an account remains delinquent, it may be referred to a collection agency to continue with the telephone calls and letters. Legal action may be also be instituted. Arrangements may be made with cardmembers to extend or otherwise change payment schedules to maximize collections. In some cases, TRS and the accountholder may agree to an arrangement, called a recovery arrangement, that will simultaneously suspend the charge privileges associated with that cardmember's commercial card and obligate that cardmember to repay delinquent balances in installments according to an agreed-upon installment plan.


   Pursuant to the transfer and servicing agreement, receivables will be charged-off on the Date of Processing on which such receivable is recorded as charged-off on the servicer's computer file of accounts. Receivables will be charged off after the individual cardmember's account remains unpaid for nine contractual payment dates after the account is cancelled for collection, approximately 360 days from the date of the billing statement on which a charge first appeared. Bankrupt cardmembers' accounts generally will be charged off upon verification by TRS of the bankruptcy petition of the individual cardmember or the bankruptcy of the company. In any case, charge-offs may be made earlier in some circumstances. The credit evaluation, servicing, charge-off and collection practices of TRS may change over time in accordance with its business judgment and applicable law.


DISTINCTIONS BETWEEN CHARGE ACCOUNTS AND REVOLVING CREDIT PLAN PRODUCTS

   There are important distinctions between charge accounts and revolving credit plan products. Charge accounts generally have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Accounts generally cannot be used as a means of financing such purchases. Accordingly, the full balance of a month's purchases is billed to accountholders and generally is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit issuer up to a predetermined limit. As a result of these payment requirement differences, the accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to revolving credit plan products.

   Another distinction between charge accounts and revolving credit plan products is that account balances generally are not subject to monthly finance charges. As described above, the full account balance is billed monthly and is due upon receipt of the billing statement. Accountholders do not have the option of using their accounts to extend payment and to


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

pay a finance charge on the remaining outstanding balance. Revolving credit plan products, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit issuer. Because account balances generally are not subject to monthly finance charge assessments, in order to provide yield to the issuance trust with respect to the receivables, pursuant to the transfer and servicing agreement, a portion of the receivables in the accounts included in the issuer's Portfolio are treated as finance charge receivables and collections received with respect to such receivables are treated as Finance Charge Collections. The remainder of such receivables are treated as principal receivables and collections received with respect to such receivables are treated as Principal Collections. See "Sources of Funds to Pay the Notes--Discount Option" in this prospectus.


                                   THE NOTES


   The following discussion and the discussions under "Sources of Funds to Pay the Notes" and "The Indenture" in this prospectus and certain sections in the related prospectus supplement summarize the material terms of the notes, the indenture, the transfer and servicing agreement and the indenture supplements. The indenture supplements may be supplemented by terms documents relating to the issuance of individual tranches of notes of the related multiple tranche series, the terms of which will be described in more detail in the related prospectus supplement. In this prospectus, references to an indenture supplement will include any applicable terms documents. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the transfer and servicing agreement and the indenture supplements.


   The following summaries describe certain provisions common to each series of notes.

GENERAL


   The prospectus supplement for a particular issuance of notes will specify the series, class and, for a multiple tranche series, the tranche of which those notes are a part. Each series of notes will be issued pursuant to the indenture and an indenture supplement. A copy of the form of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part. Neither the indenture nor the indenture supplement limits the aggregate stated principal amount of notes that may be issued. Each series of notes will represent a contractual debt obligation of the issuer that will be in addition to the debt obligations of the issuer represented by any other series of notes. Each prospectus supplement will describe the provisions specific to the related series, class or tranche of notes. Holders of the notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes. See "Risk Factors--Issuance of additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you" and "The Notes--Issuances of New Series, Classes and Tranches of Notes" in this prospectus.

   It is expected that most series of notes will consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and exposure to reductions in the Nominal Liquidation Amount of the related series of notes. For example, subordinated notes of a series provide credit enhancement for senior notes of that series. See "--Subordination of Interest and Principal" in this prospectus.


   If so specified in the related prospectus supplement, some series of notes may be multiple tranche series, meaning that multiple tranches of notes may be issued within each class of notes. Tranches of notes within a class of notes of a multiple tranche series may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, expected final payment dates, legal maturity dates and other varying characteristics as described, if applicable, in the related prospectus supplement. Whenever a class of notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of that class, unless the context otherwise requires.

   The issuer may issue different tranches of notes of a multiple tranche series at the same time or at different times, but no tranche of senior notes of a series may be issued unless a sufficient amount of subordinated notes of that series will be issued on that date or has previously been issued and is outstanding and available as subordination for such tranche of senior notes. See "--Required Subordinated Amount" in this prospectus.

   The issuer may offer notes denominated in U.S. dollars or any foreign currency. The specific terms of any note denominated in a foreign currency will be described in the related prospectus supplement.


   Each series will be allocated its share of Finance Charge Collections, the Default Amount and the servicing fee based on the Floating Allocation Percentage of that series, and will be allocated its share of Principal Collections based on the Principal Allocation Percentage of that series. The related prospectus supplement will specify the Floating Allocation Percentage and the Principal Allocation Percentage for each series. If a series offered by this prospectus and a related prospectus supplement includes more than one class or tranche, Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee allocated to that series may be further allocated among each class or tranche in that series as described in the related prospectus supplement.

   If so specified in the related prospectus supplement, a series may be included in one or more groups of series for purposes of reallocating Finance Charge Collections among the series in that Reallocation Group, sharing excess Finance Charge Collections among the series in that Shared Excess Available Finance Charge Collections Group or sharing excess Principal Collections among the series in that Shared Excess Available Principal Collections Group. See "--Groups" in this prospectus.

   If so specified in the related prospectus supplement, the notes of a particular series, class or tranche may have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other similar agreement with various counterparties. The specific terms of each derivative agreement and a description of each derivative counterparty will be included in the related prospectus supplement. The notes of a particular series, class or tranche may also have the benefit of a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of each applicable supplemental credit enhancement agreement or supplemental liquidity agreement and a description of each enhancement provider or liquidity provider, as applicable, will be included in the related prospectus supplement.

TRS, Centurion, FSB or any of their affiliates may be counterparties to a derivative agreement or providers of a supplemental credit enhancement agreement or a supplemental liquidity agreement.

   The issuer will pay principal of and interest on a series, class or tranche of notes solely from the portion of Finance Charge Collections and Principal Collections which are allocable to that series, class or tranche after giving effect to all allocations and reallocations, deposits and withdrawals of amounts in any issuer trust accounts, including any supplemental accounts, relating to that series, class or tranche, and amounts received under any derivative agreement, under any supplemental credit enhancement agreement or under any supplemental liquidity agreement relating to that series, class or tranche. If those sources are not sufficient for payment of principal of and interest on that series, class or tranche, the noteholders will have no recourse to any other assets of the issuer or recourse to any other person or entity for the payment of principal of and interest on that series, class or tranche of notes.

   A note is not a deposit and neither the notes nor any underlying receivables or collateral certificate are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.


STATED PRINCIPAL AMOUNT, OUTSTANDING DOLLAR PRINCIPAL AMOUNT, ADJUSTED OUTSTANDING DOLLAR PRINCIPAL AMOUNT AND NOMINAL LIQUIDATION AMOUNT

   Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an Adjusted Outstanding Dollar Principal Amount and a Nominal Liquidation Amount.

   STATED PRINCIPAL AMOUNT

   The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holders of the notes of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

   OUTSTANDING DOLLAR PRINCIPAL AMOUNT

   For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that series, class or tranche of notes, as described in the related prospectus supplement, less principal payments made to the noteholders of that series, class or tranche of notes. For a series, class or tranche of foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of that series, class or tranche of notes, as described in the related prospectus supplement, less dollar payments made to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal for that series, class or tranche. For a series, class or tranche of discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the related prospectus supplement. The outstanding dollar principal amount of a series, class or tranche of discount notes will increase over time as principal accretes on that series, class or tranche of notes. The outstanding dollar principal amount of any series, class or tranche of notes will decrease as a result of each payment of principal of that series, class or tranche of notes, and will increase as a result of any issuance of additional notes of that series, class or tranche.

   ADJUSTED OUTSTANDING DOLLAR PRINCIPAL AMOUNT

   The Adjusted Outstanding Dollar Principal Amount of a series, class or tranche of notes is the outstanding dollar principal amount of that series, class or tranche, less any funds on deposit in the principal funding account for that series, class or tranche. The Adjusted Outstanding Dollar Principal Amount of any series, class or tranche of notes will decrease as a result of each deposit into the principal funding account for such series, class or tranche.

   NOMINAL LIQUIDATION AMOUNT

   The Nominal Liquidation Amount of a series, class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount of that series, class or tranche of notes minus some reductions--including reductions for (i) charge-offs resulting from any uncovered Default Amount allocated to that series, class or tranche, (ii) Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, (iii) amounts on deposit in the principal funding account for that series, class or tranche and (iv) the amount of all payments of principal of such series, class or tranche of notes--plus some increases described below. For a multiple tranche series, the Nominal Liquidation Amount of the series of notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes of that series. Within a series, unless otherwise specified in the related prospectus supplement, subordinated notes bear the risk before senior notes of a reduction in the Nominal Liquidation Amount of that series due to charge-offs resulting from any uncovered Default Amount allocated to that series or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

   The Nominal Liquidation Amount of a series, class or tranche of notes may be reduced as follows:

   o If Finance Charge Collections allocable to a series of notes are insufficient to fund the Default Amount allocable to that series, the uncovered Default Amount will result in a reduction in the Nominal Liquidation Amount of that series.

     For a multiple tranche series, while these reductions will be allocated initially pro rata to each tranche of notes based on its Nominal Liquidation Amount regardless of class, they will then be reallocated to the subordinated notes of that series in succession based on class designation. However, these reallocations will be made from tranches of senior notes to tranches of subordinated notes only to the extent that such tranches of senior notes have not used all of their required subordinated amount. For any tranche, the required subordinated amount will be specified in the related prospectus supplement. Reductions that cannot be reallocated to a tranche of more subordinate notes will reduce the Nominal Liquidation Amount of the tranche to which the reductions were initially allocated.


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
   o If Principal Collections allocable to subordinated notes of a series of notes are reallocated to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, the Nominal Liquidation Amount of that series will be reduced by the amount of the reallocations. The amount of Principal Collections which may be reallocated may be limited for a given series, class or tranche of notes. Such limitations will be specified in the related prospectus supplement. In addition, for a multiple tranche series, Principal Collections allocable to subordinated notes will be reallocated only to the extent that senior notes have not used all of their required subordinated amount.

     For a multiple tranche series, these reductions will be allocated to each tranche of a class pro rata based on its Nominal Liquidation Amount.

   o The Nominal Liquidation Amount of a series, class or tranche of notes will be reduced by the amount on deposit in the principal funding account for that series, class or tranche.

   o The Nominal Liquidation Amount of a series, class or tranche of notes will be reduced by the amount of all payments of principal of that series, class or tranche.


   o Upon a sale of assets in the issuance trust following (i) an event of default and acceleration of a series, class or tranche of notes or (ii) the legal maturity date of a series, class or tranche of notes, the Nominal Liquidation Amount of such series, class or tranche of notes will be reduced to zero. See "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus.


   The Nominal Liquidation Amount of a series, class or tranche of notes can be increased as follows:

   o For a series, class or tranche of discount notes, the Nominal Liquidation Amount of that series, class or tranche will increase over time as principal accretes, to the extent that Finance Charge Collections allocated to the related series of notes are allocated for that purpose.

   o For all series of notes, the Nominal Liquidation Amount of that series will increase if Finance Charge Collections allocable to that series are available to reimburse earlier reductions in the Nominal Liquidation Amount of that series due to charge-offs resulting from any uncovered Default Amount allocated to that series or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement. Within each series of notes, the increases will be allocated first to the senior-most notes with a deficiency in their Nominal Liquidation Amounts and then, in succession, to the subordinated notes with a deficiency in their Nominal Liquidation Amounts.

   o For all series, classes or tranches of notes, the Nominal Liquidation Amount of a series, class or tranche of notes will increase by an amount equal to the principal amount of any additional notes of that series, class or tranche issued after the initial issuance of that series, class or tranche of notes, or if amounts on deposit in the principal funding account for that series, class or tranche are deposited into the principal funding account for another series, class or tranche of notes or paid to the issuer.

   For a multiple tranche series, any increase in the Nominal Liquidation Amount will be allocated to each tranche of a class pro rata based on the deficiency in the Nominal Liquidation Amount of that tranche.

   Finance Charge Collections allocated to a series of notes for each Monthly Period will be applied, as described in the related prospectus supplement, to cover the Default Amount allocated to that series. If Finance Charge Collections allocated to that series are sufficient to cover the Default Amount allocated to that series, the Nominal Liquidation Amount of that series of notes will not be reduced. Finance Charge Collections allocated to a series of notes also will be applied, as described in the related prospectus supplement, to reimburse earlier reductions in the Nominal Liquidation Amount of that series of notes due to charge-offs resulting from any uncovered Default Amount allocated to that series of notes or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

   In most circumstances, the Nominal Liquidation Amount of a series, class or tranche of notes, together with any accumulated Principal Collections held in the related principal funding account, will be equal to the outstanding dollar principal amount of that series, class or tranche of notes. However, if there are reductions in the Nominal Liquidation Amount of a series, class or tranche due to charge-offs resulting from any uncovered Default Amount allocated to that series, class or tranche or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, there will be a deficit in the Nominal Liquidation Amount of that series, class or tranche. Unless that deficit is reimbursed through the application of Finance Charge Collections allocated to the applicable series, the stated principal amount of that series, class or tranche of notes will not be paid in full. This will occur either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of that series, class or tranche, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of the notes in full.

   The Nominal Liquidation Amount of a series, class or tranche of notes may not be reduced below zero, and may not be increased above the Adjusted Outstanding Dollar Principal Amount of that series, class or tranche.

   The cumulative amount of reductions in the Nominal Liquidation Amount of any series, class or tranche of notes due to charge-offs resulting from any uncovered Default Amount allocated to that series, class or tranche of notes or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement will be limited as described in the related prospectus supplement.

   Allocations of charge-offs resulting from any uncovered Default Amount allocated to a series, class or tranche or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus

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
supplement will reduce the Nominal Liquidation Amount of outstanding series, classes and tranches of notes only and will not affect series, classes or tranches of notes that are issued after that time.


   Upon a sale of assets in the issuance trust following (i) an event of default and acceleration of a series, class or tranche of notes or (ii) the legal maturity date of a series, class or tranche of notes, as described in the related prospectus supplement and in "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus, the Nominal Liquidation Amount of that series, class or tranche of notes will be reduced to zero even if the proceeds of that sale, amounts on deposit in the issuer trust accounts for that series, class or tranche and any other amounts available to such noteholders are not enough to pay all remaining amounts due on those notes. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated to that series, class or tranche of notes.


INTEREST

   Interest will accrue on a series, class or tranche of notes, except on a series, class or tranche of discount notes, from the relevant issuance date at the applicable interest rate for that series, class or tranche, which may be a fixed, floating or other type of rate as specified in the related prospectus supplement. Interest on a series, class or tranche of notes will be due and payable on the dates specified in the related prospectus supplement, each referred to in this prospectus and the related prospectus supplement as an interest payment date. If the interest payment dates for any notes occur less frequently than monthly, interest will be deposited in an interest funding account pending distribution. Each interest funding account will be established under the indenture supplement for the related series. For series with one or more classes and/or tranches of notes, each class or tranche may have a separate interest funding account. Interest deposits or payments will be funded from Finance Charge Collections allocated to that series, class or tranche of notes during the preceding Monthly Period or Monthly Periods, from any applicable credit enhancement, if necessary, and from certain other amounts specified in the related prospectus supplement.

   For each issuance of a series, class or tranche of fixed rate notes, the fixed rate of interest at which interest will accrue for that series, class or tranche will be specified in the related prospectus supplement. For each issuance of a series, class or tranche of floating rate notes, the interest rate index or other formula on which the interest payment is based will be specified in the related prospectus supplement. In addition, the related prospectus supplement will specify if any series, class or tranche of notes receives any additional interest and how it is to be calculated.


   A series, class or tranche of discount notes will be issued at a price lower than the stated principal amount payable on the expected final payment date of that series, class or tranche of notes. Until the expected final payment date for a series, class or tranche of discount notes, accreted principal will be capitalized as part of the principal of that series, class or tranche of notes and reinvested in the assets of the issuance trust, so long as an early amortization event with respect to that series, class or tranche has not occurred. If applicable, the related prospectus supplement will specify the interest rate to be borne by a series, class or tranche of discount notes following an early amortization event or event of default or after its expected final payment date.




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
   Each payment of interest on a series, class or tranche of notes will include all interest accrued from the preceding interest payment date--or, for the first interest period, from the issuance date--through the day preceding the current interest payment date, or any other period as may be specified in the related prospectus supplement.

   If interest on a series, class or tranche of notes is not paid within 35 days after such interest is due and payable, an event of default will occur with respect to that series, class or tranche of notes. See "The
Indenture--Events of Default" in this prospectus.

PRINCIPAL

   The timing of payment of principal of a series, class or tranche of notes will be specified in the related prospectus supplement. Each date on which payment of principal is made is referred to in this prospectus and the related prospectus supplement as a payment date.


   Certain series, classes and tranches of notes are anticipated to have principal paid on one date, referred to as the expected final payment date. Principal of a series, class or tranche of notes may be paid later than its expected final payment date if sufficient funds are not allocated and available. Additionally, in the case of a tranche of subordinated notes of a multiple tranche series, principal of that tranche will be paid on its expected final payment date only to the extent that payment is permitted by the subordination provisions of the senior notes of that series.


   It is not an event of default if the stated principal amount of a series, class or tranche of notes is not paid on its expected final payment date. However, if the stated principal amount of a series, class or tranche of notes is not paid in full on its expected final payment date, an early amortization event with respect to that series, class or tranche will occur. See "The Indenture--Early Amortization Events" in this prospectus.

   If the stated principal amount of a series, class or tranche of notes is not paid in full by its legal maturity date, an event of default will occur with respect to that series, class or tranche of notes. See "The Indenture--Events of Default" in this prospectus.

   Principal of a series, class or tranche of notes may be paid earlier than its expected final payment date if an early amortization event or an optional or mandatory redemption occurs. See "The Indenture--Early Amortization Events" and "--Events of Default" in this prospectus.

   See "Risk Factors" in this prospectus for a discussion of factors that may affect the timing of principal payments on a series, class or tranche of notes.

SUBORDINATION OF INTEREST AND PRINCIPAL

   Interest and principal payments on subordinated notes of a series will be subordinated as described in the related prospectus supplement.


   Finance Charge Collections allocated to a series of notes will be used to pay interest due on senior notes of that series before being available to pay interest due on subordinated notes of that series.


   Within a series, unless otherwise specified in the related prospectus supplement, subordinated notes bear the risk before senior notes of a reduction in the Nominal


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
Liquidation Amount of that series due to charge-offs resulting from any uncovered Default Amount allocated to that series or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement. For a multiple tranche series, charge-offs resulting from any uncovered Default Amount allocated to that series will initially be allocated to each tranche of that series pro rata based on the Nominal Liquidation Amount of that tranche and then reallocated from the tranches of senior notes of that series to the tranches of subordinated notes of that series, reducing the Nominal Liquidation Amount of such tranches of subordinated notes to the extent credit enhancement in the form of subordination is still available to the tranches of senior notes. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount" in this prospectus.

   In addition, Principal Collections allocated to a series of notes, after giving effect to any reallocations, will first be used to fund targeted deposits into the principal funding accounts of senior notes of that series before being applied to the principal funding accounts of subordinated notes of that series.

REQUIRED SUBORDINATED AMOUNT

   The required subordinated amount for a class or tranche of senior notes is the amount of subordinated notes that is required to be outstanding and available to provide subordination for that class or tranche of senior notes on the date when that class or tranche of senior notes is issued. This amount or a calculation that determines this amount will be specified in the related prospectus supplement. No class or tranche of notes of a series may be issued unless the required subordinated amount for that class or tranche of notes is available at the time of its issuance, as described in the related prospectus supplement. For multiple tranche series, the required subordinated amount also is used, in conjunction with the consumption of enhancement called usage, to determine the remaining available subordinated amount for a tranche of senior notes and whether a tranche of subordinated notes of a multiple tranche series may be repaid before its legal maturity date while senior notes of that series are outstanding.

GROUPS


   A series of notes may be included in one or more groups of series that share Principal Collections and/or Finance Charge Collections. The related prospectus supplement will identify whether your series has been included in one or more of the following groups.


   REALLOCATION GROUP

   If a series of notes is identified in the related prospectus supplement as included in a Reallocation Group, Finance Charge Collections which would otherwise be allocated to each series based on the Floating Allocation Percentage of that series will instead be combined and will be available for specified required payments for all series in the same Reallocation Group. Any issuance of a new series in a Reallocation Group may reduce or increase the amount of Finance Charge Collections allocated to any other series of notes in that group. See "Risk Factors--Issuance of additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you" in this prospectus. The related prospectus supplement will specify whether your series will be

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
included in a Reallocation Group and whether any previously issued series have been included in that group.


   While any series of notes may be included in a Reallocation Group, there can be no assurance that any other series will be included in the same group.


   SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS GROUP

   If a series of notes is identified in the related prospectus supplement as included in a Shared Excess Available Finance Charge Collections Group, Finance Charge Collections for any Monthly Period allocated to that series in excess of the amount needed to make all required deposits and payments for that series will be applied to cover shortfalls in amounts payable from Finance Charge Collections allocated to other series of notes in that Shared Excess Available Finance Charge Collections Group. If these shortfalls exceed the total amount of excess Finance Charge Collections available from all series in the same Shared Excess Available Finance Charge Collections Group, referred to as Shared Excess Available Finance Charge Collections, for any Monthly Period, Shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series of notes in that Shared Excess Available Finance Charge Collections Group based on the relative amounts of those shortfalls.


   To the extent Shared Excess Available Finance Charge Collections exceed shortfalls, the balance will be paid to the holder of the transferor interest.

   The sharing of Shared Excess Available Finance Charge Collections will be discontinued if the issuer delivers to the indenture trustee a certificate to the effect that the continued sharing of Shared Excess Available Finance Charge Collections would have adverse regulatory implications for any account owner or the transferor. Following the delivery by the issuer of any such certificate to the indenture trustee, there will be no further sharing of Shared Excess Available Finance Charge Collections.

   While any series of notes may be included in a Shared Excess Available Finance Charge Collections Group, there can be no assurance that:


   --any other series will be included in such group,

   --there will be any Shared Excess Available Finance Charge Collections for such group for any Monthly Period, or

   --the issuer will not at any time deliver the certificate discontinuing sharing described above.


   While the issuer does not believe that, based on the applicable rules and regulations as currently in effect, the sharing of Shared Excess Available Finance Charge Collections will have an adverse regulatory implication for any account owner or the transferor, there can be no assurance that this will continue to be true in the future.


   SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS GROUP


   If a series of notes is identified in the related prospectus supplement as being in a Shared Excess Available Principal Collections Group, Principal Collections for any Monthly Period allocated to that series in excess of the amount needed to make all required deposits and payments for that series will be applied to cover shortfalls in principal


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

deposits or payments payable from Principal Collections allocated to other series of notes in that Shared Excess Available Principal Collections Group. If these shortfalls exceed the total amount of excess Principal Collections available from all series in the same Shared Excess Available Principal Collections Group, referred to as Shared Excess Available Principal Collections, for any Monthly Period, Shared Excess Available Principal Collections will be allocated pro rata among the applicable series of notes in that Shared Excess Available Principal Collections Group based on the relative amounts of those shortfalls.

   To the extent that Shared Excess Available Principal Collections exceed principal shortfalls, the balance will be paid to the holder of the transferor interest, provided that:

   o such Shared Excess Available Principal Collections will be distributed to the holder of the transferor interest only to the extent that the Available Overconcentration Account Amount is equal to or greater than the Required Overconcentration Account Amount, the Transferor Amount is equal to or greater than the Required Transferor Amount and the Pool Balance is equal to or greater than the Required Pool Balance; and

   o in certain circumstances described under "Sources of Funds to Pay the Notes--Allocations of Amounts to the Overconcentration Account and Allocations of Amounts on Deposit in the Overconcentration Account" and "--Allocations of Amounts to the Excess Funding Account and Allocations of Amounts on Deposit in the Excess Funding Account," such Shared Excess Available Principal Collections will be deposited into the overconcentration account or the excess funding account.

   While any series of notes may be included in the same Shared Excess Available Principal Collections Group, there can be no assurance that any other series will be included in such group or that there will be any Shared Excess Available Principal Collections for such group for any Monthly Period.


   If Principal Collections allocated to a series are shared with another series, the Nominal Liquidation Amount for the series from which Principal Collections were shared will not be reduced.

REDEMPTION AND EARLY AMORTIZATION OF NOTES


   If so specified in the related prospectus supplement, the issuer or the transferor, if the transferor is an affiliate of the servicer, may, at its option, redeem any series, class or tranche of notes before its expected final payment date at any time when the outstanding dollar principal amount of that series, class or tranche is less than 10% - or any other percentage that is specified by the transferor - of the highest outstanding dollar principal amount at any time of that series, class or tranche. This redemption option is referred to as a clean-up call. The related prospectus supplement will indicate at what times and under what conditions, including any subordination provisions of the senior notes of that series, the transferor may direct the issuer to exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption. The issuer will give at least 30 days notice to holders of the affected series, class or tranche of notes before any optional redemption date.

   In addition, if an early amortization event occurs with respect to any series, class or tranche of notes, the issuer will be required to repay each series, class or tranche of the affected notes before the expected final payment date of that series, class or tranche; however, if so indicated in the related prospectus supplement for certain such affected series, class or tranche of notes with the benefit of a derivative agreement or other type of arrangement, subject to certain exceptions, such repayment will not occur earlier than the expected final payment date of such series, class or tranche of notes. Following an early amortization event, repayment of principal prior to the expected final payment date will be made only to the extent funds are available for repayment after giving effect to all allocations and reallocations and, in the case of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. The issuer will give notice to holders of the affected series, class or tranche of notes of the occurrence of an early amortization event. See "The Indenture--Early Amortization Events" in this prospectus for a description of the early amortization events and their consequences to noteholders.


   Whenever the issuer redeems or repays a series, class or tranche of notes, it will do so only to the extent that Finance Charge Collections and Principal Collections - including any amounts received under any derivative agreement, any amounts received under any supplemental credit enhancement agreement, any amounts received under any supplemental liquidity agreement and any amounts in the issuer trust accounts not included in Finance Charge Collections and Principal Collections - allocated to that series, class or tranche of notes are sufficient to redeem or repay that series, class or tranche of notes in full. In addition, the redemption and repayment will occur only to the extent that the notes to be redeemed or repaid are not required to provide required subordination for senior notes. A noteholder will have no claim against the issuer if the issuer fails to make a required redemption or repayment of a series, class or tranche of notes before the legal maturity date because no funds are available for that purpose or because the notes that would otherwise be redeemed or repaid are required to provide subordination for senior notes. The failure to redeem or repay before the legal maturity date under these circumstances will not be an event of default.

FINAL PAYMENT OF THE NOTES

   Noteholders of a series, class or tranche generally will not receive payment of principal in excess of the stated principal amount of that series, class or tranche, or in the case of a series, class or tranche of foreign currency notes, any amount received by the issuer under a derivative agreement with respect to principal of that series, class or tranche.


   Unless otherwise specified in the related prospectus supplement, following
(i) an event of default and acceleration or (ii) the legal maturity date of a series, class or tranche of notes, assets in the issuance trust will be sold generally in an aggregate amount not to exceed (i) the Nominal Liquidation Amount of that affected series, class or tranche plus (ii) the product of the Nominal Liquidation Amount of that affected series, class or tranche and the Discount Option Percentage, subject to any further limitations specified in the related prospectus supplement and, for a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series. The proceeds of that sale and any other amounts available to such noteholders will be applied,


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

first, to pay the outstanding dollar principal amount of that affected series, class or tranche and, second, to pay any accrued, past due and additional interest, if any, on that affected series, class or tranche of notes upon the sale.

   Following an event of default and acceleration with respect to any tranche of notes of a multiple tranche series which occurs prior to the legal maturity date of such tranche, any sale of assets in the issuance trust with respect to such tranche may be delayed until (i) the senior notes of the same series are prefunded sufficiently, (ii) enough senior notes are repaid, or (iii) new subordinated notes have been issued, in each case to the extent that the tranche of subordinated notes is no longer needed to provide the required subordination for the senior notes of that series. In a multiple tranche series, if a tranche of notes directs a sale of assets in the issuance trust, then after the sale, that tranche will no longer be entitled to subordination from subordinated notes of the same series.

   A series, class or tranche of notes will be considered to be paid in full, the holders of that series, class or tranche of notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest on those notes, on the earliest to occur of:

   o the date of the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, that series, class or tranche of notes, as applicable;

   o the date on which a sale of assets in the issuance trust has taken place with respect to that series, class or tranche of notes, as described in "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus; and

   o the seventh Business Day following the legal maturity date of such series, class or tranche of notes,

in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on such date.


ISSUANCES OF NEW SERIES, CLASSES AND TRANCHES OF NOTES

   Unless otherwise specified in the related prospectus supplement, the issuer may issue a new series, class or tranche of notes or issue additional notes of an existing series, class or tranche only if the conditions of issuance are met (or waived as described below). These conditions include:


   o on or prior to the fifth Business Day before the new issuance is to occur, the issuer gives the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes notice of the new issuance;


   o on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes a certificate to the effect that:

     -- the issuer reasonably believes that the new issuance will not (i) cause an early amortization event or event of default with respect to any series, class or tranche of notes then outstanding, (ii) have a material adverse effect on the amount of funds available to be distributed to noteholders of any series, class or tranche of notes or the timing of such distributions or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;


     -- all instruments furnished to the indenture trustee conform to the requirements of the indenture (and any supplement thereto) and constitute sufficient authority under the indenture (and any supplement thereto) for the indenture trustee to authenticate and deliver the new notes;

     -- the form and terms of the new notes have been established in conformity with the provisions of the indenture (and any supplement thereto); and

     -- the issuer shall have satisfied such other matters as the indenture trustee may reasonably request;


   o on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes an officer's certificate of an authorized officer of the issuer to the effect that all laws and requirements with respect to the execution and delivery by the issuer of the new notes have been complied with, the issuer has the trust power and authority to issue the new notes, and the new notes have been duly authorized and delivered by the issuer, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of the issuer enforceable in accordance with their terms, subject to certain limitations and conditions, and are entitled to the benefits of the indenture (and any supplement thereto) equally and ratably with all other notes outstanding, if any, subject to the terms of the indenture and each related indenture supplement;

   o on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes an Issuer Tax Opinion and, to the extent a collateral certificate is included in the issuance trust, a master trust tax opinion relating to the related master trust (or other securitization special purpose entity) with respect to such issuance;

   o on or prior to the date that the new issuance is to occur, the issuer obtains confirmation from each rating agency that has rated any outstanding series, class or tranche of notes that the new issuance will not result a reduction, qualification with negative implications or withdrawal of any then-current rating of any outstanding series, class or tranche of notes;

   o as of the date that the new issuance is to occur, (i) the Pool Balance as of the last day of the immediately preceding Monthly Period is equal to or greater than the Required Pool Balance as of the last day of such Monthly Period and (ii) the Transferor Amount as of the last day of the immediately preceding Monthly Period is equal to or greater than the Required Transferor Amount as of the last day of such Monthly Period;


   o in the case of bearer notes, the notes will be as described in section 163(f)(2)(B) of the Internal Revenue Code and that section will apply to the notes;


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

   o on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee an indenture supplement relating to the applicable series, class or tranche of notes and, if applicable, a terms document relating to the applicable class or tranche of notes;


   o in the case of foreign currency notes, the issuer appoints one or more paying agents in the appropriate countries;

   o the provisions governing required subordinated amounts, if any, are satisfied; and

   o any other conditions specified in the related prospectus supplement are satisfied.


   If the issuer obtains approval from each rating agency that has rated any outstanding series, class or tranche of notes, then any or all of the conditions described above may be waived or modified (other than the delivery of certain tax opinions, as described in the fourth bullet point above). In addition, the issuer may issue rated notes subject to waived, modified or additional conditions agreed to between the issuer and each rating agency rating such notes.

   The issuer and the indenture trustee are not required to provide prior notice to, permit any prior review by or obtain the consent of any noteholder of, any outstanding series, class or tranche to issue any additional series, classes or tranches of notes or any additional notes of any outstanding series, class or tranche of notes.

   The issuer may from time to time, without notice to, or the consent of, the registered holders of a series, class or tranche of notes, create and issue additional notes equal in rank to the series, class or tranche of notes offered by the related prospectus supplement in all respects--or in all respects except for the payment of interest accruing prior to the issuance date of the further series, class or tranche of notes or the first payment of interest following the issuance date of the further series, class or tranche of notes. These further series, classes or tranches of notes may be consolidated and form a single series, class or tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued series, class or tranche of notes. In addition, the transferor may retain notes of a series, class or tranche upon initial issuance or upon a reopening of a series, class or tranche of notes and may sell them on a subsequent date.

   There are no restrictions on the timing or amount of any issuance of additional notes of an outstanding series, class or tranche of notes, so long as the conditions described above are met or waived. As of the date of any issuance of additional notes of an outstanding series, class or tranche of notes, the stated principal amount, outstanding dollar principal amount and Nominal Liquidation Amount of that class or tranche will be increased to reflect the principal amount of the additional notes. If the additional notes are part of a series, class or tranche of notes that has the benefit of a derivative agreement, the issuer will enter into a derivative agreement for the benefit of the additional notes. In addition, if the additional notes are part of a series, class or tranche of notes that has the benefit of any supplemental credit enhancement agreement or any supplemental liquidity agreement, the issuer will enter into a similar supplemental credit enhancement agreement or supplemental liquidity agreement, as applicable, for the benefit of the additional notes. Furthermore, the targeted deposits, if any, to any issuer trust account will be increased proportionately to reflect the principal amount of the additional notes.

   When issued, the additional notes of a series, class or tranche will be identical in all respects to the other outstanding notes of that series, class or tranche equally and ratably entitled to the benefits of the indenture and the related indenture supplement as applicable to the previously issued notes of such series, class or tranche without preference, priority or distinction.


PAYMENTS ON NOTES; PAYING AGENT

   The notes offered by this prospectus and the related prospectus supplement will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under "--Book-Entry Notes" in this prospectus unless the stated principal amount of the notes is denominated in a foreign currency.

   The issuer, the indenture trustee and any agent of the issuer or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.


   The issuer will make payments on a note to (i) the registered holder of the note at the close of business on the record date established for the related payment date and (ii) the bearer of a note in bearer form upon presentation of that bearer note on the related payment date.


   The issuer has designated the corporate trust office of The Bank of New York in New York City as its paying agent for the notes of each series. The issuer will identify any other entities appointed to serve as paying agents on a series, class or tranche of notes in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the issuer will be required to maintain an office, agency or paying agent in each place of payment for a series, class or tranche of notes.


   After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be paid to the issuer. After funds are paid to the issuer, the holder of that note may look only to the issuer for payment of that principal or interest.


DENOMINATIONS

   The notes offered by this prospectus will be issued in denominations of $5,000 and multiples of $1,000 in excess of that amount, unless otherwise specified in the related prospectus supplement.

RECORD DATE


   The record date for payment of the notes will be the last day of the Monthly Period immediately preceding the related payment date, unless otherwise specified in the related prospectus supplement.



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
GOVERNING LAW

   The laws of the State of New York will govern the notes and the indenture (and any supplement thereto).

FORM, EXCHANGE AND REGISTRATION AND TRANSFER OF NOTES

   The notes offered by this prospectus and the related prospectus supplement will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a book-entry note. For a description of the special provisions that apply to book-entry notes, see "--Book-Entry Notes" in this prospectus.

   A holder of notes may exchange those notes for other notes of the same class or tranche of any authorized denominations and of the same aggregate stated principal amount, expected final payment date and legal maturity date, and of like terms.

   Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuer designates. Unless otherwise provided in the note to be transferred or exchanged, holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes or other governmental charges described in the indenture (and any supplement thereto) before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

   The issuer has appointed The Bank of New York as the note registrar and transfer agent for the notes. The issuer also may at any time designate additional transfer agents for any series, class or tranche of notes. The issuer may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts.

   The related prospectus supplement may state that application will be made to list the related series, class or tranche of notes on the Luxembourg Stock Exchange or another exchange.

BOOK-ENTRY NOTES

   The notes offered by this prospectus and the related prospectus supplement will be delivered in book-entry form. This means that, except under the limited circumstances described below under "--Definitive Notes," purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all of the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

   Each global note will be held by a securities depository named The Depository Trust Company (DTC) and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a


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
nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture (and any supplement thereto).

   The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

   Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system--such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee--or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

   Because DTC will be the only registered owner of the global notes, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

   As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

   o the ownership interests of its participants, including the U.S. depositories; and

   o all transfers of ownership interests between its participants.

   The participants and indirect participants, in turn, will maintain records showing:

   o the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

   o all transfers between these persons.

   Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

   The issuer, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to book-entry notes. The issuer, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

   Until Definitive Notes are issued to the beneficial owners as described below under "--Definitive Notes," all references to "holders" of notes means DTC. The issuer, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.


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
   Beneficial owners of book-entry notes should realize that the issuer will make all distributions of principal of and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

   Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture (and any supplement thereto), each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the issuer that it will take actions under the indenture (and any supplement thereto) only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

   Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

   Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. A beneficial owner may also experience delays in receiving distributions on his or her notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.

THE DEPOSITORY TRUST COMPANY


   DTC is a limited-purpose trust company organized under the New York Banking Law and is a "banking institution" within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is indirectly owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.


CLEARSTREAM, LUXEMBOURG

   Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services,

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
including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg currently accepts over 110,000 securities issues on its books.

   Clearstream, Luxembourg's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an accountholder of Clearstream, Luxembourg.

EUROCLEAR SYSTEM

   Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

   This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.


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
DISTRIBUTIONS ON BOOK-ENTRY NOTES

   The issuer will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuer's paying agent, The Bank of New York, at the office of the paying agent in New York City that the issuer designates for that purpose.

   In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

   Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

   Distributions on book-entry notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

   Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

   In the event Definitive Notes are issued, distributions of principal of and interest on Definitive Notes will be made directly to the holders of the Definitive Notes in whose names the Definitive Notes were registered at the close of business on the related record date.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

   Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European

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
time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.


   Because of time-zone differences, credits to notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the Business Day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that Business Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC.


   Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE NOTES

   Beneficial owners of book-entry notes may exchange those notes for physical form or Definitive Notes registered in their name only if:

   o DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered "clearing agency" and the issuer is unable to find a qualified replacement for DTC;

   o the issuer, in its sole discretion, elects to terminate its participation in the book-entry system through DTC; or


   o any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing more than 50% of the unpaid outstanding dollar principal amount of the notes of the related series, class or tranche advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.


   If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the Definitive Notes are available. The appropriate global note will then be exchangeable in whole for Definitive Notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive Notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the Definitive Notes will be recognized as the "holders" of the notes under the indenture (and any supplement thereto).


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
REPLACEMENT OF NOTES

   The issuer will replace at the expense of the holder any mutilated note upon surrender of that note to the indenture trustee. The issuer will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuer and the indenture trustee. In the case of a destroyed, lost or stolen note, the issuer and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuer before a replacement note will be issued, and the issuer may require the payment of a sum sufficient to cover any tax or other governmental charge, and any other expenses (including the fees and expenses of the indenture trustee) in connection with the issuance of a replacement note.


                       SOURCES OF FUNDS TO PAY THE NOTES


GENERAL


   As of the date of this prospectus, the issuer's primary assets consist of charge receivables which were or will be originated by TRS, Centurion, FSB or any of their affiliates. These receivables include receivables which are in existence as of the Initial Cut-Off Date and receivables which are created from time to time thereafter. The issuer has acquired and will acquire the receivables from the transferor pursuant to the transfer and servicing agreement. The transferor has and will have acquired receivables from TRS pursuant to a receivables purchase agreement between TRS and the transferor. TRS has and will have acquired receivables from Centurion pursuant to a receivables purchase agreement between Centurion and TRS, from FSB pursuant to a receivables purchase agreement between FSB and TRS and from Credco pursuant to sale agreements between Credco and TRS. See "Description of the Receivables Purchase Agreements and the Sale Agreements" in this prospectus.

   In addition to receivables arising in designated charge accounts, the issuer's assets may include one or more collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates.

   The issuer's assets also may include issuer trust accounts or supplemental accounts established for a particular series, class or tranche of notes, the benefits of one or more derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements.

   Payment of principal of and interest on each series, class or tranche of notes is secured by the issuer's assets.

   As of the date of this prospectus, the issuer's primary assets are receivables arising in designated consumer and small business charge accounts owned by TRS, Centurion and FSB and funds on deposit in the issuer trust accounts. In the future, the issuer's assets may include receivables arising in designated commercial charge accounts owned by TRS or any of its affiliates, receivables arising in additional designated consumer and small


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

business charge accounts owned by TRS, Centurion, FSB or any of their affiliates and collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in designated charge accounts owned by TRS, Centurion, FSB or any of their affiliates.

   The composition of the issuer's assets will change over time due to:

   o changes in the composition and amount of the receivables in the issuance trust, including changes in the relative proportion of consumer, small business and commercial receivables, or in the master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust, as new receivables are created, existing receivables are paid off or charged off, additional accounts are designated to have their receivables included in the issuance trust, master trust or other securitization special purpose entity and removed accounts are designated to have their receivables removed from the issuance trust, master trust or other securitization special purpose entity;

   o the ability of the transferor to cause to be increased and decreased the Invested Amount of an existing collateral certificate included in the issuance trust; and

   o the ability of the transferor to transfer additional collateral certificates to the issuance trust.

   If accounts are designated to have their receivables included in the issuance trust, all newly generated receivables in those accounts will be transferred to the issuance trust. In addition, additional accounts may be designated to have their receivables included in the issuance trust.

   The transferor can cause to be increased the Invested Amount of an existing collateral certificate included in the issuance trust to accommodate the issuance of new notes or solely to increase the size of the Transferor Amount. If at any time the issuance trust contains receivables and one or more collateral certificates, the transferor can choose to increase one, all or any combination thereof in any amount. Any increase in the Invested Amount of an existing collateral certificate without a corresponding increase in the Invested Amount of other existing collateral certificates or the principal amount of receivables in the issuance trust will result in a change in the composition of the issuer's assets.

   Alternatively, if at any time the issuance trust contains one or more collateral certificates, Principal Collections and other amounts treated as Principal Collections that are not required to be deposited into a principal funding account for the benefit of a series, class or tranche of notes, paid to the noteholders of a series, class or tranche, deposited into the overconcentration account or the excess funding account or used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, need not be reinvested in that collateral certificate to maintain its invested amount, but instead may be (i) invested or reinvested in another collateral certificate included or to be included in the issuance trust or (ii) paid to the holder of the transferor interest. Any such investment, reinvestment or payment will result in a shift in the composition of the issuer's assets and a decrease in the size of the Invested Amount of that collateral certificate.



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

   In addition, each collateral certificate is subject to its own pay out events or early amortization events under the terms of the applicable pooling and servicing agreement or other related securitization agreement. Principal collections allocated to such collateral certificate upon the occurrence of a pay out event or early amortization event that are not required to be deposited into a principal funding account for the benefit of a series, class or tranche of notes, paid to the noteholders of a series, class or tranche, deposited into the overconcentration account or the excess funding account or used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement, may be (i) invested or reinvested in another collateral certificate included or to be included in the issuance trust or (ii) paid to the holder of the transferor interest.

   As indicated above, the composition of the issuer's assets is expected to change over time. Additional receivables and additional collateral certificates may be transferred to the issuance trust or the invested amount of an existing collateral certificate included in the issuance trust may be increased without the payment of cash if the conditions to that transfer or increase have been satisfied. New assets included in the issuance trust, either through a transfer of assets or the reinvestment of excess Principal Collections and other amounts treated as Principal Collections, may have characteristics, terms and conditions that are different from those of the receivables or collateral certificates initially included in the issuance trust and may be of different credit quality due to differences in underwriting criteria and payment terms. The pertinent characteristics of the receivables in the issuance trust are described in the related prospectus supplement. In the event collateral certificates are included in the issuance trust, the pertinent characteristics of those collateral certificates will be described in each related prospectus supplement.

   See "Risk Factors--The composition of the issuer's assets may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated" in this prospectus.


DEPOSIT AND ALLOCATION OF FUNDS IN THE ISSUANCE TRUST


   The indenture trustee will, at the direction of the servicer, allocate to each series of notes the product of:


   o the Floating Allocation Percentage for that series, and


   o the amount of Finance Charge Collections.

   The indenture trustee will also, at the direction of the servicer, allocate to each series of notes:

   o the product of the Principal Allocation Percentage for that series and the amount of Principal Collections,

   o the product of the Floating Allocation Percentage for that series and the Default Amount, and

   o the product of the Floating Allocation Percentage for that series and the servicing fee.




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
   The Floating Allocation Percentage and the Principal Allocation Percentage for each series of notes will be specified in the related prospectus supplement. Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee allocated to the holders of notes of any series will be applied as described in the related prospectus supplement.

   In the case of a series of notes having more than one class or tranche, Principal Collections, Finance Charge Collections, the Default Amount and the servicing fee allocated to that series of notes may be further allocated and applied to each class or tranche of notes in the manner and order of priority described in the related prospectus supplement.

   Additional amounts may be allocated to a series, class or tranche of notes if the noteholders of that series, class or tranche have the benefit of a derivative agreement, a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of a derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement, including how any payments made pursuant to any of these agreements will be applied, will be included in the related prospectus supplement for any series, class or tranche of notes that has the benefit of those agreements.


   Upon a sale of assets in the issuance trust following (i) an event of default and acceleration of a series, class or tranche of notes or (ii) the legal maturity date of a series, class or tranche of notes, as described in the related prospectus supplement and in "--Sale of Assets" in this prospectus, the Nominal Liquidation Amount of that series, class or tranche of notes will be reduced to zero. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated to that series, class or tranche of notes.

   The servicer will allocate to the holder of the transferor interest, the Transferor Percentage of Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee. However, (i) if the Available Overconcentration Account Amount for such Monthly Period is, or as a result of such payment would become, less than the Required Overconcentration Account Amount for such Monthly Period, Principal Collections will be deposited into the overconcentration account before being allocated to the holder of the transferor interest and (ii) if the Transferor Amount is, or as a result of the allocation would become, less than the Required Transferor Amount or the Pool Balance is, or as a result of the allocation would become, less than the Required Pool Balance, Principal Collections will be deposited into the excess funding account before being allocated to the holder of the transferor interest. Finance Charge Collections allocated to the holder of the transferor interest may be applied to cover certain shortfalls in the amount of investment earnings (net of losses and investment expenses) on investments of funds in certain bank accounts, such as the principal funding account, for the benefit of noteholders to the extent specified in the related prospectus supplement.

DEPOSITS IN COLLECTION ACCOUNT

   The servicer, no later than two Business Days after each Date of Processing, will deposit all collections received with respect to the receivables in each Monthly Period into the collection account.



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
   For as long as TRS or any of its affiliates remains the servicer under the transfer and servicing agreement and any of:


     (i) the servicer maintains a short-term credit rating (which may be an implied rating) of not less than P-1 from Moody's Investors Service, Inc., A-1 from Standard and Poor's Ratings Services and, if rated by Fitch, Inc., F1 from Fitch (or such other rating which is satisfactory to such rating agency), which is currently the case, or

     (ii) the servicer obtains a guarantee with respect to its deposit and payment obligations under the transfer and servicing agreement (in form and substance satisfactory to each rating agency that has rated any outstanding series, class or tranche of notes) from a guarantor having a short-term credit rating (which may be an implied rating) of not less than P-1 from Moody's, A-1 from Standard & Poor's and, if rated by Fitch, F1 from Fitch (or such other rating which is satisfactory to such rating agency), or


     (iii) the Rating Agency Condition will have been satisfied despite the servicer's inability to satisfy the rating requirement specified in clause (i) above,


and for thirty Business Days following any such reduction in any such rating or failure to satisfy the conditions specified in clause (ii) or (iii) above, TRS, as servicer, is not required to deposit collections into the collection account on the day indicated in the preceding sentence. Instead, TRS, as servicer, may use all such collections for its own benefit and will deposit all such collections into the collection account on the First Note Transfer Date following the Monthly Period with respect to which such deposit relates.

   The servicer will only be required to deposit collections into the collection account up to the aggregate amount of collections required to be deposited into the issuer trust accounts established for all series, classes or tranches of notes and, without duplication, required to be paid in respect of such notes on or prior to the related payment date pursuant to the terms of the related indenture supplement. In addition, the servicer may deduct the servicing fee for such Monthly Period from the net amount to be deposited into such collection account and is not required to deposit into the collection account any amounts allocable to the holder of the transferor interest, and, as directed by the holder, the servicer will pay those amounts to such holder on a daily or monthly basis.

   Any Principal Collections not distributed to the holder of the transferor interest because the Available Overconcentration Account Amount does not exceed the Required Overconcentration Account Amount (after giving effect to any receivables or additional collateral certificates transferred to the issuance trust on such day or any increases in the Invested Amount of an existing collateral certificate on such day and any deposit to, or withdrawal from, the overconcentration account made or to be made on such day) will be deposited into the overconcentration account. Furthermore, any Principal Collections not distributed to the holder of the transferor interest on any day because the Transferor Amount does not exceed the Required Transferor Amount on such day or because the Pool Balance does not exceed the Required Pool Balance on such day (in each case, after giving effect to any receivables or additional collateral certificates transferred to the issuance trust on such day or any increases in the Invested Amount of an existing collateral certificate on

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

such day and any deposit to, or withdrawal from, the overconcentration account made or to be made on such day) will be deposited into the excess funding account.

   In the event of the insolvency or bankruptcy of the servicer, or if certain time periods were to pass, the issuer and the indenture trustee may lose any perfected security interest in any Finance Charge Collections or Principal Collections commingled with the funds of the servicer. See "Risk Factors--Some interests may be given priority over your notes, which could cause your receipt of payments to be delayed or reduced" in this prospectus.


REQUIRED TRANSFEROR AMOUNT


   The Transferor Amount represents the amount of assets included in the issuance trust not securing any series, class or tranche of notes. For any Monthly Period, the Transferor Amount equals the Pool Balance as of the close of business on the last day of such Monthly Period minus the aggregate Nominal Liquidation Amount of all notes as of the close of business on such day. The Transferor Amount fluctuates due to changes in the amount of principal receivables included in the issuance trust, the aggregate Invested Amount of the collateral certificates included in the issuance trust, the amount on deposit in the excess funding account and the aggregate Nominal Liquidation Amount of all notes. As a result, the Transferor Amount generally increases if there are reductions in the Nominal Liquidation Amount of a series, class or tranche of notes due to payments of principal of that series, class or tranche of notes or a deposit into the principal funding account with respect to that series, class or tranche or an increase in the Pool Balance without a corresponding increase in the Nominal Liquidation Amount of any series, classes or tranches of notes. The Transferor Amount generally decreases as a result of the issuance of a new series, class or tranche of notes, assuming that there is not a corresponding increase in the issuer's assets.

   The Transferor Amount is required to be maintained at a certain minimum level, referred to as the Required Transferor Amount. For any Monthly Period, the Required Transferor Amount is a designated percentage, referred to as the Required Transferor Amount Percentage, of the amount of principal receivables included in the issuance trust as of the close of business on the last day of such Monthly Period. The Required Transferor Amount Percentage currently is 15%.

   The transferor may designate a different Required Transferor Amount Percentage. Before reducing that percentage below 15%, however, the transferor must provide the indenture trustee with:

   o written confirmation that the Rating Agency Condition has been satisfied;
     and

   o an Issuer Tax Opinion.

   If, at the end of any Monthly Period, the Transferor Amount for such Monthly Period and for the prior Monthly Period is less than the Required Transferor Amount for each such Monthly Period, the transferor is required to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the Invested Amount of an existing collateral certificate included in the issuance trust. See "--Addition of Assets" in this prospectus.




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

   If, when required to do so, the transferor is unable to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the Invested Amount of an existing collateral certificate included in the issuance trust, an early amortization event will occur with respect to the notes. See "The Indenture--Early Amortization Events" in this prospectus.

   The interest in the Transferor Amount, referred to as the transferor interest, will initially be held by the transferor, although that interest may be transferred by a holder thereof in whole or in part subject to certain limitations and conditions described in the trust agreement, the transfer and servicing agreement, the indenture and the related indenture supplement. The Transferor Amount may be evidenced either in certificated form or in uncertificated form. Any reference in this prospectus to the transferor interest means the interest of the transferor in the Transferor Amount as evidenced in either certificated or uncertificated form. Currently, the transferor interest is in uncertificated form. The Transferor Amount does not provide credit enhancement to the notes.


REQUIRED POOL BALANCE


   For any Monthly Period, the Pool Balance equals the sum of (i) the amount of principal receivables included in the issuance trust at the end of such Monthly Period, (ii) the aggregate Invested Amount of the collateral certificates included in the issuance trust at the end of such Monthly Period, and (iii) the amount on deposit in the excess funding account at the end of such Monthly Period.

   The issuance trust has a minimum pool balance requirement, referred to as the Required Pool Balance. For any Monthly Period, the Required Pool Balance is an amount equal to the sum of (i) for all notes in their revolving period, the sum of the Nominal Liquidation Amounts of those notes at the end of such Monthly Period and (ii) for all other notes, the sum of the Nominal Liquidation Amounts of those notes at the end of the most recent revolving period for each of those notes, excluding any notes which will be paid in full on the applicable payment date for those notes in the following Monthly Period and any notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the following Monthly Period.

   If, at the end of any Monthly Period, the Pool Balance is less than the Required Pool Balance for such Monthly Period, the transferor is required to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the Invested Amount of an existing collateral certificate included in the issuance trust as described in "--Addition of Assets" and "--Increases in the Invested Amount of an Existing Collateral Certificate" in this prospectus.

   If, when required to do so, the transferor is unable to transfer additional receivables or additional collateral certificates to the issuance trust or to cause to be increased the Invested Amount of an existing collateral certificate included in the issuance trust, an early amortization event will occur with respect to the notes. See "The Indenture--Early Amortization Events" in this prospectus.



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ALLOCATIONS OF AMOUNTS TO THE OVERCONCENTRATION ACCOUNT AND ALLOCATIONS OF
AMOUNTS ON DEPOSIT IN THE OVERCONCENTRATION ACCOUNT

   If, for any Monthly Period, the Commercial Obligor Overconcentration Amount is greater than zero, the servicer will deposit into the overconcentration account the Principal Collections that otherwise would have been paid to the holder of the transferor interest. This deposit will be in an amount equal to the amount by which the Available Overconcentration Account Amount would be less than the Required Overconcentration Account Amount, determined with respect to the related Monthly Period.

   If no series of notes is in an accumulation period or an amortization period, amounts on deposit in the overconcentration account will be released to the holder of the transferor interest to the extent that, after such release, the Available Overconcentration Account Amount is equal to or greater than the Required Overconcentration Account Amount. If an accumulation period or an amortization period has commenced and is continuing with respect to any series of notes, any funds on deposit in the overconcentration account will be released, allocated to those series in an accumulation or an amortization period and treated as available principal collections to the extent needed to make principal payments due to or for the benefit of the noteholders of such series. Any remaining amounts on deposit in the overconcentration account in excess of the amount required to be treated as Principal Collections for a Monthly Period shall be released to the holder of the transferor interest, but only to the extent that such release would not cause the Available Overconcentration Account Amount to be less than the Required Overconcentration Account Amount for such Monthly Period.

   Funds on deposit in the overconcentration account will be invested by the indenture trustee, at the direction of the issuer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the overconcentration account during any Monthly Period will be withdrawn and treated as Finance Charge Collections for such Monthly Period.


ALLOCATIONS OF AMOUNTS TO THE EXCESS FUNDING ACCOUNT AND ALLOCATIONS OF AMOUNTS ON DEPOSIT IN THE EXCESS FUNDING ACCOUNT


   If, at the end of any Monthly Period, (i) the Transferor Amount is, or as a result of a payment would become, less than the Required Transferor Amount for such Monthly Period or (ii) the Pool Balance is, or as a result of a payment would become, less than the Required Pool Balance for such Monthly Period, the servicer will deposit into the excess funding account (after giving effect to any deposit to, or withdrawal from, the overconcentration account made or to be made with respect to such date) the Principal Collections that otherwise would have been paid to the holder of the transferor interest. This deposit will be in an amount equal to the greater of the amount by which the Transferor Amount would be less than the Required Transferor Amount and the amount by which the Pool Balance would be less than the Required Pool Balance, each determined with respect to the related Monthly Period.

   If no series of notes is in an accumulation period or an amortization period, amounts on deposit in the excess funding account will be released to the holder of the transferor interest to the extent that, after such release, the Transferor Amount is equal to or greater


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

than the Required Transferor Amount and the Pool Balance is equal to or greater than the Required Pool Balance. If an accumulation period or amortization period has commenced and is continuing with respect to any series of notes, any funds on deposit in the excess funding account will be released, deposited into the collection account and treated as Principal Collections to the extent needed to make principal payments due to or for the benefit of the noteholders of such series. Any remaining amounts on deposit in the excess funding account in excess of the amount required to be treated as Principal Collections for a Monthly Period shall be released to the holder of the transferor interest, but only to the extent that such release would not cause the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Required Pool Balance.

   Funds on deposit in the excess funding account will be invested by the indenture trustee, at the direction of the issuer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the excess funding account during any Monthly Period will be withdrawn and treated as Finance Charge Collections for such Monthly Period.


INCREASES IN THE INVESTED AMOUNT OF AN EXISTING COLLATERAL CERTIFICATE


   The transferor may cause to be increased the Invested Amount of any existing collateral certificate included in the issuance trust. The Invested Amount of an existing collateral certificate included in the issuance trust can be increased through:

   o the reinvestment of Principal Collections and other amounts treated as Principal Collections received that are not required to be deposited into a principal funding account for the benefit of a series, class or tranche of notes, paid to the noteholders of a series, class or tranche, deposited into the overconcentration account or the excess funding account or used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement;

   o proceeds received in connection with the issuance of additional notes; or

   o funding by the transferor, which funding may be in cash or through an increase in the Transferor Amount.

   Notwithstanding the ability to increase the Invested Amount of any existing collateral certificate, the Invested Amount of an existing collateral certificate will not be increased, and reinvestment in that collateral certificate will not be permitted, if (i) an early amortization event has occurred with respect to any notes as a result of a failure to transfer additional assets (including additional receivables or additional collateral certificates) to the issuance trust or a failure to cause to be increased the Invested Amount of an existing collateral certificate included in the issuance trust at a time when the Pool Balance for the prior Monthly Period is less than the Required Pool Balance for the prior Monthly Period and (ii) increasing the Invested Amount of an existing collateral certificate or reinvesting in that collateral certificate would result in a reduction in the allocation percentage applicable for principal collections for the existing collateral certificate.




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ADDITION OF ASSETS


    The transferor will have the right, from time to time (i) to designate Additional Accounts to be included in the issuer's Portfolio, (ii) to transfer one or more collateral certificates to the issuance trust or (iii) to cause to be increased the Invested Amount of one or more existing collateral certificates. Any Additional Accounts designated to the issuer's Portfolio will be selected from the portfolio of accounts owned by TRS, Centurion, FSB or any of their affiliates that is described in the related prospectus supplement. Therefore, if Additional Accounts are to be designated, the transferor will, under the RFC V receivables purchase agreement, request that TRS designate accounts which qualify as Eligible Accounts to the transferor. In turn, under each of the Centurion receivables purchase agreement and the FSB receivables purchase agreement, TRS may request that Centurion or FSB, as applicable, designate accounts which qualify as Eligible Accounts to TRS. The transferor will designate those accounts to be included in the issuer's Portfolio.

   There are two types of Additional Accounts: New Accounts and Aggregate Addition Accounts. A New Account is an account designated to be included in the issuer's Portfolio on the date it is originated by an account owner. An Aggregate Addition Account typically is an account that is designated to be included in the issuer's Portfolio on a date other than its origination date, and the receivables of which generally arise in (i) additional Eligible Accounts from the portfolio of accounts owned by TRS, Centurion, FSB or any of their affiliates that is described in the related prospectus supplement, (ii) portfolios of accounts acquired by an account owner from other charge card issuers or (iii) any other account of a type not previously designated to be included in the issuer's Portfolio.

   As of the date an Additional Account is selected to be included in the issuer's Portfolio, such Additional Account must be an Eligible Account. Receivables arising in Additional Accounts, however, may not be of the same credit quality as the receivables arising in accounts already included in the issuer's Portfolio or the receivables arising in accounts already included in the Portfolio of a master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust. Additional Accounts may have been originated by TRS, Centurion, FSB or any of their affiliates using credit criteria different from those which were applied by TRS, Centurion, FSB or any of their affiliates to the accounts already included in the issuer's Portfolio or the Portfolio of a master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust, or may have been acquired by TRS, Centurion, FSB or any of their affiliates from a third-party institution which may have used different credit criteria from those applied by TRS, Centurion, FSB or any of their affiliates to the accounts. Consequently, the performance of such Additional Accounts may be better or worse than the performance of the accounts already included in the issuer's Portfolio or in the Portfolio of a master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust. See "Risk Factors--The composition of the issuer's assets may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated" in this prospectus.

   At the time of its transfer to the issuance trust, each additional collateral certificate must be an Eligible Collateral Certificate. An additional collateral certificate, however, may


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

not be of the same credit quality as the receivables arising in the accounts already included in the issuer's Portfolio, or any existing collateral certificate included in the issuance trust. This is because the receivables arising in the accounts included in the Portfolio of the master trust or securitization special purpose entity which has issued such additional collateral certificate may not be of the same credit quality as the receivables in any of the accounts included in the issuer's Portfolio or included in the Portfolio of a master trust or other securitization special purpose entity which has issued any such existing collateral certificate due to differences in credit criteria. Consequently, the performance of such additional collateral certificate may be better or worse than the performance of any receivables arising in the accounts already included in the issuer's Portfolio or any existing collateral certificate included in the issuance trust. See "Risk Factors--The composition of the issuer's assets may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated" in this prospectus.

   Unless each rating agency that has rated any outstanding series, class or tranche of notes otherwise consents, the number of New Accounts and Aggregate Addition Accounts designated to be included in the issuer's Portfolio without prior rating agency notice will not exceed the Addition Limit. At the end of each semi-annual period in which New Accounts are designated to be included in the issuer's Portfolio, or more frequently if required by any rating agency that has rated any outstanding series, class or tranche of notes, the transferor will deliver to each such rating agency an opinion of counsel with respect to the New Accounts included as accounts during the preceding six-month period that confirms the creation and perfection of the security interest in the receivables in such New Accounts. If such opinion of counsel is not so received, the ability of the transferor to designate New Accounts will be suspended until such time as each rating agency that has rated any outstanding series, class or tranche of notes otherwise consents in writing or such accounts are removed from the issuer's Portfolio. Accounts of a nature different than the initial accounts or of a type not previously included as an Aggregate Addition Account may not be designated to be included in the issuer's Portfolio as New Accounts.

   In addition to the permitted additions described above, the transferor will be required to transfer to the issuance trust receivables arising in Additional Accounts, to transfer additional collateral certificates to the issuance trust or to cause to be increased the Invested Amount of one or more existing collateral certificates included in the issuance trust if, at the end of any Monthly Period, (i) the Transferor Amount for that Monthly Period and the prior Monthly Period is less than the Required Transferor Amount for each such Monthly Period, or (ii) the Pool Balance for such Monthly Period is less than the Required Pool Balance for such Monthly Period. In such event, the transferor will, on or before the thirtieth Business Day after the end of such Monthly Period (unless the Transferor Amount exceeds the Required Transferor Amount and the Pool Balance exceeds the Required Pool Balance, in each case as of the end of any Business Day during the period between the end of the prior Monthly Period and such addition date), make an addition to the issuance trust in a sufficient amount so that, after giving effect to such addition or increase, the Transferor Amount is at least equal to the Required Transferor Amount and the Pool Balance is at least equal to the Required Pool Balance.


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

   When the transferor transfers receivables in Additional Accounts or additional collateral certificates to the issuance trust or when it causes to be increased the Invested Amount of an existing collateral certificate included in the issuance trust, it must satisfy several conditions, including, as applicable:

   o with respect to the designation of Additional Accounts to the issuer's Portfolio, delivery and acceptance by the owner trustee of a written assignment of receivables in the Additional Accounts or of the additional collateral certificates, as applicable;

   o delivery on the required delivery date to the indenture trustee of a computer file or microfiche list with an accurate list of all Additional Accounts and/or a schedule with an accurate list of all additional collateral certificates, as applicable;

   o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:

         (i) as of the date an Additional Account is selected for designation to the Issuance Trust Portfolio, such Additional Account is an Eligible Account;

         (ii) at the time of its transfer to the issuance trust, each additional collateral certificate is an Eligible Collateral Certificate;

         (iii) the transferor has delivered copies of the financing statements, if necessary, to perfect the security interest of the issuer and the indenture trustee in the related receivables or collateral certificates, as applicable;

         (iv) if daily deposits into the collection account are required as described in "--Deposits in Collection Account" in this prospectus, the transferor has deposited into the collection account all collections with respect to such Additional Accounts since the applicable cut off date and all collections with respect to such additional collateral certificates as of the addition date;

         (v) as of the addition date, the transferor is not insolvent and the transfer of the receivables and/or the additional collateral certificates is not made in contemplation of insolvency;

         (vi) in the transferor's reasonable belief, transferring the receivables in the Additional Accounts or the additional collateral certificates will not have a material adverse effect on the noteholders of any series, class or tranche of notes and will not result in the Commercial Obligor Overconcentration Amount exceeding zero;

   o if the aggregate number of Additional Accounts selected to have their receivables transferred to the issuance trust exceeds the Addition Limit, satisfaction of the Rating Agency Condition with respect to the proposed addition and delivery by the transferor to each rating agency an opinion of counsel to the effect that the transfer and servicing agreement creates in favor of the indenture trustee a security interest in the rights of the transferor in the receivables arising in those Additional Accounts; and

   o with respect to the transfer of additional collateral certificates to the issuance trust, satisfaction of the Rating Agency Condition with respect to the proposed transfer.


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

   In addition to the periodic reports otherwise required to be filed by the servicer with the SEC under the Securities Exchange Act of 1934, as amended, the servicer intends to file, on behalf of the issuer, a Report on Form 8-K with respect to any addition to the issuance trust of receivables in Additional Accounts or additional collateral certificates that would have a material effect on the composition of the issuer's assets.


REMOVAL OF ASSETS


   The transferor may, but will not be obligated to, designate accounts and the receivables arising under those accounts for removal from the issuance trust. The removal could occur for a number of reasons, including a determination by the transferor that the issuance trust contains more receivables than the transferor is obligated to retain in the issuance trust under the transfer and servicing agreement or a determination that the transferor does not desire to obtain additional financing through the issuance trust at such time. As long as the removal of accounts from the issuance trust satisfies the conditions listed below, the removed accounts may, individually or in the aggregate, be of a higher credit quality than the accounts that remain in the issuance trust. In connection with such a removal, the indenture trustee will be required to transfer all receivables in those removed accounts back to the transferor, whether the receivables already exist or arise after the designation.

   The transferor's rights to removal are subject to the satisfaction of several conditions listed in the transfer and servicing agreement, including:

   o delivery to the owner trustee and the indenture trustee for execution of a written reassignment of receivables in the removed accounts;

   o delivery on the required delivery date to the indenture trustee of a computer file or microfiche list containing a true and complete list of all removed accounts;

   o satisfaction of the Rating Agency Condition with respect to such removal;
     and

   o delivery by the issuer to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that, in the reasonable belief of the issuer,

         (i) no selection procedure believed to be materially adverse to, or materially beneficial to, the interests of the noteholders of any series, class or tranche of notes was utilized in selecting the removed accounts; and

         (ii) such removal will not have a material adverse effect on any outstanding series, class or tranche of notes.

   In any Monthly Period, there may be more than one removal of assets. In addition, the accounts designated to be removed from the issuer's Portfolio need not be selected randomly by the transferor.

DISCOUNT OPTION

   The transfer and servicing agreement provides that the transferor may at any time and from time to time designate a fixed or variable percentage, referred to as the Discount Option Percentage, of the amount of receivables existing and arising in all or any specified portion of the accounts in the issuer's Portfolio on and after the date of such designation becomes effective to be deemed Discount Option Receivables and treated as finance charge

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

receivables and collections received with respect to such receivables are treated as Finance Charge Collections.

   The receivables generated in the accounts included in the issuer's Portfolio generally are not subject to monthly finance charge assessments. As a result, in order to provide yield to the issuance trust with respect to those receivables, the transferor has designated an initial Discount Option Percentage of 3%. Therefore, 3% of those receivables will be deemed Discount Option Receivables and treated as finance charge receivables and collections received with respect to such receivables are treated as Finance Charge Collections. The remainder of such receivables are treated as principal receivables and collections received with respect to those receivables are treated as Principal Collections.

   The existence of Discount Option Receivables results in an increase in the amount of finance charge receivables and Finance Charge Collections, a reduction in the amount of principal receivables and Principal Collections and a reduction in the Transferor Amount. See "Risk Factors--A change in the discount option percentage may result in the payment of principal earlier or later than expected" in this prospectus.

   The aggregate amount of Discount Option Receivables outstanding on any Date of Processing equals (i) the aggregate Discount Option Receivables at the end of the prior Date of Processing, plus (ii) any new Discount Option Receivables created on such Date of Processing, minus (iii) any Discount Option Receivables Collections received on such Date of Processing. Discount Option Receivables created on any Date of Processing will mean the product of the amount of any Receivables created on such Date of Processing and the applicable Discount Option Percentage.

   After any designation of a Discount Option Percentage, pursuant to the transfer and servicing agreement, the transferor may, without notice to or consent of the holders of any series, class or tranche of notes, from time to time increase, reduce or withdraw the Discount Option Percentage. The transferor must provide 30 days prior written notice to the servicer, the owner trustee, the indenture trustee and each rating agency of any such designation or increase, reduction or withdrawal. Such designation or increase, reduction or withdrawal will become effective on the date specified therein only if:

   o the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer of that transferor to the effect that, based on the facts known to that transferor at the time, such designation or increase, reduction or withdrawal will not at the time of its occurrence cause an early amortization event or event of default or an event that, with notice or the lapse of time or both, would constitute an early amortization event or event of default, to occur with respect to any series, class or tranche of notes;

   o the Rating Agency Condition is satisfied with respect to such designation or increase, reduction or withdrawal; and

   o the transferor will have delivered to the owner trustee and the indenture trustee an Issuer Tax Opinion.



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
ISSUER TRUST ACCOUNTS


   The issuer has established issuer trust accounts. The issuer has established a collection account for the purpose of receiving collections on the receivables included in the issuance trust and collections on any other assets in the issuance trust, including collections on any collateral certificates that are included in the issuance trust at a later date.

   The issuer also has established an overconcentration account for the purpose of holding Principal Collections that would otherwise be paid to the holder of the transferor interest at a time when the Commercial Obligor
Overconcentration Amount is greater than zero and the Available
Overconcentration Account Amount is, or as a result of a payment would become, less than the Required Overconcentration Account Amount.

   In addition, the issuer has established an excess funding account for the purpose of holding Principal Collections that would otherwise be paid to the holder of the transferor interest at a time when (i) the Transferor Amount is, or as a result of a payment would become, less than the Required Transferor Amount or (ii) the Pool Balance is, or as a result of a payment would become, less than the Required Pool Balance.

   If so specified in the related prospectus supplement, the issuer may establish additional trust accounts, referred to as supplemental accounts, for any series, class or tranche of notes.


   The supplemental accounts described in this section are referred to as issuer trust accounts. Issuer trust accounts are Eligible Deposit Accounts and amounts maintained in issuer trust accounts may only be invested in Eligible Investments.

DERIVATIVE AGREEMENTS

   A series, class or tranche of notes may have the benefit of one or more derivative agreements, which may be a currency, interest rate or other swap, a cap, a collar, a guaranteed investment contract or other similar arrangements with various counterparties. In general, the issuer will receive payments from counterparties to the derivative agreements in exchange for the issuer's payments to them, to the extent required under the derivative agreements. The specific terms of any derivative agreement applicable to a series, class or tranche of notes and a description of the related counterparty will be included in the related prospectus supplement. Centurion, FSB or TRS or any of their affiliates may be counterparties to a derivative agreement.

SUPPLEMENTAL CREDIT ENHANCEMENT AGREEMENTS AND SUPPLEMENTAL LIQUIDITY
AGREEMENTS

   A series, class or tranche of notes may have the benefit of one or more additional forms of supplemental credit enhancement--referred to herein as supplemental credit enhancement agreements--such as a letter of credit or surety bond or other similar arrangement with various credit enhancement providers. In addition, a series, class or tranche of notes may have the benefit of one or more forms of supplemental liquidity agreements--referred to herein as supplemental liquidity agreements--such as a liquidity facility or other similar arrangements with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider


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
will be included in the related prospectus supplement. TRS, Centurion, FSB or any of their affiliates may be providers of any supplemental credit enhancement agreement or supplemental liquidity agreement.

SALE OF ASSETS


   Assets in the issuance trust may be sold following (i) an event of default and acceleration of a series, class or tranche of notes and (ii) the legal maturity date for a series, class or tranche of notes. See "The
Indenture--Events of Default" in this prospectus.

   If an event of default occurs and a series, class or tranche of notes is accelerated before its legal maturity date, the issuer may sell assets if the conditions described in "The Indenture--Events of Default" and "--Events of Default Remedies" in this prospectus are satisfied and, with respect to subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. This sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected series, class or tranche.

   Any sale of assets in the issuance trust for a tranche of subordinated notes of a multiple tranche series may be delayed for that tranche but not beyond the legal maturity date of that tranche if repayment would result in insufficient enhancement being available for the senior notes of that series until (i) the senior notes are prefunded sufficiently, (ii) enough senior notes are repaid, or (iii) new subordinated notes have been issued and, as a result, the tranche of subordinated notes is no longer needed to provide the required subordination for the senior notes of that series. In a multiple tranche series, if a tranche of senior notes directs a sale of assets in the issuance trust, then after the sale, that tranche will no longer be entitled to subordination from subordinated notes of that series.

   If the Nominal Liquidation Amount of a series, class or tranche of notes is greater than zero on the legal maturity date of that series, class or tranche, after giving effect to any allocations, deposits and payments to be made on such date, the sale of assets in the issuance trust will take place no later than seven Business Days following the legal maturity date of that series, class or tranche. In a multiple tranche series, this sale of assets will take place regardless of the subordination requirements of any senior notes of that series. Proceeds from the sale, amounts on deposit in the issuer trust accounts for that series, class or tranche and any other amounts available to such noteholders will be immediately paid to the noteholders of that series, class or tranche.

   Unless otherwise specified in the related prospectus supplement, the principal amount of assets designated for sale will be an amount not to exceed
(i) the Nominal Liquidation Amount of the related series, class or tranche of notes plus (ii) the product of the Nominal Liquidation Amount of the related series, class or tranche of notes and the Discount Option Percentage.

   The Nominal Liquidation Amount of that series, class or tranche of notes will be reduced to zero upon such sale even if the proceeds of that sale, amounts on deposit in issuer trust accounts for that series, class or tranche and any other amounts available to such noteholders are not enough to pay all remaining amounts due on those notes. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated


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

to that series, class or tranche of notes. The notes of that series, class or tranche will be considered to be paid in full and the holders of that series, class or tranche of notes will have no further right or claim and the issuer will have no further obligation or liability for principal of and interest on those notes. Unless otherwise specified in the related prospectus supplement, noteholders of that series, class or tranche will receive the proceeds of the sale in an amount not to exceed the outstanding dollar principal amount of their notes, plus any accrued, past due and additional interest on such notes. The notes of that series, class or tranche will no longer be outstanding under the indenture (or any supplement thereto) once the sale occurs.

   After giving effect to a sale of assets in the issuance trust for a series, class or tranche of notes, the amount of proceeds and other amounts on deposit in the issuer trust accounts for that series, class or tranche may be less than the outstanding dollar principal amount of that series, class or tranche. This deficiency can arise due to unreimbursed reductions in the Nominal Liquidation Amount of that series, class or tranche or if the sale price for the assets was less than the outstanding dollar principal amount of that series, class or tranche. Unless otherwise specified in the related prospectus supplement, these types of deficiencies will not be reimbursed.


REPRESENTATIONS AND WARRANTIES


   The transferor will make several representations and warranties to the issuer in the transfer and servicing agreement.


   REGARDING NO CONFLICT


   The transferor will make certain representations and warranties to the issuer in the transfer and servicing agreement to the effect that, among other things, as of each issuance date of a series, class or tranche of notes:

   o the execution and delivery by the transferor of the transfer and servicing agreement, the receivables purchase agreement and each other document relating to the issuance to which it is a party will not conflict with any law or any other agreement to which the transferor is a party; and

   o all required governmental approvals in connection with the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance have been obtained and remain in force and effect.


   REGARDING ENFORCEABILITY


   The transferor will make certain representations and warranties to the issuer in the transfer and servicing agreement to the effect that, among other things:

   o as of each issuance date of a series, class or tranche of notes, the transferor is validly existing under the laws of the jurisdiction of its organization and has the authority to consummate the issuance;

   o as of (i) each issuance date of a series, class or tranche of notes, (ii) each date Additional Accounts are designated and their receivables transferred to the issuance trust or one or more additional collateral certificates are transferred to the issuance trust and (iii) each date the Invested Amount of an existing collateral certificate


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

     included in the issuance trust is increased, the transfer and servicing agreement and each other document relating to the issuance to which it is a party constitutes a legal, valid and binding obligation enforceable against the transferor; and

   o as of (i) each issuance date of a series, class or tranche of notes and
     (ii) each date Additional Accounts are designated and their receivables transferred to the issuance trust or one or more additional collateral certificates are transferred to the issuance trust, the issuer has all right, title and interest in the receivables and any collateral certificates transferred to the issuance trust by the transferor or has a first priority perfected security interest (as defined in the applicable
     UCC) in these receivables and any collateral certificates.

   In the event of a material breach of any of the representations and warranties described in the above paragraphs that has a material adverse effect on the noteholders' interest in the receivables or collateral certificates or the availability of the proceeds thereof to the issuer (which determination will be made without regard to whether funds are then available pursuant to any supplemental credit enhancement), either the indenture trustee or holders of notes evidencing more than 50% of the outstanding dollar principal amount of all notes, by written notice to the transferor, the administrator and the servicer (and to the owner trustee and the indenture trustee if given by such noteholders), may direct the transferor to accept the reassignment of the receivables or the collateral certificates included in the issuance trust within 60 days of such notice, or within such longer period specified in such notice. The related transferor will be obligated to accept the reassignment of such receivables or collateral certificates on the First Note Transfer Date following the Monthly Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if on any day during such applicable period, the relevant representation and warranty shall then be true and correct in all material respects.

   The price for such reassignment will be the Reassignment Amount. On the First Note Transfer Date following the Monthly Period in which such reassignment obligation arises, the applicable transferor will deposit the portion of the Reassignment Amount attributable to the applicable notes in the collection account to be treated as Principal Collections or Finance Charge Collections. The payment of such Reassignment Amount in immediately available funds will be considered a payment in full of the noteholders' interest and such funds will be distributed upon presentation and surrender of the related notes. If the indenture trustee or holders of notes give a notice as provided above, the obligation of the transferors to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to those noteholders or the indenture trustee on behalf of those noteholders.

   On each issuance date of a series, class or tranche of notes, the indenture trustee will authenticate and deliver one or more notes representing that series, class or tranche, in each case against payment to the transferor of the net proceeds of the sale of the notes. In the case of the issuance date for the first series of notes, the indenture trustee will register in the issuer's books and records the uncertificated interests of the transferor in the Transferor Amount.

   In connection with each transfer of receivables to the issuance trust, the computer records relating to such receivables will be marked to indicate that those receivables have



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

been conveyed to the issuance trust. In addition, the issuer and the indenture trustee will be provided with a computer file or a microfiche list containing a true and complete list showing for each account, as of the applicable date of designation, its account number and the aggregate amount of receivables in such account. In connection with each transfer of a collateral certificate to the issuance trust, the official records of the transferor will be marked to indicate that such collateral certificate has been transferred to the issuance trust and the issuer and the indenture trustee will be provided with a list showing each collateral certificate transferred to the issuance trust.

   The transferor will retain and will not deliver to the indenture trustee any other records or agreements relating to the accounts, the receivables or any collateral certificates. Except as set forth above, the records and agreements relating to the accounts, the receivables and any collateral certificates will not be segregated from those relating to other accounts, receivables or collateral certificates, and the physical documentation relating to the accounts, receivables or collateral certificates will not be stamped or marked to reflect the transfer to the transferor or the issuance trust. The transferor has filed and is required to file UCC financing statements for the transfer of the receivables or collateral certificates to the issuance trust meeting the requirements of applicable state law. See "Certain Legal Aspects of the Receivables" in this prospectus.


   REGARDING THE ACCOUNTS, THE RECEIVABLES AND THE COLLATERAL CERTIFICATES


   Under the transfer and servicing agreement, the transferor makes representations and warranties to the issuer to the effect that, among other things:

   o as of each applicable date on which an account is selected to be included in the issuer's Portfolio, referred to in this prospectus and the related prospectus supplement as the selection date, each account was an Eligible Account;


   o as of each applicable selection date, each of the receivables then existing in the accounts was an Eligible Receivable;

   o as of the date of creation of any new receivable, such receivable is an Eligible Receivable; and


   o as of each date on which a collateral certificate is transferred to the issuance trust, such collateral certificate is an Eligible Collateral Certificate.

   If the transferor materially breaches any representation and warranty described in this paragraph, and such breach remains uncured for 60 days (or such longer period, not in excess of 120 days, as to which the servicer and the indenture trustee agree) after the earlier to occur of the discovery of the breach by the transferor and receipt of written notice of the breach by the transferor, and the breach has a material adverse effect on any noteholders' interest in that receivable or collateral certificate, all of the Ineligible Receivables or Ineligible Collateral Certificates will be reassigned to the transferor on the terms and conditions set forth below. In such case, the Ineligible Receivable or the Ineligible Collateral Certificate, as applicable, will no longer be included as part of the issuer's assets and the account related to the Ineligible Receivable will no longer be included in the issuer's Portfolio.


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

   An Ineligible Receivable will be reassigned to the related transferor on or before the Monthly Period in which such reassignment obligation arises by the servicer deducting the portion of such Ineligible Receivable that is a principal receivable from the aggregate amount of principal receivables used to calculate the Transferor Amount and the Pool Balance. An Ineligible Collateral Certificate shall be delivered by the indenture trustee to the transferor with a valid assignment in the name of the transferor, and the servicer will deduct the Invested Amount of each such Ineligible Collateral Certificate from the Transferor Amount and the Pool Balance. In the event that the exclusion of an Ineligible Receivable or an Ineligible Collateral Certificate from the calculation of the Transferor Amount or the Pool Balance would cause the Transferor Amount to be reduced below the Required Transferor Amount or the Pool Balance to be reduced below the Required Pool Balance, on the first payment date following the Monthly Period in which such reassignment obligation arises, the transferor will make a deposit in the excess funding account in immediately available funds in an amount equal to the greater of the amount by which (x) the Transferor Amount would be reduced below the Required Transferor Amount or (y) the Pool Balance would be reduced below the Required Pool Balance.

   The reassignment of any Ineligible Receivable or Ineligible Collateral Certificate to the transferor, and the obligation of the transferor to make deposits into the excess funding account as described in the preceding paragraph, is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraphs with respect to such receivable or collateral certificate available to the holder of notes or the indenture trustee on behalf of those noteholders.


   ADDITIONAL REPRESENTATIONS AND WARRANTIES IN THE PROSPECTUS SUPPLEMENT


   The accompanying prospectus supplement may specify additional representations and warranties made by the transferor when your notes are issued. It is not required or anticipated that the indenture trustee will make any initial or periodic general examination of the receivables or collateral certificates or any records relating to the receivables or collateral certificates for the purpose of establishing the presence or absence of defects, the compliance by the transferor of its representations and warranties or for any other purpose. In addition, it is not anticipated or required that the indenture trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the transfer and servicing agreement or for any other purpose. The servicer, however, will deliver to the indenture trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the indenture trustee in and to the receivables, any collateral certificates and certain other assets of the issuer.

CERTAIN MATTERS REGARDING THE SERVICER AND THE ADMINISTRATOR OF THE ISSUANCE
TRUST

   TRS will service the receivables arising in the portfolios of consumer, small business and corporate accounts owned by TRS, Centurion, FSB or any of their affiliates, which are included in the issuance trust pursuant to the transfer and servicing agreement. As compensation for the performance of its obligations as servicer and as reimbursement for its expenses related thereto, TRS will be entitled to a servicing fee in the amounts and at the times specified in the related prospectus supplement.


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
   The servicer may not resign from its obligations and duties under the transfer and servicing agreement except:

     (i) upon determination that the performance of such obligations and duties is no longer permissible under applicable law, or

     (ii) if such obligations and duties are assumed by an entity that has satisfied the Rating Agency Condition.


   No such resignation will be come effective until the indenture trustee or a successor to the servicer has assumed the servicer's obligations and duties under the transfer and servicing agreement. Notwithstanding the foregoing, the servicer may assign part or all of its obligations and duties as servicer under the transfer and servicing agreement if such assignment satisfies the Rating Agency Condition.


   Any person into which, in accordance with the transfer and servicing agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the transfer and servicing agreement.


   In addition, TRS or any of its affiliates will be the administrator of the issuer and will agree, to the extent provided in the transfer and servicing agreement, to provide notices and to perform on behalf of the issuer all administrative obligations required by the indenture and as described in the transfer and servicing agreement. As compensation for its performance of the administrator's obligations under the transfer and servicing agreement, the administrator will be entitled to a monthly fee not to exceed $5,000, in addition to reimbursement for its liabilities and extra out-of-pocket expenses related to its performance of the administrator's obligations, to be paid by the transferor.


SERVICER COVENANTS


   In the transfer and servicing agreement, the servicer has agreed that, as to the receivables included in the issuance trust and the related accounts designated to be included in the issuer's Portfolio, it will:


   o duly satisfy all obligations on its part to be fulfilled under or in connection with the receivables or the related accounts, and will maintain in effect all qualifications required in order to service the receivables or accounts, the failure to comply with which would have a material adverse effect on the noteholders of any series, class or tranche of notes;


   o not authorize any rescission or cancellation of the receivables or any collateral certificate, except as ordered by a court of competent jurisdiction or other governmental authority;

   o take no action to impair the rights of the issuer, the indenture trustee or the noteholders of any series, class or tranche of notes in the receivables or any collateral certificate; and


   o not reschedule, revise or defer payments due on the receivables, except in accordance with its guidelines for servicing receivables; and


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

   o except in connection with its enforcement or collection of an account, take no action to cause any receivables to be evidenced by any instrument (as defined in the UCC) and, if any receivable is so evidenced as a result of the servicer's action, it shall be deemed to be an Ineligible Receivable and shall be assigned to the servicer as provided below.

   Under the terms of the transfer and servicing agreement, in the event any of the representations, warranties or covenants of the servicer contained in the clauses above is breached, and such breach has a material adverse effect on the indenture trustee's or the issuer's interest in such receivable or collateral certificate, as applicable and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the indenture trustee and the transferor) from the earlier to occur of the discovery of such event by the servicer, or receipt by the servicer of written notice of such event given by the transferor or the indenture trustee, then all receivables in the account or accounts or each collateral certificate to which such event relates shall be assigned to the servicer on the terms and conditions set forth below; provided, however, that such receivables will not be assigned to the servicer if, on any day prior to the end of such 60-day or longer period:


   o the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects, and


   o the servicer shall have delivered to the transferor and the indenture trustee an officer's certificate describing the nature of such breach and the manner in which such breach was cured.

   Such assignment and transfer will be made when the servicer deposits an amount equal to the amount of such receivables or the Invested Amount of such collateral certificate in the collection account on the First Note Transfer Date following the Monthly Period during which such obligation arises. This reassignment or transfer and assignment to the servicer constitutes the sole remedy available to the noteholders of any series, class or tranche of notes if such representation, warranty or covenant of the servicer is not satisfied and the interest of the indenture trustee in any such reassigned receivables shall be automatically assigned to the servicer.


SERVICER DEFAULT


   In the event of any Servicer Default, either the indenture trustee or noteholders evidencing more than 50% of the aggregate outstanding dollar principal amount of all affected series of notes, by written notice to the servicer and the owner trustee (and to the indenture trustee if given by the noteholders) may terminate all of the rights and obligations of the servicer, as servicer, under the transfer and servicing agreement. The indenture trustee will appoint a new servicer. If the only Servicer Default is bankruptcy-, insolvency-, receivership- or conservatorship-related, however, the bankruptcy trustee, the receiver or the conservator for the servicer or the servicer itself as debtor-in-possession may have the power to prevent the indenture trustee or noteholders from appointing a successor servicer. See "Risk Factors--Regulatory action could result in accelerated, delayed or reduced payments to you" in this prospectus.

   The rights and interests of the transferor under the transfer and servicing agreement and in the transferor interest will not be affected by any termination notice or service transfer.



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

If the indenture trustee within 60 days of receipt of a termination notice does not receive any bids from eligible servicers and the servicer delivers an officer's certificate to the effect that the servicer cannot in good faith cure the Servicer Default that gave rise to the termination notice, then the indenture trustee shall, except when the Servicer Default is caused by the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, offer the transferor a right of first refusal to purchase the noteholders' interest for all series of notes. This right of first refusal may be exercised by the transferor on the First Note Transfer Date in the next calendar month. The purchase price for the noteholders' interest will be equal to the sum of the amounts specified therefor for each outstanding series of notes in the related prospectus supplements and, for any notes offered hereby, in such prospectus supplement.

   The indenture trustee shall, as promptly as possible after giving a termination notice, appoint a successor servicer. Because TRS, as servicer, has significant responsibilities with respect to the servicing of the receivables, the indenture trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to perform adequately the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the applicable indenture supplement. If no successor servicer has been appointed by the indenture trustee and has accepted such appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the transfer and servicing agreement shall pass to and be vested in the indenture trustee. The Bank of New York, the indenture trustee, does not have credit or charge card operations. If The Bank of New York is automatically appointed as successor servicer, it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the applicable indenture supplement may not be sufficient to cover its actual costs and expenses of servicing the receivables. Prior to any appointment of a successor servicer, the indenture trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the transfer and servicing agreement to serve as a successor servicer of servicing compensation not in excess of the servicing fee plus any amounts payable to the holder of the transferor interest pursuant to the transfer and servicing agreement. If the indenture trustee is legally unable to act as servicer, it will petition a court of competent jurisdiction to appoint any established institution qualifying as an eligible servicer as the successor servicer under the transfer and servicing agreement. The indenture trustee will notify each rating agency that has rated any outstanding series, class or tranche of notes, the transferor and the administrator upon the removal of the servicer and upon the appointment of a successor servicer.


EVIDENCE AS TO COMPLIANCE


   The transfer and servicing agreement provides that on or before March 31 of each calendar year, the servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the transferor) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the servicer and examined certain documents and records relating to the servicing of the receivables and that, on the basis of such agreed-upon procedures, nothing has come to the attention of such firm that caused them to believe that such servicing (including the allocation of collections) was not conducted in compliance with the transfer and servicing


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

agreement and applicable provisions of each related securitization agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as will be set forth in such statement. Such report will set forth the agreed-upon procedures performed.

   In addition, the transfer and servicing agreement provides that on or before March 31 of each calendar year, the servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the transferor) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the servicer to compare the mathematical calculations of each amount set forth in the monthly servicer's certificates during the period covered by such report with the servicer's computer reports that were the source of such amounts and that, on the basis of such agreed-upon procedures and comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as will be set forth in such statement. Such report will set forth the agreed-upon procedures performed.

   The transfer and servicing agreement provides for delivery to the indenture trustee, the owner trustee, the transferor and each rating agency that has rated any outstanding series, class or tranche of notes on or before March 31 of each calendar year of a statement signed by an officer of the servicer to the effect that the servicer has fully performed its obligations in all material respects under the transfer and servicing agreement throughout the preceding year or, if there has been a default in the performance of any such obligation in any material respect, specifying the nature and status of the default.

   Copies of all certificates and reports furnished to the indenture trustee may be obtained by a request in writing delivered to the indenture trustee.


INDEMNIFICATION


   The transfer and servicing agreement provides that the servicer will indemnify the transferor, issuer, the owner trustee and the indenture trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of certain of the servicer's actions or omissions with respect to the issuer pursuant to the transfer and servicing agreement. The servicer will also indemnify the issuer, the owner trustee and the indenture trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the administration of the issuance trust by the owner trustee pursuant to the transfer and servicing agreement.

   Except as provided in the preceding paragraph, the transfer and servicing agreement provides that neither the transferor nor the servicer nor any of their respective directors, officers, employees, members or agents will be under any other liability to the issuance trust, the owner trustee, the indenture trustee, the noteholders, any provider of supplemental credit enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the transfer and servicing agreement. However, neither the transferor nor the servicer will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the transferor, the servicer or any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.




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
   In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of noteholders with respect to the transfer and servicing agreement and the rights and duties of the parties thereto and the interests of the noteholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

   Pursuant to the transfer and servicing agreement, the servicer, whether acting itself or through one or more subservicers, is responsible for servicing, collecting, enforcing and administering the receivables in accordance with customary and usual procedures for servicing similar credit or charge receivables.

   Servicing activities to be performed by the servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, providing billing and tax records to accountholders and maintaining internal records with respect to each account. Managerial and custodial services performed by the servicer on behalf of the issuance trust include providing assistance in any inspections of the documents and records relating to the accounts and receivables by the indenture trustee pursuant to the transfer and servicing agreement, maintaining the agreements, documents and files relating to the accounts and receivables as custodian for the issuance trust and providing related data processing and reporting services for noteholders and on behalf of the indenture trustee.

   The transfer and servicing agreement provides that the servicer may delegate its duties under that agreement to any entity that agrees to conduct such duties in accordance with the transfer and servicing agreement and the account guidelines set forth therein. Notwithstanding any such delegation, the servicer will continue to be liable for all of its obligations under the transfer and servicing agreement and any related securitization agreement.


MERGER OR CONSOLIDATION OF THE TRANSFEROR OR THE SERVICER

   The transfer and servicing agreement provides that the transferor may not consolidate with or merge into, or sell all or substantially all of its assets as an entirety to, any other entity unless:

      (i) the surviving entity is organized under the laws of the United States of America, any state thereof or the District of Columbia, and either is a savings association, national banking association, bank or other entity which is not eligible to be a debtor in a case under the United States Bankruptcy Code or is a special purpose entity whose powers and activities are limited;

      (ii) in a supplement to the transfer and servicing agreement, the surviving entity expressly assumes the transferor's obligations under the transfer and servicing and each related securitization agreement;

      (iii) the transferor shall have delivered to the owner trustee and the indenture trustee an officer's certificate and an opinion of counsel to the effect that such


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

   consolidation, merger, conveyance transfer or sale and the supplement to the transfer and servicing agreement comply with the transfer and servicing agreement, and regarding the enforceability of the assumption agreement against the surviving entity;


      (iv) all filings required to perfect the issuer's interest in any receivables or collateral certificates to be conveyed by the surviving entity shall have been duly made and copies thereof shall have been delivered to the indenture trustee and the owner trustee;

      (v) the indenture trustee and the owner trustee shall have received an opinion of counsel with respect to clause (iv) above and certain other matters specified in the transfer and servicing agreement; and


      (vi) the Rating Agency Condition shall have been satisfied.


   Under the transfer and servicing agreement, the servicer may not consolidate with or merge into, or sell all or substantially all of its assets as an entirety to, any other entity unless, among other things:


      (i) the surviving entity is, if the servicer is not the surviving entity, a corporation or a national banking association organized and existing under the laws of the United States of America or any state or the District of Columbia or is a special purpose entity whose powers and activities are limited;

      (ii) in a supplement to the transfer and servicing agreement, the surviving entity expressly assumes the servicer's obligations under the transfer and servicing agreement and each related securitization agreement;

      (iii) the servicer shall have delivered to the owner trustee and the indenture trustee an officer's certificate and on opinion of counsel to the effect that such consolidation, merger, conveyance transfer or sale comply with the transfer and servicing agreement;

      (iv) the servicer shall have delivered prompt notice of the consolidation, merger or transfer of assets to each rating agency that has rated any outstanding series, class or tranche of notes; and

      (v) the surviving entity is an eligible servicer under the transfer and servicing agreement.

ASSUMPTION OF THE TRANSFEROR'S OBLIGATIONS

   The transfer and servicing agreement permits a transfer of all or a portion of the transferor's charge accounts and the receivables arising thereunder. This transfer may include all (but not less than all) of the transferor's remaining interest in the receivables and any collateral certificates and its interest in the issuance trust, together with all servicing functions and other obligations under the transfer and servicing agreement or relating to the transactions contemplated thereby, to another entity that may or may not be affiliated with the transferor. Pursuant to the transfer and servicing agreement, the transferor is permitted to assign, convey and transfer these assets and obligations to such other entity, without the consent or approval of the noteholders of any series, class or tranche of notes, if the following conditions, among others, are satisfied:


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

      (i) in a supplement to the transfer and servicing agreement, the assuming entity expressly assumes the transferor's obligations under the transfer and servicing agreement and each related securitization agreement;

      (ii) the transferor shall have delivered to the indenture trustee and the owner trustee an officer's certificate and an opinion of counsel each stating that such transfer and assumption comply with the transfer and servicing agreement and regarding the enforceability of the assumption agreement against the assuming entity;

      (iii) all filings required to perfect the issuer's interest in any receivables or collateral certificates to be conveyed by the assuming entity shall have been duly made and copies thereof shall have been delivered to the indenture trustee and the owner trustee;

      (iv) if the assuming entity is not eligible to be a debtor under the United States Bankruptcy Code, the transferor shall have delivered notice of such transfer and assumption to each rating agency that has rated any outstanding series, class or tranche of notes. If the assuming entity is eligible to be a debtor in a case under the United States Bankruptcy Code, the transferor shall have delivered copies of each such written notice to the servicer, each other transferor, the owner trustee and the indenture trustee and the Rating Agency Condition shall have been satisfied

      (v) the indenture trustee and the owner trustee shall have received an opinion of counsel with respect to clause (iii) above and certain other matters specified in the transfer and servicing agreement; and

      (vi) the indenture trustee and the owner trustee shall have received an Issuer Tax Opinion and any applicable master trust tax opinion.

   The transfer and servicing agreement provides that the transferor, the assuming entity, the servicer, the issuer, the indenture trustee and the owner trustee may enter into amendments to the transfer and servicing agreement to permit the transfer and assumption described above without the consent of the noteholders of any series, class or tranche of notes. After any permitted transfer and assumption, the assuming entity will be considered a transferor for all purposes hereof, and the transferor will have no further liability or obligation under the transfer and servicing agreement or any related securitization agreement.


                                 THE INDENTURE


   The notes will be issued pursuant to the terms of the indenture and a related indenture supplement. The following discussion and the discussions under "The Notes" in this prospectus and certain sections in the prospectus summary summarize the material terms of the notes, the indenture and the related indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the related indenture supplement.




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INDENTURE TRUSTEE

   The Bank of New York is the trustee under the indenture (and any supplement thereto) for each series, class and tranche of notes issued by the issuer. Its principal corporate trust office is located at 101 Barclay Street, Floor 8 West, Attention: Asset Backed Securities, New York, New York 10286.

   Under the terms of the indenture, the issuer has agreed to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture. The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee's limited responsibilities include the following:

   o to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

   o to authenticate, deliver, cancel and otherwise administer the notes;

   o to maintain custody of any collateral certificates;

   o to establish and maintain necessary issuer trust accounts and to maintain accurate records of activity in those accounts;

   o to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

   o to invest funds in the issuer trust accounts at the direction of the issuer;

   o to represent the noteholders in interactions with clearing agencies and other similar organizations;

   o to distribute and transfer funds at the direction of the issuer, as applicable, in accordance with the terms of the indenture;

   o to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

   o to perform certain other administrative functions identified in the indenture.

   In addition, the indenture trustee has the discretion to require the issuer to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the receivables and any applicable collateral certificate. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from Eligible Investments.


   If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See "--Events of Default Remedies" in this prospectus. The


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

indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

   o demand immediate payment by the issuer of all principal of, and any accrued, past due and additional interest on, the notes;

   o enhance monitoring of the securitization;

   o protect the interests of the noteholders in the receivables or any collateral certificate in a bankruptcy or insolvency proceeding;

   o prepare and send timely notice to noteholders of the event of default;

   o institute judicial proceedings for the collection of amounts due and unpaid;

   o rescind and annul a declaration of acceleration of the notes at the direction of the noteholders following an event of default; and


   o cause the issuer to sell assets (see "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus).

   Following an event of default, the holders of more than 66 2/3% of the outstanding dollar principal amount of any affected series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of those holders only if it is advised by counsel and is provided with an opinion of counsel to the effect that: (i) the action so directed is unlawful or conflicts with the indenture or (ii) the action so directed would involve it in personal liability.


   If a Servicer Default occurs, in addition to the responsibilities described above, the indenture trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the transfer and servicing agreement. See "Sources of Funds to Pay the Notes--Servicer Default" in this prospectus.


   The indenture trustee may resign at any time by giving written notice to the issuer. The issuer may also remove, or any noteholder who has been a bona fide holder of a note of such series, class or tranche for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture (and any supplement thereto), the indenture trustee fails to comply with the Trust Indenture Act of 1939, as amended, the indenture trustee becomes incapable of acting with respect to any series, class or tranche of notes, or if the indenture trustee becomes insolvent. In all such circumstances, the issuer must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment. If an instrument of acceptance by a successor indenture trustee has not been delivered to the indenture trustee within 30 days of giving notice of resignation or removal, the indenture trustee may petition a court of competent jurisdiction to appoint a successor indenture trustee.


   The issuer or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.




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

SECURITIES INTERMEDIARY

   The Bank of New York is the securities intermediary under the indenture (and any supplement thereto) for each series, class and tranche of notes issued by the issuer.


ISSUER COVENANTS

   The issuer will not, among other things:

   o claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law (including foreign withholding),

   o voluntarily dissolve or liquidate, or


   o permit (i) the validity or effectiveness of the indenture (or any supplement thereto) to be impaired, or permit the lien created by the indenture (or any supplement thereto) to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (ii) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the indenture trustee created by the indenture (or any supplement thereto)) to be created on or extend to or otherwise arise upon or burden the collateral transferred to the issuance trust or proceeds thereof or (iii) the lien in favor of the indenture trustee of the indenture (or any supplement thereto) not to constitute a valid first priority security interest in the collateral transferred to the issuance trust.


   The issuer may not engage in any activity other than the activities set forth in the trust agreement, the material provisions of which are described in "The Issuer" in this prospectus.

   The issuer will also covenant that if:

   o the issuer defaults in the payment of interest on any series, class or tranche of notes when such interest becomes due and payable and such default continues for a period of 35 days following the date on which such interest became due and payable, or

   o the issuer defaults in the payment of the principal of any series, class or tranche of notes on its legal maturity date,

and that default continues beyond any specified grace period provided with respect to that series, class or tranche of notes, the issuer will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of any such notes of the affected series, class or tranche, the whole amount then due and payable on any such notes for principal and interest, after giving effect to any allocation and subordination requirements described in this prospectus and the related prospectus supplement, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest. In addition, the issuer will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and

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counsel and all other compensation due to the indenture trustee. If the issuer fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of the unpaid amounts described above.

EARLY AMORTIZATION EVENTS

   The issuer will be required to repay in whole or in part, to the extent that funds are available for repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes of a multiple tranche series, to the extent payment is permitted by the subordination provisions of the senior notes of the same series, each affected series, class or tranche of notes upon the occurrence of an early amortization event.

   Early amortization events include the following:

   o the occurrence of an event of default and acceleration of the notes of a series, class or tranche;

   o with respect to any series, class or tranche of notes, the occurrence of the expected final payment date of such series, class or tranche of notes;

   o the issuer becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended;


   o the occurrence of certain events of bankruptcy or insolvency of the transferor or an account owner;

   o any account owner becomes unable for any reason to transfer receivables to TRS, TRS becomes unable for any reason to transfer receivables to the transferor or the transferor becomes unable for any reason to transfer receivables to the issuance trust; and


   o with respect to any series, class or tranche of notes, any additional early amortization event specified in the related prospectus supplement.


   In the case of any event described in the fourth and fifth bullet points above, an early amortization event shall occur with respect to all outstanding series, class or tranche of notes without any notice or other action on the part of the owner trustee, the indenture trustee or any noteholders immediately upon the occurrence of such event (or, in the case of clause (y) below, immediately following the expiration of the 60-day grace period), but only to the extent that:

      (x) as of the date of such event, the average of the Monthly Pool Balance Percentage for the immediately preceding three Monthly Periods is equal to or greater than 10%, or

      (y) as of the date of such event, the average of the Monthly Pool Balance Percentage for the immediately preceding three Monthly Periods is less than 10%, and within 60 days following the occurrence of the related insolvency event or inability to transfer assets, the Pool Balance is not at least equal to the Required Pool Balance (without giving effect to principal receivables or collateral certificates attributable to the transferor or the account owner with respect to which the insolvency event or the inability to transfer assets has occurred).



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   The amount repaid with respect to a series, class or tranche of notes will equal the outstanding dollar principal amount of that series, class or tranche, plus any accrued, past due and additional interest to but excluding the date of repayment. If the amount of Finance Charge Collections and Principal Collections allocable to the series, class or tranche of notes to be repaid, together with funds on deposit in the applicable issuer trust accounts and any amounts payable to the issuer under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement are insufficient to repay such amount in full on the next payment date after giving effect to the subordination provisions and all allocations and reallocations, monthly payments on the notes will thereafter be made on each payment date until the stated principal amount of the notes, plus any accrued, past due and additional interest, is paid in full, or the legal maturity date of the notes occurs, whichever is earlier. However, if so specified in the related prospectus supplement, subject to certain exceptions, any notes that have the benefit of a derivative agreement or other type of arrangement will not be repaid prior to such notes' expected final payment date.

   No Principal Collections will be allocated to a series, class or tranche of notes with a Nominal Liquidation Amount of zero, even if the stated principal amount of that series, class or tranche has not been paid in full. However, any funds previously deposited into the applicable issuer trust accounts and any amounts received from an applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement will still be available to pay principal of and interest on that series, class or tranche of notes. In addition, if Finance Charge Collections are available, they can be applied to reimburse reductions in the Nominal Liquidation Amount of that series, class or tranche due to charge-offs resulting from any uncovered Default Amount allocated to that series, class or tranche or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes and any other amounts specified in the related prospectus supplement.

   Payments on notes that are repaid as described above will be made in the same priority as described in the related prospectus supplement. The issuer will give notice to holders of the affected notes of the occurrence of an early amortization event.

EVENTS OF DEFAULT

   Each of the following events is an event of default for any affected series, class or tranche of notes:

   o with respect to any series, class or tranche of notes, as applicable, the issuer's failure, for a period of 35 days, to pay interest on such notes when such interest becomes due and payable;

   o with respect to any series, class or tranche of notes, the issuer's failure to pay the stated principal amount of such series, class or tranche of notes on the applicable legal maturity date;

   o the issuer's default in the performance, or breach, of any other of its covenants or warranties in the indenture (or any supplement thereto), for a period of 90 days after the indenture trustee or the holders of at least 25% of the aggregate outstanding dollar principal amount of the outstanding notes of any affected series, class or

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
     tranche has provided written notice requesting remedy of that breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 90-day period;

   o the occurrence of certain events of bankruptcy or insolvency of the issuer; or

   o with respect to any series, class or tranche of notes, any additional events of default specified in the prospectus supplement relating to that series, class or tranche.

   Failure to pay the full stated principal amount of a note on its expected final payment date will not constitute an event of default. An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

   It is not an event of default if the issuer fails to redeem or repay a note prior to its legal maturity date because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for senior notes.

EVENTS OF DEFAULT REMEDIES


   The occurrence of an event of default involving the issuer's default in the performance, or breach, of any other of its covenants or warranties in the indenture (or any supplement thereto), for a period of 90 days after receiving written notice thereof results in an automatic acceleration of all of the notes, without notice or demand to any person, and the issuer will automatically and immediately be obligated to pay off the notes to the extent funds are available. If other events of default occur and are continuing with respect to any series, class or tranche, either the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected series, class or tranche may declare by written notice to the issuer the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of outstanding notes of the affected series, class or tranche.

   If an event of default involving the issuer's failure to pay the stated principal amount of a series, class or tranche of notes on the applicable legal maturity date or the bankruptcy or insolvency of the issuer occurs, either the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of all of the outstanding notes (treated as one class) may declare by written notice to the issuer the principal of all the outstanding notes to be immediately due and payable.

   If a series, class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of notes of the affected series, class or tranche at any time thereafter will, at any time thereafter sell or direct the sale of assets in the issuance trust as provided in the related prospectus supplement for that series, class or tranche of notes.

   In addition, a sale of assets in the issuance trust following an event of default and acceleration of a tranche of subordinated notes of a multiple tranche series may be delayed


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
as described under "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus if the payment is not permitted by the subordination provisions of the senior notes of the same series.

   If the Nominal Liquidation Amount of a series, class or tranche of notes is greater than zero on the legal maturity date, assets will be sold, as described in "Sources of Funds to Pay the Notes--Sale of Assets" in this prospectus.


   Upon the sale of assets in the issuance trust following (i) an event of default and acceleration of a series, class or tranche of notes and (ii) the legal maturity date of a series, class or tranche of notes, the Nominal Liquidation Amount of that series, class or tranche of notes will be reduced to zero upon such sale even if the proceeds of that sale, amounts on deposit in issuer trust accounts for that series, class or tranche and any other amounts available to such noteholders are not enough to pay all remaining amounts due on those notes. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated to that series, class or tranche of notes. The notes of that series, class or tranche will be considered to be paid in full and the holders of that series, class or tranche of notes will have no further right or claim and the issuer will have no further obligation or liability for principal of and interest on those notes. Unless otherwise specified in the related prospectus supplement, noteholders of that series, class or tranche will receive the proceeds of the sale in an amount not to exceed the outstanding dollar principal amount of their notes, plus any accrued, past due and additional interest on such notes. The notes of that series, class or tranche will no longer be outstanding under the indenture (or any supplement thereto) once the sale occurs.

   After giving effect to a sale of assets for a series, class or tranche of notes, the amount of proceeds and other amounts on deposit in the issuer trust accounts for that series, class or tranche may be less than the outstanding dollar principal amount of that series, class or tranche. This deficiency can arise due to unreimbursed reductions in the Nominal Liquidation Amount of that series, class or tranche or if the sale price for the assets was less than the outstanding dollar principal amount of that series, class or tranche. Unless otherwise specified in the related prospectus supplement, these types of deficiencies will not be reimbursed.

   Any money or other property collected by the indenture trustee in connection with a sale of assets following an event of default and acceleration with respect to a series, class or tranche of notes will be applied in the following priority, at the date fixed by the indenture trustee:

   o first, to pay all compensation owed to the indenture trustee for services rendered in connection with the indenture (and any supplement thereto);

   o second, to pay the amounts of principal and interest then due and unpaid with respect to the notes of that series, class or tranche, subject to the allocation provisions of the transfer and servicing agreement and the related indenture supplement;


   o third, to pay any servicing fees owed to the servicer and any other fees or expenses then owing that series, class or tranche; and


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
   o fourth, to pay any remaining amounts to the issuer.


   If a sale of assets in the issuance trust does not take place following an event of default and acceleration of a series, class or tranche of notes, then:

   o The issuer will continue to hold the assets, and distributions on the assets will continue to be applied in accordance with the distribution provisions of the indenture and the related indenture supplement.


   o Principal will be paid on the accelerated series, class or tranche of notes to the extent funds are received by the issuer and available to the accelerated series, class or tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes of the same series.

   o If the accelerated notes are a tranche of subordinated notes of a multiple tranche series, and the subordination provisions prevent the payment of the accelerated tranche of subordinated notes, prefunding of the senior notes of that series will begin, as provided in the applicable indenture supplement. Thereafter, payment will be made to the extent provided in the applicable indenture supplement.


   o On the legal maturity date of the accelerated notes, if the Nominal Liquidation Amount of the accelerated notes is greater than zero, the indenture trustee will direct the sale of assets as provided in the related prospectus supplement.

   The holders of more than 66 2/3% of the outstanding dollar principal amount of any accelerated series, class or tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the indenture trustee is advised by counsel and is provided with an opinion of counsel upon which it may conclusively rely to the effect that the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note, and such right will not be impaired without the consent of that noteholder; provided, however, that the obligation to pay principal of and interest on the notes or any other amount payable to any noteholder will be without recourse to the transferor, indenture trustee, owner trustee or any affiliate, or any officer, employee, member or director thereof, and the obligation of the issuer to pay principal of and interest on the notes or any other amount payable to any noteholder will be subject to the allocation and payment provisions in the transfer and servicing agreement and the applicable indenture supplement and limited to amounts available (after giving effect to such allocation and payment provisions) from the collateral pledged to secure the notes.


   Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture (and any supplement thereto) unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series, class or tranche of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.


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   The indenture trustee has agreed, and the noteholders will agree, that they will not at any time commence, or join in commencing, a bankruptcy case or other insolvency or similar proceedings under the laws of any jurisdiction against the issuer, the transferor or any master trust or other securitization special purpose entity that has issued a collateral certificate included in the issuance trust.


MEETINGS

   If a series, class or tranche of notes are issuable in whole or in part as bearer notes, a meeting of noteholders of the series, class or tranche of notes may be called at any time and from time to time pursuant to the indenture to make, give or take any action provided by the indenture (or any supplement thereto).

   The indenture trustee will call a meeting upon request of the issuer or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series, class or tranche issuable in whole or in part as bearer notes. In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture. The indenture trustee may call a meeting of the holders of a series, class or tranche of notes at any time for any purpose.

   The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the related series, class or tranche of notes, as the case may be, unless a different percentage is specified for approving action taken at the meeting, in which case the quorum is such percentage.

VOTING

   Any action or vote to be taken by the holders of more than 66 2/3%, or other specified percentage, of any series, class or tranche of notes may be adopted by the affirmative vote of the holders of more than 66 2/3%, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series, class or tranche, as the case may be.

   Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series, class or tranche of notes, as the case may be.


   Notes held by the issuer, the transferor or any of their affiliates will not be deemed outstanding for purposes of voting or calculating a quorum at any meeting of noteholders.

AMENDMENTS TO THE INDENTURE AND THE INDENTURE SUPPLEMENTS

   The issuer and the indenture trustee may amend, supplement or otherwise modify the indenture or any indenture supplement without the consent of any noteholder upon delivery of an Issuer Tax Opinion as described under "--Tax Opinions for Amendments" below and, to the extent a collateral certificate is included in the issuer's assets, a master trust tax opinion with respect to the related master trust or other securitization special purpose entity, and upon delivery by the issuer to the indenture trustee of an officer's certificate to the effect that the issuer reasonably believes that such amendment will not and is not reasonably expected to (i) result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, (ii) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes in the issuance trust. Such amendments to the indenture or any indenture supplement may:


   o evidence the succession of another entity to the issuer, and the assumption by such successor of the covenants of the issuer in the indenture (or any supplement thereto) and the notes;

   o add to the covenants of the issuer, or have the issuer surrender any of its rights or powers under the indenture (or any supplement thereto), for the benefit of the noteholders of any or all series, classes or tranches;

   o cure any ambiguity, correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture (or any supplement thereto), or make any other provisions with respect to matters or questions arising under the indenture (or any supplement thereto);

   o add to the indenture (or any supplement thereto) certain provisions expressly permitted by the Trust Indenture Act of 1939, as amended;

   o establish any form of note, or to add to the rights of the holders of any series, class or tranche of notes;

   o provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture (or any supplement thereto) as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

   o add any additional early amortization events or events of default with respect to any or all series, classes or tranches of notes;

   o provide for the consolidation of any master trust and the issuer into a single entity or the transfer of assets in the master trust to the issuer after the termination of all series of master trust investor certificates (other than the related collateral certificate);


   o if one or more transferors are added to, or replaced under, the transfer and servicing agreement or a related pooling and servicing agreement, or one or more beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture (or any supplement thereto) or any other related document;

   o add assets to the issuance trust;

   o provide for additional or alternative forms of credit enhancement for any series, class or tranche of notes;


   o to comply with any regulatory, accounting or tax laws; or

   o qualify for sale treatment under generally accepted accounting principles.


   The indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery to the owner trustee and the indenture trustee of an Issuer Tax Opinion as described under "--Tax Opinions for



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

Amendments" below and, to the extent a collateral certificate is included in the issuer's assets, a master trust tax opinion with respect to the related master trust or other securitization special purpose entity, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture or any indenture supplement; provided, however, that the issuer shall (i) deliver to the indenture trustee and the owner trustee an officer's certificate to the effect that the issuer reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, (b) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes and (ii) receive written confirmation from each rating agency that has rated any outstanding series, class or tranche of notes that such amendment will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes which it has rated.

   Additionally, the indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery to the owner trustee and the indenture trustee of an Issuer Tax Opinion as described under "--Tax Opinions for Amendments" below and, to the extent a collateral certificate is included in the issuer's assets, a master trust tax opinion with respect to the related master trust or other securitization special purpose entity, to provide for (i) the establishment of multiple asset pools and the designation of assets to be included as part of specific asset pools or (ii) those changes necessary for compliance with securities law requirements; provided, however, that the issuer shall (i) deliver to the indenture trustee and the owner trustee an officer's certificate to the effect that the issuer reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, (b) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes and (ii) receive written confirmation from each rating agency that has rated any outstanding series, class or tranche of notes that such amendment will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes which it has rated.


   The indenture trustee may, but shall not be obligated to, enter into any amendment which adversely affects the indenture trustee's rights, duties, benefits, protections, privileges or immunities under the indenture (or any supplement thereto).


   The issuer and the indenture trustee, upon delivery of an Issuer Tax Opinion as described under "--Tax Opinions for Amendments" below and, to the extent a collateral certificate is included in the issuer's assets, a master trust tax opinion with respect to the related master trust or other securitization special purpose entity, may modify and amend the indenture or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each rating agency that has rated any outstanding series, class or tranche of notes and the consent of the holders of at least 66 2/3% of the outstanding dollar principal amount of each series, class or tranche of notes affected by that


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modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series, class or tranche of notes affected by the modification or amendment:

   o a change in any date scheduled for the payment of interest on any note or the expected final payment date or legal maturity date of any note;

   o a reduction in the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;


   o a reduction in the amount of a discount note payable upon the occurrence of an early amortization event or other optional or mandatory redemption or upon the acceleration of its legal maturity date;


   o an impairment of the right to institute suit for the enforcement of any payment on any note;


   o a reduction in the percentage in outstanding dollar principal amount of the notes of any outstanding series, class or tranche, the consent of whose holders is required for modification or amendment of the indenture, any indenture supplement or any related agreement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;

   o a modification of any of the provisions governing the amendment of the indenture any indenture supplement or the issuer's covenants not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage of noteholders required to consent to any such amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

   o permission being given to create any lien or other encumbrance on the collateral ranking senior to the lien of the indenture;


   o a change in the city or political subdivision so designated with respect to any series, class or tranche of notes where any principal of, or interest on, any note is payable; or

   o a change in the method of computing the amount of principal of, or interest on, any note on any date.

   The holders of a majority in aggregate outstanding dollar principal amount of the outstanding notes of an affected series, class or tranche may waive, on behalf of the holders of all of the notes of that series, class or tranche, compliance by the issuer with specified restrictive provisions of the indenture or the related indenture supplement.

   The holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of the outstanding notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the


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indenture supplement with respect that series, class or tranche of notes.
However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture (or any supplement thereto) that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

TAX OPINIONS FOR AMENDMENTS


   No amendment to the indenture or any indenture supplement will be effective unless the issuer has delivered to the indenture trustee, the owner trustee and each rating agency that has rated any outstanding series, class or tranche of notes an Issuer Tax Opinion and, to the extent any collateral certificates are included in the issuance trust, an opinion of counsel that for federal income tax purposes (i) the amendment will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by the related master trust or other securitization special purpose entity that were characterized as debt at the time of their issuance, (ii) the amendment will not cause the related master trust or other securitization special purpose entity to be treated as an association, or publicly traded partnership, taxable as a corporation and (iii) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of investor certificates issued by the related master trust or other securitization special purpose entity.


ADDRESSES FOR NOTICES


   Notices to holders of notes will be given by mail, facsimile, or electronic transmission, or personally delivered to the holders notes, and sent to the addresses of the holders as they appear in the note register or as otherwise specified in the related prospectus supplement.


ISSUER'S ANNUAL COMPLIANCE STATEMENT

   The issuer will be required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture (or any supplement thereto) as well as the presence or absence of defaults under the indenture (or any supplement thereto).

INDENTURE TRUSTEE'S ANNUAL REPORT

   To the extent required by the Trust Indenture Act of 1939, as amended, the indenture trustee will mail each year to all registered noteholders a report concerning:

   o its eligibility and qualifications to continue as trustee under the indenture,

   o any amounts advanced by it under the indenture (or any supplement thereto),

   o the amount, interest rate and maturity date or indebtedness owing by the issuer to it in the indenture trustee's individual capacity,

   o the property and funds physically held by it as indenture trustee,

   o any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and


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   o any action taken by it that materially affects the notes and that has not previously been reported.

LIST OF NOTEHOLDERS


   Three or more holders of notes of any series, class or tranche, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuer for purposes of communicating with other noteholders concerning their rights under the indenture (or any supplement thereto) or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.


REPORTS

   Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See "Where You Can Find More Information" in this prospectus for information as to how these reports may be accessed.

   On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See "Federal Income Tax Consequences" in this prospectus.


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                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES


CERTAIN MATTERS RELATING TO THE TRANSFER OF THE RECEIVABLES


   Each of Centurion and FSB represents and warrants that its transfer of receivables to TRS is an absolute sale of those receivables. TRS, in turn, represents and warrants that its transfer of receivables to RFC V is an absolute sale of those receivables, and RFC V represents and warrants that its transfer of receivables to the issuer is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. In addition, in the event that a collateral certificate is issued by a master trust or other securitization special purpose entity and transferred to the issuer, the transferor will represent and warrant that the transfer of that collateral certificate to the issuer is either (i) an absolute sale of that collateral certificate or (ii) the grant of a security interest in that collateral certificate. For a description of the issuer's and the indenture trustee's rights if these representations and warranties are not true, see "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus.

   Each of Centurion and FSB takes steps under the UCC to perfect the interests of TRS in the receivables. TRS, in turn, takes steps under the UCC to perfect the interests of RFC V in the receivables. RFC V takes steps under the UCC to perfect the issuer's interest in the receivables, and the issuer takes steps under the UCC to perfect the indenture trustee's interest in the receivables. In addition, in the event that a collateral certificate is issued by a master trust or other securitization special purpose entity and transferred to the issuer, the transferor will take steps under the UCC to perfect the issuer's interest in that collateral certificate, and the issuer will take steps under the UCC to perfect the indenture trustee's interest in that collateral certificate. Nevertheless, if the UCC does not govern these transfers or if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

   Each of TRS, Centurion, FSB, RFC V and the issuer represents, warrants and covenants that its transfer of receivables is free and clear of the lien or interest of any other entity, except for certain tax and other nonconsensual liens. In addition, in the event that a collateral certificate is issued by a master trust or other securitization special purpose entity and transferred to the issuer, the transferor and the issuer will represent, warrant, and covenant that the transfer of that collateral certificate is free and clear of the lien or interest of any other entity, except for certain tax and other nonconsensual liens. If any of these representations, warranties, or covenants is not true, however, the interest of the indenture trustee in the receivables and any applicable collateral certificate could be impaired, and payments to you could be delayed or reduced. For instance,


   o a prior or subsequent transferee of receivables could claim an interest in the receivables superior to the interest of the indenture trustee, or a prior or subsequent transferee of any applicable collateral certificate could claim an interest in that collateral certificate superior to the interest of the indenture trustee;


   o a tax, governmental, or other nonconsensual lien that attaches to the property of TRS, Centurion, FSB, RFC V, an applicable master trust or other securitization special purpose entity, or the issuer could have priority over the interest of the indenture trustee in the receivables and any applicable collateral certificate;




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   o the administrative expenses of a conservator or receiver for Centurion or
     FSB or a bankruptcy trustee for TRS could be paid from collections on the receivables or any applicable collateral certificate before noteholders receive any payments; and

   o if insolvency proceedings were commenced by or against TRS, or if certain time periods were to pass, the indenture trustee may lose any perfected interest in collections held by TRS and commingled with its other funds.

CERTAIN MATTERS RELATING TO CONSERVATORSHIP OR RECEIVERSHIP


   If TRS or any of its affiliates were to become a debtor in a bankruptcy case, a court could exercise control over the transferred assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, TRS or any of its affiliates as debtor-in-possession or another interested party could argue that:

   o TRS did not sell the transferred assets to RFC V but instead borrowed money from RFC V and granted a security interest in the transferred assets;

   o RFC V and its assets (including the transferred assets) should be substantively consolidated with the bankruptcy estate of TRS or any of its affiliates; or

   o the transferred assets are necessary for TRS or any of its affiliates to reorganize.

   If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

   If TRS or any of its affiliates were to enter bankruptcy, moreover, the transferor, the servicer, the issuer, the indenture trustee and the noteholders could be prohibited from taking any action to enforce the Centurion receivables purchase agreement, the FSB receivables purchase agreement, the RFC V receivables purchase agreement, the transfer and servicing agreement or any other applicable transaction document against TRS or those affiliates without the permission of the bankruptcy court. In addition, with the authorization of the bankruptcy court, TRS or any of those affiliates may be able to reject any transaction document to which it is a party. That rejection would excuse TRS or the affiliate from performing its obligations (including payment obligations) under the applicable transaction document, and any right under that document that has been assigned to the indenture trustee may be limited or terminated. That rejection also could excuse the other parties to the applicable transaction document from performing their obligations. Noteholders also may be required to return payments already received if TRS were to become a debtor in a bankruptcy case.

   Centurion is chartered as a Utah industrial bank and is regulated and supervised by the Utah Department of Financial Institutions, which is authorized to appoint the Federal Deposit Insurance Corporation as conservator or receiver for Centurion if certain events occur relating to Centurion's financial condition or the propriety of its actions. FSB is a federal savings bank and is regulated and supervised by the Office of Thrift Supervision, which is authorized to appoint the FDIC as conservator or receiver for FSB if certain events occur relating to FSB's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Centurion or FSB.


   The FDIC as conservator or receiver for Centurion or FSB could seek to reclaim, recover, or recharacterize Centurion's or FSB's transfer of receivables or any applicable

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
collateral certificate (collectively referred to in this "--Certain Matters Relating to Conservatorship or Receivership" section as the "transferred assets"). If the FDIC were successful, the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for Centurion or FSB. The FDIC, moreover, could delay its decision whether to seek to reclaim, recover, or recharacterize the transfer of the transferred assets by Centurion or FSB for a reasonable period following its appointment as conservator or receiver. Therefore, if the FDIC were to reclaim, recover, or recharacterize the transfer of the transferred assets by Centurion or FSB, payments to you could be delayed or reduced.


   Even if the FDIC did not reclaim, recover, or recharacterize the transfer of the transferred assets by Centurion or FSB, you could suffer a loss on your investment in the notes if (i) the related receivables purchase agreement or any other applicable transaction document, or the transfer of the transferred assets by Centurion or FSB were found to violate the regulatory requirements of the FDIA, (ii) the transferor, the servicer, or another transferor affiliate of Centurion or FSB, the issuer, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the transferred assets, (iii) the FDIC were to request a stay of any action by the transferor, the servicer, the issuer, or the indenture trustee to enforce the related receivables purchase agreement or any other applicable transaction document or the notes, or (iv) the FDIC were to repudiate other parts of the related receivables purchase agreement or any other applicable transaction document.

   In addition, regardless of the terms of the indenture or any other applicable transaction document, and regardless of the instructions of those authorized to direct the issuer's or the indenture trustee's actions, a court overseeing the bankruptcy case of TRS or any of its affiliates or the FDIC as conservator or receiver for Centurion or FSB may have the power (i) to prevent or require the commencement of an early amortization period, (ii) to prevent, limit, or require the early liquidation of transferred assets and termination of the issuer, or (iii) to require, prohibit, or limit the continued transfer of transferred assets. Furthermore, regardless of the terms of the indenture or any other applicable transaction document, a bankruptcy court or the FDIC
(i) could prevent the appointment of a successor servicer or administrator of the transferor or the issuer or (ii) could authorize TRS, Centurion or FSB to stop servicing the receivables or providing administrative services to the transferor or the issuer. If any of these events were to occur, payments to you could be delayed or reduced.

   Regardless of any ruling made by a court or decision made by the FDIC, the fact that a bankruptcy case has been commenced by or against TRS or its affiliates or that Centurion or FSB has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

   Furthermore, at any time, if the appropriate banking regulatory authorities were to conclude that any obligation under a receivables purchase agreement, the transfer and servicing agreement, or any other applicable transaction document, were an unsafe or unsound practice or violated any law, regulation, or written condition or agreement applicable to Centurion, FSB, or any of their affiliates, such regulatory authority has the


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power to order Centurion, FSB, or the related affiliate, among other things, to rescind the agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation, or take such other action as the regulatory authority determines to be appropriate. If such an order were issued, payments to you could be delayed or reduced. In addition, Centurion, FSB, or the related affiliate may not be liable to you for contractual damages for complying with such an order, and you may have no recourse against the relevant regulatory authority. See "--Certain Regulatory Matters" in this prospectus.


   Payments to you also could be delayed or reduced because of related risks to distributions being made by a master trust or other securitization special purpose entity on a collateral certificate that has been transferred to the issuer.

CERTAIN REGULATORY MATTERS

   The operations and financial condition of the banks are subject to extensive regulation and supervision under federal and state law. The appropriate banking regulatory authorities, including the United States Federal Deposit Insurance Corporation, have broad enforcement powers over the banks. These enforcement powers may adversely affect the operation and financial condition of the master trust and the issuer, and your rights under the pooling agreement, the trust agreement, and the indenture prior to the appointment of a receiver or conservator.

   If United States federal bank regulatory authorities supervising any bank were to find that any obligation of such bank or an affiliate under a securitization or other agreement, or any activity of such bank or affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the related bank, such federal bank regulatory authorities have the power under the United States Federal Deposit Insurance Act to order such bank or affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, the banks may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the relevant regulatory authority.

   Recently, after the Office of the Comptroller of the Currency found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. Such consent order requires that bank, among other things, to resign immediately as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant trust in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

   While the banks and their affiliates have no reason to believe that any obligation of Centurion, FSB or an affiliate under the securitization agreements is unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any federal bank regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered Centurion, FSB or an


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affiliate to rescind or amend the securitization agreements, payments to you could be delayed or reduced.

CONSUMER PROTECTION LAWS


   The relationship between an accountholder and credit or charge lender is extensively regulated by federal, state and local consumer protection laws. With respect to charge accounts owned by the banks or TRS, the most significant federal laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an account is opened and at the end of monthly billing cycles and, in addition, limit accountholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit or charging privileges, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, accountholders are entitled under these laws to have payments and credits applied to their accounts promptly and to require billing errors to be resolved promptly. The issuance trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the transferor with respect to obligations arising before transfer of the receivables to the issuance trust or as the party directly responsible for obligations arising after the transfer. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of receivables owing. See "Risk Factors" in this prospectus. All receivables that were not created or serviced in compliance in all material respects with the requirements of such laws, subject to certain conditions described under "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus, will be reassigned to the transferor. The servicer has also agreed in the transfer and servicing agreement to indemnify the issuance trust, among other things, for any liability arising from such servicing violations. For a discussion of the issuance trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus.


   The Servicemembers Civil Relief Act allows individuals on active duty in the military to cap the interest rate and fees on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such a stay. Currently, some accountholders with outstanding balances have been placed on active duty in the military, and more may be placed on active duty in the future.

   Application of federal and state bankruptcy and debtor relief laws would affect the interests of noteholders in the receivables if such laws result in any receivables being charged off as uncollectible when there are no funds available from supplemental credit enhancement or other sources.


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   DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENTS AND THE SALE AGREEMENTS


   The following summarizes the material terms of the sale agreements between Credco and TRS, the Centurion receivables purchase agreement, which is the receivables purchase agreement between Centurion and TRS, the FSB receivables purchase agreement, which is the receivables purchase agreement between FSB and TRS, and the RFC V receivables purchase agreement, which is the receivables purchase agreement between TRS and RFC V. We refer to the Centurion receivables purchase agreement, the FSB receivables purchase agreement and the RFC V receivables purchase agreements collectively as the receivables purchase agreements and we refer to TRS and RFC V individually as the purchaser and collectively as the purchasers. Forms of the sale agreements and the receivables purchase agreements are filed as exhibits to this registration statement, of which this prospectus is a part.


SALE OF RECEIVABLES


   Centurion and FSB are owners of the accounts which contain the receivables that are purchased by TRS pursuant to the respective receivables purchase agreement. TRS, Centurion and FSB are owners of the accounts which contain the receivables that are purchased by RFC V pursuant to the RFC V receivables purchase agreement and then transferred by RFC V to the trust. In connection with the sale of receivables to TRS and RFC V, each of Centurion, FSB and TRS has:


   o filed appropriate UCC financing statements to evidence the sale to the respective purchaser and to perfect the right, title and interest of such purchaser in those receivables; and

   o indicated in its books and records (including any related computer files) that the receivables have been sold by it to the respective purchaser.


   Pursuant to the applicable receivables purchase agreement, Centurion, FSB and TRS, respectively:

   o sold all of its right, title and interest, if any, in the receivables existing in the initial accounts at the applicable cut-off date and in the receivables thereafter arising in those accounts, in each case including all recoveries allocable to such receivables, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables; and


   o will, from time to time, at the request of the respective purchaser, designate additional accounts and sell to the respective purchaser all of its right, title and interest in the receivables existing in the additional accounts on the applicable addition cut-off date and in the receivables arising thereafter in those accounts, in each case including recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables.


   Pursuant to the transfer and servicing agreement, RFC V has assigned all of its right, title and interest in the respective receivables purchase agreement, including its right to enforce the agreement against TRS, to the indenture trustee.





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REPRESENTATIONS AND WARRANTIES


    In each receivables purchase agreement, Centurion, FSB or TRS, respectively, represents and warrants to the respective purchaser that, among other things:


   o it is validly existing in good standing under the applicable laws of the applicable jurisdiction and has full power and authority to own its properties and conduct its business;

   o its execution and delivery of the receivables purchase agreement and its performance of the transactions contemplated by that agreement will not conflict with or result in any breach of any of the terms of any material agreement to which it is a party or by which its properties are bound and will not conflict with or violate any requirements of law applicable to it; and

   o all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained by it in connection with its execution and delivery of, and its performance of the applicable receivables purchase agreement, have been obtained.

REPURCHASE OBLIGATIONS

    In each receivables purchase agreement, each of TRS, Centurion and FSB, respectively, makes the following representations and warranties, among others:

   o as of the applicable cut-off date with respect to the accounts, the list of accounts and information concerning the accounts provided by it is accurate and complete in all material respects, with certain permitted exceptions;

   o each receivable conveyed by it to the respective purchaser has been conveyed free and clear of any lien or encumbrance, except liens permitted by the applicable receivables purchase agreement;

   o all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained, effected or given by it in connection with the conveyance of receivables to the respective purchaser have been duly obtained, effected or given and are in full force and effect;

   o as of each applicable selection date, each account was an Eligible
     Account;

   o as of each applicable selection date, each of the receivables then existing in the accounts was an Eligible Receivable;

   o as of the date of creation of any new receivable, such receivable is an Eligible Receivable; and

   o no selection procedures reasonably believed by it to be materially adverse to the interests of the respective purchaser have been used in selecting the accounts.


   The RFC V receivables purchase agreement provides that if TRS breaches any of the representations and warranties described above and, as a result, RFC V is required under the transfer and servicing agreement to accept a reassignment of the related Ineligible Receivables transferred to the issuer by RFC V, then TRS will accept reassignment of such Ineligible Receivables and pay to RFC V an amount equal to the unpaid balance of such



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Ineligible Receivables. The Centurion receivables purchase agreement and FSB receivables purchase agreement provide that if Centurion or FSB, as applicable, breaches any of the representations and warranties described above and, as a result, TRS is required under the RFC V receivables purchase agreement to accept a reassignment of the related Ineligible Receivables transferred to RFC V by TRS, then Centurion or FSB, as applicable, will accept reassignment of such Ineligible Receivables and pay to TRS an amount equal to the unpaid balance of such Ineligible Receivables. See "--Representations and Warranties" in this prospectus.


REASSIGNMENT OF OTHER RECEIVABLES


   Each of Centurion, FSB and TRS, as applicable, also represents and warrants in the respective receivables purchase agreement that (i) such receivables purchase agreement and any supplemental conveyance each constitutes a legal, valid and binding obligation of Centurion, FSB or TRS, as applicable, and (ii) such receivables purchase agreement and any supplemental conveyance constitute a valid sale to the respective purchaser of all right, title and interest of Centurion, FSB or TRS, as applicable, of the receivables, including all recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, and that the sale is perfected under the applicable UCC. If a representation described in (i) or (ii) of the preceding sentence is not true and correct in any material respect and as a result of the breach the respective purchaser is required under the applicable receivables purchase agreement to accept a reassignment of all of the receivables previously sold by Centurion, FSB or TRS, as applicable, pursuant to such receivables purchase agreement, Centurion, FSB or TRS, as applicable, will accept a reassignment of those receivables. See "--Representations and Warranties" in this prospectus. If Centurion, FSB or TRS, as applicable, is required to accept such reassignment, Centurion, FSB or TRS, as applicable, will pay to the respective purchaser an amount equal to the unpaid balance of the reassigned receivables.


AMENDMENTS


   The receivables purchase agreements may be amended by Centurion, FSB or TRS, as applicable, and the respective purchaser without consent of any noteholders. No amendment, however, may be effective unless:

   o written confirmation has been received by such purchaser from each rating agency that has rated any outstanding series, class or tranche of notes that the amendment will not result in the reduction or withdrawal of the respective ratings of each such rating agency for any notes issued by the issuer; and

   o TRS will deliver an officer's certificate, dated the date of such action, stating that it reasonably believes that the amendment will not result in an event of default or an early amortization event.


TERMINATION


   The Centurion and FSB receivable purchase agreements will not terminate at least until the earlier of (i) the termination of the issuer pursuant to the trust agreement, (ii) the termination of the RFC V receivables purchase agreement and (iii) the execution of a




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receivables purchase agreement between Centurion or FSB and American Express
Receivables Financing Corporation VI LLC, or RFC VI, or American Express Receivables Financing Corporation VII LLC, or RFC VII, respectively, or another wholly-owned subsidiary special purpose entity, pursuant to which Centurion or FSB will sell receivables to RFC VI or RFC VII, respectively, or such other entity, and RFC VI, RFC VII, or such other entity will convey such receivables to the issuance trust. The RFC V receivable purchase agreement will not terminate at least until the earlier of (i) the termination of the issuer pursuant to the trust agreement and (ii) an amendment to the transfer and servicing agreement to replace RFC V as the transferor under the transfer and servicing agreement. Nevertheless, if a receiver or conservator is appointed for Centurion or FSB or a bankruptcy proceeding is commenced against TRS or certain other liquidation, bankruptcy, insolvency or other similar events occur, Centurion, FSB or TRS, as the case may be, will cease to transfer receivables to the respective purchaser and promptly give notice of that event to such purchaser and the indenture trustee, unless the bankruptcy court, receiver or conservator instructs otherwise.

SALE FROM CREDCO

   On an ongoing basis, Credco purchases from TRS, Centurion and FSB receivables arising in unsecuritized consumer and small business charge accounts owned by each of TRS, Centurion and FSB. In connection with the designation of the initial accounts to the issuer's Portfolio, Credco entered into a sale agreement with TRS, pursuant to which Credco sold to TRS all of its right, title and interest in the receivables existing in the initial accounts at the Initial Cut-Off Date and in the receivables thereafter arising in those accounts, including all recoveries allocable to such receivables, all monies due or to become due, all amounts received or receivable and all collections and all proceeds, each as it relates to such receivables. In connection with the designation of Aggregate Addition Accounts to the issuer's Portfolio, Credco and TRS may enter into additional sale agreements with substantially similar terms. With respect to any such sale of receivables to TRS, Credco has filed and will file appropriate UCC financing statements to evidence such sale to TRS.


                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of an interest in the notes. Additional federal income tax considerations relevant to a particular tranche may be set forth in the related prospectus supplement. The following summary has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to the issuer ("Special Tax Counsel"). The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of an interest in the notes, deals only with interests in notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding interests in notes that may be relevant


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to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding interests in the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of equity interests in a holder of an interest in a note. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Further, note owners should be aware that this summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes. ACCORDINGLY, IT IS SUGGESTED THAT PERSONS CONSIDERING THE PURCHASE OF AN INTEREST IN NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN AN INTEREST IN THE NOTES AND THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTIONS, TO THEIR PARTICULAR SITUATIONS.


TAX CHARACTERIZATION OF THE ISSUER AND THE NOTES

   TREATMENT OF THE ISSUER AS AN ENTITY NOT SUBJECT TO TAX

   Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, each of the issuer and, to the extent a collateral certificate is included in the issuer's assets, the related master trust or other securitization special purpose entity will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, Special Tax Counsel is of the opinion that the issuer will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.


   The precise tax characterization of the issuer for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the transferor as collateral for notes issued by the transferor. On the other hand, it could be viewed as one or more separate entities for tax purposes issuing the notes. This distinction, however, should not have a significant tax effect on holders of interests in notes except as stated below under "--Possible Alternative Characterizations."


   TREATMENT OF THE NOTES AS DEBT

   Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the issuer will agree by entering into the indenture, and the holders of interests in notes will agree by their purchase and holding of an interest in notes,

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to treat the notes as debt secured by the receivables and other assets of the issuer for United States federal income tax purposes.

   POSSIBLE ALTERNATIVE CHARACTERIZATIONS


   If, contrary to the opinion of Special Tax Counsel, the Internal Revenue Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuer or some other entity for such purposes. If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation for such purposes. If an investor were treated as a partner in a partnership, it would be taxed individually on its respective share of the partnership's income, gain, loss, deductions and credits attributable to the partnership's ownership of the receivables and other assets and liabilities of the partnership without regard to whether there were actual distributions of that income. As a result, the amount, timing, character and source of items of income and deduction of an investor could differ if its interest in notes were held to constitute a partnership interest rather than debt. Treatment of a holder of an interest in notes as a partner could have adverse tax consequences to certain holders; for example, absent an applicable exemption, income to foreign persons would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. Alternatively, the Internal Revenue Service could contend that some or all of the notes, or separately some of the other securities that the issuer is permitted to issue (and which are permitted to constitute debt or equity for federal income tax purposes), constitute equity in a partnership that should be classified as a publicly traded partnership taxable as a corporation for federal income tax purposes. Any such partnership would be classified as a publicly traded partnership and could be taxable as a corporation if its equity interests were traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The transferor intends to take measures designed to reduce the risk that the issuer could be classified as a publicly traded partnership; although the transferor expects that such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such other securities as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the transferor. As a result, there can be no assurance that the measures the transferor intends to take will in all circumstances be sufficient to prevent the issuer from being classified as a publicly traded partnership. If the issuer or any relevant master trust were treated in whole or in part as one or more publicly traded partnerships taxable as a corporation, corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes, and foreign investors could be subject to withholding taxes. Additionally, no distributions from the corporation would be deductible in computing the taxable income of the corporation, except to the extent that any notes or other securities were treated as debt of the corporation and distributions to the related holder of an interest in notes or other security holders were treated as payments of interest thereon. Further, distributions to a holder of an interest in notes not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (possibly without the benefit of any dividends received deduction). Prospective investors should consult their own tax advisors with regard



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to the consequences of possible alternative characterizations to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt and the issuer and any relevant master trust as entities not subject to federal income tax is correct.

CONSEQUENCES TO HOLDERS OF AN INTEREST IN THE OFFERED NOTES

   INTEREST AND ORIGINAL ISSUE DISCOUNT

   Stated interest on a note will be includible in gross income as it accrues or is received in accordance with the usual method of tax accounting of a holder of an interest in notes. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to those notes. Under those provisions, a holder of an interest in such a note (including a cash basis holder) would be required to include the original issue discount on an interest in a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. Subject to the discussion below, an interest in a note will be treated as having original issue discount to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of interests in the notes. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on an interest in a note is "unconditionally payable" and hence that all of such interest should be included in its stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective investors should consult their own tax advisors concerning the impact to them in their particular circumstances. The issuer intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

   MARKET DISCOUNT

   A holder of an interest in a note who purchases its interest at a discount that exceeds any original issue discount not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.


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
   MARKET PREMIUM

   A holder of an interest in a note who purchases its interest at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Internal Revenue Code.

   DISPOSITION OF AN INTEREST IN THE NOTES

   Subject to exceptions such as in the case of "wash sales," upon the sale, exchange or retirement of an interest in a note, the holder of such interest will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder's adjusted tax basis in its interest in the note. The holder's adjusted tax basis in its interest in the note generally will equal the cost of the interest in the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or original issue discount previously received by such holder with respect to such note. Except to the extent of any accrued market discount not previously included in income, any such gain treated as capital gain will be long-term capital gain if the interest in the note has been held for more than one year, and any such loss will be a capital loss, subject to limitations on deductibility.

   FOREIGN HOLDERS

   Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interest, payments of interest by the issuer to a holder of an interest in a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") will be considered "portfolio interest" and will not be subject to United States federal income tax and withholding tax provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes (a) actually or constructively a "10 percent shareholder" of the transferor, the issuer or any relevant master trust, (b) a "controlled foreign corporation" with respect to which the transferor, the issuer or any relevant master trust is a "related person" within the meaning of the Internal Revenue Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the interest in the note. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively


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
connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an interest in a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

   The U.S. Treasury Department has issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Holders of interests in notes should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

   BACKUP WITHHOLDING AND INFORMATION REPORTING

   Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of an interest in a note, may be subject to "backup withholding" tax under Section 3406 of the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Holders of interests in the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

   THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE DEPENDING UPON THE PARTICULAR TAX SITUATION OF A HOLDER OF AN INTEREST IN THE NOTES, AND DOES NOT PURPORT TO ADDRESS THE ISSUES DESCRIBED WITH THE DEGREE OF SPECIFICITY THAT WOULD BE PROVIDED BY A TAXPAYER'S OWN TAX ADVISOR. ACCORDINGLY, IT IS SUGGESTED THAT PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF AN INTEREST IN THE NOTES AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL TAX LAWS.

STATE AND LOCAL TAX CONSEQUENCES

   The discussion above does not address the taxation of the issuer or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. It is suggested that each investor should consult its own tax adviser regarding state and local tax consequences.


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
                             BENEFIT PLAN INVESTORS

   Benefit plans are required to comply with restrictions under the Employee Retirement Income Security Act of 1974, known as ERISA, and/or section 4975 of the Internal Revenue Code, if they are subject to either or both sets of restrictions. The ERISA restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan--referred to as plan assets. A benefit plan fiduciary should consider whether an investment by the benefit plan in notes complies with these requirements.

   In general, a benefit plan for these purposes includes:

   o a plan or arrangement which provides deferred compensation or certain health or other welfare benefits to employees;

   o an employee benefit plan that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees--such as a pension, profit-sharing, section 401(k) or Keogh plan; and

   o a collective investment fund or other entity if (i) the fund or entity has one or more benefit plan investors and (ii) certain "look-through" rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor.

   However, a plan maintained by a governmental employer is not a benefit plan for these purposes. Most plans maintained by religious organizations and plans maintained by foreign employers for the benefit of employees employed outside the United States are also not benefit plans for these purposes. A fund or other entity--including an insurance company general account--considering an investment in notes should consult its tax advisors concerning whether its assets might be considered plan assets of benefit plan investors under these rules.

PROHIBITED TRANSACTIONS

   ERISA and Section 4975 of the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Individual retirement accounts and tax-qualified plans that provide deferred compensation to employees are also subject to these prohibited transaction rules unless they are maintained by a governmental employer or (in most cases) a religious organization. Violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions for specified transactions.

POTENTIAL PROHIBITED TRANSACTIONS FROM INVESTMENT IN NOTES

   There are two categories of prohibited transactions that might arise from a benefit plan's investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

PROHIBITED TRANSACTIONS BETWEEN THE BENEFIT PLAN AND A PARTY IN INTEREST


   The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the notes were viewed as debt of the


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

transferor and the transferor is a party in interest as to the benefit plan. A prohibited transaction could also arise if TRS, the transferor, the indenture trustee, the servicer or another party with an economic relationship to the issuer either:


   o is involved in the investment decision for the benefit plan to purchase notes; or

   o is otherwise a party in interest as to the benefit plan.

   If a prohibited transaction might result from the benefit plan's purchase of notes, an administrative exemption from the prohibited transaction rules might be available to permit an investment in notes. The exemptions that are potentially available include the following prohibited transaction class exemptions:

   o 96-23, available to "in-house asset managers";

   o 95-60, available to insurance company general accounts;

   o 91-38, available to bank collective investment funds;

   o 90-1, available to insurance company pooled separate accounts; and

   o 84-14, available to "qualified professional asset managers."

   However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.

PROHIBITED TRANSACTIONS BETWEEN THE ISSUER AND A PARTY IN INTEREST

   The second category of prohibited transactions could arise if:

   o a benefit plan acquires notes, and

   o under the "look-through" rules of the U.S. Department of Labor plan asset regulation, assets of the issuer are treated as if they were plan assets of the benefit plan.

   In this case, every transaction by the issuer would be treated as a transaction by the benefit plan using its plan assets.

   If assets of the issuer are treated as plan assets of a benefit plan investor, a prohibited transaction could result if the issuer itself engages in a transaction with a party in interest as to the benefit plan. For example, if the issuer's assets are treated as assets of the benefit plan and the issuer holds a credit or charge receivable that is an obligation of a participant in that same benefit plan, then there would be a prohibited extension of credit between the benefit plan and a party in interest, the plan participant.

   As a result, if assets of the issuer are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the prohibited transaction class exemptions referred to above could not be relied on to exempt all the transactions of the issuer from the prohibited transaction rules. In addition, because all the assets of the issuer would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.



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   Under an exemption in the plan asset regulation, assets of the issuer would not be considered plan assets, and so this risk of prohibited transactions should not arise, if a benefit plan purchases a note that:

   o is treated as indebtedness under local law, and

   o has no "substantial equity features."

   The issuer expects that all notes offered by this prospectus will be indebtedness under local law. Likewise, although there is no authority directly on point, the issuer believes that the notes should not be considered to have substantial equity features. As a result, the plan asset regulation should not apply to cause assets of the issuer to be treated as plan assets.

INVESTMENT BY BENEFIT PLAN INVESTORS

   For the reasons described in the preceding sections, and subject to the limitations referred to therein, benefit plans can purchase notes. However, the benefit plan fiduciary must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan's investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.

TAX CONSEQUENCES TO BENEFIT PLANS

   In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to benefit plans that are tax-exempt under the Internal Revenue Code, unless the notes were "debt- financed property" because of borrowings by the benefit plan itself. However, if, contrary to the opinion of Special Tax Counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as "debt-financed income." Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.

                              PLAN OF DISTRIBUTION

   The issuer may offer and sell the notes in any of three ways:

   o directly to one or more purchasers;

   o through agents; or

   o through underwriters.

   Any underwriter or agent that offers the notes may be an affiliate of the issuer, and offers and sales of notes may include secondary market transactions by affiliates of the issuer. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

   The issuer will specify in a prospectus supplement the terms of each offering, including:

   o the name or names of any underwriters or agents,

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
   o the public offering or purchase price,

   o the net proceeds to the issuer from the sale,

   o any underwriting discounts and other items constituting underwriters' compensation,

   o any discounts and commissions allowed or paid to dealers,

   o any commissions allowed or paid to agents, and

   o the securities exchanges, if any, on which the notes will be listed.

   Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuer, directly or through agents, solicits offers to purchase notes, the issuer reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

   The issuer may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the issuer will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuer pursuant to delayed delivery contracts providing for payment and delivery at a future date.

   Any of the banks, TRS, RFC V or any of their affiliates may retain notes of a series, class or tranche upon initial issuance and may sell them on a subsequent date. Offers to purchase notes may be solicited directly by any of the banks, TRS, RFC V or any of their affiliates and sales may be made by any of the banks, TRS, RFC V or any of their affiliates to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of the securities.

   Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be an underwriter of those securities under the Securities Act and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.


   The transferor, TRS and the issuer may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act in connection with their participation in the distribution of the issuer's notes.

   Underwriters and agents participating in the distribution of the notes, and their controlling persons, may engage in transactions with and perform services for the banks, TRS, the transferor, the issuer or their respective affiliates in the ordinary course of business.


                                 LEGAL MATTERS

   Certain legal matters relating to the issuance of the notes will be passed upon for the banks, TRS and the issuance trust by Kevin J. Cooper, Group Counsel of TRS, and certain legal matters relating to the issuance of the notes will be passed upon for RFC V and the issuance trust by Carol V. Schwartz, Group Counsel of American Express. Mr. Cooper and Ms. Schwartz each own or have the right to acquire a number of shares of common stock


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

of American Express which in the aggregate is equal to less than .05% of the outstanding common stock of American Express. Certain other legal matters will be passed upon for the transferor and the issuance trust by Orrick, Herrington & Sutcliffe LLP, Richards, Layton & Finger, P.A. and Van Cott, Bagley, Cornwall & McCarthy. Certain legal matters will be passed upon for any underwriters, agents or dealers by Orrick, Herrington & Sutcliffe LLP. Certain federal income matters will be passed upon for the transferor by Orrick, Herrington & Sutcliffe LLP.


                      WHERE YOU CAN FIND MORE INFORMATION

   We filed a registration statement relating to the notes with the Securities and Exchange Commission (SEC). This prospectus is part of the registration statement, but the registration statement includes additional information.


   At such time as may be required under relevant SEC rules and regulations, we may provide static pool information in response to Item 1105 of Regulation AB through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.


   The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuance trust and any master trust for which a collateral certificate is added to the issuance trust.


   You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time the electronic version of this prospectus was created.


   We "incorporate by reference" information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the issuer until we terminate our offering of the notes.


   As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: American Express Travel Related Services Company, Inc., 200 Vesey Street, New York, New York 10285-4405, attention: Secretary, (212) 640-5583.



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                           FORWARD-LOOKING STATEMENTS


   This prospectus and the related prospectus supplement, including information included or incorporated by reference in this prospectus and the related prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the transferor or any account owner, in press releases and in oral and written statements made by or with the transferor's or the account owners' approval that are not statements of historical fact may constitute forward-looking statements. Forward-looking statements may relate to, without limitation, the transferor's or the account owners' financial condition, results of operations, plans, objectives, future performance or business.


   Words such as "believes," "anticipates," "expects," "intends," "plans," "estimates" and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.


   Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors that could cause this difference - many of which are beyond the transferor's or any account owner's control - include the following, without limitation:


   o local, regional and national business, political or economic conditions may differ from those expected;


   o the effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect the transferor's or any account owner's business;


   o the timely development and acceptance of new products and services may be different than anticipated;


   o technological changes instituted by the transferor or any account owner and by persons who may affect the transferor's or any account owner's business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;


   o acquisitions and integration of acquired businesses or portfolios may be more difficult or expensive than anticipated;

   o the ability to increase market share and control expenses may be more difficult than anticipated;

   o competitive pressures among financial services companies may increase significantly;


   o changes in laws and regulations may adversely affect the transferor or any account owner or each of their respective businesses;


   o changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting or business results;


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

   o the costs, effects and outcomes of litigation may adversely affect the transferor or any account owner or each of their respective businesses; and

   o the transferor or the account owners may not manage the risks involved in the foregoing as well as anticipated.

   Forward-looking statements speak only as of the date they are made. The transferor and the account owners undertake no obligations to update any forward-looking statement to reflect subsequent circumstances or events.


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
                           GLOSSARY OF DEFINED TERMS



   "ADDITION LIMIT" means, unless and until each rating agency consents in writing:


   o the number of Additional Accounts designated for any three consecutive Monthly Periods will not exceed 15% of the number of accounts as of the first day of such three-month period;


   o the number of Additional Accounts designated for any twelve consecutive Monthly Periods will not exceed 20% of the number of accounts as of the first day of such twelve-month period;

   o the amount of receivables added to the issuance trust for any three consecutive Monthly Periods will not exceed 15% of the amount of receivables in the issuance trust as of the first day of such three-month period; and

   o the amount of receivables added to the issuance trust for any twelve consecutive Monthly Periods will not exceed 20% of the amount of receivables in the issuance trust as of the first day of such twelve-month period.

   "ADDITIONAL ACCOUNTS" means any Eligible Accounts designated to be included in the Portfolio of the issuance trust and whose receivables are transferred to the issuance trust as described in "Sources of Funds to Pay the Notes--Addition of Assets" in this prospectus. Additional Accounts include both Aggregate Addition Accounts and New Accounts.


   "ADJUSTED OUTSTANDING DOLLAR PRINCIPAL AMOUNT" means, at any time for any series, class or tranche of notes, the outstanding dollar principal amount of all outstanding notes of such series, class or tranche at that time, less any funds then on deposit with respect to principal in any issuer trust account for such series, class or tranche.


   "AGGREGATE ADDITION ACCOUNTS" means each charge account established pursuant to an account agreement between an account owner and any person, which account is designated to be included in the Portfolio of the issuance trust.

   "AVAILABLE OVERCONCENTRATION ACCOUNT AMOUNT" means, for any Monthly Period, the lesser of (i) the amount on deposit in the overconcentration account on the related First Note Transfer Date before giving effect to any deposit of Principal Collections otherwise allocable to the holder of the transferor interest made or to be made to the Overconcentration Account on such date and
(ii) the Required Overconcentration Account Amount.


   "BUSINESS DAY" is, unless otherwise indicated in the related prospectus supplement, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or any other state in which the principal executive offices of TRS, Centurion, FSB, any other account owner or the indenture trustee are authorized or obligated by law, executive order or governmental decree to be closed.


   "COMMERCIAL OBLIGORS" means the corporation, limited liability company, partnership (general or limited), joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature (each, a "commercial entity") who is an obligor on the account agreement between an account owner and such commercial entity.


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

   "COMMERCIAL OBLIGOR OVERCONCENTRATION AMOUNT" means, with respect to any Monthly Period, and with respect to any Commercial Obligor, the amount of principal receivables due from such Commercial Obligor and (without duplication) its Related Obligors as of the close of business on the last day of the preceding Monthly Period which, expressed as a percentage of the Pool Balance, exceeds (i) 1.50% for Commercial Obligors rated below BBB- (including any private, confidential, estimated or shadow rating) by Standard & Poor's or not rated by Standard & Poor's or as otherwise consented to by Standard & Poor's; (ii) 2.75% for Commercial Obligors rated from BBB to BBB- (including any private, confidential, estimated or shadow rating) by Standard & Poor's or as otherwise consented to by Standard & Poor's; (iii) 4.00% for Commercial Obligors rated from A to BBB+ (including any private, confidential, estimated or shadow rating) by Standard & Poor's or as otherwise consented to by Standard & Poor's; and (iv) 5.00% for Commercial Obligors rated A+ (including any private, confidential, estimated or shadow rating) by Standard & Poor's or as otherwise consented to by Standard & Poor's. Percentages other than those listed in the previous sentence may be used to the extent Standard & Poor's has confirmed in writing that the use of such other percentages will not cause a reduction, qualification with negative implications or withdrawal of the then-existing rating of any outstanding series, class or tranche of notes. Receivables due from Commercial Obligors rated AA- or higher (including any private, confidential, estimated or shadow rating) by Standard & Poor's or as otherwise consented to by Standard & Poor's, together with Receivables due from their Related Obligors, will be excluded from the computation of the Commercial Obligor Overconcentration Amount.

   "DATE OF PROCESSING" means, for any transaction or receipt of collections, the Business Day after such transaction or receipt is first output, in written form pursuant to the servicer's usual and customary data processing procedures, from the servicer's computer file of accounts comparable to the accounts in the issuer's Portfolio (regardless of the effective date of recordation).

   "DEFAULT AMOUNT" means, for any Monthly Period, the sum of:

   o with respect to receivables included in the issuance trust, the aggregate amount of principal receivables other than Ineligible Receivables which became Defaulted Receivables in such Monthly Period, minus the aggregate amount of Recoveries received in such Monthly Period, minus the amount of any Defaulted Receivables that the transferor or servicer became obligated to accept reassignment or assignment as described under "Sources of Funds to Pay the Notes--Representations and Warranties" and "--Servicer Covenants" in this prospectus; provided that, in the event of certain insolvency or bankruptcy events with respect to the transferor or the servicer, the amount of Defaulted Receivables subject to reassignment to the transferor or assignment to the servicer, as the case may be, will not be added to the sum so subtracted, and

   o with respect to any collateral certificate included in the issuance trust, the investor default amount or similar amount in the related master trust or other securitization special purpose entity allocated to the holder of the collateral certificate under the applicable securitization agreements for the related master trust or other securitization special purpose entity for such Monthly Period.



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
   "DEFAULTED RECEIVABLES" means, for any Monthly Period, principal receivables that were charged off as uncollectible in such Monthly Period in accordance with the account guidelines and the applicable servicer's customary and usual servicing procedures for servicing receivables comparable to the receivables. For purposes of this definition, a principal receivable in any account becomes a Defaulted Receivable on the Date of Processing it is recorded as charged-off on such servicer's computer file of accounts.

   "DEFINITIVE NOTES" means notes in definitive, fully registered form.


   "DISCOUNT OPTION PERCENTAGE" has the meaning specified in "Sources of Funds to Pay the Notes--Discount Option" in this prospectus.

   "DISCOUNT OPTION RECEIVABLES" means on any Date of Processing occurring in any Monthly Period following the Monthly Period in which a discount option date occurs, the product of (a) the Discount Option Percentage and (b) Receivables received on such Date of Processing.

   "ELIGIBLE ACCOUNT" means a charge account established pursuant to an account agreement and owned by an account owner and its successors and permitted assigns which, as of the respective selection date, is a charge account:

   o in existence and maintained by an account owner or such successors or assigns;

   o is payable in United States dollars;

   o has not been identified by the servicer in its computer files as cancelled due to a related accountholder's bankruptcy or insolvency;

   o has not been sold or pledged to any other party except for any other account owner that has entered into a receivables purchase agreement or the transferor;

   o does not have receivables which have been sold or pledged to any other party other than Credco pursuant to the applicable receivables purchase agreement or the transferor;

   o has an accountholder who has provided as his or her most recent billing address an address located in the United States, its territories or possessions or a United States military address (provided, however, that, at any time, up to 3% of the aggregate amount of Receivables may have accountholders who have provided as their most recent billing addresses, addresses outside of such jurisdictions);

   o has not been identified as an account with respect to which the related card has been lost or stolen (if such account is a charge card account); and

   o does not have receivables that are Defaulted Receivables and does not have any receivables that have been identified by the servicer as having been incurred as a result of fraudulent use of any related charge card.

Eligible Accounts may include accounts, the receivables of which have been written off or which have been identified by the servicer in its computer files as cancelled due to a related accountholder's bankruptcy or insolvency, in each case as of the applicable selection date; provided that:


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

   o the balance of all receivables included in such accounts is reflected on the books and records of the related account owner (and is treated for purposes of the transfer and servicing agreement) as "zero," and

   o charging privileges with respect to all such accounts have been canceled in accordance with the account guidelines.

   "ELIGIBLE COLLATERAL CERTIFICATE" means a collateral certificate that has been duly authorized by the transferor and validly issued by the applicable master trust or other securitization special purpose entity and is entitled to the benefits of the applicable trust agreement or pooling and servicing agreement and with respect to which certain representations and warranties made by the transferor in the transfer and servicing agreement are true and correct in all material respects.


   "ELIGIBLE DEPOSIT ACCOUNT" means either:

   o a segregated account with an Eligible Institution (other than any account owner), or

   o a segregated trust account with the corporate trust department of a depository institution (other than any account owner) organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository institution shall have a credit rating from each rating agency in one of its generic credit rating categories that signifies investment grade.


   "ELIGIBLE INSTITUTION" means a depository institution (which may be the indenture trustee, the owner trustee or any affiliate thereof, but not any account owner) organized under the laws of the United States, any one of the states thereof (including the District of Columbia) or any domestic branch of a foreign bank, which at all times:


      --has a long-term unsecured debt rating or certificate of deposit rating that is acceptable to each rating agency that has rated any outstanding series, class or tranche of notes; and;


      --is a member of the FDIC.

   "ELIGIBLE INVESTMENTS" means negotiable instruments, investment property or deposit accounts which are:


   o obligations fully guaranteed by the United States,


   o demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the issuer's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be rated at least "A-1+" by Standard & Poor's, "P-1" by Moody's and, if rated by Fitch, "F1+" by Fitch (or any other rating from any rating agency subject to receipt by the transferor, the servicer, the owner trustee and the indenture



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

     trustee of written notification from such rating agency that investments of such type at such other minimum rating will not result in such rating agency reducing or withdrawing its then existing rating of the notes of any outstanding series, class or tranche with respect to which it is a rating agency),

   o commercial paper (having original or remaining maturities of no more than 30 days) that, at the time of the issuer's investment or contractual commitment to invest therein, shall be rated at least "A-1+" by Standard & Poor's, "P-1" by Moody's and, if rated by Fitch, "F1+" by Fitch (or any other rating from any rating agency subject to receipt by the transferor, the servicer, the owner trustee and the indenture trustee of written notification from such rating agency that investments of such type at such other minimum rating will not result in such rating agency reducing or withdrawing its then existing rating of the notes of any outstanding series, class or tranche with respect to which is a rating agency),


   o demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC having, at the time of the issuer's investment or contractual commitment to invest therein, a rating satisfactory to each rating agency that has rated any outstanding series, class or tranche of notes,


   o bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in the second clause above,

   o time deposits, other than as referred to in the second clause above (having maturities not later than the First Note Transfer Date), with an entity the commercial paper of which shall be rated at least "A-1+" by Standard & Poor's, "P-1" by Moody's and, if rated by Fitch, "F1" by Fitch (or any other rating from any rating agency subject to receipt by the transferor, the servicer, the owner trustee and the indenture trustee of written notification from such rating agency that investments of such type at such other minimum rating will not result in such rating agency reducing or withdrawing its then existing rating of the notes of any outstanding series, class or tranche with respect to which is a rating agency),

   o only to the extent permitted by Rule 3a-7 under the Investment Company Act of 1940, as amended, (a) money market funds that, at the time of the issuer's investment or contractual commitment to invest therein, shall be rated at least "AAA-m" or "AAAm-G" by Standard & Poor's, "Aaa" by Moody's and, if rated by Fitch, "AAA-V1+" by Fitch (or any other rating from any rating agency subject to receipt by the transferor, the servicer, the owner trustee and the indenture trustee of written notification from such rating agency that investments of such type at such other minimum rating will not result in such rating agency reducing or withdrawing its then existing rating of the notes of any outstanding series, class or tranche with respect to which it is a rating agency) (including any such fund for which the indenture trustee or any affiliate of the indenture trustee is investment manager or advisor) or (b) any other investment of a type or rating that satisfies the Rating Agency Condition, and




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
   o any other investment if the Rating Agency Condition is satisfied; provided that, with respect to the issuer, Eligible Investments shall not include any obligation of an account owner.

   "ELIGIBLE RECEIVABLE" means each receivable:

   o which has arisen in an Eligible Account;

   o which was created in compliance in all material respects with all requirements of law applicable to the related account owner and pursuant to an account agreement that complies with all requirements of law applicable to such account owner, the failure to comply with which would have a material adverse effect on noteholders of a series, class or tranche;

   o with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given in connection with the creation of such receivable or the execution, delivery and performance by the related account owner of the applicable account agreement have been duly obtained or given and are in full force and effect;


   o as to which, immediately prior to the transfer to the issuer, the transferor or the issuer will have good and marketable title, free and clear of all liens (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the transferor or the related account owner is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);


   o which has been the subject of either:


         --a valid transfer and assignment from the transferor to the issuer of all its right, title and interest therein (including any proceeds thereof), or


         --the grant of a first-priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the issuer;

   o which is the legal, valid and binding payment obligation of an obligor thereof, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy and equity-related exceptions);

   o which, at the time of its transfer to the issuer, has not been waived or modified except as permitted in accordance with the account guidelines and which waiver or modification is reflected in the servicer's computer file of accounts;

   o which, at the time of its transfer to the issuer, is not subject to any right of rescission, setoff, counterclaim or other defense of an obligor (including the defense of usury), other than certain bankruptcy and equity-related defenses;


   o as to which, at the time of its transfer to the issuer, the transferor has satisfied all obligations on its part to be satisfied;

   o as to which, at the time of its transfer to the issuer, none of the transferor, any account owner, American Express Credit Corporation or TRS, as the case may be, has taken any action which, or failed to take any action the omission of which,



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

     would, at the time of its transfer to the issuer, impair in any material respect the rights of the issuer or noteholders of any series, class or tranche therein; and

   o which constitutes an "account" or a "general intangible" under and as defined in Article 9 of the Delaware UCC and the Utah UCC.

   "FINANCE CHARGE COLLECTIONS" means, for any Monthly Period, the sum of:

   o with respect to receivables included in the issuance trust, collections of finance charge receivables (including collections received with respect to Discount Option Receivables, if any, for such Monthly Period) received by the servicer on behalf of the issuer;

   o with respect to a collateral certificate included in the issuance trust, collections of finance charge receivables allocable to the holder of that collateral certificate under the applicable securitization agreements for the related master trust or other securitization special purpose entity for such Monthly Period;

   o any amounts received by the issuer to be treated as Finance Charge Collections with respect to such series, class or tranche as described in the related prospectus supplement for such Monthly Period; and

   o the amount of investment earnings (net of losses and investment expenses), if any, on amounts in deposit in the collection account, the overconcentration account and the excess funding account for such Monthly Period.

   If so specified in the related prospectus supplement, Finance Charge Collections for any Monthly Period will include the issuer rate fee amount, if any, paid to the issuer with respect to such Monthly Period (to the extent received by the issuer and deposited into the collection account).

   "FIRST NOTE TRANSFER DATE" means, for any Monthly Period, the first
Note Transfer Date for any series, class or tranche of notes for such Monthly Period.


   "FLOATING ALLOCATION PERCENTAGE" for any series of notes will be determined as set forth in the related prospectus supplement.


   "INELIGIBLE COLLATERAL CERTIFICATE" means a collateral certificate that has been reassigned to the transferor as a result of the transferor's breach of certain representations, warranties and covenants described in "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus.

   "INELIGIBLE RECEIVABLES" means all receivables with respect to an affected account that have been reassigned to the transferor as a result of the transferor's breach of certain representations, warranties and covenants described in "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus.

   "INITIAL CUT-OFF DATE" means the close of business on April 24, 2005.

   "INVESTED AMOUNT" means, for any date of determination with respect to each collateral certificate included in the issuance trust, the invested amount of that collateral certificate as described in the applicable securitization agreements for the related master trust or other securitization special purpose entity.


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

   "ISSUER TAX OPINION," means, with respect to any action, an opinion of counsel that, for United States federal income tax purposes, (1) such action will not cause any outstanding series, class or tranche of notes that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) such action will not cause or constitute an event in which gain or loss would be recognized by any holder of the notes and (3) such action will not cause the issuer to be treated as an association, or publicly traded partnership, taxable as a corporation.

   "MONTHLY PERIOD" means the period beginning at the opening of business on the second day following the last day of the seventh billing cycle of the second preceding calendar month and ending at the close of business on the day following the last day of the seventh billing cycle of the immediately following month. The last day of each seventh monthly billing cycle generally occurs between the twenty-first (21st) day and the twenty-fifth (25th) day of each month. Therefore, the number of days in a Monthly Period generally may vary from a calendar month by up to four days.

   "MONTHLY POOL BALANCE PERCENTAGE" means, for any day, the percentage equivalent of a fraction, the numerator of which is an amount equal to the portion of the Pool Balance attributable to the transferor or the account owner with respect to which an insolvency event or the inability to transfer assets has occurred, and the denominator of which is an amount equal to the Pool Balance, in each as of the last day of the immediately preceding Monthly Period.

   "NEW ACCOUNTS" are those Additional Accounts that the transferor may from time to time, in its sole discretion, designate to be included in the issuance trust, subject to the limitations and conditions specified under "Sources of Funds to Pay the Notes--Addition of Assets" in this prospectus.


   "NOMINAL LIQUIDATION AMOUNT" has the meaning described in "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount" in this prospectus.


   "NOTE TRANSFER DATE" means the Business Day prior to a payment date for a series, class or tranche of notes.


   "POOL BALANCE" has the meaning described in "Sources of Funds to Pay the Notes--Required Pool Balance" in this prospectus.


   "PORTFOLIO" means (i) with respect to the issuer, certain accounts selected from a portfolio of accounts owned by TRS, Centurion, FSB or any of their affiliates and included in the issuance trust based on the eligibility criteria specified in the transfer and servicing agreement and (ii) with respect to any master trust or other securitization special purpose entity which has issued a collateral certificate included in the issuance trust, certain accounts selected from a portfolio of accounts owned by TRS, Centurion, FSB or any of their affiliates and included in that master trust or other securitization special purpose entity based on the eligibility criteria specified in the applicable trust agreement or pooling and servicing agreement.




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
   "PRINCIPAL ALLOCATION PERCENTAGE" for any series of notes will be determined as set forth in the related prospectus supplement.

   "PRINCIPAL COLLECTIONS" means, with respect to any Monthly Period,


   o with respect to receivables, collections other than those designated as Finance Charge Collections on designated accounts for such Monthly Period;

   o with respect to a collateral certificate, collections of principal receivables allocable to the holder of that collateral certificate under the applicable securitization agreements for the related master trust or other securitization special purpose entity for such Monthly Period; and

   o the amount of funds withdrawn from the excess funding account for such Monthly Period which are required to be deposited into the collection account and treated as Principal Collections during an accumulation period or an amortization period pursuant to the transfer and servicing agreement.

   "RATING AGENCY CONDITION" means, with respect to any action, that each rating agency that has rated any outstanding series, class or tranche of notes notifies the transferor, the servicer, the owner trustee and the indenture trustee in writing that such action will not result in a reduction in or withdrawal of the then-existing rating of any outstanding series, class or tranche of notes with respect to which it is a rating agency or, with respect to any outstanding series, class or tranche of notes not rated by any rating agency, as specified in the related indenture supplement.


   "REALLOCATED PRINCIPAL COLLECTIONS" means Principal Collections allocable to subordinated notes of a series that are reallocated and used to pay shortfalls in interest on senior notes of that series and any other amounts specified in the related prospectus supplement.


   "REALLOCATION GROUP" means any series of notes that, as specified in the related prospectus supplement, is entitled to receive reallocations of Finance Charge Collections as more fully described under "The
Notes--Groups--Reallocation Group" in this prospectus.

   "REASSIGNMENT AMOUNT" means, with respect to the receivables or a particular collateral certificate, subject to reassignment as described under "Sources of Funds to Pay the Notes--Representations and Warranties" in this prospectus, for any First Note Transfer Date, the sum of (i)(a) an amount equal to the outstanding principal balance of such receivables as of the last day of the prior Monthly Period or (b) the Invested Amount of that collateral certificate plus (ii) any accrued, past due and additional interest through the related payment date on notes with an outstanding dollar principal amount equal to the applicable amount specified in clause (i), which interest shall be determined based on the applicable note interest rates of each series, class or tranche of notes through the related payment date of such series, class or tranche.

   "RELATED OBLIGOR" means, for any Commercial Obligor, any obligor who is an employee of that Commercial Obligor who has charging privileges.

   "REQUIRED OVERCONCENTRATION ACCOUNT AMOUNT" means, for any Monthly Period, an amount equal to the product of (i) the Commercial Obligor Overconcentration Amount as of the close of business on the last day of such Monthly Period,
(ii) the sum of the
aggregate Floating Allocation Percentages for all Series of Notes and (iii)
(a) 100% for any commercial accountholders rated below BBB- by Standard & Poor's (including any private, confidential, estimated or shadow rating) or not rated by Standard & Poor's or as otherwise consented to by Standard & Poor's or (b) 75% for any commercial accountholders rated BBB- or above (including any private, confidential, estimated or shadow rating) by Standard & Poor's or as otherwise consented to by Standard & Poor's.


   "REQUIRED POOL BALANCE" has the meaning specified in "Sources of Funds to Pay the Notes--Required Pool Balance" in this prospectus.

   "REQUIRED TRANSFEROR AMOUNT" has the meaning specified in "Sources of Funds to Pay the Notes--Required Transferor Amount" in this prospectus.


   "REQUIRED TRANSFEROR AMOUNT PERCENTAGE" has the meaning specified in "Sources of Funds to Pay the Notes--Required Transferor Amount" in this prospectus.


   "SERVICER DEFAULT" means any of the following events with respect to the issuance trust:


      (i) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice or instructions to the indenture trustee to make such payment, transfer or deposit, on or before the date the servicer is required to do so under the transfer and servicing agreement or the indenture (including any supplement thereto), which is not cured within a 35 Business Day grace period; provided, however, that any failure caused by a nonwillful act of the servicer will not constitute a Servicer Default if the servicer promptly remedies the failure within 35 Business Days after receiving notice or otherwise becoming aware of the failure;

      (ii) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer in the transfer and servicing agreement which has a material adverse effect on the noteholders of any series, class or tranche and which continues unremedied for a period of 60 days after written notice has been delivered to the servicer and, in some cases, to the owner trustee and the indenture trustee, or the servicer assigns or delegates its duties under the transfer and servicing agreement, except as specifically permitted thereunder;

      (iii) any representation, warranty or certification made by the servicer in the transfer and servicing agreement or in any certificate delivered pursuant thereto proves to have been incorrect when made, which has a material adverse effect on the rights of the noteholders of any series, class or tranche, and which material adverse effect continues for a period of 60 days after written notice has been delivered to the servicer and, in some cases, to the owner trustee and the indenture trustee; or

      (iv) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the servicer; and

      (v) any other Servicer Default described in the related prospectus supplement.


   Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 Business Days after the applicable grace period or referred to under clause (ii) or (iii) above for a period of 60 days after the applicable grace period shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.


   "SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS" has the meaning described under "The Notes--Groups--Shared Excess Available Finance Charge Collections Group" in this prospectus.

   "SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS GROUP" means any series of notes that, as specified in the related prospectus supplement, is entitled to receive Shared Excess Available Finance Charge Collections as more fully described under "The Notes--Groups--Shared Excess Available Finance Charge Collections Group" in this prospectus.

   "SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS" has the meaning described under "The Notes--Groups--Shared Excess Available Principal Collections Group" in this prospectus.

   "SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS GROUP" means any series of notes that, as specified in the related prospectus supplement, is entitled to receive Shared Excess Available Principal Collections as more fully described under "The Notes--Groups--Shared Excess Available Principal Collections Group" in this prospectus.

   "TRANSFEROR AMOUNT" means, for any asset, for any Monthly Period, an amount equal to (i) the Pool Balance for such Monthly Period, minus (ii) the aggregate Nominal Liquidation Amount of all series, classes and tranches of notes as of the close of business on the last day of such Monthly Period.

   "TRANSFEROR PERCENTAGE" means, for any Monthly Period, 100% minus the sum of the aggregate Floating Allocation Percentage or Principal Allocation Percentage, as applicable, of all series of notes outstanding.

                        AMERICAN EXPRESS ISSUANCE TRUST
                                     ISSUER




            AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC
                                   TRANSFEROR



             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
                                    SERVICER



                            CHARGE SERIES 2005-[__]

             $[__________] CLASS A FLOATING RATE ASSET BACKED NOTES

             $[__________] CLASS B FLOATING RATE ASSET BACKED NOTES

             $[__________] CLASS C FLOATING RATE ASSET BACKED NOTES


                               [GRAPHIC OMITTED]








                            ------------------------

                             PROSPECTUS SUPPLEMENT
                            ------------------------

                                  UNDERWRITERS

                                    [A CO.]

                                    [B CO.]

                                    [C CO.]





You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.

                                    PART II


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


        Registration Fee ...................................................   $  588,500**

        Printing and Engraving .............................................   $  575,000*

        Trustee's Fees .....................................................   $   85,000*

        Legal Fees and Expenses ............................................   $  400,000*

        Blue Sky Fees and Expenses .........................................   $   75,000*

        Accountants' Fees and Expenses .....................................   $  500,000*

        Rating Agency Fees .................................................   $2,000,000*

        Miscellaneous Fees .................................................   $   75,000*

                                                                               -----------
           Total ...........................................................   $4,298,500*

                                                                               ===========



-------------------------
*   Estimate


**  Actual

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   American Express Receivables Financing Corporation V LLC

   The Delaware Limited Liability Company Act gives Delaware limited liability companies broad powers to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

   To the fullest extent permitted by the Delaware Limited Liability Company Act and in accordance with its Limited Liability Company Agreement, American Express Receivables Financing Corporation V LLC will indemnify any member, officer, director, employee or agent of American Express Receivables Financing Corporation V LLC who is, was or is threatened to be made a party to any proceeding (including a proceeding by or in the right of American Express Receivables Financing Corporation V LLC or by or on behalf of a member) by reason of the fact that he, she or it is or was a member, officer or director of American Express Receivables Financing Corporation V LLC, is or was acting on behalf of American Express Receivables Financing Corporation V LLC in good faith or is or was serving, at the request of American Express Receivables Financing Corporation V LLC, as a director, manager, officer, employee or agent of any other legal entity, or is a fiduciary of any employee benefit plan established at the direction of American Express Receivables Financing Corporation V LLC, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual's gross negligence or willful misconduct.

   Each underwriting agreement will generally provide that the underwriters will indemnify American Express Receivables Financing Corporation V LLC and its directors, officers, members and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933, as amended, relating to certain information provided or actions taken by the underwriters. American Express Receivables Financing Corporation V LLC has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 16. EXHIBITS.


  EXHIBIT
  NUMBER                                                           DESCRIPTION
  ------                                                           -----------

 1.1          Form of Underwriting Agreement.

 3.1          Amended and Restated Limited Liability Company Agreement of American Express Receivables Financing Corporation V LLC,
              dated as of May 19, 2005.

 4.1          Receivables Purchase Agreement, dated as of May 19, 2005, between American Express Centurion Bank and American
              Express Travel Related Services Company, Inc.

 4.2          Receivables Purchase Agreement, dated as of May 19, 2005, between American Express Bank, FSB and American Express
              Travel Related Services Company, Inc.,

 4.3          Receivables Purchase Agreement, dated as of May 19, 2005, between American Express Travel Related Services Company,
              Inc. and American Express Receivables Financing Corporation V LLC.

 4.4          American Express Issuance Trust Trust Agreement, dated as of May 18, 2005, between American Express Receivables
              Financing Corporation V LLC and Wilmington Trust Company.

 4.5          Transfer and Servicing Agreement, dated as of May 19, 2005, among American Express Receivables Financing Corporation
              V LLC, as transferor, American Express Travel Related Services Company, Inc., as servicer and administrator, the
              American Express Issuance Trust, as issuer, and The Bank of New York, as indenture trustee.

 4.6          Indenture, dated as of May 19, 2005, between the American Express Issuance Trust, as issuer, and The Bank of New
              York, as indenture trustee.

 4.7          Form of Indenture Supplement, including form of Note.

 5.1          Opinion of American Express Receivables Financing Corporation V LLC with respect to legality.

 8.1          Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.

23.1          Consent of American Express Receivables Financing Corporation V LLC (included in its opinion filed as Exhibit 5.1).

23.2          Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1).

24.1          Powers of Attorney of American Express Receivables Financing Corporation V LLC.*

25.1          Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of
              New York, as indenture trustee



---------------
*   previously filed

ITEM 17. UNDERTAKINGS.

   The undersigned registrants hereby undertake:


   (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement; provided further, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment thereby is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


   (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.


   (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with
Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement.

   (f) To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB (17 CFR 229.1105) pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 24, 2005.


                          AMERICAN EXPRESS RECEIVABLES FINANCING
                          CORPORATION V LLC,
                          as originator of the Trust and Co-Registrant and as Transferor on behalf of the Trust as Co-Registrant

                          By: /s/ David L. Yowan
                              ----------------------------------------
                              Name: David L. Yowan
                              Title: President


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on June 24, 2005 by the following persons in the capacities indicated.




                        SIGNATURE                            TITLE
                        ---------                            -----
                    /s/ David L. Yowan                       President and Director
 ---------------------------------------------------------   (Principal Executive Officer)
                      David L. Yowan


                   /s/ Maureen A. Ryan*                      Vice President and Treasurer
 ---------------------------------------------------------   (Principal Financial Officer and
                     Maureen A. Ryan                         Principal Accounting Officer)


                   /s/ Ruth K. Lavelle*                      Director
 ---------------------------------------------------------
                     Ruth K. Lavelle






*By: /s/ David L. Yowan
    ---------------------------------
    Name: David L. Yowan
    Title: President

* Note: Powers of Attorney appointing David L. Yowan and Carol V. Schwartz, or any of them acting singly, to execute the Registration Statement, any amendments thereto and any registration statement for additional Asset Backed Certificates that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, on behalf of the above-named individuals, were previously filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX



 EXHIBIT
 NUMBER                                                           DESCRIPTION
 ------                                                           -----------
 1.1        Form of Underwriting Agreement.

 3.1        Amended and Restated Limited Liability Company Agreement of American Express Receivables Financing Corporation V LLC,
            dated as of May 19, 2005.

 4.1        Receivables Purchase Agreement, dated as of May 19, 2005, between American Express Centurion Bank and American Express
            Travel Related Services Company, Inc.

 4.2        Receivables Purchase Agreement, dated as of May 19, 2005, between American Express Bank, FSB and American Express
            Travel Related Services Company, Inc.,

 4.3        Receivables Purchase Agreement, dated as of May 19, 2005, between American Express Travel Related Services Company,
            Inc. and American Express Receivables Financing Corporation V LLC.

 4.4        American Express Issuance Trust Trust Agreement, dated as of May 18, 2005, between American Express Receivables
            Financing Corporation V LLC and Wilmington Trust Company.

 4.5        Transfer and Servicing Agreement, dated as of May 19, 2005, among American Express Receivables Financing Corporation V
            LLC, as transferor, American Express Travel Related Services Company, Inc., as servicer and administrator, the
            American Express Issuance Trust, as issuer, and The Bank of New York, as indenture trustee.

 4.6        Indenture, dated as of May 19, 2005, between the American Express Issuance Trust, as issuer, and The Bank of New York, as indenture trustee.

 4.7        Form of Indenture Supplement, including form of Note.

 5.1        Opinion of American Express Receivables Financing Corporation V LLC with respect to legality.

 8.1        Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.

23.1        Consent of American Express Receivables Financing Corporation V LLC (included in its opinion filed as Exhibit 5.1).

23.2        Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1).

24.1        Powers of Attorney of American Express Receivables Financing Corporation V LLC.*

25.1        Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of
            New York, as indenture trustee

---------------
*   previously filed